    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1999

                                            Registration Statement No. 333-43777
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------


                                AMENDMENT NO. 4

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                            -----------------------

                          AMERICAN REALTY TRUST, INC.
      (Exact name of registrant as specified in its governing instrument)

              GEORGIA                 6513                     54-0697989
(State of Incorporation)  (Primary Standard Industrial      (I.R.S. Employer
                           Classification Code Number)     Identification No.)


                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                              DALLAS, TEXAS  75231
                                 (214) 692-4700
         (Address and telephone number of principal executive offices)
                            ROBERT A. WALDMAN, ESQ.
                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                              DALLAS, TEXAS  75231
                                 (214) 692-4700
           (Name, address and telephone number of agent for service)

                            -----------------------
                                    Copy to:

                           THOMAS R. POPPLEWELL, ESQ.
                             ANDREWS & KURTH L.L.P.
                          1717 MAIN STREET, SUITE 3700
                             DALLAS, TEXAS  75201

                            -----------------------

       If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================

                TITLE OF EACH CLASS                                       PROPOSED MAXIMUM
                OF SECURITIES TO BE                    AMOUNT TO BE      AGGREGATE OFFERING       AMOUNT OF
                     REGISTERED                         REGISTERED            PRICE(1)         REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------------
Preferred Stock, $2.00 par value  . . . . . . . . .    99,212 Shares         $463,358             $128.81 (3)
- -------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value . . . . . . . . . . .         (2)
- -------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, and estimated solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the market value of the EQK Shares to be acquired by ART in connection with the Merger and is based upon $0.6875, the average of the closing bid and asked prices of the EQK Shares as reported on the over-the-counter market as of January 28, 1999.


(2) The number of shares of Common Stock of the Registrant to be registered is such currently indeterminate number of shares of Common Stock as may be required for issuance upon conversion of the Preferred Stock being registered hereunder. Such shares of Common Stock will, if issued, be issued for no additional consideration and therefore, pursuant to Rule 457(g), no separate registration fee is required.

(3)    ART has previously paid a registration fee of $1,550.36 in connection with this filing.
- --------------------------------------------------------------------------------

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             EQK REALTY INVESTORS I

                                ----------------

                    5775 Peachtree Dunwoody Road, Suite 200D
                            Atlanta, Georgia  30342

                             ---------------------

                              ______________, 1999

Dear Shareholder:

       You are cordially invited to attend the 1999 annual meeting (the "Meeting") of the shareholders of EQK Realty Investors I ("EQK") to be held at the offices of EQK, 5775 Peachtree Dunwoody Road, Suite 200D in Atlanta, Georgia on __________, 1999 at 9:00 a.m. Eastern Standard Time. At the Meeting, you will be asked to consider and vote upon (1) an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 1998 (the "Merger Agreement"), pursuant to which ART Newco, LLC ("ART Newco"), an affiliate of American Realty Trust, Inc., a Georgia corporation ("ART"), is to merge with and into EQK (the "Merger"), with EQK being the surviving entity (the "Merger Proposal"), (2) an amendment and restatement of EQK's Amended and Restated Declaration of Trust (the "Declaration Amendment Proposal"), (3) the termination of EQK's advisory agreement with Lend Lease Portfolio Management, Inc. ("LLPM") and the execution by EQK of a new advisory agreement with Basic Capital Management, Inc., an affiliate of ART, as the advisor (the "New Advisory Agreement Proposal"), and
(4) the election of the Board of Trustees of EQK (the "Board Election Proposal" and, together with the Merger Proposal, the Declaration Amendment Proposal and the New Advisory Agreement Proposal, the "Proposals")) . If the Merger Proposal is approved by the requisite number of EQK shareholders, you will retain each EQK Share you own and you will be entitled to receive $0.14 per each EQK Share owned, consisting of 0.014 of a share of Series F Cumulative Convertible Preferred Stock of ART having a liquidation value of $10.00 per share (individually, an "ART Preferred Share" and collectively, the "ART Preferred Shares") (the "EQK Merger Consideration"). ART will be entitled to receive 673,976 newly-issued EQK Shares. Immediately after the Merger, ART would own not more than 49% of EQK's outstanding shares and would have significant influence over EQK. ART currently intends (but is not obligated) to acquire the rest of the EQK Shares at some time after the third anniversary of the consummation of the Merger for not less than $0.486 per EQK Share in the form of an additional
0.0486 of an ART Preferred Share.

       Each of LLPM, Summit Ventures, L.P. ("Summit") and Sutter Opportunity Fund, LLC ("Sutter") has agreed to vote their EQK Share in favor of the Proposals, other than the Board Election Proposal. LLPM, Summit, Sutter and Maurice A. Halperin currently own 17.50%, 9.52%, 9.55% and 8.87%, respectively, of the issued and outstanding EQK Shares. ART does not currently and will not own any EQK Shares at the time of the EQK Annual Meeting.

       EQK intends to sell Harrisburg East Mall, EQK's sole remaining real estate asset, and to distribute EQK's net liquid assets after such sale. The completion of the sale and the distribution of net assets are preconditions to the closing of the merger.

       Further information concerning the Meeting and the terms of the Proposals are set forth in the enclosed Notice of Annual Meeting and Prospectus/Proxy Statement. EQK's management will be in attendance at the annual meeting to answer questions and to explain the proposed merger in detail.

       Your vote on the Merger is of great importance. The affirmative vote of the holders of three-quarters of the outstanding shares of beneficial interest of EQK entitled to vote, among other conditions, is required for the approval of the Proposals, other than the Board Election Proposal. Even if you plan to attend the Meeting, we ask that you execute and promptly return your completed proxy in the enclosed postage-paid envelope so that your vote can be recorded at the meeting. If you attend the Meeting, you may withdraw your proxy and vote your shares personally.

     The EQK Board of Trustees has considered and approved the Proposals, including the Merger Proposal, and unanimously recommends that shareholders vote FOR approval of the Proposals.

                                          Very truly yours,


                                          -------------------------------------
                                          President and Chief Executive Officer

                             EQK REALTY INVESTORS I
                    5775 Peachtree Dunwoody Road, Suite 200D
                            Atlanta, Georgia  30342

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD __________, 1999

                             ---------------------

       The 1999 annual meeting of the shareholders of EQK Realty Investors I (the "Meeting") is to be held at the offices of EQK Realty Investors I ("EQK") at 5775 Peachtree Dunwoody Road, Suite 200D, Atlanta, Georgia on __________, 1999 at 9:00 a.m. Eastern Standard Time, for the following purposes:

       (1) To consider and vote upon an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 1998 (the "Merger Agreement"), which provides for, among other things, the merger of ART Newco, LLC, an affiliate of American Realty Trust, Inc., a Georgia corporation ("ART"), with and into EQK Realty Investors I (the "Merger"), with EQK Realty Investors I being the surviving entity;

       (2) To consider and vote on an amendment and restatement of EQK's Amended and Restated Declaration of Trust, which includes provisions that would

                     o      extend the duration of EQK,

                     o remove the current limitation on the number of authorized shares of EQK,

                     o reduce the number of EQK shareholders and trustees required to vote on certain matters,

                     o remove prohibitions and restrictions which currently prohibit EQK from engaging in certain activities and investments,

                     o remove prohibitions on the issuance of additional shares of beneficial interest in EQK and other securities,

                     o      remove borrowing restrictions on EQK,

                     o      revise certain trust governance provisions,

                     o implement an ownership limit on the number of shares of EQK which may be owned by any single shareholder, and



                     o      change EQK's name;



       (3) To consider and vote on the termination of EQK's advisory agreement with Lend Lease Portfolio Management, Inc. and the execution by EQK of a new advisory agreement between EQK and Basic Capital Management, Inc., an affiliate of and advisor to ART;

       (4)    To consider and vote on the election of EQK's Board of Trustees;
              and

       (5) To transact such other business as may properly come before the annual meeting or any adjournment thereof.

       In addition, none of the aforementioned matters to be considered and voted upon will take effect unless EQK first completes the sale of its last remaining real estate asset, the Harrisburg East Mall, and makes a distribution of EQK's net liquid assets after such sale.


       Only EQK shareholders of record at the close of business on ____________, 1999 are entitled to notice of and to vote at the Meeting. In the event that there are insufficient shares represented to approve the Merger at the Meeting, the Meeting may be adjourned to permit further solicitation. The Meeting was delayed as a result of the negotiation of the Merger Agreement and related matters.


       No statutory dissenter's appraisal rights will be available to EQK shareholders in connection with the Merger and it is the position of EQK that no common law dissenter's rights will be available in connection with the Merger; however, any EQK shareholder who wishes to assert common law dissenter's appraisal rights may file with EQK's Secretary a written notice stating such shareholder's intent to dissent to the Merger at the Meeting and to assert such rights. In the event that holders of more than 3% of the outstanding EQK Shares assert such dissenter's appraisal rights, the Merger Agreement may be terminated. For a detailed discussion of the procedures for asserting such rights, see "The Proposed Merger and Related Matters -- Availability of Appraisal Rights" in the enclosed Prospectus/Proxy Statement.

       Even if you plan to attend the Meeting, we ask that you execute and promptly return your completed proxy in the enclosed postage-paid envelope so that your vote can be recorded at the Meeting. If you attend the Meeting, you may withdraw your proxy and vote your shares personally.

                                           By Order of the Board of Trustees,



                                           -----------------------------------
                                           Secretary

Atlanta, Georgia
[DATE]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS/PROXY STATEMENT


                 SUBJECT TO COMPLETION, DATED JANUARY 29, 1999

                          AMERICAN REALTY TRUST, INC.
                SERIES F CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                  COMMON STOCK


       This Prospectus/Proxy Statement relates to 99,212 shares of Series F Cumulative Convertible Preferred Stock with a par value of $2.00 per share and a stated liquidation value ("Liquidation Value") of $10.00 per share (individually, an "ART Preferred Share" and collectively, the "ART Preferred Shares"), of American Realty Trust, Inc., a Georgia corporation ("ART"), that may be issued pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 1998 (the "Merger Agreement"), among ART, ART Newco, LLC, a Massachusetts limited liability company ("ART Newco") of which ART and ART Newco Holdings LLC, a Texas limited liability company that is a wholly owned subsidiary of ART, are the sole members, and EQK Realty Investors I, a Massachusetts business trust ("EQK"). The Merger Agreement provides for the merger of ART Newco with and into EQK (the "Merger"), with EQK being the surviving entity (the "Trust"). As consideration for the Merger, each holder of record of outstanding shares of beneficial interest no par value of EQK (individually, an "EQK Share" and collectively, the "EQK Shares") as of ________, 1999 (the "EQK Record Date"), other than ART and its affiliates, Lend Lease Portfolio Management, Inc. ("LLPM"), Summit Venture, L.P. ("Summit"), Sutter Opportunity Fund, LLC ("Sutter") and Mr. Maurice A. Halperin ("Halperin") (collectively, the "Public EQK Shareholders"), will be entitled to retain the EQK Shares such holder holds and to receive for each EQK Share owned by such holder 0.014 of an ART Preferred Share with a Liquidation Value for such portion of a share of $0.14 (the "EQK Merger Consideration"). In addition, ART currently intends (but is not obligated) to acquire the remaining EQK Shares from the Public EQK Shareholders at some time after the third anniversary of the consummation of the Merger for not less than 0.0486 of an ART Preferred Share with a Liquidation Value for such portion of a share of $0.486 for each EQK Share owned by the Public EQK Shareholders. As consideration for the Merger, ART will be entitled to receive 673,976 newly-issued EQK Shares (the "ART Merger Consideration" and, together with the EQK Merger Consideration, the "Merger Consideration"). Immediately prior to the Merger, ART expects to purchase an aggregate of 4,376,056 EQK Shares from LLPM, Summit, Sutter and Halperin pursuant to the terms of separate stock purchase agreements (collectively, the "Block Purchase") for consideration of 0.030 ART Preferred Shares per each EQK Share owned by LLPM, Summit, Sutter or Halperin, as applicable (the "Block Purchase Consideration"). Upon consummation of the Block Purchase and the Merger, ART would own not more than 49% of the issued and outstanding EQK Shares. If the Merger is consummated as described herein, the Public EQK Shareholders will have effectively sold approximately 3.6% of their EQK Shares to ART for a price per EQK Share equal to 0.214 of an ART Preferred Share with a Liquidation Value of $2.14. The Merger will not take effect unless EQK first completes the sale of its last remaining real estate asset, the Harrisburg East Mall (the "Center"), and makes a distribution of EQK's net liquid assets after such sale. As of the date hereof, Halperin has not agreed to sell his EQK Shares to ART. After the Registration Statement to which this Prospectus/Proxy Statement is a part has been declared effective by the Commission and before this Prospectus/Proxy Statement is mailed to the EQK Shareholders, ART intends to file an amendment to the Registration Statement to indicate whether or not Halperin has agreed to sell his EQK Shares to ART.


       This Prospectus/Proxy Statement relates to the ART Preferred Shares to be paid as consideration to the Public EQK Shareholders and Halperin in connection with the Merger and the Block Purchase, respectively. The ART Preferred Shares to be paid as consideration to LLPM, Summit and Sutter pursuant to the Block Purchase are not being offered hereby.

       This Prospectus/Proxy Statement is being furnished to all holders of EQK Shares (the "EQK Shareholders") as of the EQK Record Date in connection with the solicitation of proxies by the Board of Trustees of EQK (the "EQK Board") from EQK Shareholders, for use at the 1999 annual meeting of EQK Shareholders (the "EQK Annual Meeting") scheduled to be held on ________ __, 1999 at EQK's corporate offices at 5775 Peachtree Dunwoody Road, Suite 200D, Atlanta, Georgia at 9:00 a.m., Eastern Standard Time, and at any adjournment or postponement thereof. The EQK Annual Meeting was delayed as a result of the negotiation of the Merger Agreement and related matters. This Prospectus/Proxy Statement, together with the applicable Notices of Annual Meeting of Shareholders and Letters to Shareholders and the accompanying Proxy Cards, are first being mailed to the EQK Shareholders on or about _______, 1999.

       No statutory dissenter's appraisal rights will be available to EQK shareholders in connection with the Merger and it is the position of EQK that no common law dissenter's rights will be available in connection with the Merger; however, any EQK shareholder who wishes to assert common law dissenter's appraisal rights may file with EQK's Secretary a written notice stating such shareholder's intent to dissent to the Merger at the EQK Annual Meeting and to assert such rights. In the event that holders of more than 3% of the outstanding EQK Shares assert such dissenter's appraisal rights, the Merger Agreement may be terminated.

       This Prospectus/Proxy Statement also relates to the shares of ART Common Stock ("ART Common Shares") issuable upon conversion of the ART Preferred Shares that are part of the EQK Merger Consideration, as described herein.

       ART has filed a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering up to 99,212 ART Preferred Shares issuable in connection with the Merger and the ART Common Shares issuable on conversion thereof. This Prospectus/Proxy Statement constitutes the Prospectus of ART filed as part of the Registration Statement with respect to such ART Preferred Shares and ART Common Shares. This Prospectus/Proxy Statement is first being mailed to EQK Shareholders on or about ____________, 1999.

       SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR MATERIAL RISKS THAT SHOULD BE CONSIDERED BY THE EQK SHAREHOLDERS, INCLUDING:

       o The potential conflicts of interest between EQK and its affiliate LLPM and between ART and its affiliate and advisor, Basic Capital Management, Inc. ("BCM").

       o      The listing and possible subsequent de-listing of ART Preferred
              Shares

       o The reliance on the ART Board of Directors (the "ART Board") to declare dividends on the ART Preferred Shares.

       o      The anti-takeover effect caused by ART's acquisition of EQK
              Shares.

       o The ability of the EQK Board of Trustees to make investment policy changes without EQK Shareholder approval.

       o The possible dilution of current EQK Shareholders' percentage of equity in EQK through the issuance of additional EQK Shares.

       o      The possible loss of EQK's net operating losses.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


       The date of this Prospectus/Proxy Statement is January 29, 1999.

       THE EQK BOARD HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF EQK AND THE EQK SHAREHOLDERS, AND RECOMMENDS THAT EQK SHAREHOLDERS APPROVE THE MERGER.

                                ----------------


       The EQK Shares were listed and traded on the New York Stock Exchange ("NYSE") prior to May 4, 1998. On April 23, 1998, the NYSE announced that trading of the EQK Shares would be suspended prior to the opening of the NYSE on May 4, 1998, as EQK had fallen below the NYSE's continued listing criteria for net tangible assets available to common stock (less than $12 million) and 3-year average net income (less than $600,000). On August 25, 1998, the last trading day prior to the public announcement of the Merger Agreement, the average of the closing bid and asked prices of the EQK Shares as reported on the over-the-counter market was $1.00 per EQK Share, and on January 28, 1999, the most recent date for which prices were available prior to the date of filing this Prospectus/Proxy, the average of the bid and asked price of the EQK Shares as reported in the over-the-counter market was $0.6875 per EQK Share.

       SEE "COMPARISON OF EQK SHARES TO ART PREFERRED SHARES" ON PAGE 109 FOR A DESCRIPTION OF THE PRINCIPAL TERMS OF AND CERTAIN SIGNIFICANT CONSIDERATIONS RELATING TO THE MERGER, THE ART PREFERRED SHARES AND THE EQK SHARES.


       CERTAIN STATEMENTS, EXCLUDING THOSE MADE BY EQK, UNDER CAPTIONS "SUMMARY OF TERMS," "RISK FACTORS," "THE BUSINESS OF ART" AND "ART MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ART," CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "REFORM ACT"). SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF ART TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE FOLLOWING: GENERAL ECONOMIC AND BUSINESS CONDITIONS, WHICH WILL, AMONG OTHER THINGS, AFFECT THE SUPPLY AND DEMAND FOR COMMERCIAL REAL ESTATE, AVAILABILITY AND CREDITWORTHINESS OF PROSPECTIVE TENANTS, LEASE RATES AND THE AVAILABILITY OF FINANCING; ADVERSE CHANGES IN THE REAL ESTATE MARKETS INCLUDING, AMONG OTHER THINGS, COMPETITION WITH OTHER COMPANIES, RISKS ASSOCIATED WITH REAL ESTATE ACQUISITIONS; GOVERNMENTAL ACTIONS AND INITIATIVES; ENVIRONMENTAL/SAFETY REQUIREMENTS; AND OTHER CHANGES AND FACTORS REFERENCED IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE.


                             AVAILABLE INFORMATION

       ART and EQK are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, file reports and other information with the Commission. Reports and proxy and information statements filed by ART and EQK with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including ART and EQK, that file electronically with the Commission. The address of such Web site is "http://www.sec.gov". In addition, reports, proxy statements and other information concerning ART (symbol: "ARB") can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005-2601, on which the ART Common Shares are currently listed and on which ART intends to seek listing of the ART Preferred Shares.

       ART has filed with the Commission the Registration Statement under the Securities Act, with respect to the ART Preferred Shares and the ART Common Shares. This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to ART, the ART Preferred Shares, the ART Common Shares and EQK, reference is made to the Registration Statement and to the exhibits thereto and the documents incorporated by reference herein. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected without charge at the office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission upon payment of the prescribed fees.

       The information set forth or incorporated by reference herein concerning ART has been furnished by ART and the information set forth herein concerning EQK has been provided by EQK or derived from public filings previously made by EQK. ART does not have independent knowledge of the matters set forth or incorporated by reference herein concerning EQK. EQK does not have independent knowledge of the matters set forth or incorporated by reference herein concerning ART.

       No person has been authorized to give any information or make any representation other than those set forth or incorporated by reference herein and, if given or made, such information must not be relied upon as having been authorized by ART or EQK or any of their respective affiliates. This Prospectus/Proxy Statement does not constitute an offer to, or a solicitation of, any person in any jurisdiction in which such offer or solicitation is unlawful.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       This Prospectus/Proxy Statement incorporates by reference documents not presented herein or delivered herewith. Each of ART and EQK will provide without charge to each person, including any EQK Shareholder, to whom a copy of this Prospectus/Proxy Statement is delivered, upon the written or oral request of any such person, a copy of any document described below (other than exhibits). Requests for such copies should be directed to (i) in the case of ART, American Realty Trust, Inc., 10670 North Central Expressway, Suite 300, Dallas, Texas 75231, Attention: Investor Relations, telephone number: (214) 692-4700, and (ii) in the case of EQK, EQK Realty Investors I, Inc., 5775 Peachtree Dunwoody Road, Suite 200D, Atlanta, Georgia 30342, Attention: Investor Relations, telephone number (404) 303-6100. In order to ensure timely delivery of such documents, any request for documents should be submitted not later than five business days before the date of the EQK Annual Meeting.

       The following documents, heretofore filed by ART with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:


       1. ART's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Commission on March 30, 1998, as amended by ART's Annual Report on Form 10-K/A, as filed with the Commission on November 24, 1998, as further amended by ART's Annual Report on Form 10-K/A Amendment No. 1, as filed with the Commission on January 26, 1999.

       2. ART's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, as filed with the Commission on May 14, 1998, as amended by ART's Quarterly Report on Form 10-Q/A, as filed with the Commission on November 24, 1998, as further amended by ART's Quarterly Report on Form 10-Q/A Amendment No. 1, as filed with the Commission on January 26, 1999.

       3. ART's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, as filed with the Commission on August 14, 1998, as amended by ART's Quarterly Report on Form 10-Q/A, as filed with the Commission on November 24, 1998, as further amended by ART's Quarterly Report on Form 10-Q/A Amendment No. 1, as filed with the Commission on January 26, 1999.

       4. ART's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, as filed with the Commission on November 16, 1998, as amended by ART's Quarterly Report on Form 10-Q/A, as filed with the Commission on January 26, 1999.


       5. ART's Current Report on Form 8-K dated May 1, 1998, as filed with the Commission on June 25, 1998, as amended by ART's Current Report on Form 8- KA, as filed with the Commission on July 16, 1998.

       6. The Annual Report on Form 10-K for Continental Mortgage and Equity Trust ("CMET") for the year ended December 31, 1997, as filed with the Commission on March 20, 1998.

       7. CMET's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, as filed with the Commission on May 14, 1998.

       8. CMET's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, as filed with the Commission on August 11, 1998.

       9. CMET's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, as filed with the Commission on November 12, 1998.

       10. CMET's Current Report on Form 8-K dated April 3, 1998, as filed with the Commission on June 25, 1998.

       11. CMET's Current Report on Form 8-K dated September 1, 1998, as filed with the Commission on September 28, 1998.

       12. The Annual Report on Form 10-K for Income Opportunity Realty Investors, Inc. ("IORI") for the year ended December 31, 1997, as filed with the Commission on March 20, 1998.

       13. IORI's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, as filed with the Commission on May 4, 1998.

       14. IORI's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, as filed with the Commission on August 5, 1998.

       15. IORI's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, as filed with the Commission on November 9, 1998.

       16. IORI's Current Report on Form 8-K dated November 19, 1997, as filed with the Commission on December 3, 1997, as amended by IORI's Current Report on Form 8-K/A, as filed with the Commission on January 14, 1998, and as further amended by IORI's Current Report on Form 8-K/A, as filed with the Commission on August 5, 1998.

       17. IORI's Current Report on Form 8-K dated December 30, 1997, as filed with the Commission on January 9, 1998.


       18. The Annual Report on Form 10-K for Transcontinental Realty Investors, Inc. ("TCI") for the year ended December 31, 1997, as filed with the Commission on March 20, 1998, as amended by TCI's Annual Report on Form 10-K/A, as filed with the Commission on January 27, 1999.

       19. TCI's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, as filed with the Commission on May 4, 1998, as amended by TCI's Quarterly Report on Form 10-Q/A, as filed with the Commission on January 27, 1999.

       20. TCI's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, as filed with the Commission on August 5, 1998, as amended by TCI's Quarterly Report on Form 10-Q/A, as filed with the Commission on January 27, 1999.

       21. TCI's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, as filed with the Commission on November 12, 1998, as amended by TCI's Quarterly Report on Form 10-Q/A, as filed with the Commission on January 27, 1999.

       22. TCI's Current Report on Form 8-K dated December 22, 1997, as filed with the Commission on January 9, 1998, as amended by TCI's Current Report on Form 8-K/A, as filed with the Commission on June 29, 1998.

       23. TCI's Current Report on Form 8-K dated May 29, 1998, as filed with the Commission on July 2, 1998, as amended by TCI's Current Report on Form 8-K/A, as filed with the Commission on September 23, 1998.

       24. TCI's Current Report on Form 8-K dated June 26, 1998, as filed with the Commission on July 21, 1998, as amended by TCI's Current Report on Form 8-K/A, as filed with the Commission on October 16, 1998.

       25. TCI's Current Report on Form 8-K dated September 21, 1998, as filed with the Commission on September 28, 1998.

       26. TCI's Current Report on Form 8-K dated October 20, 1998, as filed with the Commission on December 4, 1998, as amended by TCI's Current Report on Form 8-K/A, as filed with the Commission on January 27, 1999.

       27. The Annual Report on Form 10-K for National Realty, L.P. ("NRLP") for the year ended December 31, 1997, as filed with the Commission on March 26, 1998, as amended by NRLP's Annual Report on Form 10-K/A, as filed with the Commission on November 24, 1998, as further amended by NRLP's Annual Report on Form 10-K/A Amendment No. 1, as filed with the Commission on January 25, 1999.

       28. NRLP's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, as filed with the Commission May 14, 1998, as amended by NRLP's Quarterly Report on Form 10-Q/A, as filed with the Commission on January 25, 1999.

       29. NRLP's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, as filed with the Commission on August 14, 1998, as amended by NRLP's Quarterly Report on Form 10-Q/A, as filed with the Commission on January 25, 1999.

       30. NRLP's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, as filed with the Commission on November 16, 1998, as amended by NRLP's Quarterly Report on Form 10-Q/A, as filed with the Commission on January 25, 1999.

       31. The description of the Common Stock contained in ART's Registration Statement under Section 12 of the Exchange Act and all amendments and reports filed for the purpose of updating that description.


              In addition, the following documents, heretofore filed by EQK with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

       1. EQK's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Commission on March 31, 1998.

       2. EQK's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, as filed with the Commission on May 15, 1998.

       3. EQK's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, as filed with the Commission on August 14, 1998.

       4. EQK's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, as filed with the Commission on November 16, 1998.

       Any statement contained herein or in a document that is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed amendment hereto modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

                             TABLE OF CONTENTS PAGE



AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii

SUMMARY OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
       General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
       Future Proposals of Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
       ART's Purpose for the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
       Summary of Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       ART  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       Business of ART  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       ART Newco  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
       EQK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
       Business of EQK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
       Merger Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       Declaration Amendment Proposal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
       New Advisory Agreement Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       Board Election Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       New York Stock Exchange Listing of ART Preferred Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       Regulatory Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       The EQK Annual Meeting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       Federal Income Tax Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
       Description of ART Preferred Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
       Description of EQK Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
       The Dealer Manager   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       Market and Trading Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       Comparative Per Share Data   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       Possible Detrimental Effects of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              Dilution of Current EQK Shareholders and Likely Decline in Trading Price per EQK Share.     . . . . . .  17
              Anti-Takeover Effect.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              Leverage of EQK after the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              Benefits to LLPM.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              Conflicts of Interest Between LLPM and EQK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              Conflicts of Interest Between EQK and BCM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              Pro Forma Net Losses and Accumulated Deficit for the Future Combined Entity   . . . . . . . . . . . . .  18
       ART Preferred Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
              Application for the Listing and Trading of ART Preferred Shares and Possible Subsequent Delisting   . .  18
              Reliance on the ART Board to Declare Dividends on the ART Preferred Shares  . . . . . . . . . . . . . .  18
              Risks Associated with Conversion Feature  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
              Possibility that an Active Trading Market Will Not Exist for the ART Common Shares When the
                     ART Preferred Shares are Converted.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
       Potential Adverse Consequences of the Declaration Amendment Proposal   . . . . . . . . . . . . . . . . . . . .  19
              Effect of Limits on Ownership and Issuance of Additional EQK Shares or other Securities   . . . . . . .  19
              Extension of Finite Life of EQK   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
              Changes in EQK's Policies without Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . .  19

              Removal of Prohibitions and Restrictions from Certain Activities and Investments.   . . . . . . . . . .  20
              Possible Issuance of Additional EQK Shares or Other Securities  . . . . . . . . . . . . . . . . . . . .  20
       Potential Adverse Consequences Associated with Affiliate of Controlling Shareholder of New Advisor   . . . . .  20
       Correlation between the Value of the ART Preferred Shares and the Success of ART's Business  . . . . . . . . .  20
              Recent Operating History  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
              Changes in ART's Policies Without Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . .  21
              Investments in Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
              Nature of Investments Made by ART May Involve High Risk; Illiquidity of Real Estate Investments   . . .  21
              Difficulty of Locating Suitable Investments; Competition  . . . . . . . . . . . . . . . . . . . . . . .  21
              General Investment Risks Associated With Acquisition Activities   . . . . . . . . . . . . . . . . . . .  21
              Dependence on Rental Income from Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              Properties that Serve as Collateral for ART's Mortgage Notes Receivable   . . . . . . . . . . . . . . .  22
              Operating Risks of ART's Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              Possible Inability to Meet Payments on Debt Financing   . . . . . . . . . . . . . . . . . . . . . . . .  23
              Possible Inability to Refinance Existing Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . .  23
              Existing Debt Maturities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              Rising Interest Rates on Variable Rate Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              Lack of Control and Other Risks of Equity Investments in and with Third Parties   . . . . . . . . . . .  24
              Investments in Non-Recourse Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              Limitations on Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              Possibility of Uninsured Loss on Uninsurable or Economically Uninsurable Properties   . . . . . . . . .  25
              Costs of Compliance with the Americans with Disabilities Act and Similar Laws   . . . . . . . . . . . .  25
              Potential Environmental Liability Affecting ART   . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              Noncompliance with Other Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              Changes in Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              Dependence on Key Personnel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       Correlation between the Value of the EQK Shares and the Success of EQK's Business  . . . . . . . . . . . . . .  26
              Possible Loss of NOLs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

RATIO OF EARNINGS TO FIXED CHARGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

THE EQK ANNUAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       Introduction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       Date, Time and Place of Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       Matters to Be Considered at the EQK Annual Meeting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       Record Date and Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       Proxy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

THE PROPOSED MERGER AND RELATED MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       Background of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
       Effects of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
       Effective Time of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       Cash in Lieu of Fractional Shares of ART Preferred Shares  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       Availability of Appraisal Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       Conditions to the Merger; Termination; Waiver and Amendment  . . . . . . . . . . . . . . . . . . . . . . . . .  34

       Solicitation Permitted; Board Action; Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       Conduct of EQK's Businesses Pending Completion of the Merger   . . . . . . . . . . . . . . . . . . . . . . . .  35
       Sale of The Center and Acquisition of Oak Tree Village   . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       ART's Purposes for the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       The EQK Board Recommendation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Effect of Merger on Market for EQK Shares; Registration Under the Exchange Act   . . . . . . . . . . . . . . .  44
       Fees and Expenses in Connection with the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       Accounting Treatment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       Stock Exchange Listing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       EQK Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45


THE DECLARATION AMENDMENT PROPOSAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

THE NEW ADVISORY AGREEMENT PROPOSAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

THE BOARD ELECTION PROPOSAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

DESCRIPTION OF ART  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

EXECUTIVE COMPENSATION OF ART . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

THE BUSINESS OF ART . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
       General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
       Geographic Regions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
       Real Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
       Mortgage Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
       Investments in Real Estate Investment Trusts and Real Estate Partnerships  . . . . . . . . . . . . . . . . . .  71

SELECTED FINANCIAL DATA OF ART  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

ART MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ART  . . . . . . . . . .  81
       Introduction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
       Liquidity and Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
       Commitments and Contingencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
       Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
       Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
       Inflation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
       Year 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

DESCRIPTION OF THE CAPITAL STOCK OF ART . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
       General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
       ART Preferred Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
       ART Common Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
       Special Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93

DESCRIPTION OF EQK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

THE BUSINESS OF EQK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
       General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

       Summary of the Existing Declaration of Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
       Property Management Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

SELECTED FINANCIAL DATA OF EQK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF EQK  . . . . . . . . . . . . 103
       Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
       Liquidity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
       Year 2000 Readiness Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
       Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107


DESCRIPTION OF THE EQK SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109

COMPARISON OF EQK SHARES TO ART PREFERRED SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109

DESCRIPTION OF THE HARRISBURG EAST MALL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF ART AND EQK  . . . . . . . . . . . . . . . . . . . . . 120

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133

     INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1


     APPENDICES:

       APPENDIX A - Glossary of Select Terms
       APPENDIX B - Amended and Restated Merger Agreement
       APPENDIX C - New Advisory Agreement
       APPENDIX D - Second Amended and Restated Declaration of Trust of EQK

                                SUMMARY OF TERMS

       The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the documents incorporated herein by reference. Certain capitalized terms used herein may be defined elsewhere in this Prospectus/Proxy Statement. See "Glossary of Selected Terms" included as Appendix A to this Prospectus/Proxy Statement.

GENERAL

       This Prospectus/Proxy Statement relates to the EQK Annual Meeting at which the EQK Shareholders will consider and vote upon the following proposals:

       (1) The Merger Agreement and the Merger (the "Merger Proposal");

       (2) An amendment and restatement of EQK's Amended and Restated Declaration of Trust dated February 27, 1985, as amended on March 5, 1986 (the "Declaration of Trust"), as described herein (the "Declaration Amendment Proposal");

       (3) The termination of LLPM's rights and obligations under the advisory agreement between LLPM and EQK (the "Advisory Agreement") and the execution by EQK of a new advisory agreement (the "New Advisory Agreement") between EQK and Basic Capital Management, Inc., a Nevada corporation and an affiliate of and advisor to ART ("BCM"), as the new advisor to EQK (the "New Advisory Agreement Proposal");

       (4) The election of the EQK Board (the "Board Election Proposal"); and

       (5) Such other business as may properly come before the EQK Annual Meeting or any adjournment thereof.

       The Board Election Proposal will require the affirmative vote of EQK Shareholders representing a majority of the total votes authorized to be cast by EQK Shares then outstanding which are present at the EQK Annual Meeting in person or by proxy and entitled to vote thereon. The Merger Proposal, the Declaration Amendment Proposal and the New Advisory Agreement Proposal (collectively, the "Merger-Related Proposals") will each require the affirmative vote of EQK Shareholders representing three-quarters of the total votes authorized to be cast by EQK Shares then outstanding (the "Requisite Shareholder Approval"). None of the Merger-Related Proposals will take effect unless all such proposals receive the Requisite Shareholder Approval. In addition, none of the Merger-Related Proposals will take effect unless EQK first completes the sale of its last remaining real estate asset, the Center, and makes a distribution of EQK's net liquid assets after such sale. The Board Election Proposal and the Merger-Related Proposals are referred to herein collectively as the "Proposals."

FUTURE PROPOSALS OF STOCKHOLDERS


       Any proposal intended to be presented by an EQK Stockholder at the 2000 Annual Meeting of EQK Shareholders must be received at EQK's principal office not later than ____ ___, ____, in order to be considered for that meeting.


ART'S PURPOSE FOR THE MERGER

       ART intends to acquire an aggregate of 5,050,032 EQK Shares pursuant to the Block Purchase and the Merger for the purpose of investment and in order to achieve the listing of the ART Preferred Shares on the NYSE. The ART Board believes that the issuance and the proposed listing of the ART Preferred Shares on the NYSE in connection with the Merger would provide ART with greater access to the public capital markets for future acquisition transactions. The ART Board also considered the amount of EQK's net operating loss carryovers (the "NOLs") which approximate $94,000,000 as of September 30, 1998 and the resulting benefits to ART of acquiring an indirect interest in such NOLs through EQK pursuant to the Merger. Assuming market conditions, industry conditions and EQK's business and financial condition do not suffer adversely in the interim, it is currently ART's intention (but not obligation) to seek to acquire substantially all of the remaining outstanding EQK Shares at some time after the third anniversary of the consummation of the Merger for consideration of 0.0486 of an ART Preferred Share (with a Liquidation Value for such portion of an ART Share of $0.486) per currently outstanding EQK Share. Notwithstanding the foregoing, ART is not obligated to make any further acquisition of EQK Shares and no assurance can be given that ART will make any such acquisitions in the future. In addition, any such acquisitions may be for a consideration per EQK Share which is greater or less than the consideration offered in the Merger.

SUMMARY OF RISK FACTORS

       In considering whether or not to vote in favor of the Merger-Related Proposals, EQK Shareholders should carefully consider all of the information set forth in this Prospectus/Proxy Statement and, in particular, should evaluate the factors set forth under the caption "Risk Factors" herein. Such factors include, among other things:

       o Dilution of Current EQK Shareholders and Likely Decline in Trading Price per EQK Share. If the Merger is consummated, the percentage ownership of the Public EQK Shareholders in EQK will be diluted as a result of the issuance of EQK Shares to ART as the ART Merger Consideration. Accordingly, after the Merger, the trading price of the EQK Shares is likely to decline as a result of such dilution.


       o Application for the Listing and Trading of ART Preferred Shares and Possible Subsequent Delisting. As of December 31, 1998, there were 3,350,000 ART Preferred Shares outstanding, 2,200,000 of which are not held by affiliates of ART (1,948,797 ART Preferred Shares have been reserved for issuance as future consideration in various business transactions of ART); however, there is currently no established public market for the ART Preferred Shares. While the listing of the ART Preferred Shares on the NYSE is a condition precedent to EQK's obligation to consummate the Merger, there can be no assurance that an active market for the ART Preferred Shares will develop or be sustained in the future on such exchange if the listing is approved. Listing of the ART Preferred Shares will also depend upon the satisfaction of the NYSE's listing requirements as described herein under "Risk Factors -- Risks Relating to the ART Preferred Shares -- Risks Relating to the Listing and Trading of the ART Preferred Shares."


       o Reliance on the ART Board to Declare Dividends on the ART Preferred Shares. Although dividends accrue cumulatively on the ART Preferred Shares from the date of issuance, such dividends will not be paid unless and until they are declared by the ART Board. Holders of ART Preferred Shares will not have the authority to direct or compel the ART Board to declare dividends with respect to the ART Preferred Shares.


       o Potential Adverse Consequences of the Declaration Amendment Proposal. Subject to the Requisite Shareholder Approval of the Declaration Amendment Proposal, EQK's Declaration of Trust will be amended to provide for, among other things, (i) the Ownership Limit; (ii) an extension of the finite life of EQK through March 2001, (iii) the ability to change investment, financing, borrowing and distribution policies without shareholder approval, (iv) the removal of prohibitions from certain activities and investments, and (v) the ability to issue additional EQK Shares and other types of securities. Such amendments will, among other things, expand the scope of the actions that may be taken by the New EQK Board (as defined herein under "The Board Election Proposal") without shareholder approval. See "Risk Factors -- Potential Adverse Consequences of the Declaration Amendment Proposal" and "The Declaration Amendment Proposal."


       o Anti-Takeover Effect. If the Merger and the Block Purchase are consummated, ART will acquire an aggregate of 5,050,032 EQK Shares, or approximately 49% of the EQK Shares to be outstanding after the Merger. As a result of the foregoing and the effect of the Ownership Limit (as defined below under "--Declaration Amendment Proposal"), third party attempts to acquire control of EQK may not be practicable. Accordingly, if the Merger is approved, it is unlikely that an attempted take-over of EQK, which might result in an increase in the price at which EQK Shares could be sold, will occur.

       o The Value of the ART Preferred Shares is Substantially related to the Success of ART's Business. The future value of the ART Preferred Shares will be substantially dependent upon the results of ART's business, which is subject to a number of risks as generally described herein under "Risk Factors -- Risks Relating to ART's Business."

       o The Value of the EQK Shares is Substantially Related to the Success of EQK's Business. The future value of the EQK Shares will be substantially dependent upon the results of EQK's business, which is subject to many of the same risks to which ART is subject, in addition to the risks described below. However, after the sale of the Center and the distribution of EQK's net liquid assets to the EQK Shareholders, EQK will have limited assets and limited or no capital.

       o Possible Loss of NOLs. EQK currently has NOLs for federal income tax purposes of approximately $94,000,000, prior to the anticipated utilization of a portion of these NOLs to offset the taxable gain expected to be realized upon the sale of Harrisburg East Mall. In general, such NOLs may be used to offset any taxable gains realized upon the sale of EQK's assets so long as there is not more than a 50 percentage point change in the ownership of the EQK Shares during any three year period. In the event that there is more than a 50 percentage point change in the ownership of EQK Shares during a three year period, the availability of such NOLs to offset taxable gains or income would be reduced to a very significant extent. Although it is not expected that the Merger, the Block Purchase or the Standstill Agreements (as defined in "--Merger Proposal -- Conditions of the Merger") would reduce the availability of the NOLs, future transfers of EQK Shares may be made over which ART will have no control. A reduction in the availability of such NOLs could have a material adverse effect on the market value of EQK and the EQK Shares.


       o Sale of the Center. As described below under "--Business of EQK," EQK has negotiated a forbearance agreement with the holder of its existing mortgage debt (aggregating $45,375,000 as of September 30, 1998) until June 15, 1999. Pursuant to the Merger Agreement, ART has agreed to permit EQK to sell the Center and distribute the remaining net liquid assets to the EQK Shareholders (including LLPM, Summit, Sutter and Halperin) as a condition precedent to the Merger. Upon consummation of the sale of the Center and the distribution of the net proceeds therefrom to the EQK Shareholders, the market value of the EQK Shares will be substantially reduced and it is unlikely that EQK will have sufficient net earnings available for future distributions to EQK Shareholders.


ART

       ART, a Georgia corporation, is the successor to a District of Columbia business trust organized pursuant to a declaration of trust dated July 14, 1961. The business trust merged into ART on June 24, 1988. ART elected to be treated as a real estate investment trust ("REIT") under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") during the period from July 1, 1987 through December 31, 1990. ART allowed its REIT status to lapse in 1991.

       ART, through a wholly owned subsidiary, Pizza World Supreme, Inc. ("PWSI"), also operates and franchises pizza parlors featuring pizza delivery, carry-out and dine-in under the trademark "Me-N-Ed's" in California and Texas. The first Me-N-Ed's pizza parlor opened in 1962. At September 30, 1998, there were 57 Me-N-Ed's pizza parlors in operation, consisting of 51 owned and six franchised pizza parlors. Seven of the owned pizza parlors were in Texas and the remainder in California.

       ART's principal offices are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. ART's telephone number is (214) 692-4700.
See "Description of ART."

BUSINESS OF ART

       ART's primary business is investing in equity interests in real estate (including equity securities of real estate-related entities), leases, joint venture development projects and partnerships and financing real estate and real estate activities through investments in mortgage loans, including first, wraparound and junior mortgage loans. ART has invested in private and open market purchases in the equity securities of CMET, IORI, TCI and NRLP, each of which is an affiliate of ART.

The ART Board has broad authority under ART's governing documents to make all types of real estate investments, including investments in mortgage loans and equity real estate investments, as well as investments in the securities of other entities, regardless of whether such entities are engaged in real estate-related activities.

       Although the ART Board is directly responsible for managing ART's affairs and for setting the policies which guide it, the day-to-day operations of ART are conducted by BCM, an affiliate of and advisor to ART. BCM is a contractual advisor to ART under the supervision of the ART Board. The duties of BCM include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources for ART. BCM also serves as a consultant in connection with ART's business plan and investment policy decisions made by the ART Board.

       ART's businesses are not seasonal. With regard to real estate, ART is seeking both current income and capital appreciation. ART's plan of operation is to continue, to the extent its liquidity permits, to make equity investments in income producing real estate such as apartment complexes and commercial properties or equity securities of real estate-related entities and to continue to service and hold for investment mortgage loans. ART also intends to pursue higher risk, higher reward investments, such as undeveloped land, where it can obtain financing of a significant portion of a property's purchase price. In addition, ART will continue to seek selected dispositions of certain of its assets where the prices obtainable for such assets justify their disposition and will pursue its rights vigorously with respect to mortgage notes receivable that are in default. For a detailed description of ART's business, see "The Business of ART."

ART NEWCO

       ART Newco is a limited liability company formed under the laws of the Commonwealth of Massachusetts. The members of ART Newco consist of ART and ART Newco Holdings, LLC, a Texas limited liability company, of which ART is the sole member. ART Newco was formed specifically for purposes of the Merger and, as described herein, subject to the Requisite Shareholder Approval, will be merged with and into EQK pursuant to the Merger.

EQK

       EQK was formed pursuant to the filing of its initial declaration of trust on October 8, 1984. LLPM currently acts as the advisor (in such capacity, the "Advisor") to EQK. On June 10, 1997, Lend Lease Corporation, an Australian public property and financial services company, acquired Equitable Real Estate Investment Management, Inc. ("ERE"), including two of its subsidiaries, LLPM (formerly Equitable Realty Portfolio Management) and Compass Retail, Inc. ("Compass") from The Equitable Life Assurance Society of the United States ("Equitable"). ERE and certain of its business units, including the Advisor, currently operate under the name "Lend Lease." Upon consummation of the Merger, subject to Requisite Shareholder Approval of the Merger-Related Proposals, LLPM has agreed to terminate its rights and duties as Advisor under the Advisory Agreement, at which time BCM, an affiliate of and advisor to ART, will become the new advisor to EQK (in such capacity, the "New Advisor") under the New Advisory Agreement.

       EQK has transacted its affairs so as to qualify as, and has elected to be treated as, a REIT under applicable provisions of the Code. Under the Code, a REIT that meets applicable requirements is not subject to Federal income tax on that portion of its taxable income that is distributed to its shareholders.

       The principal executive offices of EQK and LLPM are located at 5775 Peachtree Dunwoody Road, Suite 200D, Atlanta, Georgia, 30342, and their telephone number is (404) 303-6100. See "Description of EQK."

BUSINESS OF EQK


       EQK was formed for the purpose of acquiring three substantially unleveraged income-producing properties. EQK sold two of such properties, one in transactions in 1992 and 1993 and the other in transactions in 1991 and 1995. The Center is currently EQK's only real estate investment. The Center is a two-level enclosed regional mall shopping center located approximately three miles from the central business district of Harrisburg, Pennsylvania. EQK is currently a closed-end trust (i.e., it may not issue any additional EQK Shares without the approval of holders of three-quarters of the outstanding EQK Shares), and, except in limited circumstances, it may not make any additional real estate investments and must distribute to its shareholders the net proceeds from each sale and financing of any investment. Consequently, EQK is currently a self-liquidating trust. As described below, upon consummation of the Merger, subject to the Requisite Shareholder Approval, the Declaration of Trust will be amended to extend the term of EQK until March 2001 and to permit EQK to issue additional equity securities and to make all types of real estate investments, including, without limitation, acquisitions of additional real property. See "Risk
Factors -- Potential Adverse Consequences of the Declaration Amendment Proposal
- -- Extension of Finite Life of EQK."

       Pursuant to the Merger Agreement, ART has agreed to permit EQK to sell the Center and to distribute the net liquid assets to the EQK Shareholders as a condition precedent to the Merger. Subject to Requisite Shareholder Approval of the Merger Related Proposals, EQK has agreed to acquire from ART a retail shopping center known as "Oak Tree Village" located in Lubbock, Texas ("Oak Tree Village") upon the terms and conditions described herein under "The Proposed Merger and Related Matters -- Sale of the Center and Acquisition of Oak Tree Village."

MERGER PROPOSAL

       Background of the Merger. On March 5, 1996, Mr. Doug Tibetts, President of Equitable (formerly the indirect parent of LLPM which holds 1,685,556 EQK Shares), met with ART representatives at ART's office in Dallas. The meeting was general in nature without a formal agenda. Mr. Tibetts suggested that representatives of ART speak with Mr. Gregory R. Greenfield, Executive Vice President and Treasurer of EQK, concerning the possible sale of EQK. During March and April of 1996, various telephone conversations were held between Mr. Cooper B. Stuart, an Executive Vice President of BCM, an affiliate of and advisor to ART, and Mr. Greenfield regarding the Center and a possible transaction involving EQK.

       In August of 1996, Messrs. Stuart and Greenfield had various additional discussions regarding the possible sale of EQK. Mr. Greenfield informed Mr. Stuart that EQK needed to focus on completing the sale of certain properties and Messrs. Stuart and Greenfield agreed to discontinue their discussions until the beginning of 1997.

       On January 23, 1997, representatives of ART held a meeting with Mr. William G. Brown, Vice President and Controller of EQK, and Mr. Greenfield to discuss a proposed exchange offer by ART with respect to the EQK Shares. EQK agreed to engage an independent financial advisor (the "Financial Advisor") to review the fairness of the proposed exchange offer for the EQK Board.

       On February 20, 1997, Mr. Stuart and Mr. A. Cal Rossi, Jr., an Executive Vice President of BCM, met with Messrs. Greenfield and Brown to further discuss the proposed exchange offer pursuant to which ART would offer to exchange a combination of cash and ART Preferred Shares for up to 50% of the outstanding EQK Shares.

       On March 6, 1997, ART and EQK entered into a cost sharing agreement with respect to the proposed exchange offer. Under the terms of such agreement, (i) if ART and EQK do not execute a definitive agreement, EQK's liability would shall be limited to the lesser of 50% of the actual transaction costs or $50,000 and ART shall be responsible for all additional transaction costs, (ii) if ART and EQK agree upon the terms of and execute a definitive agreement and proceed in good faith to complete the proposed transaction, but are unsuccessful in this effort by reason of inadequate shareholder response to the related proxy statement or otherwise, EQK's liability shall be limited to the lesser of 50% of the actual transaction costs or $100,000, and ART shall be responsible for all additional transaction costs, and (iii) if the proposed transaction is ultimately initiated and successfully achieves the desired shareholder exchange in accordance with the terms of a definitive agreement, EQK's liability shall be limited to the lesser of 50% of the actual transaction costs or $150,000, and ART shall be responsible for all additional transaction costs.

       On March 24, 1997, representatives of the Financial Advisor visited ART's offices to interview key personnel of both ART and BCM.

       During April 1997, discussions continued between representatives of ART and EQK concerning the terms of the ART Preferred Shares, the terms of the proposed exchange offer and the fairness opinion. Although an offer was never extended, ART informally proposed to offer to exchange a combination of (i) cash of approximately $0.40/share and (ii) ART Preferred Shares having a liquidation value of approximately $1.85 for up to 50% of the outstanding EQK Shares. EQK had 9,264,344 shares outstanding and The Prudential Insurance Company of America ("Prudential"), the lender on the Center, held warrants to acquire 367,868 shares (the "Prudential Warrants"), for a total of 9,632,212 shares. The ART Preferred Shares would pay a 10% annual dividend beginning August 16, 1998 and have a stated liquidation value of $10.00 per ART Preferred Share, plus accrued and unpaid dividends. If the proposed exchange offer was 100% successful and ART acquired 4,632,172 shares of EQK and if the actual exchange offer was the same as that informally discussed, ART would have paid $1,852,869 in cash and issued 856,952 ART Preferred Shares (having a liquidation value of $8,569,520). The terms of the ART Preferred Shares have not changed in any material manner from those preliminary discussions. For a description of the ART Preferred Shares see "Description of the Capital Stock of ART -- ART Preferred Shares." On April 11, 1997, BCM received from EQK a copy of a draft appraisal with respect to the leasehold interests in the Center. On May 7, 1997, the Financial Advisor orally issued a fairness opinion with respect to the terms of the proposed exchange offer. The EQK Board met on May 7, 1997 and approved the terms of the proposed exchange offer from ART to the EQK Shareholders.

       On June 10, 1997, Lend Lease Corporation acquired ERE, including its subsidiaries, LLPM and Compass. In connection with such acquisition, the ownership of LLPM's EQK Shares was transferred for tax purposes, thus effectively limiting the number of EQK Shares that could be acquired by ART in an exchange offer without limiting the availability of EQK's NOLs. As a result, during June and July of 1997, Mr. Stuart and Mr. Brown held further discussions regarding a proposed change in the structure of the transaction from an exchange offer to a merger and two separate stock purchases between ART and each holder of 5% or more of the EQK Shares (excluding ART) (each a "5% Holder") who had acquired or experienced a change in ownership in EQK Shares during the past three years. The merger would result in the EQK Shareholders (other than LLPM and Greenspring Fund, Incorporated ("Greenspring") which would sell all of their shares in the stock purchase transactions) retaining all of their EQK Shares and receiving a combination of cash and ART Preferred Shares. The public EQK Shareholders' aggregate percentage interest in EQK would be reduced as a result of the issuance of EQK Shares to ART pursuant to the merger. This reduction in percentage interest would effectively be equivalent to the sale by each public EQK Shareholder of approximately 25% of such EQK Shareholder's shares at the same price per share ($.40 in cash and a portion of an ART Preferred Share with a Liquidation Value of $1.85) as was to be offered in the exchange offer. It was then contemplated that LLPM and Greenspring would receive for each EQK Share sold by them a portion of an ART Preferred Share with a Liquidation Value of $2.25.

       On July 9, 1997, ART and EQK entered into a revised cost sharing agreement that reflected the change in the proposed structure of the transaction from an exchange offer to a merger. The terms and conditions of the revised cost sharing agreement remained substantially the same.

       During August and September 1997, the Financial Advisor evaluated the revised structure of the transaction and recommended that the consideration to be paid to LLPM and Greenspring in connection with the Block Purchase should be reduced to 0.185 shares of ART Preferred Stock per EQK Share. This recommendation was adopted and, as a result, the non-cash consideration per share to other EQK Shareholders was increased from 0.0492 to 0.0616 of an ART Preferred Share. As a condition precedent to the Merger, ART would enter into the Block Purchase with LLPM and Greenspring whereby ART would purchase all of the EQK shares held by LLPM and Greenspring (2,269,356 shares or approximately 23.56% of the outstanding EQK Shares prior to the Merger) in exchange for 0.185 ART Preferred Shares (having a liquidation value of $1.85 per share) per each EQK Share for an aggregate of 419,831 ART Preferred Shares (having an aggregate liquidation value of $4,198,309). Together with the EQK Shares it proposed to acquire in connection with the merger, ART would own 49% of the issued and outstanding EQK Shares.

       As a further condition precedent to the Merger, ART agreed to offer to enter into a Standstill Agreement with each 5% Holder of EQK Shares (other than LLPM and Greenspring) whereby ART would pay $0.10 per existing EQK Share held by the two remaining 5% Holders (paid on a maximum of 2,156,600 shares or a maximum of $215,660 in cash) as compensation for such holder's agreement not to sell any of its EQK Shares or acquire any additional EQK Shares for a period of 42 months after the consummation of the Merger.

       As consideration for the Merger, the Public EQK Shareholders would have been entitled to receive approximately 453,552 ART Preferred Shares (having a liquidation value of $4,535,519) and $1,884,891 in cash. Each Public EQK Shareholder would also have been entitled to retain its EQK Shares. In addition, as consideration for the Merger, ART would be entitled to receive 4,804,761 newly-issued EQK Shares.

       ART had also agreed to issue 333,500 ART Preferred Shares (having a Liquidation Value of $3,335,000) to LLPM in settlement of deferred advisory and disposition fees owed by EQK to LLPM under the Advisory Agreement. One-half of the deferred advisory fee (136,000 ART Preferred Shares having a Liquidation Value of $1,360,000) would have been paid to LLPM at closing, and the other half would have been paid to LLPM three years after the Closing Date. BCM would act as successor advisor to EQK under the terms and conditions of a new advisory agreement.

       On September 30, 1997, the Financial Advisor orally issued a revised fairness opinion with respect to the proposed Merger.

       On September 30, 1997 and November 13, 1997, the EQK Board and the ART Board, respectively, approved the terms of the initial Agreement and Plan of Merger (the "Original Merger Agreement").

       In October 1997 Mr. Brown contacted Greenspring regarding its interest in the Block Purchase. From September 30, 1997 until December 24, 1997 the parties held numerous telephone conferences to finalize the definitive agreements for the Merger and Block Purchase.

       On December 24, 1997, ART and EQK issued a joint press release to the effect that the Original Merger Agreement had been signed.

       On January 6, 1998, ART filed the Registration Statement with the Commission.

       On January 21, 1998, ART filed Amendment No. 1 to the Registration Statement.

       In January 1998, Halperin filed a Schedule 13D with the Commission disclosing that he had purchased 854,200 EQK Shares during the period from December 26, 1997 through January 20, 1998 (the "Halperin Purchase"). During January and February of 1998, Messrs. Stuart and Brown had several discussions regarding the Halperin Purchase. After consulting with its counsel, ART decided that it would make an offer to Halperin to purchase his EQK Shares after the Registration Statement had been declared effective by the Commission. Such offer would be made upon the same terms and conditions as ART's offer to purchase the EQK Shares held by LLPM and Greenspring. If Halperin declines such offer, ART will amend the Registration Statement to reflect such fact, but the consideration to be paid to the Public EQK Shareholders, LLPM and Greenspring in connection with the Merger and the Block Purchase would remain the same.

       On February 20, 1998, ART received the Commission's comments to the Registration Statement.

       During March and April 1998, ART and EQK prepared their respective responses to the Commission's comments to the Registration Statement.

       On March 19, 1998, Prudential gave EQK notice of its intent to exercise the Prudential Warrants. The Prudential Warrants were exercised on April 8, 1998, and on May 7, 1998, 367,868 EQK Shares were issued to Prudential.

       On April 23, 1998, the NYSE announced that trading in the EQK Shares would be suspended prior to the opening of the NYSE on May 4, 1998 because EQK had fallen below the NYSE's continued listing criteria for net tangible assets available to common stock (less than $12 million) and 3-year average net income (less than $600,000).

       During May 1998, Mr. Brown informed Mr. Stuart that the EQK Board had decided that it was in the best interests of the EQK Shareholders to terminate the Original Merger Agreement and to sell the Center and distribute the net liquid assets to the EQK Shareholders. Mr. Brown stated that the EQK Board was concerned that the Original Merger Agreement would hinder EQK's ability to consummate a sale of the Center prior to December 15, 1998, the date on which the forbearance agreement relating to the Center's mortgage terminates.

       During May 1998, Mr. Brown and Mr. Stuart held various discussions regarding the proposed termination of the Original Merger Agreement. On May 15, 1998, Mr. Stuart executed and delivered to Mr. Brown a letter setting forth ART's desire to continue discussions with EQK for a modified structure and ART's consent to the proposed sale of the Center prior to the consummation of the Merger.

       During May through August of 1998, Mr. Brown and Messrs. Stuart and Rossi held further discussions regarding a revised structure for the Merger in which ART would permit EQK to sell the Center prior to the consummation of the Merger and EQK would agree to purchase the Oak Tree Village from ART upon terms that were mutually acceptable to EQK and ART. The parties agreed to reduce the consideration to be paid by ART in connection with the Merger and the Block Purchase since the EQK Shareholders (including LLPM, Greenspring and Halperin) would receive the net proceeds from the sale of the Center. The parties agreed that the consideration to be paid to LLPM, Greenspring and Halperin in connection with the Block Purchase would be a portion of an ART Preferred Share with a liquidation value of $0.328 per EQK Share purchased and the consideration to be paid to the Public EQK Shareholders would be a portion of an ART Preferred Share with a liquidation value of $0.157 per EQK Share, with the Public EQK Shareholders retaining all of their EQK Shares subject to the dilution resulting from the issuance of additional EQK Shares as the ART Merger Consideration.

       As a result of the revised structure and the sale of the Center prior to the consummation of the Merger, the EQK Board determined that it would no longer be practicable to obtain a fairness opinion with respect to the Merger. This determination was based primarily on the fact that, upon the sale of the Center and the resulting distribution to EQK Shareholders, EQK would have no assets other than its NOLs, the availability of which is uncertain. Legg Mason indicated to EQK that, under these circumstances, it would not be able to render a fairness opinion. In this regard, EQK obtained the right to solicit and negotiate regarding alternate proposals subject to the obligation to make certain termination payments under certain specified circumstances as described under "The Proposed Merger and Related Matters -- Solicitation Permitted; Board Action; Fees and Expenses."

       In August 1998, Summit and Sutter each filed a Schedule 13G with the Commission disclosing that they had purchased an aggregate of 1,252,500 EQK Shares (the "Summit/Sutter Purchases"). These purchases were from one of the 5% Holders. During August 1998, Messrs. Stuart and Brown had several discussions regarding the impact of the Summit/Sutter Purchases. One effect of the Summit/Sutter purchases was to reduce, as a result of tax considerations, the number of shares that ART could purchase that were held by Public EQK Shareholders. As a result, the parties determined that the terms of the consideration for the Merger and the Block Purchases should be adjusted so that the consideration to be paid to LLPM, Greenspring, Summit, Sutter and Halperin in connection with the Block Purchase would be a portion of an ART Preferred Share with a liquidation value of $0.30 per EQK Share purchased and the consideration to be paid to the Public EQK Shareholders would be a portion of an ART Preferred Share with a liquidation value of $0.14 per EQK Share, with the Public EQK Shareholders retaining all of their EQK Shares subject to the dilution resulting from the issuance of additional EQK Shares as the ART Merger Consideration. Upon reaching a preliminary agreement as to the consideration for the Merger and the Block Purchases, ART then offered to purchase from Summit and Sutter all of their respective EQK Shares upon the same terms and conditions as the LLPM and Greenspring purchases. Each of Summit and Sutter has accepted ART's purchase offer. Additionally, on August 27, 1998, Summit and Sutter each purchased one half of Greenspring's total EQK shares, thereby increasing the number of shares to be acquired by ART from Summit and Sutter pursuant to the Block Purchases.

       As a condition precedent to the Merger, ART also agreed to offer to enter into a Standstill Agreement with the remaining 5% Holder (other than LLPM, Summit, Sutter and Halperin) whereby ART would pay $0.10 per existing EQK Share held by the such 5% Holder (paid on a maximum of 906,600 shares or a maximum of $90,660 in cash) as compensation for such 5% Holder's agreement not to sell any of its EQK Shares or acquire any additional EQK Shares for a period of 42 months after the consummation of the Merger.

       On August 25, 1998, ART and EQK executed the Merger Agreement.

       On September 3, 1998, ART filed Amendment No. 2 to the Registration Statement.


       On December 2, 1998, ART filed Amendment No. 3 to the Registration Statement.


       EQK Board Recommendation. The EQK Board believes that the Merger is fair to, and in the best interests of, EQK and the EQK Shareholders. The EQK Board also believes that the proposed amendments to the Declaration of Trust as described herein under "The Declaration Amendment Proposal" are in the best interests of EQK and the EQK Shareholders in order to facilitate the Merger. The EQK Board has unanimously approved the terms and conditions of the Merger and the proposed amendments to the Declaration of Trust and the transactions contemplated thereby as set forth in the Merger Agreement and unanimously recommends that the EQK Shareholders vote FOR the Declaration Amendment Proposal, the Merger Proposal and the New Advisory Agreement Proposal. See "The Proposed Merger and Related Matters."

       Conditions of the Merger. The Merger is conditioned upon, among other things, (i) EQK's sale of the Center and distribution of the net liquid assets to the EQK shareholders, (ii) the consummation of the Block Purchase, (iii) the Requisite Shareholder Approval of the Merger-Related Proposals, (iv) the acquisition by EQK from ART of the Oak Tree Village upon the terms and conditions described herein under "The Proposed Merger and Related Matters -- Sale of the Center and Acquisition of Oak Tree Village," (v) the execution by each 5% Holder (other than LLPM, Summit, Sutter and Halperin) of an agreement pursuant to which such 5% Holder will receive $0.10 in cash per EQK Share held by such 5% Holder in exchange for a restriction on the rights of such 5% Holder to sell or purchase any EQK Shares for a period of 42 months after the consummation of the Merger (a "Standstill Agreement"), (vi) the authorization of the ART Preferred Shares for listing on the NYSE, subject to official notice of issuance, (vii) no stop order suspending the effectiveness of the Registration Statement having been issued and no proceedings for that purpose having been initiated or threatened by the Commission, (viii) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, (ix) the receipt by ART and EQK of all required material governmental authorizations, permits, consents, orders or approvals, (x) the receipt of all licenses, permits, consents, approvals and authorizations from all third parties and governmental bodies and agencies which are necessary in connection with consummation of the Merger and the conduct of EQK's business after the Merger (xi) EQK operating in all respects in its ordinary course of business without any material adverse change in its business, properties or financial condition, (xii) the receipt by ART of written resignations from all members of the current EQK Board, (xiii) the number of outstanding EQK Shares immediately prior to the Merger being 9,632,212 and no additional EQK Shares or other equity interests or any option, warrant, right or other security exercisable for, convertible into or exchangeable for EQK Shares or other equity interests in EQK being issued since September 30, 1998, and (xiv) the representations and warranties of EQK in the Merger Agreement being true, complete and accurate in all material respects as of the date when made and as of the date the Merger is consummated. See "The Proposed Merger and Related Matters -- Conditions to the Merger; Termination; Waiver and Amendment."

       ART and EQK may, by an appropriate instrument executed at any time prior to the Effective Time (as defined below under "--The Merger Agreement"), whether before or after the Requisite Shareholder Approval is obtained, amend the Merger Agreement; provided that after the receipt of such approvals, no amendment or modification may be made which alters the amount or changes the form of the EQK Merger Consideration or ART Merger Consideration.

       The parties to the Merger Agreement may, at any time prior to the Effective Time, by action taken by their Board of Directors or Trustees, as applicable: (i) extend the time for the performance of any of the obligations or other acts of the other party; (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) subject to limitations on amendment, waive compliance with any of the agreements or conditions contained in the Merger Agreement to the extent permitted by law. EQK intends to resolicit shareholder approval for the Merger if EQK desires to waive any material conditions to the Merger Agreement.

       Effect of Merger on Market for EQK Shares. The sale of the Center, the resulting distribution of the net liquid assets to the EQK Shareholders, the Block Purchase, the Merger and the Standstill Agreements will have the cumulative effect of reducing the number of EQK Shares that are likely to trade publicly. This may adversely affect the liquidity of the market for EQK Shares after the Merger. As a result of this and the dilution resulting from the issuance of additional EQK Shares as the ART Merger Consideration, the market value of the remaining EQK Shares held by the Public EQK Shareholders is likely to be materially adversely affected. See "The Proposed Merger and Related Matters -- Effect of Merger on Market for EQK Shares; Registration Under the Exchange Act." herein.

       Regulatory and Foreign Approvals. To the best of ART's knowledge, ART is not aware of any license or regulatory permit that appears to be material to its business that might be adversely affected by its acquisition of EQK Shares in connection with the Merger or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of EQK Shares pursuant to the Merger. Should any such approval or other action be required, ART currently contemplates that it will seek such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to ART's business. ART intends to make all required filings under the Securities Act, the Exchange Act and state securities laws.

       Availability of Appraisal Rights. No statutory dissenter's appraisal rights will be available to EQK shareholders in connection with the Merger and it is the position of EQK that no common law dissenter's rights will be available in connection with the Merger; however, any EQK shareholder who wishes to assert common law dissenter's appraisal rights may file with the Secretary of EQK Realty Investors I a written notice stating such shareholder's intent to dissent to the Merger at the EQK Meeting and to assert such rights. In the event that holders of more than 3% of the outstanding EQK Shares assert such dissenter's appraisal rights, the Merger Agreement may be terminated. For a detailed discussion of the procedures that may be required to exercise this right should it be available, see "The Proposed Merger and Related Matters -- Availability of Appraisal Rights."

       The Merger Agreement. The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions, ART Newco will be merged with and into EQK, whereupon the separate existence of ART Newco will cease and EQK will be the surviving entity of the Merger. The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of the Commonwealth of Massachusetts (the "Effective Time"). At the Effective Time, ART will pay the EQK Merger Consideration to the EQK Shareholders and EQK will pay the ART Merger Consideration to ART. See "The Proposed Merger and Related Matters."

       The Merger Agreement may be terminated and the Merger abandoned prior to the Effective Time, whether before or after the EQK Shareholder Approvals are obtained, as follows: (i) by mutual written consent of ART, ART Newco and EQK;
(ii) by ART Newco or ART, on or after December 15, 1998, if any of the conditions precedent to ART or ART Newco's obligations under the Merger Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by ART and ART Newco prior to such date, (iii) by EQK on or after December 15, 1998, if any of the conditions precedent to EQK's obligations under the Merger Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by EQK prior to such date; (iv) by EQK if EQK accepts a proposal from a party other the ART or ART's affiliates concerning a merger, sale of substantial assets or similar transaction involving EQK or the sale of any EQK Shares, (iv) by EQK upon a determination by the EQK Board that, in the exercise of its fiduciary duties, it can no longer recommend the approval of the Merger-Related Proposals to the EQK Shareholders (a "Negative Determination"), or (v) by EQK if the EQK Board determines that compliance with the Merger Agreement is reasonably likely to materially impair or delay its ability to sell the Center or result in a material reduction in the consideration that would be received by EQK or the EQK Shareholders in connection with such sale.

       Under the Merger Agreement, the EQK Board has agreed to propose and recommend to the EQK Shareholders at the EQK Annual Meeting the adoption and approval of the Declaration Amendment Proposal, the New Advisory Agreement Proposal and the Merger Proposal, each as described herein.

DECLARATION AMENDMENT PROPOSAL


       In connection with the Merger, subject to the Requisite Shareholder Approval, EQK's Declaration of Trust will be amended and restated (such Declaration of Trust, as so amended and restated, the "Amended Declaration of Trust") to, among other things, (i) extend the finite life of EQK until March 2001, (ii) reduce the number of EQK Shareholders required to vote on the duration of EQK and approve certain other amendments of the Declaration of Trust from three-quarters to a majority, (iii) remove certain prohibitions on investments and activities, including (a) prohibitions on the issuance of additional EQK Shares or other securities, (b) restrictions on additional investments in the fee ownership of real estate and investments in mortgage loans and unimproved, non-income producing real property, and (c) aggregate borrowing restrictions, (iv) authorize an unlimited number of EQK Shares, (v) revise certain provisions with respect to the number of trustees unaffiliated with EQK and voting requirements in respect thereof, (vi) add specific provisions restricting the ownership of more than 4.9% of the outstanding EQK Shares by any single shareholder, other than ART and E.I. duPont de Nemours Co. Inc. Trust Fund ("duPont") (the "Ownership Limit"), (vii) change the name of EQK to "ART Realty Investors I," and (viii) reduce the number of members of the EQK Board (each, a "Trustee") required to approve certain matters. See "Risk Factors
- -- Potential Adverse Consequences of the Declaration of Amendment

Proposal" and "Declaration of Trust -- Statement of Policy" and "--Amendment Procedure." The full text of the Amended Declaration of Trust is attached hereto as Appendix D.

NEW ADVISORY AGREEMENT PROPOSAL

       Upon consummation of the Merger and subject to Requisite Shareholder Approval of the Merger-Related Proposals by the New EQK Board (as defined herein under "The Board Election Proposal"), LLPM will terminate its rights and duties as Advisor under the Advisory Agreement and BCM, an affiliate of and advisor to ART, will enter into the New Advisory Agreement pursuant to which BCM will become the New Advisor of EQK. See "The New Advisory Agreement Proposal" herein. The full text of the New Advisory Agreement is attached hereto as Appendix C.

BOARD ELECTION PROPOSAL

       The term of office of each Trustee expires at the EQK Annual Meeting or when the respective successor is elected and qualifies. At the EQK Annual Meeting, the EQK Shareholders, voting together as a class, will be asked to consider and vote upon the Board Election Proposal. The Board Election Proposal will require the affirmative vote of EQK Shareholders representing a majority of the total votes authorized to be cast by EQK Shares then outstanding which are present at the meeting in person or by proxy and entitled to vote thereon. See "The Board Election Proposal."

NEW YORK STOCK EXCHANGE LISTING OF ART PREFERRED SHARES

       Following the execution of the Merger Agreement by EQK, ART will promptly take such actions as are necessary and within its control to cause the ART Preferred Shares to become listed on the NYSE. Approval of the listing of such shares for trading on the NYSE is a condition to the respective obligations of ART and EQK to consummate the Merger. See "The Proposed Merger and Related Matters -- Conditions to the Merger; Termination, Waiver and Amendment."

REGULATORY APPROVAL

       Other than (i) the Commission's declaring the Registration Statement effective , (ii) certain approvals in connection with compliance with applicable Blue Sky or state securities laws, (iii) the filing of the Certificate of Merger with the Secretary of the Commonwealth of Massachusetts, (iv) the filing of such reports under Section 13(a) of the Exchange Act as may be required subsequent to the Merger in connection with the Merger Agreement, and (v) such filings as may be required in connection with the payment of any transfer taxes, neither ART's nor EQK's management believes that any filing with or approval of any governmental authority is necessary in connection with the consummation of the Merger.

THE EQK ANNUAL MEETING


       The EQK Annual Meeting will be held at the corporate offices of EQK, 5775 Peachtree Dunwoody Road, Suite 200D, Atlanta, Georgia on ________ __, 1999, at 9:00 a.m., Eastern Standard Time. At the EQK Annual Meeting, the EQK Shareholders, voting together as a class, will be asked to consider and vote upon the Proposals. A special meeting of EQK Shareholders (the "Special Meeting") is scheduled to be held on February 23, 1999 to act upon an extension of EQK's term until March 2001.


       The Board Election Proposal will require the affirmative vote of EQK Shareholders representing a majority of the total votes authorized to be cast by EQK Shares then outstanding which are present at the EQK Annual Meeting in person or by proxy and entitled to vote thereon. The Merger-Related Proposals will each require the Requisite Shareholder Approval. None of the Merger-Related Proposals will take effect unless all such proposals receive the Requisite Shareholder Approval. LLPM, Summit and Sutter have agreed to vote their EQK Shares in favor of the Merger-Related Proposals. LLPM, Summit, Sutter and Halperin currently own 17.50%, 9.52%, 9.55% and 8.9%, respectively, of the issued and outstanding EQK Shares. ART does not currently and will not own any EQK Shares at the time of the EQK Annual Meeting.

       As of September 30, 1998, Trustees and executive officers of EQK as a group beneficially held EQK Shares representing less than 1% of all the votes entitled to be cast by EQK Shareholders at the EQK Annual Meeting and as of the EQK Record Date, such persons as a group held outstanding EQK Shares representing less than 1% of such shares. The Block Purchase will not be consummated unless the EQK Shareholders first approve the Merger-Related Proposals at the EQK Annual Meeting. See "The EQK Annual Meeting."

       A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Such broker non-votes and abstentions will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. BECAUSE APPROVAL OF THE MERGER-RELATED PROPOSALS AT THE EQK ANNUAL MEETING REQUIRES THE AFFIRMATIVE VOTE OF THREE QUARTERS OF THE OUTSTANDING EQK SHARES AS DESCRIBED MORE FULLY IN "THE EQK ANNUAL MEETING--MATTERS TO BE CONSIDERED AT THE EQK ANNUAL MEETING," ANY BROKER NON-VOTES OR ABSTENTIONS ON THE PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER-RELATED PROPOSALS AND ACCORDINGLY WILL AFFECT WHETHER THE MERGER-RELATED PROPOSALS WILL BE APPROVED.

FEDERAL INCOME TAX CONSIDERATIONS

       In the opinion of Andrews & Kurth L.L.P. ("Tax Counsel"), the issuance of
(i) the ART Preferred Shares and cash to the Public EQK Shareholders as the EQK Merger Consideration and (ii) the EQK Shares to ART as the ART Merger Consideration pursuant to the Merger will be treated as a taxable transaction for Federal income tax purposes. Such opinion is not binding on the Internal Revenue Service or any court and is subject to the accuracy of certain facts and assumptions stated and referenced therein, and no ruling has been sought from the Internal Revenue Service as to the Federal income tax consequences of the Merger.

       In general, a Public EQK Shareholder will recognize a gain equal to the fair market value of the EQK Merger Consideration over the adjusted tax basis of EQK Shares deemed sold in the taxable Merger. It is expected that such Public EQK Shareholders will be deemed to have sold approximately 3.6% of their respective EQK Shares held before the Merger. Such gain will be treated as a capital gain if the EQK Shares are capital assets in the hands of the Public EQK Shareholder.

       The tax consequences described in the preceding paragraphs may not apply to certain non-resident aliens and foreign corporations and stockholders who are otherwise subject to special tax treatment under the Code.

       The Federal income tax consequences set forth above are for general information only. Each Public EQK Shareholder is urged to consult his own tax advisor to determine the particular tax consequences to him of the Merger, including the applicability and effect of state, local and other tax laws. See "The Merger -- Federal Income Tax Consequences" herein.

DESCRIPTION OF ART PREFERRED SHARES

       The ART Board has designated and authorized the issuance of 15,000,000 ART Preferred Shares with a par value of $2.00 per share and a preference on liquidation equal to the Liquidation Value ($10.00 per share) plus the amount of any accrued and unpaid dividends. The Liquidation Value plus such amount is referred to as the "Adjusted Liquidation Value." The ART Preferred Shares are non-voting except (i) as provided by law, (ii) with respect to an amendment to ART's articles of incorporation or bylaws that would materially alter or change the existing terms of the ART Preferred Shares, and (iii) at any time or times when all or any portion of the dividends on the ART Preferred Shares for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid. In the latter event, the number of directors constituting the ART Board shall be increased by two and the holders of ART Preferred Shares, voting separately as a class, shall be entitled to elect two directors to fill such newly created directorships with each holder being entitled to one vote in such election for each share of ART Preferred Shares held. ART is not obligated to maintain a sinking fund with respect to the ART Preferred Shares.

       The ART Preferred Shares are convertible, at the option of the holder, into fully paid and nonassessable ART Common Shares at any time and from time to time, in whole or in part, after the earliest to occur of (i) the August 15, 2003; (ii) the first business day, if any, occurring after a Quarterly Dividend Payment Date (as defined below) on which dividends equal to or in excess of 5% of the Liquidation Value (i.e., $0.50 per ART Preferred Share) are accrued and unpaid, or (iii) ART becomes obligated to mail a statement, signed by an officer of ART, to the holders of record of each of the ART Preferred Shares because of a proposal by ART, to merge or consolidate with or into any other corporation (unless ART is the surviving entity and holders of ART Common Shares continue to hold such ART Common Shares without modification and without receipt of any additional consideration), or to sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve or wind up. The ART Preferred Shares are convertible into that number of shares of ART Common Shares obtained by multiplying the number of ART Preferred Shares being converted by $10.00, then adding all accrued and unpaid dividends, then dividing such sum by (in most instances) 90% of the simple average of the daily closing price of the ART Common Shares for the 20 business days ending on the last business day of the calendar week immediately preceding the date of conversion on the principal stock exchange on which such ART Common Shares are then listed (the "Conversion Price"). Notwithstanding the foregoing, ART, at its option, may elect to redeem any ART Preferred Shares sought to be so converted by paying the holder of such ART Preferred Shares cash in an amount equal to the Conversion Price.


       The ART Preferred Shares bear a cumulative, compounded dividend per share equal to 10% per annum of the Accumulated Liquidation Value, payable quarterly on the 15th day of the month following the end of each calendar quarter (each, a "Quarterly Dividend Payment Date"), and commencing accrual on the date of issuance to and including the date on which the redemption price of such shares is paid, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of ART legally available for the payment of such dividends. Dividends on the ART Preferred Shares are in preference to and with priority over dividends upon the ART Common Shares. Except as described in the following sentence, the ART Preferred Shares rank on a parity as to dividends and upon liquidation, dissolution or winding up with all other Special Stock (as defined herein under "Description of Capital Stock of ART") issued by ART. ART will not issue any shares of Special Stock of any series which are superior to the ART Preferred Shares as to dividends or rights upon liquidation, dissolution or winding up of the corporation as long as any ART Preferred Shares are issued and outstanding, without the prior written consent of the holders of at least 66 2/3% of such ART Preferred Shares then outstanding voting separately as a class. As of December 31, 1998, ART had outstanding 3,350,000 ART Preferred Shares (1,948,797 ART Preferred Shares have been reserved for issuance as future consideration in various business transactions of ART) and 1,000 shares of Series G 10% Cumulative Convertible Preferred Stock.


       ART may redeem any or all of the ART Preferred Shares at any time and from time to time, at its option, for cash upon no less than 20 days nor more than 30 days prior notice thereof. The redemption price of ART Preferred Shares to be redeemed shall be an amount per share equal to (i) 104% of the Adjusted Liquidation Value of such shares during the period from August 16, 1998 through August 15, 1999; and (ii) 103% of the Adjusted Liquidation Value of such shares at any time on or after August 16, 1999.

       There is no established trading market for the ART Preferred Shares. While the listing of the ART Preferred Shares on the NYSE is a condition precedent to EQK's obligation to consummate the Merger, there can be no assurance that an active market for the ART Preferred Shares will develop or be sustained in the future on the NYSE or otherwise. There is no assurance that the ART Preferred Shares will have a market value at or near their Adjusted Liquidation Value if they are listed on the NYSE. See "Risk Factors -- ART Preferred Shares."

DESCRIPTION OF EQK SHARES

       EQK is currently authorized to issue 10,055,555 EQK Shares, and the EQK Board may not currently issue any additional EQK Shares unless such issuance is approved by the holders of three-quarters of the outstanding EQK Shares. As of September 30, 1998, there were 9,632,212 EQK Shares issued and outstanding. Subject to Requisite Shareholder Approval, EQK's Declaration of Trust will be amended to remove all limitations on the authorized number of EQK Shares that may be issued by the EQK Board. See "Risk Factors -- Potential Adverse Consequences of the Declaration Amendment Proposal -- Possible Issuance of Additional EQK Shares or Other Securities." The EQK Shareholders are entitled to receive and to participate ratably in dividends, when and as declared by the EQK Board out of any funds legally available for such purpose and, in the event of termination of EQK or upon the distribution of its net assets, to receive and to participate ratably in payments and distributions. All EQK Shares have equal voting rights. The EQK Shares do not have any preference, appraisal, conversion, exchange or preemptive rights. Outstanding EQK Shares are freely transferable, subject to the Ownership Limit (if the Declaration Amendment Proposal is adopted and implemented) and except that, in certain limited circumstances, the EQK Board currently may refuse to transfer EQK Shares or may compel redemption of EQK Shares. See "Description of the EQK Shares." The outstanding EQK Shares have been legally issued and are fully paid and nonassessable, except to the extent of any personal liability of the EQK Shareholders as described herein under "Description of the EQK Shares."

THE DEALER MANAGER

       Interfirst Capital Corporation, a California corporation that is an affiliate of ART and BCM, will act as dealer manager ("Dealer Manager") for the Merger. The Dealer Manager will be responsible for distributing the EQK Merger Consideration to the Public EQK Shareholders in certain jurisdictions to the extent required by applicable state law. The Dealer Manager will be entitled to receive a reasonable and customary fee for such services, plus reimbursement for out-of-pocket expenses, and ART will indemnify the Dealer Manager against certain liabilities and expenses in connection with the Merger, including liabilities under federal securities laws. The telephone number of the Dealer Manager is (214) 692-4713.

MARKET AND TRADING INFORMATION

     Prior to May 4, 1998, the EQK Shares were listed and traded on the NYSE. On April 23, 1998, the NYSE announced that trading of the EQK Shares would be suspended prior to the opening of the NYSE on May 4, 1998, as EQK had fallen below the NYSE's continued listing criteria for net tangible assets available to common stock (less than $12 million) and 3-year average net income (less than $600,000). The EQK Shares are currently included for quotation on the OTC Bulletin Board. The over-the-counter market quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The following table sets forth for the calendar periods indicated the high and low per share closing sales prices for the EQK Shares as reported in published financial sources:



Year Ended December 31, 1998                                  HIGH          LOW
                                                             ------       ------
       First Quarter                                         $2.063       $1.000
       Second Quarter                                         1.313        0.250
       Third Quarter                                          1.063        0.625
       Fourth Quarter                                         0.844        0.625


Year Ended December 31, 1997                                  HIGH          LOW
                                                             ------       ------
       First Quarter                                         $1.625       $1.375
       Second Quarter                                         1.500        1.125
       Third Quarter                                          1.250        1.062
            Fourth Quarter                                    1.250        0.813

Year Ended December 31, 1996                                  HIGH          LOW
                                                             ------       ------
       First Quarter                                         $1.500       $1.125
       Second Quarter                                         1.750        1.250
       Third Quarter                                          1.750        1.375
       Fourth Quarter                                         1.500        1.250

       EQK has not paid any dividends with respect to the EQK Shares since 1991. On August 25, 1998, the last trading day prior to the public announcement of the Merger Agreement, the closing sales price of the EQK Shares as reported in the over-the-counter market was $1.00 per EQK Share, and on January 28, 1999, the most recent date for which prices were available prior to the date of filing this Prospectus/Proxy, the average of the bid and asked price of the EQK Shares as reported in the over-the-counter market was $0.6875 per EQK Share. EQK Shareholders are urged to obtain a current market quotation for the EQK Shares. See "Risk Factors -- Delisting of the EQK Shares and Adverse Effect on Trading".


       HOLDERS OF EQK SHARES ARE URGED TO OBTAIN CURRENT INFORMATION WITH RESPECT TO THE SALES PRICES OF THE EQK SHARES.

       While the listing of the ART Preferred Shares on the NYSE is a condition precedent to EQK's obligation to consummate the Merger, there can be no assurance that an active market for the ART Preferred Shares will develop or be sustained in the future on the NYSE or otherwise. Listing will depend upon the satisfaction of the NYSE's listing requirements with respect to the ART Preferred Shares. Accordingly, no assurance can be given as to the liquidity of, or trading for, the ART Preferred Shares.

COMPARATIVE PER SHARE DATA

              The following table sets forth per share data of the ART Common Shares and EQK Shares on both historical and pro forma combined bases. This table should be read in conjunction with the historical and financial statements and notes thereto contained in ART's Annual Report on Form 10-K (the "ART Form 10-K") for the year ended December 31, 1997 and EQK's Annual Report on Form 10-K (the "EQK Form 10-K") for the year ended December 31, 1997, each of which is incorporated by reference herein, and in conjunction with the unaudited pro forma combined financial information appearing elsewhere in this Prospectus/Proxy Statement.

       Pro forma combined per share data reflects the historical results of ART combined with EQK under the equity method of accounting as if the Merger had been consummated for all periods presented. This information has been prepared on the basis of accounting for the Merger as a purchase and is based on the assumptions set forth in the notes thereto. The pro forma share data is not necessarily indicative of actual results had the Merger been consummated on such dates or of future expected result

                                ART COMMON SHARES


                                                    Historical     Proforma Combined
                                                   ------------    ------------------
Income (loss) per share

       Nine months ended
       September 30, 1998                          $       0.14      $       0.09

       Fiscal year ended
       December 31, 1997                                  (0.22)            (0.28)

Cash dividends per Common Share

       Nine months ended
       September 30, 1998                          $       0.15      $       0.15

       Fiscal year ended
       December 31, 1997                                   0.20              0.20

Book Value per Common Share

       September 30, 1998                          $       2.88      $       2.88

       December 31, 1997                                   3.86              3.86

                                   EQK SHARES

                                                 Historical      Proforma Combined
                                                 ------------    ------------------
(Loss) per share

       Nine months ended
       September 30, 1998                        $      (0.02)     $     (0.02)

       Fiscal year ended
       December 31, 1997                                (0.21)           (0.05)

Cash dividends per Common Share

       Nine months ended
       September 30, 1998                                  --               --

       Fiscal year ended
       December 31, 1997                                   --               --

Book Value per Common Share

       September 30, 1998                        $      (0.54)     $      0.00

                                  RISK FACTORS

       EQK Shareholders should consider, among other things, the following risk factors in connection with the transactions contemplated by the Merger. These factors are intended to identify the significant sources of risk affecting an investment in the ART Preferred Shares and the EQK Shares.

POSSIBLE DETRIMENTAL EFFECTS OF THE MERGER

       Dilution of Current EQK Shareholders and Likely Decline in Trading Price per EQK Share. The sale of the Center and the resulting distribution to EQK Shareholders, as well as the issuance of EQK Shares to ART as the ART Merger Consideration, is likely to result in the trading price of EQK Shares declining substantially. As a result of the distribution to EQK Shareholders and the acquisition of Oak Tree Village for a note in the full amount of the purchase price, EQK is not expected to have any net worth after the Merger.

       Anti-Takeover Effect. Consummation of the Merger and the Block Purchase will result in the acquisition by ART of an aggregate of 5,050,032 EQK Shares (or approximately 49% of the EQK Shares to be outstanding after the Merger). As a result of the foregoing and the effect of the Ownership Limit described herein under "The Declaration Amendment Proposal -- Addition of Excess Share Provisions," third party attempts to acquire control of EQK may not be practicable. Accordingly, if the Merger is approved, it is unlikely that an attempted take-over of EQK, which might result in an increase in the price at which EQK Shares could be sold, will occur.

       Leverage of EQK after the Merger. If the Center is sold, the net proceeds distributed to EQK Shareholders, and if the Merger is consummated, EQK's only real estate asset would be Oak Tree Village which would be subject to two mortgages which, in the aggregate, would equal to its purchase price. EQK's high degree of leverage may have significant consequences, including the following:
(i) the ability of EQK to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes, if necessary, may be impaired or such financing may not be on terms favorable to the surviving entity; (ii) a substantial portion of EQK's cash flow will be used to pay its interest expense, which will reduce the funds that would otherwise be available to EQK for its operations and future business opportunities; (iii) a substantial decrease in operating cash flow or an increase in expenses of EQK could make it difficult for EQK to meet its debt service requirements and force it to modify its operations; (iv) EQK's high level of debt and resulting interest expense may place it at a competitive disadvantage with respect to certain competitors with lower amounts of indebtedness; and (v) EQK's high degree of leverage may make it more vulnerable to downturn in its business or the economy generally.

       Benefits to LLPM. LLPM has entered into an agreement (the "LLPM/ART Stock Purchase Agreement") with ART to sell all of its 1,685,556 EQK Shares to ART for 50,566 ART Preferred Shares with an aggregate Liquidation Value of $505,660. The Block Purchase with LLPM is conditioned upon the consummation of the Merger.

       Conflicts of Interest Between LLPM and EQK. The management of EQK is subject to conflicts of interest in recommending the Merger and approval of the Merger-Related Proposals because most members of management of EQK also are members of the management of LLPM, which is receiving the benefits described above under "-- Benefits to LLPM."

       Conflicts of Interest Between EQK and BCM. Management of BCM (including Karl L. Blaha, Al Gonzalez, Thomas A. Holland, A. Cal Rossi, Jr. and Cooper B. Stuart, who are expected to become the Trustees of EQK upon consummation of the Merger) will be subject to conflicts of interest in carrying out its duties as New Advisor to EQK because: (i) properties owned by the affiliates of BCM (the "BCM Affiliates") may compete with the properties that EQK may acquire for tenants; (ii) BCM Affiliates may compete with EQK in connection with the acquisition of properties; (iii) BCM's personnel and other resources must be allocated among EQK and other BCM Affiliates; (iv) decisions may have to be made with respect to the extension, termination or modification of the New Advisory Agreement with BCM; and (v) BCM will be subject to conflicts between its obligations as New Advisor and its interests in and as an affiliate of and advisor to ART in light of ART's intended purchase of additional EQK Shares three years after the date of the consummation of the Merger. See "The Proposed Merger and Related Matters -- ART's Purposes for the Merger."

       Pro Forma Net Losses and Accumulated Deficit for the Future Combined Entity. The unaudited pro forma combined financial information of ART and EQK for the periods ending December 31, 1997 and September 30, 1998 indicates that the consummation of the Merger will likely result in net losses and accumulated deficit for the combined entity. See "Selected Unaudited Pro Forma Combined Financial Information of ART and EQK."

ART PREFERRED SHARES


       Application for the Listing and Trading of ART Preferred Shares and Possible Subsequent Delisting. As of December 31, 1998, there were 3,350,000 ART Preferred Shares outstanding (1,948,797 ART Preferred Shares have been reserved for issuance as future consideration in various business transactions of ART); however, there is currently no established public market for the ART Preferred Shares. While the listing of the ART Preferred Shares on the NYSE is a condition precedent to EQK's obligation to consummate the Merger, there can be no assurance that an active market for the ART Preferred Shares will develop or be sustained in the future on such exchange if the listing is approved. Listing will also depend upon the satisfaction of the NYSE's listing requirements with respect to the ART Preferred Shares. Although the NYSE has not established any minimum numerical criteria for the listing of preferred stock, it has published certain numerical delisting criteria therefor. Pursuant to such criteria, the NYSE will consider suspending or delisting a series of preferred stock if the aggregate market value of publicly-held shares of such preferred stock is less than $2,000,000 and the number of publicly-held shares of such preferred stock is less than 100,000. Upon consummation of the Merger, the aggregate number and aggregate value of the ART Preferred Shares will satisfy the NYSE listing requirements; however, since the ART Preferred Shares are subject to conversion or redemption as described herein under "Description of the Capital Stock of ART
- -- ART Preferred Shares," there can be no assurance that the ART Preferred Shares will continue to satisfy the NYSE's continued listing requirements. In addition, no assurance can be given as to the liquidity of, or trading for, the ART Preferred Shares. The trading price of ART Preferred Shares is likely to be below their Liquidation Value and there is no assurance as to the price at which the ART Preferred Shares will actually trade.


       Reliance on the ART Board to Declare Dividends on the ART Preferred Shares. Although dividends will accrue cumulatively on the ART Preferred Shares from the date of issuance, such dividends will not be paid unless and until they are declared by the ART Board. Holders of ART Preferred Shares will not have the authority to direct or compel the ART Board to declare dividends with respect to the ART Preferred Shares. The ART Preferred Shares are non-voting except (i) as provided by law, (ii) with respect to an amendment to ART's articles of incorporation or bylaws that would materially alter or change the existing terms of the ART Preferred Shares, and (iii) at any time or times when all or any portion of the dividends on the ART Preferred Shares for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid. In the latter event, the number of directors constituting the ART Board shall be increased by two and the holders of ART Preferred Shares, voting separately as a class, shall be entitled to elect two directors to fill such newly created directorships with each holder being entitled to one vote in such election for each share of ART Preferred Shares held.

       Risks Associated with Conversion Feature. The ART Preferred Shares are convertible into ART Common Shares as described herein under "Summary of Terms
- -- Description of ART Preferred Shares" and "Description of the Capital Stock of ART -- ART Preferred Shares." The Articles of Amendment of ART's Articles of Incorporation that authorize the ART Preferred Shares provide that a number of authorized ART Common Shares sufficient to provide for the conversion of the outstanding ART Preferred Shares as described herein shall at all times be reserved for such conversion. However, the number of ART Common Shares into which an ART Preferred Share is convertible is dependent upon the then-current market price of the ART Common Shares. Therefore, if at the time a holder of ART Preferred Shares seeks to convert such ART Preferred Shares, ART has failed to reserve a sufficient number of authorized ART Common Shares to effect such conversion and assuming that ART does not elect to redeem such ART Preferred Shares as described herein, such holder would be unable to effect such conversion. In addition to the ART Preferred Shares, ART has authorized and issued other preferred stock that may be converted from time to time into ART Common Shares. See "Description of the Capital Stock of ART." In the future, ART expects to authorize and issue additional preferred stock or other securities that may be converted from time to time into ART Common Shares. Certain of the preferred stock that has been authorized by ART (including the ART Preferred Shares) is, and securities that may be issued by ART in the future may be, convertible into a number of ART Common Shares calculated by reference to the price of ART Common Shares (i.e., the lower the price of the ART Common Shares, the higher the number of ART Common Shares to be received upon conversion of the applicable security). At any given time, a decrease in the price of ART Common Shares below a certain level could result in the number of authorized ART

Common Shares being insufficient to provide for the conversion of all of ART's convertible securities, including the ART Preferred Shares. So long as management of ART and affiliates of ART own a majority of the ART Common Shares, management expects that ART will have the ability to increase the number of authorized ART Common Shares to a number sufficient to provide for the conversion of its convertible preferred stock. However, there can be no assurance that management and affiliates of ART will continue to own a majority of the ART Common Shares. The actual basis for calculating the number of ART Common Shares issuable upon conversion of ART's authorized preferred stock is described under "Description of the Capital Stock of ART."

       Possibility that an Active Trading Market Will Not Exist for the ART Common Shares When the ART Preferred Shares are Converted. In the event that ART Preferred Shares are converted into ART Common Shares, there can be no assurance as to the existence of an active trading market for the ART Common Shares at the time of such conversion or that the trading price of the ART Common Shares will not decline substantially after such conversion.

POTENTIAL ADVERSE CONSEQUENCES OF THE DECLARATION AMENDMENT PROPOSAL

       Subject to the Requisite Shareholder Approval of the Declaration Amendment Proposal, EQK's Declaration of Trust will be amended to provide for, among other things, (i) the Ownership Limit; (ii) a 20 year extension of the finite life of the trust, (iii) the ability to change investment, financing, borrowing and distribution policies without shareholder approval, (iv) the removal of prohibitions on certain activities and investments, and (v) the ability to issue additional EQK Shares and other types of securities, in each case as more fully described below. See "The Declaration Amendment Proposal."

       Effect of Limits on Ownership and Issuance of Additional EQK Shares or other Securities. In order to maintain EQK's qualification as a REIT under the Code, subject to Requisite Shareholder Approval of the Merger-Related Proposals, the Declaration of Trust will be amended to prohibit ownership of more than 4.9% of the outstanding EQK Shares by any single shareholder other than ART and the current 5% Holders. Under the Amended Declaration of Trust, the EQK Board may exempt a proposed transferee from this restriction upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the EQK Board that ownership of EQK shares by a proposed transferee will not adversely affect EQK's qualification as a REIT under the Code, and upon such other conditions as the EQK Board may direct.

       The Ownership Limit, as well as the ability of EQK to issue additional EQK Shares or other securities (which may have rights and preferences senior to the EQK Shares), may discourage a change of control of EQK and may also (i) deter future tender or exchange offers for the EQK Shares, which offers may be advantageous to EQK Shareholders, and (ii) limit the opportunity for EQK Shareholders to receive a premium for their EQK Shares that might otherwise exist if an investor were attempting to assemble a block of EQK Shares in excess of the Ownership Limit or otherwise effect a change of control of EQK.


       Extension of Finite Life of EQK. The self liquidating provisions included in EQK's Declaration of Trust reflected an intention of the original EQK Board to liquidate EQK's assets by March of 1999, subject to extension to March 2001 if approved by the EQK Shareholders at the Special Meeting, and the Declaration of Trust provides that no additional investments will be made beyond such latter date. At some time on or before the date on which EQK would be required to terminate its operations, EQK's investments would be liquidated and the proceeds thereof, net of taxes, selling expenses and disposition fees, would be distributed to the EQK Shareholders.

       Subject to Requisite Shareholder Approval, EQK's Declaration of Trust will be amended to extend the duration of EQK until March 2001 and to revise the liquidation provisions to which EQK is subject. Following such amendment, if any asset of EQK is sold, the net proceeds thereof, if any, are expected to be reinvested in additional assets rather than being distributed to the EQK Shareholders. As a result of the extension of the finite life of EQK, the EQK Shareholders will have to sell their EQK Shares in the market to realize any remaining value of their investment after the distribution to be made to EQK Shareholders after the sale of the Center. In addition, the extension of EQK's duration will likely increase the amount of fees paid to BCM, which is expected to succeed LLPM as EQK's Advisor.


       Changes in EQK's Policies without Shareholder Approval. EQK's Declaration of Trust currently provides that, in general, none of EQK's policies may be amended without the approval of holders of three-quarters of the outstanding EQK Shares. Subject to Requisite Shareholder Approval of the Merger-Related Proposals, EQK's Declaration of Trust will be amended to provide that the EQK Board, which will be composed of the ART Designated Trustees (as defined herein under "The Board Election Proposal"), may change EQK's investment policies from time to time without the approval of EQK's Shareholders. Accordingly, EQK Shareholders will be relying upon the discretion of ART's affiliate and advisor, BCM, as EQK's New Advisor, and the EQK Board in making changes to any existing investment policies and selecting any additional investments. Any such change in existing investment policies may affect EQK's financing, borrowing and distribution policies and may adversely affect EQK's financial condition, results of operations and the market price of the EQK Shares without the approval of the EQK Shareholders. The potential conflicts of interest in the relationship between ART and BCM are described herein under "-- Possible Detrimental Effects of the Merger -- Conflicts of Interest between EQK and BCM."

       Removal of Prohibitions and Restrictions from Certain Activities and Investments. The Declaration of Trust currently provides that EQK may acquire additional real properties, but only under very limited circumstances. The Amended Declaration of Trust will remove all restrictions on EQK's ability to acquire additional real or personal property and other debt and equity investments, although except for the acquisition of the Oak Tree Village from ART, it is not currently intended that EQK will make any further acquisitions or additional investments in the foreseeable future. Accordingly, EQK Shareholders will be relying upon the discretion of ART's affiliate and advisor, BCM, as EQK's New Advisor, and the EQK Board in making changes to any existing investment policies and selecting any additional investments. The removal of such restrictions could adversely affect EQK's financial condition, results of operations and the market price of the EQK Shares without the approval of the EQK shareholders. See "The Business of EQK -- Summary of the Existing Declaration of Trust -- Prohibited Activities and Investments."

       Possible Issuance of Additional EQK Shares or Other Securities. Subject to Requisite Shareholder Approval, EQK's Declaration of Trust will be amended to remove prohibitions relating to the issuance of additional EQK Shares or other types of securities, including securities with preferential rights senior to the EQK Shares. Any such issuance of additional EQK Shares would require the affirmative vote of the holders of not less than a majority of the then outstanding EQK Shares. Any such issuance of other types of securities would not require the approval of the EQK Shareholders. In the event that additional EQK Shares or other equity securities are so issued by EQK, holders of outstanding EQK Shares will incur dilution in their percentage of equity in EQK.

POTENTIAL ADVERSE CONSEQUENCES ASSOCIATED WITH AFFILIATE OF CONTROLLING SHAREHOLDER OF NEW ADVISOR

       Upon consummation of the Merger, LLPM and EQK will terminate the Advisory Agreement and EQK will enter into the New Advisory Agreement with BCM, an affiliate of and advisor to ART, pursuant to which BCM will become the New Advisor. BCM is a privately held Nevada corporation owned by a trust established for the benefit of the children of Gene E. Phillips. Mr. Phillips currently serves as a representative of such trust and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services. Mr. Phillips reviews proposals for the acquisition or disposition of assets and provides advice to BCM's management on financing transactions and other material business matters relating to the entities advised by BCM. However, Mr. Phillips is not an officer or director of BCM or any of the entities BCM advises. Mr. Phillips is the former chairman of Southmark Corporation ("Southmark"), a real estate syndicator and parent of San Jacinto Savings Association ("San Jacinto"). Mr. Phillips resigned his positions with Southmark and certain of its affiliates in January 1989. Southmark filed a voluntary petition of bankruptcy under Chapter 11 of the United States Bankruptcy Code in July 1989. In November 1990, San Jacinto was placed under conservatorship of the Resolution Trust Corporation ("RTC") by federal banking authorities. Mr. Phillips was named as a defendant in a number of lawsuits brought by the RTC and private plaintiffs in which the allegations made against Mr. Phillips included breach of fiduciary duty and other misconduct, which allegations were denied by Mr. Phillips. All of these actions have been dismissed or settled. See "Description of ART" and "The Business of ART -- Investments in Real Estate Investment Trusts and Real Estate Partnership."

CORRELATION BETWEEN THE VALUE OF THE ART PREFERRED SHARES AND THE SUCCESS OF ART'S BUSINESS

       As part of the Merger Consideration and pursuant to the Merger, EQK Shareholders will receive ART Preferred Shares (and subsequently may receive ART Common Shares upon conversion of the ART Preferred Shares) as described herein, the value of which will be substantially dependent upon the success of ART's business. Set forth below is a summary of potential risks relating to ART's business.

       Recent Operating History. ART has experienced net losses of $2,428,000, $5,554,000, $2,836,000, $2,426,000, and $4,427,000, respectively, for each of the fiscal years ended December 31, 1997, 1996, 1995, 1994 and 1993, and ART had an accumulated deficit at December 31, 1997 of $25,638,000. During the nine months ended September 30, 1998, ART reported net income of $2,100,000 and an accumulated deficit of $25,841,000 at September 30, 1998. During the nine months ended September 30, 1998, ART paid a cumulative dividend of $0.15 with respect to each ART Common Share. During 1997, ART paid a cumulative dividend of $0.20 with respect to each ART Common Share, and during 1996, ART paid a cumulative dividend of $0.15 with respect to each ART Common Share. From 1993 through 1995, ART paid no dividends in respect of the ART Common Shares. There can be no assurance that ART will be able to pay dividends in respect of the ART Preferred Shares or the ART Common Shares in the future.

       Changes in ART's Policies Without Stockholder Approval. The investment, financing, borrowing and distribution policies of ART and its policies with respect to all other activities, growth, debt, capitalization and operations, will be determined by the ART Board. Although it has no present intention to do so, the ART Board may amend or revise these policies at any time and from time to time at its discretion without a vote of the stockholders of ART. A change in these policies could adversely affect the market price of the ART Preferred Shares or the ART Common Shares. See "The Business of ART -- General."

       Investments in Real Property. Real property investments are subject to varying degrees of risk and are relatively illiquid. Income from real property investments and ART's resulting ability to pay dividends to its shareholders may be adversely affected by a number of factors, including general economic climate and local real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates); the perceptions of prospective tenants of the safety, convenience and attractiveness of ART's properties; the ability of ART or the owner of such properties to provide adequate management, maintenance and insurance; energy and supply shortages; the ability to collect on a timely basis all rent from tenants and interest from borrowers; the expense of periodically renovating, repairing and reletting spaces; and increasing operating costs (including real estate taxes and utilities) which may not be passed through to tenants. Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from the investment. If a property of ART is mortgaged to secure the payment of indebtedness and if ART or an entity in which ART invests or to which it lends is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property or the exercise of other remedies by the mortgagee. Real estate values and income from properties are also affected by such factors as compliance with laws, including tax laws, interest rate levels and the availability of financing.

       Nature of Investments Made by ART May Involve High Risk; Illiquidity of Real Estate Investments. ART may make investments in real estate-related assets and businesses which have experienced severe financial difficulties, which difficulties may never be overcome. Since such investments may involve a high degree of risk, poor performance by any such investments could severely affect the financial condition and results of operations of ART.

       The illiquid nature of ART's real estate investments may limit the ability of ART to modify its portfolio in response to changes in economic or other conditions. Such illiquidity may result from the absence of an established market for ART's investments as well as legal or contractual restrictions on their resale by ART.

       Difficulty of Locating Suitable Investments; Competition. Identifying, completing and realizing on real estate investments has from time to time been highly competitive, and involves a high degree of uncertainty. ART competes for investments with many public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds and real estate investment trusts) and other institutional investors, as well as individuals. There can be no assurance that ART will continue to be able to locate and complete investments which satisfy ART's objectives or realize upon their value or that it will be able to fully invest its available capital.

       Many of those with whom ART competes for investments and its services are far larger than ART, may have greater financial resources than ART and may have management personnel with more experience than the officers of ART.

       General Investment Risks Associated With Acquisition Activities. From time to time, ART will acquire existing properties to the extent that they can be acquired on advantageous terms and meet ART's investment criteria. Acquisitions of properties entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform as expected, that estimates of the cost of improvements to bring an acquired property up to standards established for the intended market position may prove inaccurate and the occupancy rates and rents achieved may be less than anticipated.

       Dependence on Rental Income from Real Property. ART's cash flow, results of operations and value of its assets would be adversely affected if a significant number of tenants of ART's properties failed to meet their lease obligations or if ART or the owner of a property in which ART has an interest were unable to lease a significant amount of space on economically favorable terms. In the event of a default by a lessee, the owner may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. The bankruptcy or insolvency of a major tenant may have an adverse effect on a property. At any time, a tenant may also seek protection under the bankruptcy laws, which could result in rejection and termination of such tenant's lease and thereby cause a reduction in the cash flow of the property. If a tenant rejects its lease, the owner's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. Generally, the amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed the amount of three years' lease payments). No assurance can be given that the properties in which ART has an interest will not experience significant tenant defaults in the future.

       Properties that Serve as Collateral for ART's Mortgage Notes Receivable. A substantial portion of ART's assets have been invested in mortgage notes receivable, principally those secured by income producing real estate. The income producing real estate properties have included apartment complexes, hotels, office buildings and shopping centers. Those properties are located in the Mountain, Southeast and Southwest regions of the United States. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of loan assets in such a region may present risk considerations in addition to those generally present for similar mortgage-backed or asset-backed securities without such concentration. See "The Business of ART -- Geographic Regions" for a description of the geographic regions.

       Market values of apartment complexes can be affected significantly by the supply and demand in the geographic market for such properties securing the loan and, therefore, may be subject to adverse economic conditions. Market values on apartment complexes may vary as a result of economic events or governmental regulations outside the control of the borrower or lender. Governmental regulations such as rent control laws may impact the future cash flow of the apartment complex.

       Like any income producing property, the income generated by a hotel property is subject to several factors such as local, regional and national economic conditions and competition. However, because such income is primarily generated by room occupancy and such occupancy is usually for short periods of time, the level of such income may respond more quickly to conditions such as those described above. Such sensitivity to competition may require more frequent improvements and renovations than other properties. To the extent a hotel is affiliated to, or associated with, a regional, national, or international chain, changes in the public perception of such chain may have an impact on the income generated by the related property. The hotel industry is also generally seasonal. This will result in fluctuation in the income generated by hotel properties.

       The market value of properties such as office buildings and shopping centers are subject to risks that, upon expiration, leases for space in the office buildings and shopping centers may not be renewed, the space may not be re-leased, or the terms of renewal or re-lease (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms.

       Operating Risks of ART's Properties. The properties in which ART has an interest are subject to operating risks common to the particular property type, any and all of which may adversely affect occupancy or rental rates. Such properties are subject to increases in operating expenses such as cleaning; electricity; heating, ventilation and air-conditioning; elevator repair and maintenance; insurance and administrative costs; and other general costs associated with security, landscaping, repairs and maintenance. While commercial tenants are often obligated to pay a portion of these escalating costs, there can be no assurance that they will agree to pay such costs or that the portion that they agree to pay will fully cover such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. To the extent rents cannot be increased or costs controlled, the cash flow of ART and its financial condition may be adversely affected.

       Possible Inability to Meet Payments on Debt Financing. ART's debt-to-equity ratio, inclusive of margin debt, was 4.97 to 1 as of December 31, 1997, and 6.60 to 1 as of September 30, 1998. Under certain circumstances, ART's cash flow may be insufficient to meet required payments of principal, interest on its debt and dividend distributions. If a property is mortgaged to secure payment of indebtedness and ART is unable to meet mortgage payments, the lender could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of income and asset value to ART. If ART defaults on secured indebtedness, the lender may foreclose and ART could lose its entire investment in the security for such loan. Because ART may engage in portfolio financings where several investments are cross-collateralized, multiple investments may be subject to the risk of loss. As a result, ART could lose its interests in performing investments in the event such investments are cross-collateralized with poorly performing or nonperforming investments. In addition, recourse debt may subject other assets of ART to risk of loss. Any such losses would adversely affect ART's ability to make distributions in respect of the ART Preferred Shares. Distributions in respect of the ART Preferred Shares will be subordinate in right of payment to ART's debt obligations which, as of September 30, 1998, have an aggregate outstanding principal balance of approximately $426.3 million. Substantially all of ART's mortgage notes receivable, real estate, equity security holdings in CMET, IORI, TCI and NRLP and its trading portfolio of equity securities has been pledged to secure ART's outstanding indebtedness. Such borrowings increase ART's risk of loss because they represent a prior claim on ART's assets and require fixed payments regardless of profitability. If ART defaults on such secured indebtedness, the lender may foreclose on ART's assets securing such indebtedness, and ART could lose its investment in the pledged assets.

       Possible Inability to Refinance Existing Indebtedness. ART may not be able to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of current indebtedness and ART may not be able to finance necessary capital expenditures for renovations and other improvements on favorable terms or at all. If ART were unable to refinance its indebtedness on acceptable terms, or at all, ART might be forced to dispose of one or more of its properties on disadvantageous terms, which might result in losses to ART and might adversely affect the cash available for distributions to its shareholders. If interest rates or other factors at the time of the refinancing result in higher interest rates upon refinancing, ART's interest expense would increase, which would affect ART's ability to make distributions to its shareholders. Substantially all of ART's real estate equity investments utilize a leveraged capital structure, in which case a third party lender would be entitled to cash flow generated by such investments prior to ART receiving a return. As a result of such leverage, in addition to the risks described above, ART would be subject to the risk that existing debt (which in most cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancings will not be as favorable to ART and the risk that necessary capital expenditures for such purposes as renovations and other improvements will not be able to be financed on favorable terms or at all. While such leverage may increase returns or the funds available for investment by ART, it also will increase the risk of loss on a leveraged investment. The organizational documents of ART do not contain any limitation on the amount of indebtedness ART may incur. Accordingly, ART could become even more highly leveraged than it currently is, thus resulting in an increase in debt service that could increase the risk of default on ART's indebtedness.

       Existing Debt Maturities. As of December 31, 1997, approximately $89.0 million of ART's outstanding indebtedness became due within the next twelve months. ART had the option of extending the maturity dates with respect to $18.3 million of such amount to April and June 1999. In April 1998, ART paid off $5.0 million of such debt and refinanced the remaining $13.3 million with the same lender, increasing the loan's principal balance by $1.7 million, and extended the maturity date of such loan to April 2000. On an additional $19.5 million loan, the lender has extended such loan's maturity date to February 2000. In March 1998, ART made a $10.2 million paydown on this loan. In addition, through September 30, 1998, ART paid off a total of $29.5 million of the remainder of such maturing debt. ART anticipates that only a portion of the principal of its indebtedness outstanding from time to time will be repaid prior to maturity. ART may not have sufficient funds to repay such indebtedness at maturity; it may therefore be necessary for ART to refinance debt through additional debt financing or equity offerings. The lender on a loan with a principal balance of $20.7 million at September 30, 1998, has declared events of non-monetary default to have occurred and has demanded repayment of the amounts owed to it. If ART is unable to refinance any of the foregoing indebtedness on acceptable terms, ART may be forced to dispose of properties on disadvantageous terms, which could result in losses to ART and adversely affect the amount of cash available for further investment, to make payments on its outstanding indebtedness or to make distributions in respect of the ART Preferred Shares.

       Rising Interest Rates on Variable Rate Debt. As of September 30, 1998, approximately 15% and 85% of ART's indebtedness is subject to variable interest rates and fixed interest rates, respectively. ART may incur indebtedness in the future that also bears interest at a variable rate or may be required to refinance its debt at higher rates. Accordingly, increases in variable interest rates could increase ART's interest expense and adversely effect the financial condition and results of operations of ART. In the event that ART's financial condition and results of operations are adversely affected, the value of the ART Preferred Shares will likely decline.

       Covenants. Various debt obligations may require ART to comply with a number of customary financial and other covenants on an ongoing basis. Failure to comply with such covenants may limit ART's ability to borrow funds or may cause a default under its then-existing indebtedness. Various ART debt obligations contain specific covenants, which provide that if ART should be declared in default of any of its debt obligations, and such default is not cured in the time allowed, then the debt obligations containing such covenant would also be declared in default, as a result of which, among other consequences, all such debt would become due and payable.

       Lack of Control and Other Risks of Equity Investments in and with Third Parties. ART may invest in shares or other equity interests of real estate investment trusts or other entities that invest in real estate assets. In such cases, ART will be relying on the assets, investments and management of the real estate investment trust or other entity in which it is investing. Such entities and their properties will be subject to the other risks affecting the ownership and operation of real estate set forth herein.

       ART may also co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity and, therefore, will not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity.

       Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks which would not be present were a third party not involved, including the possibility that ART's partners or co-venturers might become bankrupt or otherwise fail to fund their share of required capital contributions, that such partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of ART, and that such partners or co-venturers may be in a position to take action contrary to the instructions or the requests of ART and contrary to ART's policies or objectives. Such investments may also have the potential risk of impasse on decisions, such as a sale, because neither ART nor the partner or co-venturer would have full control over the partnership or joint venture. Consequently, actions by such partner or co-venturer might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, ART may in certain circumstances be liable for the actions of its third-party partners or co-venturers.

       Investments in Non-Recourse Mortgage Loans. To the extent ART invests in mortgage loans, such mortgage loans may or may not be recourse obligations of the borrower and generally will not be insured or guaranteed by governmental agencies or otherwise. In the event of a default under such obligations, ART may have to foreclose its mortgage or protect its investment by acquiring title to a property and thereafter making substantial improvements or repairs in order to maximize the property's investment potential. Borrowers may contest enforcement of foreclosure or other remedies, seek bankruptcy protection against such enforcement and/or bring claims for lender liability in response to actions to enforce mortgage obligations. Relatively high "loan-to-value" ratios and declines in the value of the mortgaged property may prevent ART from realizing an amount equal to its mortgage loan upon foreclosure.

       ART may participate in loans originated by other financing institutions. As a participant, ART may not have the sole authority to declare a default under the mortgage or to control the management or disposition of the related property or any foreclosure proceedings in respect thereof.

       Any investments in junior mortgage loans which are subordinate to liens of senior mortgages would involve additional risks, including the lack of control over the collateral and any related foreclosure proceeding. In the event of a default on a senior mortgage, ART may make payments to prevent foreclosure on the senior mortgage without necessarily improving ART's position with respect to the subject real property. In such event, ART would be entitled to share in the proceeds only after satisfaction of the amounts due to the holder of the senior mortgage.

       Limitations on Remedies. Although ART will have certain contractual remedies upon the default by borrowers under certain debt instruments, such as foreclosing on the underlying real estate or collecting rents generated therefrom, certain legal requirements (including the risks of lender liability) may limit the ability of ART to effectively exercise such remedies.

       The right of a mortgage lender to convert its loan position into an equity interest may be limited or prevented by certain common law or statutory prohibitions.

       Possibility of Uninsured Loss on Uninsurable or Economically Uninsurable Properties. ART carries comprehensive liability, fire, extended coverage and rental loss insurance with respect to all of the improved real property that it owns, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses (such as losses arising from acts of war or relating to pollution) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, ART could lose its capital invested in a property, as well as the anticipated future revenue from such property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss could adversely affect the financial condition and results of operations of ART.

       With respect to those properties in which ART holds an interest through a mortgage, as well as those properties owned by entities to whom ART makes unsecured loans, the borrowers will most likely be obligated to maintain insurance on such properties and to arrange for ART to be covered as a named insured on such policies. The face amount and scope of such insurance coverage may be less comprehensive than ART would carry if it held the fee interest in such property. Accordingly, in such circumstances, or in the event that the borrowers fail to maintain required coverage, uninsured or underinsured losses may occur, which could have an adverse impact on ART's cash flow or financial condition.

       Costs of Compliance with the Americans with Disabilities Act and Similar Laws. Under the Americans with Disabilities Act of 1980 (the "ADA"), places of public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. Compliance with ADA requirements could require both structural and non-structural changes to the properties in which ART invests and noncompliance could result in imposition of fines by the United States government or an award of damages to private litigants. Although management of ART believes that its properties are substantially in compliance with present requirements of the ADA, ART may incur additional costs of compliance in the future. A number of additional Federal, state and local laws exist which impose further burdens or restrictions on owners with respect to access by disabled persons and may require modifications to properties in which ART invests, or restrict certain further renovations thereof. The ultimate amount of the cost of compliance with the ADA or other such laws is not currently ascertainable. While such costs are not expected to have a material effect on ART, they could be substantial. If required changes involve greater expense than ART currently anticipates, ART's financial condition and results of operations could be adversely affected.

       Potential Environmental Liability Affecting ART. Under various Federal, state and local environmental laws, ordinances and regulations, an owner of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. These laws often impose environmental liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure properly to remediate such substances, may adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain laws impose liability for release of asbestos- containing materials ("ACMs") into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with the ownership (directly or indirectly through its lending activities), operation, management and development of real properties, ART may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as for certain other related costs, including governmental fines and injuries to persons and property.

       ART's management is not aware of any environmental matters affecting its properties or investments that would have a material adverse effect on ART's business, assets or results of operations.

       No assurance can be given that existing environmental assessments with respect to any of ART's properties reveal all environmental liabilities, that any prior owner of a property did not create any material environmental condition not known to ART, or that a material environmental condition does not otherwise exist with respect to any one or more properties of ART.

       Noncompliance with Other Laws. Real estate properties are also subject to various Federal, state and local regulatory requirements, such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. ART believes that its properties are currently in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by ART and could have an adverse effect on ART's results of operations.

       Changes in Laws. Increases in real estate taxes, income taxes and service or other taxes generally are not passed through to tenants under existing leases and may adversely affect ART's cash flow from operations and its ability to make distributions to shareholders. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect ART's funds from operations and thus its ability to make payments on its outstanding indebtedness and to make distributions to its shareholders.

       Dependence on Key Personnel. ART will be dependent on the efforts of its executive officers and the executive officers of BCM, an affiliate of and advisor to ART. While ART believes that it and BCM could find replacements for these key personnel, the loss of their services may have a temporary adverse effect on the operations of ART. Only Randall M. Paulson, the President of BCM, has an employment agreement with BCM. None of the other officers has entered or is expected to enter into employment agreements with ART or BCM.

CORRELATION BETWEEN THE VALUE OF THE EQK SHARES AND THE SUCCESS OF EQK'S
BUSINESS

       EQK Shareholders are subject to many of the risks described above under "--Risks Relating to ART's Business," as they may also pertain to the business of EQK. The value of the EQK Shares may be affected by such risks and the risks set forth below. In addition, as a result of the sale of the Center, the resulting distribution to EQK Shareholders and the acquisition of Oak Tree Village for a note in the full amount of the purchase price, EQK is not expected to have any net worth after the Merger.

       Possible Loss of NOLs. EQK currently has NOLs of approximately $94,000,000 prior to the anticipated utilization of a portion of these NOLs to offset the taxable gain expected to be realized upon the sale of Harrisburg East Mall. In general, such NOLs may be used to offset any taxable gains realized upon the sale of EQK's assets so long as there is not or more than a 50 percentage point change in the ownership of the EQK Shares during any three year period. In the event that there is more than a 50 percentage point change in the ownership of EQK Shares during a three year period, the availability of such NOLs to offset taxable gains or income would be reduced to a very significant extent. Although it is not expected that the Merger, the Block Purchase or the Standstill Agreements would reduce the availability of the NOLs, a reduction in the availability of such NOLs could have a material adverse effect on the market value of EQK and the EQK Shares. For purposes of determining possible limitations on the availability of the NOLs, since December 31, 1997, there as been a 21.9% change in the ownership of EQK's Shares. In addition, prior to December 31, 1997, but within the last three years, an additional 23.5% change in ownership has occurred. If the Merger is approved, new EQK Shares will be issued to ART, which will result in a 3.6% ownership change. In the aggregate, all such ownership changes represent less than 50% of EQK's Shares during the three-year period preceding the date of the Merger.

                       RATIO OF EARNINGS TO FIXED CHARGES

       The following table summarizes the ratio of ART's earnings to combined fixed charges and preferred stock dividends for each of the five fiscal years ended December 31, 1997:

                                                     Year Ended December 31,
                                          1997       1996      1995      1994      1993
                                          ----       ----      ----      ----      ----
 RATIO OF EARNINGS TO COMBINED FIXED
 CHARGES AND PREFERRED STOCK
 DIVIDENDS                                 *            *        *         *         *

* Earnings were inadequate to cover fixed charges and preferred stock dividends by $8,474,000, $4,819,000, $189,000, $1,390,000, and $4,923,000 in 1997, 1996,
1995, 1994 and 1993, respectively.

                                 USE OF PROCEEDS

       Neither ART nor EQK will receive any cash proceeds from the Merger. ART plans to hold the EQK Shares that it receives as the ART Merger Consideration for investment purposes. See "The Proposed Merger and Related Matters -- Purposes of the Merger".

                             THE EQK ANNUAL MEETING

INTRODUCTION

       This Prospectus/Proxy Statement is being furnished in connection with the solicitation of proxies by the EQK Board for use in connection with the EQK Annual Meeting and any adjournments or postponements of such meeting.

       It is anticipated that the mailing of this Prospectus/Proxy Statement to EQK Shareholders will commence on _________ __, 1999.

DATE, TIME AND PLACE OF MEETINGS

       The EQK Annual Meeting is scheduled to be held at the corporate offices of EQK, 5775 Peachtree Dunwoody Road, Suite 200D, Atlanta, Georgia on ________ __, 1999 at 9:00 a.m. Eastern Standard Time.

MATTERS TO BE CONSIDERED AT THE EQK ANNUAL MEETING

       At the EQK Annual Meeting, the EQK Shareholders, voting together as a single class, will be asked to consider and vote upon the Proposals. The Board Election Proposal will require the affirmative vote of EQK Shareholders representing a majority of the total votes authorized to be cast by EQK Shares then outstanding which are present at the EQK Annual Meeting in person or by proxy and entitled to vote thereon. The Merger-Related Proposals will each require the Requisite Shareholder Approval. None of the Merger-Related Proposals will take effect unless all such proposals receive the Requisite Shareholder Approval.

RECORD DATE AND VOTE REQUIRED

       The EQK Board has fixed the close of business on ________ __, 1999 as the EQK Record Date for the EQK Annual Meeting. As of such date, there were _________________ EQK Shares issued and outstanding.

       The presence, in person or by proxy, of EQK Shareholders owning EQK Shares representing a majority of all the votes entitled to be cast by EQK Shareholders at the EQK Annual Meeting is necessary to constitute a quorum at such meeting.

       The Board Election Proposal will require the affirmative vote of EQK Shareholders representing a majority of the total votes authorized to be cast by EQK Shares then outstanding which are present at the EQK Annual Meeting in person or by proxy and entitled to vote thereon. The Merger-Related Proposals will each require the Requisite Shareholder Approval. None of the Merger-Related Proposals will take effect unless all such proposals receive the Requisite Shareholder Approval. LLPM, Summit and Sutter have agreed to vote their EQK Shares in favor of the Merger-Related Proposals. LLPM, Summit, Sutter and Halperin currently own 17.50%, 9.52%, 9.55% and 8.9%, respectively, of the issued and outstanding EQK Shares. The number of affirmative votes required for approval of the Proposals at the EQK Annual Meeting is also described above under "--Matters to be Considered at the EQK Annual Meeting."

       As of September 30, 1998, Trustees and executive officers of EQK as a group beneficially held outstanding EQK Shares representing less than 1% of all the votes entitled to be cast by EQK Shareholders at the EQK Annual Meeting and each such person has advised ART that he or she intends to vote to approve and adopt the Proposals.

       A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Such broker non-votes and abstentions will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. BECAUSE APPROVAL OF THE MERGER-RELATED PROPOSALS AT THE EQK ANNUAL MEETING REQUIRES THE AFFIRMATIVE VOTE OF THREE QUARTERS OF THE OUTSTANDING EQK SHARES AS DESCRIBED MORE FULLY ABOVE IN "--MATTERS TO BE CONSIDERED AT THE EQK ANNUAL MEETING," ANY BROKER NON-VOTES OR ABSTENTIONS ON THE PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER-RELATED PROPOSALS AND ACCORDINGLY WILL AFFECT WHETHER THE MERGER-RELATED PROPOSALS WILL BE APPROVED.

PROXY

       Enclosed is a form of proxy which should be completed, dated, signed and returned by each EQK Shareholder before the EQK Annual Meeting to ensure that such stockholder's shares will be voted at such meeting. Any EQK Shareholder signing and delivering a proxy has the power to revoke the proxy at any time prior to its use by filing with the corporate secretary of EQK a written revocation of the proxy or a duly executed proxy bearing a later date or by attending and voting in person at the meetings.

       Shares represented by a properly executed proxy will be voted in accordance with the instructions indicated on such proxy with respect to the proposal at the EQK Annual Meeting, and at the discretion of the proxy holders on all other matters to come properly before such meeting. If an EQK Shareholder executes a proxy with no instructions indicated thereon, shares represented by such proxy will be voted in favor of the Proposals.

SOLICITATION OF PROXIES

       ART will bear the expense of the proxy solicitation. ART has retained Shareholder Communications Corporation (the "Proxy Solicitor") to act as proxy solicitor in connection with the Merger. The Proxy Solicitor may contact EQK Shareholders by mail, telephone, telex, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward the proxy materials to beneficial owners of EQK Shares. The Proxy Solicitor will receive a fee estimated not to exceed $9,500 for such services, plus reimbursement of out-of-pocket expenses, and ART will indemnify the Proxy Solicitor against certain liabilities and expenses in connection with the Merger, including liabilities under federal securities laws. The telephone number of the Proxy Solicitor is 1-800-221-5724.

OTHER MATTERS

       The EQK Board of Trustees knows of no matters, other than those described in this Prospectus/Proxy Statement, which are to be brought before the EQK Annual Meeting. However, if any other matters properly come before such meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

                    THE PROPOSED MERGER AND RELATED MATTERS

BACKGROUND OF THE MERGER

       On March 5, 1996, Mr. Doug Tibetts, President of Equitable (formerly the indirect parent of LLPM which holds 1,685,556 EQK Shares), met with ART representatives at ART's office in Dallas. The meeting was general in nature without a formal agenda. Mr. Tibetts suggested that representatives of ART speak with Mr. Gregory R. Greenfield, Executive Vice President and Treasurer of EQK, concerning the possible sale of EQK. During March and April of 1996, various telephone conversations were held between Mr. Cooper B. Stuart, an Executive Vice President of BCM, an affiliate of and advisor to ART, and Mr. Greenfield regarding the Center and a possible transaction involving EQK.

       In August of 1996, Messrs. Stuart and Greenfield had various additional discussions regarding the possible sale of EQK. Mr. Greenfield informed Mr. Stuart that EQK needed to focus on completing the sale of certain properties and Messrs. Stuart and Greenfield agreed to discontinue their discussions until the beginning of 1997.

       On January 23, 1997, representatives of ART held a meeting with Mr. William G. Brown, Vice President and Controller of EQK, and Mr. Greenfield to discuss a proposed exchange offer by ART with respect to the EQK Shares. EQK agreed to engage the Financial Advisor to review the fairness of the proposed exchange offer for the EQK Board.

       On February 20, 1997, Mr. Stuart and Mr. A. Cal Rossi, Jr., an Executive Vice President of BCM, met with Messrs. Greenfield and Brown to further discuss the proposed exchange offer pursuant to which ART would offer to exchange a combination of cash and ART Preferred Shares for up to 50% of the outstanding EQK Shares.

       On March 6, 1997, ART and EQK entered into a cost sharing agreement with respect to the proposed exchange offer. Under the terms of such agreement, (i) if ART and EQK do not execute a definitive agreement, EQK's liability would shall be limited to the lesser of 50% of the actual transaction costs or $50,000 and ART shall be responsible for all additional transaction costs, (ii) if ART and EQK agree upon the terms of and execute a definitive agreement and proceed in good faith to complete the proposed transaction, but are unsuccessful in this effort by reason of inadequate shareholder response to the related proxy statement or otherwise, EQK's liability shall be limited to the lesser of 50% of the actual transaction costs or $100,000, and ART shall be responsible for all additional transaction costs, and (iii) if the proposed transaction is ultimately initiated and successfully achieves the desired shareholder exchange in accordance with the terms of a definitive agreement, EQK's liability shall be limited to the lesser of 50% of the actual transaction costs or $150,000, and ART shall be responsible for all additional transaction costs.

       On March 24, 1997, representatives of the Financial Advisor visited ART's offices to interview key personnel of both ART and BCM.

       During April 1997, discussions continued between representatives of ART and EQK concerning the terms of the ART Preferred Shares, the terms of the proposed exchange offer and the fairness opinion. Although an offer was never extended, ART informally proposed to offer to exchange a combination of (i) cash of approximately $0.40 per share and (ii) ART Preferred Shares having a liquidation value of approximately $1.85 for up to 50% of the outstanding EQK Shares. EQK had 9,264,344 shares outstanding and Prudential, the lender on the Center, held the Prudential Warrants, for a total of 9,632,212 shares. The ART Preferred Shares would pay a 10% annual dividend beginning August 16, 1998 and have a stated liquidation value of $10.00 per ART Preferred Share, plus accrued and unpaid dividends. If the proposed exchange offer was 100% successful and ART acquired 4,632,172 shares of EQK and if the actual exchange offer was the same as that informally discussed, ART would have paid $1,852,869 in cash and issued 856,952 ART Preferred Shares (having a liquidation value of $8,569,520). The terms of the ART Preferred Shares have not changed in any material manner from those preliminary discussions. For a description of the ART Preferred Shares see "Description of the Capital Stock of ART -- ART Preferred Shares." On April 11, 1997, BCM received from EQK a copy of a draft appraisal with respect to the leasehold interests in the Center. On May 7, 1997, the Financial Advisor orally issued a fairness opinion with respect to the terms of the proposed exchange offer. The EQK Board met on May 7, 1997 and approved the terms of the proposed exchange offer from ART to the EQK Shareholders.

       On June 10, 1997, Lend Lease Corporation acquired ERE, including its subsidiaries, LLPM and Compass. In connection with such acquisition, the ownership of LLPM's EQK Shares was transferred for tax purposes, thus effectively limiting the number of EQK Shares that could be acquired by ART in an exchange offer without limiting the availability of EQK's NOLs. As a result, during June and July of 1997, Mr. Stuart and Mr. Brown held further discussions regarding a proposed change in the structure of the transaction from an exchange offer to a merger and two separate stock purchases between ART and 5% Holder who had acquired or experienced a change in ownership in EQK Shares during the past three years. The merger would result in the EQK Shareholders (other than LLPM and Greenspring which would sell all of their shares in the stock purchase transactions) retaining all of their EQK Shares and receiving a combination of cash and ART Preferred Shares. The public EQK Shareholders' aggregate percentage interest in EQK would be reduced as a result of the issuance of EQK Shares to ART pursuant to the merger. This reduction in percentage interest would effectively be equivalent to the sale by each public EQK Shareholder of approximately 25% of such EQK Shareholder's shares at the same price per share ($.40 in cash and a portion of an ART Preferred Share with a Liquidation Value of $1.85) as was to be offered in the exchange offer. It was then contemplated that LLPM and Greenspring would receive for each EQK Share sold by them a portion of an ART Preferred Share with a Liquidation Value of $2.25.

       On July 9, 1997, ART and EQK entered into a revised cost sharing agreement that reflected the change in the proposed structure of the transaction from an exchange offer to a merger. The terms and conditions of the revised cost sharing agreement remained substantially the same.

       During August and September 1997, the Financial Advisor evaluated the revised structure of the transaction and recommended that the consideration to be paid to LLPM and Greenspring in connection with the Block Purchase should be reduced to 0.185 shares of ART Preferred Stock per EQK Share. This recommendation was adopted and, as a result, the non-cash consideration per share to other EQK Shareholders was increased from .0492 to 0.0616 of an ART Preferred Share. The Financial Advisor evaluated the initial revised structure and noted that the value of the consideration to be paid in the Block Purchase (as derived by the Financial Advisor) exceeded the value of (i) the consideration to be paid to the Public EQK Shareholders plus (ii) their retained interest in the diluted EQK Shares (also as derived by the Financial Advisor). The Financial Advisor then recommended that the consideration to be paid in the Block Purchase be reduced to approximate the value of the consideration to be paid to the Public EQK Shareholders plus their retained interest. Accordingly, the terms of the Block Purchase were revised to provide that ART would purchase all of the EQK shares held by LLPM and Greenspring (2,269,356 shares or approximately 23.56% of the outstanding EQK Shares prior to the Merger) in exchange for 0.185 ART Preferred Shares (having a Liquidation Value of $1.85 per share) per each EQK Share for an aggregate of 419,831 ART Preferred Shares (having an aggregate Liquidation Value of $4,198,309). Together with the EQK Shares it proposed to acquire in connection with the merger, ART would own 49% of the issued and outstanding EQK Shares.

       As a further condition precedent to the Merger, ART agreed to offer to enter into a Standstill Agreement with each 5% Holder of EQK Shares (other than LLPM and Greenspring) whereby ART would pay $0.10 per existing EQK Share held by the two remaining 5% Holders (paid on a maximum of 2,156,600 EQK Shares or a maximum of $215,660 in cash) as compensation for such holder's agreement not to sell any of its EQK Shares or acquire any additional EQK Shares for a period of 42 months after the consummation of the Merger.

       As consideration for the Merger, the Public EQK Shareholders would have been entitled to receive approximately 453,552 ART Preferred Shares (having a liquidation value of $4,535,519) and $1,884,891 in cash. Each Public EQK Shareholder would also have been entitled to retain its EQK Shares. In addition, as consideration for the Merger, ART would be entitled to receive 4,804,761 newly-issued EQK Shares.

       ART had also agreed to issue 333,500 ART Preferred Shares (having a Liquidation Value of $3,335,000) to LLPM in settlement of deferred advisory and disposition fees owed by EQK to LLPM under the Advisory Agreement. One-half of the deferred advisory fee (136,000 ART Preferred Shares having a Liquidation Value of $1,360,000) would have been paid to LLPM at closing, and the other half would have been paid to LLPM three years after the Closing Date. BCM would act as successor advisor to EQK under the terms and conditions of a new advisory agreement.

       On September 30, 1997, the Financial Advisor orally issued a revised fairness opinion with respect to the proposed Merger.

       On September 30, 1997 and November 13, 1997, the EQK Board and the ART Board, respectively, approved the terms of the Original Merger Agreement.

       In October 1997 Mr. Brown contacted Greenspring regarding its interest in the Block Purchase. From September 30, 1997 until December 24, 1997 the parties held numerous telephone conferences to finalize the definitive agreements for the Merger and Block Purchase.

       On December 24, 1997, ART and EQK issued a joint press release to the effect that the Original Merger Agreement had been signed.

       On January 6, 1998, ART filed the Registration Statement with the Commission.

       On January 21, 1998, ART filed Amendment No. 1 to the Registration Statement.

       In January 1998, ART and EQK learned of the Halperin Purchase from a
Schedule 13D filing made by Halperin. During January and February of 1998, Mssrs. Stuart and Brown had several discussions regarding the Halperin Purchase. After consulting with its counsel, ART decided that it would make an offer to Halperin to purchase his EQK Shares after the Registration Statement had been declared effective by the Commission. Such offer would be made upon the same terms and conditions as ART's offer to purchase the EQK Shares held by LLPM and Greenspring. If Halperin declined such offer, ART would amend the Registration Statement to reflect such fact, but the consideration to be paid to the Public EQK Shareholders, LLPM and Greenspring pursuant to the Merger and the Block Purchase would remain the same.

       On February 20, 1998, ART received the Commission's comments to the Registration Statement.

       During March and April 1998, ART and EQK prepared their respective responses to the Commission's comments to the Registration Statement.

       On March 19, 1998, Prudential gave EQK notice of its intent to exercise the Prudential Warrants. The Prudential Warrants were exercised on April 8, 1998 and on May 7, 1998, 367,868 EQK Shares were issued to Prudential.

       On April 23, 1998, the NYSE announced that trading in the EQK Shares would be suspended prior to the opening of the NYSE on May 4, 1998 because EQK had fallen below the NYSE's continued listing criteria for net tangible assets available to common stock (less than $12 million) and 3-year average net income (less than $600,000).

       During May 1998, Mr. Brown informed Mr. Stuart that the EQK Board had decided that it was in the best interests of the EQK Shareholders to terminate the Original Merger Agreement and to sell the Center and distribute the net liquid assets to the EQK Shareholders. Mr. Brown stated that the EQK Board was concerned that the Original Merger Agreement would hinder EQK's ability to consummate a sale of the Center by December 15, 1998, the date on which the forbearance agreement relating to the Center's mortgage terminates.

       During May 1998, Mr. Brown and Mr. Stuart held various discussions regarding the proposed termination of the Original Merger Agreement. On May 15, 1998, Mr. Stuart executed and delivered to Mr. Brown a letter setting forth ART's desire to continue discussions with EQK for a modified structure and ART's consent to the proposed sale of the Center prior to the consummation of the Merger.

       During May through August of 1998, Mr. Brown and Messrs. Stuart and Rossi held further discussions regarding a revised structure for the Merger in which ART would permit EQK to sell the Center prior to the consummation of the Merger and EQK would agree to purchase the Oak Tree Village from ART upon terms that were mutually acceptable to EQK and ART. The parties agreed to reduce the consideration to be paid by ART in connection with the Merger and the Block Purchase since the EQK Shareholders (including LLPM, Greenspring and Halperin) would receive the net proceeds from the sale of the Center. The parties agreed that the consideration to be paid to LLPM, Greenspring and Halperin in connection with the Block Purchase would be a portion of an ART Preferred Share with a Liquidation Value of $0.328 per EQK Share purchased and the consideration to be paid to the Public EQK Shareholders would be a portion of an ART Preferred Share with a Liquidation Value of $0.157 per EQK Share, with the Public EQK Shareholders retaining all of their EQK Shares subject to the dilution resulting from the issuance of additional EQK Shares as the ART Merger Consideration.

       As a result of the revised structure and the sale of the Center prior to the consummation of the Merger, the EQK Board determined that it would no longer be practicable to obtain a fairness opinion with respect to the Merger. This determination was based primarily on the fact that, upon the sale of the Center and the resulting distribution to EQK Shareholders, EQK would have no assets other than its NOLs, the availability of which is uncertain. Legg Mason indicated to EQK that, under these circumstances, it would not be able to render a fairness opinion. In this regard, EQK obtained the right to solicit and negotiate regarding alternate proposals subject to the obligation to make certain termination payments under certain specified circumstances as described under "The Proposed Merger and Related Matters -- Solicitation Permitted; Board Action; Fees and Expenses."

       In August 1998, Summit and Sutter each filed a Schedule 13G with the Commission disclosing the Summit/Sutter Purchases. These purchases were from one of the 5% Holders. During August 1998, Messrs.. Stuart and Brown had several discussions regarding the impact of the Summit/Sutter Purchases. One effect of the Summit/Sutter purchases was to reduce, as a result of tax considerations, the number of shares that ART could purchase that were held by Public EQK Shareholders. As a result, the parties determined that the terms of the consideration for the Merger and the Block Purchases should be adjusted so that the consideration to be paid to LLPM, Greenspring, Summit, Sutter and Halperin in connection with the Block Purchase would be a portion of an ART Preferred Share with a liquidation value of $0.30 per EQK Share purchased and the consideration to be paid to the Public EQK Shareholders would be a portion of an ART Preferred Share with a liquidation value of $0.14 per EQK Share, with the Public EQK Shareholders retaining all of their EQK Shares subject to the dilution resulting from the issuance of additional EQK Shares as the ART Merger Consideration. Upon reaching a preliminary agreement as to the consideration for the Merger and the Block Purchases, ART then offered to purchase from Summit and Sutter all of their respective EQK Shares upon the same terms and conditions as the LLPM and Greenspring purchases. Each of Summit and Sutter has accepted ART's purchase offer. Additionally, on August 27, 1998, Summit and Sutter each purchased one half of Greenspring's total EQK shares, thereby increasing the number of shares to be acquired by ART from Summit and Sutter pursuant to the Block Purchases.

       As a condition precedent to the Merger, ART also agreed to offer to enter into a Standstill Agreement with the remaining 5% Holder (other than LLPM, Summit, Sutter and Halperin) whereby ART would pay $0.10 per existing EQK Share held by the such 5% Holder (paid on a maximum of 906,600 shares or a maximum of $90,660 in cash) as compensation for such 5% Holder's agreement not to sell any of its EQK Shares or acquire any additional EQK Shares for a period of 42 months after the consummation of the Merger.

       On August 25, 1998, ART and EQK executed the Merger Agreement.

       On September 3, 1998, ART filed Amendment No. 2 to the Registration Statement.


       On December 2, 1998, ART filed Amendment No. 3 to the Registration Statement.


GENERAL

       The following description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix B to this Prospectus/Proxy Statement and incorporated herein by reference. EQK Shareholders are urged to read the Merger Agreement in its entirety.

EFFECTS OF THE MERGER

       The Merger Agreement provides that, subject to the Requisite Shareholder Approval of the Merger-Related Proposals and the satisfaction or waiver of the other conditions to the Merger, ART Newco will be merged with and into EQK, whereupon the separate existence of ART Newco will cease and EQK will be the surviving corporation of the Merger. At the Effective Time, the payment of the EQK Merger Consideration will be effected as described below. The Amended Declaration of Trust and the Trustees' Regulations, as in effect at the Effective Time, will continue to be the Declaration of Trust and Trustees' Regulations of EQK after consummation of the Merger. Following completion of the Merger, the New EQK Board (as defined herein under "The Board Election Proposal") will be comprised of the individuals identified above in "The Board Election Proposal."

EFFECTIVE TIME OF THE MERGER

       Following the adoption of the Merger Agreement by the EQK Shareholders and subject to satisfaction or waiver of the terms and conditions thereof, the Merger will become effective upon the filing of a Certificate of Merger filed with the Secretary of the Commonwealth of Massachusetts at the Effective Time.

TERMS OF THE MERGER

       At the Effective Time, ART will pay the EQK Merger Consideration to the EQK Shareholders and EQK will pay the ART Merger Consideration to ART.

       Following the Effective Time, American Stock Transfer and Trust Company, which will act as Merger Agent (the "Merger Agent") in connection with the Merger, shall distribute or shall cause the Dealer Manager, an affiliate of ART and BCM, to distribute the EQK Merger Consideration to each EQK Shareholder of record. In addition, following the Effective Time, EQK will distribute the ART Merger Consideration to ART. No interest will be paid or accrued on the Merger Consideration. No EQK Shareholder will be entitled to dividends or other rights in respect of any fractional interests. See "--Cash in Lieu of Fractional Shares of ART Preferred Shares."

       ART or the Merger Agent shall be entitled to deduct and withhold from the EQK Merger Consideration otherwise payable pursuant to the Merger Agreement to any EQK Shareholder such amounts as ART or the Merger Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by ART or the Merger Agent, such withheld amounts shall be treated for all purposes as having been paid to the holder of the EQK Shares in respect of which such deduction and withholding was made by ART or the Merger Agent. See "The Proposed Merger and Related Matters -- Federal Income Tax Consequences."

       None of ART, ART Newco, EQK or the Merger Agent shall be liable to any person in respect of any EQK Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

       The ART Preferred Shares to be issued to EQK Shareholders in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an "affiliate" of ART or EQK within the meaning of Rule 145 under the Securities Act. It is expected that the affiliates of ART and EQK will be able to sell such shares without registration in accordance with the applicable limitations of Rule 145 under the Securities Act.

CASH IN LIEU OF FRACTIONAL SHARES OF ART PREFERRED SHARES

       No certificates representing fractional shares of ART Preferred Shares will be issued pursuant to the Merger. In lieu thereof, each EQK Shareholder who would otherwise be entitled to a fractional ART Preferred Share will receive, on the date the EQK Merger Consideration is paid to such EQK Shareholder, cash in an amount equal to such fraction (expressed as a decimal and rounded to the nearest 0.01 of a share) multiplied by the Liquidation Value of an ART Preferred Share.

AVAILABILITY OF APPRAISAL RIGHTS

       The EQK Board has been advised that no statutory appraisal rights are available to EQK Shareholders in connection with the Merger under Massachusetts law. However, in at least one case, the Massachusetts Supreme Judicial Court held that shareholders of a merging corporation were entitled to common law appraisal rights. Neither ART nor EQK believes that the Merger would give rise to such common law appraisal rights. However, any EQK Shareholder may, by written notice prior to the EQK Annual Meeting, assert his or her entitlement to common law dissenter's appraisal rights. EQK intends to oppose any such assertion of such rights. In the event that holders of more than 3% of the outstanding EQK Shares assert common law dissenter's appraisal rights, the Merger Agreement may be terminated.

       All written notices of an EQK Shareholder's assertion of common law dissenter's appraisal rights with respect to the Merger, if any, should be addressed to: EQK Realty Investors I, Inc., 5775 Peachtree Dunwoody Road, Suite 200D, Atlanta, Georgia 30342, Attention: Secretary, and should be executed by, or with the consent of, the holder of record. In the notice, the EQK Shareholder's name should be stated as it appears on his or her stock certificates(s). If the EQK Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such notice should be executed by or for the fiduciary. If the EQK Shares are owned of record by or for more than one person, as in a joint tenancy or tenancy in common, such notice should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notice for an EQK Shareholder of record; however, the agent should identify the record owner(s) and expressly disclose the fact that, in sending the notice, he is acting as agent for the record owners.

CONDITIONS TO THE MERGER; TERMINATION; WAIVER AND AMENDMENT

       In addition to the Requisite Shareholder Approval, the obligations of ART Newco on the one hand and EQK on the other to consummate the Merger are subject to the satisfaction or waiver of certain other conditions including, among others: (i) the consummation of the Block Purchase, (ii) the Requisite Shareholder Approval of the Merger-Related Proposals, (iii) the acquisition by EQK from ART of the Oak Tree Village upon the terms and conditions described herein under "--Sale of the Center and Acquisition of Oak Tree Village," (iv) EQK's sale of the Center and distribution of the net liquid assets to the EQK shareholders, (v) the execution by each 5% Holder (other than LLPM, Summit, Sutter and Halperin) of a Standstill Agreement, (vi) the authorization of the ART Preferred Shares for listing on the NYSE, subject to official notice of issuance, (vii) no stop order suspending the effectiveness of the Registration Statement having been issued and no proceedings for that purpose having been initiated or threatened by the Commission, (viii) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, (ix) the receipt by ART and EQK of all required material governmental authorizations, permits, consents, orders or approvals, (x) the receipt of all licenses, permits, consents, approvals and authorizations from all third parties and governmental bodies and agencies which are necessary in connection with consummation of the Merger and the conduct of EQK's business after the Merger (xi) EQK operating in all respects in its ordinary course of business without any material adverse change in its business, properties or financial condition, (xii) the receipt by ART of written resignations from all members of the current EQK Board, (xiii) the number of outstanding EQK Shares immediately prior to the Merger being 9,632,212 and no additional EQK Shares or other equity interests or any option, warrant, right or other security exercisable for, convertible into or exchangeable for EQK Shares or other equity interests in EQK being issued since September 30, 1998, and (xiv) the representations and warranties of EQK in the Merger Agreement being true, complete and accurate in all material respects as of the date when made and as of the date the Merger is consummated. EQK intends to resolicit shareholder approval for the Merger if EQK desires to waive any material condition specified above.

       The obligations of ART to consummate the Merger are subject to the satisfaction or waiver of certain other conditions including, among others: (i) the continuing accuracy in all material respects of the representations and warranties made by EQK in the Merger Agreement; (ii) the performance in all material respects of all agreements and covenants to be performed by EQK or LLPM under the Merger Agreement; (iii) the receipt of certain opinions of counsel;
(iv) the exercise in full, termination or cancellation of any options or warrants (or other derivative or convertible interests in the equity securities of EQK) for EQK Shares, and (v) there having been no change in EQK's business, results of operations or financial condition which would have a material adverse effect on EQK.

       The obligations of EQK to consummate the Merger are subject to the satisfaction or waiver of certain other conditions including, among others: (i) the continuing accuracy in all material respects of the representations and warranties made by ART in the Merger Agreement; (ii) the performance in all material respects of all agreements and covenants to be performed by ART under the Merger Agreement; and (iii) there having been no change in ART's business, results of operations or financial condition had occurred which would have a material adverse effect on ART.

       The Merger Agreement may be terminated and the Merger abandoned prior to the Effective Time, whether before or after the Requisite Shareholder Approval:
(i) by mutual written consent of ART, ART Newco and EQK; (ii) by ART Newco or ART, on or after December 15, 1998, if any of the conditions precedent to ART or ART Newco's obligations under the Merger Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by ART and ART Newco prior to such date, (iii) by EQK on or after December 15, 1998, if any of the conditions precedent to EQK's obligations under the Merger Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by EQK prior to such date; (iv) by EQK if EQK accepts a proposal from a party other the ART or ART's affiliates concerning a merger, sale of substantial assets or similar transaction involving EQK or the sale of any EQK Shares, (iv) by EQK upon a Negative Determination, or (v) by EQK if the EQK Board determines that compliance with the Merger Agreement is reasonably likely to materially impair or delay its ability to sell the Center or result in a material reduction in the consideration that would be received by EQK in connection with such sale.

       ART and EQK may, by an appropriate instrument executed at any time prior to the Effective Time, whether before or after the Requisite Shareholder Approval is obtained, amend the Merger Agreement; provided that after the receipt of such approvals, no amendment or modification may be made which alters the amount or changes the form of the EQK Merger Consideration or ART Merger Consideration.

       The parties to the Merger Agreement may also, at any time prior to the Effective Time, by action taken by its Board of Directors or Trustees, as applicable: (i) extend the time for the performance of any of the obligations or other acts of the other party; (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) subject to limitations on amendment, waive compliance with any of the agreements or conditions contained in the Merger Agreement to the extent permitted by law.

SOLICITATION PERMITTED; BOARD ACTION; FEES AND EXPENSES

       The Merger Agreement provides that EQK and those acting on its behalf may solicit, encourage, or initiate any discussions with, or provide any information to, any person or entity concerning any merger, sale of substantial assets, or similar transaction involving EQK, or any sale of any of the EQK Shares. EQK must notify ART in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. In the event that EQK accepts such an offer or proposal from a party other than ART or its affiliates and, as a result terminates the Merger Agreement, EQK must pay ART a termination or "break-up" fee of $200,000, plus EQK's share of any expenses related to the Merger in accordance with the terms of the Cost Sharing Agreement.

CONDUCT OF EQK'S BUSINESSES PENDING COMPLETION OF THE MERGER

       The Merger Agreement provides that, prior to the Effective Time or the termination of the Merger Agreement pursuant to its terms, unless ART shall otherwise consent in writing, EQK will conduct its operations according to its ordinary and usual course of business and will not (i) enter into or agree to any transaction outside the ordinary course of business, (ii) incur any additional indebtedness for borrowed money except pursuant to existing lines of credit and in the ordinary course of business and except in connection with the acquisition of the Oak Tree Village from ART, (iii) pay dividends on or make other distributions or payments in respect of its capital stock other than in connection with the sale of the Center, (iv) issue any additional equity securities or any option, warrant, right or other security exercisable for, convertible into or exchangeable for any equity securities, (v) increase or agree to increase the salary, compensation, bonus or benefits of any officer, Trustee or employee of EQK other than in the ordinary course of business (except for reasonable consideration to be granted to Trustees upon their retirement from the EQK Board) or (vi) sell or otherwise dispose of any of its properties, with the exception of the Center, other than in the ordinary course of business.

SALE OF THE CENTER AND ACQUISITION OF OAK TREE VILLAGE

       Pursuant to the Merger Agreement, ART has consented to (i) the acquisition by EQK of the Oak Tree Village upon the terms and conditions described below, (ii) the sale of the Center by EQK upon such terms and conditions as EQK shall determine, (iii) the retirement of the mortgage debt on the Center, (iv) the payment of all other obligations of EQK (other than those associated with the Oak Tree Village), (v) all actions that EQK determines are necessary and appropriate to effectuate the foregoing actions, and (vi) the distribution of the net proceeds from the sale of the Center to the EQK Shareholders.

       Subject to Requisite Shareholder Approval of the Merger-Related Proposals, EQK has agreed to acquire the Oak Tree Village from ART. Oak Tree Village is a retail shopping center located in Lubbock, Texas. The municipal address of Oak Tree Village is 3701 19th Street and 3702 20th Street, Lubbock, Lubbock County, Texas. Although the Oak Tree Village is classified as a "retail shopping center," its usage includes both retail and medical office applications.

One tenant, American Home Patient, occupies ten percent or more of the rentable square footage of the Oak Tree Village and the principal nature of business of such tenant is the sale of home health care equipment. The principal business carried on in or from the Oak Tree Village is the retail sale of goods and professional services. ART acquired the Oak Tree Village for investment purposes. ART currently has no plans to renovate, improve or further develop the Oak Tree Village.

       As of September 30, 1998, the Oak Tree Village was encumbered by a first lien mortgage in the principal amount of $1,514,579 in favor of Midland Loan Services (the "Lender"). In connection with the Merger, ART will sell the Oak Tree Village to EQK pursuant to the terms of a real estate purchase and sale agreement which will provide for, among other things, the purchase by EQK of the Oak Tree Village for a total consideration of $2,780,046, consisting of an assumption by EQK of $1,514,579 in existing debt (subject to Lender's approval) and a non-recourse promissory note (the "Note") by EQK payable to ART in the amount of $1,250,000 that shall bear interest at a rate of 12% per annum and shall be payable quarterly in installments of interest only over a term of five years with a final principal payment being due on December 15, 2003. If the Lender approves the terms of the transaction, the Note will be secured by a second lien mortgage on the Oak Tree Village in favor of ART.

       Pursuant to the Real Estate Purchase and Sale Agreement, ART will agree to indemnify and hold EQK harmless from and against any liabilities to which EQK may become subject that cannot be satisfied by the disposition of the Oak Tree Village.

       Upon the sale of the Center and the acquisition of the Oak Tree Village by EQK, the Oak Tree Village will be the sole real estate asset of EQK.

       The principal tenants of the Oak Tree Village are American Home Patient, Southwest Hematology Oncology and Uniform Today. The principal tenants of the Oak Tree Village lease their space and the underlying land pursuant to leases which are summarized below.

         Principal Tenant               Area              Minimum           Expiration           Renewal
         ----------------             (Sq. Ft.)         Annual Rent            Date              Options
                                      ---------         -----------            ----              -------
 American Home Patient                  4,931             $29,900             3/31/99               No
 Southwest Hematology                   4,437             $28,841            11/30/98               No
 Oncology
 Uniform Today                          3,973             $40,723             2/28/02               No

       The following table shows lease expiration information for the tenants of the Oak Tree Village at September 30, 1998:


                                                             Gross              1997            % of
                                           Number of         Leased           Minimum       Aggregate 1998
                                             Leases           Area             Annual          Minimum
                Year                      Expiring (a)      (Sq. Ft.)           Rent         Annual  Rent
        ---------------------             ------------     ------------     ------------     ------------
           Month to Month                           --               --     $         --              --%

                1998                                 3            7,973           54,971            16.12%

                1999                                 6            9,769           77,165            22.63%

                2000                                 7           13,198          119,043            34.91%

                2001                                 2            4,925           36,431            10.68%

                2002                                 2            5,922           53,392            15.66%

                2003                                --               --               --              --%

                2004                                --               --               --              --%

                2005                                --               --               --              --%

         2006 and thereafter                        --               --               --              --%
                                          ------------     ------------     ------------     ------------
                TOTAL                               20           41,787     $    341,002           100.00%
                                          ============     ============     ============     ============



- ------------------

(a) Assumes no renewal options will be exercised in order to show the earliest termination of the leases.


       ART has received an appraisal (the "Brown Appraisal") from Brown & Associates, an unaffiliated third-party appraiser ("Brown & Associates") with respect to the market value of Oak Tree Village. Based upon the analysis set forth in the Brown Appraisal, Brown & Associates estimated that the market value of the leased fee estate in the Oak Tree Village in its as is condition as of May 20, 1997 was $2,265,000. In arriving at such appraised value, Brown & Associates considered relevant economic and market factors, including population, employment and other demographic factors and the impact of competition from other shopping centers in the Lubbock metropolitan statistical area ("MSA").

       The Brown Appraisal indicates that considerable movement is occurring within the Lubbock, Texas area as businesses relocate from center to center and because certain businesses are relocating in anticipation of losing space in connection with the construction of a new east/west freeway. As a result of the construction of such new freeway, access to the Oak Tree Village and the surrounding neighborhood will be greatly enhanced, according to the Brown Appraisal. In addition, according to the Brown Appraisal, the average rent for retail space in the Lubbock area increased $0.14 per square foot during the period from January 1996 to June 1997 to an average rental rate of $9.18 per square foot.


       In addition, according to a survey of the Lubbock, Texas commercial real estate market prepared by Blosser Appraisal, an unaffiliated third-party appraiser ("Blosser") in February of 1998 (the "Blosser Survey"), retail vacancy for multi-tenant shopping centers in the Lubbock, Texas MSA increased approximately 1% to 14.87% since 1997 and the market appeared to be stabilizing at a 14% to 15% vacancy level. The Blosser Survey indicated that rental rates have been fairly stable during 1997 and there were few sales of retail centers in the Lubbock, Texas MSA during 1997. Overall, the Lubbock retail sector is doing fairly well, with several factors indicating a stabilizing picture for the near term, according to the Blosser Survey.

       In October 1997, ART refinanced, at maturity, the $1.4 million mortgage debt secured by the Oak Tree Village for $1.5 million. ART received no net financing proceeds after the payoff of the existing mortgage and the payment of various closing costs associated with the refinancing. The new loan bears interest at a rate of 8.48% per annum, requires monthly principal and interest payments of $13,344 and matures in October 2007. If the new loan is voluntarily prepaid, the related mortgage provides that the following prepayment consideration will be payable to the lender:

       Years 1-3:    The greater of (i) three percent (3%) of the
                     outstanding principal balance of the mortgage note at the time of prepayment or (ii) the Yield Maintenance Amount (as defined below).

       Year 4: The greater of (i) two percent (2%) of the outstanding principal balance of the mortgage note at the time of prepayment or (ii) the Yield Maintenance Amount.

       Year 5-9:     The greater of (i) one percent (1%) of the outstanding
                     principal balance of the mortgage note at the time of
                     prepayment or (ii) the Yield Maintenance Amount.
       Year 10
        through
        maturity:    No prepayment consideration is required.

       The "Yield Maintenance Amount" is the present value, as of the date of prepayment, of the remaining scheduled payments of principal and interest from the date of prepayment through the maturity date of the loan(including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The "Discount Rate" is that rate which, when compounded monthly, is equal to the Treasury Rate (hereinafter defined) when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the date of prepayment, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the new loan.

       Real estate taxes are levied against the Oak Tree Village for county and township, and school tax purposes. The Oak Tree Village was assessed $53,770 in real estate taxes in 1997. The 1997 millage rate was 2.42/100. ART estimates that the Oak Tree Village will owe approximately $54,000 in real estate taxes in 1998. Real estate taxes are substantially reimbursed by the tenants through real estate tax recovery billings.

       As of December 31, 1997, for Federal income tax purposes, ART depreciates the New Property under the MACES as follows:

 Buildings:

 Gross Federal Income Tax Basis                $1,430,781
 Accumulated Depreciation                      $   40,241
 Depreciation Method                           MACES - Straight Line ("SL")
 Depreciable Life                              40 years
 Land Improvements:

 Not Applicable.

 Personal Property:

 Not applicable.


ART'S PURPOSES FOR THE MERGER

       ART intends to acquire an aggregate of 5,050,032 EQK Shares pursuant to the Merger and the Block Purchase primarily for the purpose of investment and in order to achieve the listing of the ART Preferred Shares on the NYSE. The ART Board believes that the issuance and the proposed listing of the ART Preferred Shares on the NYSE in connection with the Merger would provide ART with greater access to the public capital markets for future acquisition transactions. The ART Board also considered the amount of EQK's NOLs which currently approximate $94,000,000 and the resulting benefits to ART of acquiring an indirect interest in such NOLs through EQK pursuant to the Merger. Assuming market conditions, industry conditions and EQK's business and financial condition do not suffer adversely in the interim, it is currently ART's intention (but not obligation) to seek to acquire substantially all of the remaining outstanding EQK Shares at some time after the third anniversary of the consummation of the Merger for consideration of 0.0486 of an ART Preferred Share (with a Liquidation Value of $0.486) per currently outstanding EQK Share. Notwithstanding the foregoing, ART is not obligated to make any further acquisitions of EQK Shares and no assurance can be given that ART will make any such acquisitions in the future. In addition, any such acquisitions may be for a consideration per EQK Share which is greater or less than the consideration offered in the Merger or set forth above.

THE EQK BOARD RECOMMENDATION

       The EQK Board believes that the Merger is fair to, and in the best interests of, EQK and the holders of EQK Shares. By unanimous vote, the EQK Board approved the Merger and the transactions contemplated thereby and unanimously recommend that the EQK Shareholders approve the Merger.

       In approving the Merger Agreement and determining to recommend that the EQK Shareholders approve the Merger, the EQK Board considered certain information, including primarily the following:

       (i) The financial condition, results of operations, business and prospects of EQK.

       (ii) Certain publicly available information regarding the financial condition, results of operations, business and properties of ART.

       The following factors were deemed by the EQK Board to be reasons supporting its recommendation that the EQK Shareholders approve the Merger.

       (i) Based upon available information and taking into account that the Center is expected to be sold and the remaining assets of EQK distributed prior to the Merger, the Merger consideration appears to represent, in the judgment of the EQK Board, the highest available return to EQK Shareholders. The EQK Board recognized that, because ART would be acquiring an interest in EQK at a time when EQK would have no assets other than the NOLs which may not be available in the future, it was difficult to value the transaction. The EQK Board concluded that, given all the surrounding circumstances, including that no other offers had been received for the entity without the Center and that EQK retained the ability to terminate the Merger Agreement if a better offer is received, the terms of the Merger Agreement are fair to EQK.

       (ii) ART has indicated its intention, without legal obligation, to purchase all or substantially all of the remaining EQK Shares approximately three years after the Merger for additional ART Preferred Shares with a Liquidation Value of $0.486 per EQK Share.

       (iii) The Merger-Related Proposals are subject to Requisite Shareholder Approval (i.e., a 75% supermajority vote).

       (iv) EQK has the right to solicit competing offers for the EQK Shares, subject to the obligation to make specified termination payments to ART in certain circumstances if a competing offer is accepted.

       (v) EQK has the right to terminate the Merger Agreement if it determines that compliance with the Merger Agreement is reasonably likely to materially impair or delay its ability to dispose of the Mall, or result in a material reduction in the consideration that would be received by EQK or the EQK Shareholders in connection with such disposition.

       (vi) The Merger has been structured to preserve the availability of EQK's accumulated NOLs, although the EQK Board recognizes that there is no assurance that some or all of such availability will not be lost as a result of future changes in the ownership of EQK Shares or otherwise.

       (vii) The ART Preferred Shares received as the EQK Merger Consideration will entitle the recipients thereof to quarterly dividend payments, whereas the EQK Shares have not been paying dividends.

       The following factors were deemed by the EQK Board to be reasons that would weigh against recommending that the EQK Shareholders accept the Offer (see "Risk Factors" for a further discussion of certain of these considerations):

       (i) The ART Preferred Shares may not trade at or near their Liquidation Value. Furthermore, the ART Preferred Shares will be subject to the risks of ART's business, including those described under "Risk Factors -- Risks Relating to ART's Business."

       (ii) It is not practicable to obtain a fairness opinion with respect to the EQK Merger Consideration and there is no readily ascertainable market value for the EQK Shares after the sale of the Center.

       (iii) There is no assurance that the EQK Shares will have any significant value after the Merger.

       (iv) ART and BCM, an affiliate of and advisor to ART, and certain of their management personnel had relationships with Southmark Corporation, which underwent bankruptcy proceedings beginning in July 1989 and was the subject of various legal proceedings. For a further description of such bankruptcy and certain related and other legal proceedings, see the discussion under the caption "Description of ART." See "Risk Factors -- Potential Risks Associated With Affiliate of Controlling Shareholder of New Advisor."

       (v) Certain conflicts of interest exist with regard to the approval of the Merger-Related Transactions and the resulting control of EQK by ART. See "Risk Factors -- Risks Relating to Merger -- Conflicts of Interest Between LLPM and EQK" and "Risk Factors -- Risks Relating to Merger -- Conflicts of Interest Between EQK and BCM" herein.

       The foregoing discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger Agreement and the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors.

FEDERAL INCOME TAX CONSEQUENCES

       The following is a summary of material Federal income tax consequences of the Merger. This summary may not apply to certain classes of persons, including, without limitation, foreign persons, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons who acquired EQK Shares pursuant to the exercise of employee stock options or rights or otherwise as compensation and persons who hold EQK Shares as part of a straddle or conversion transaction. This summary is based upon laws, regulations, rulings and decisions, all of which are subject to change (possibly with retroactive effect), and no ruling has been or will be requested from the Internal Revenue Service on the tax consequences of the Merger.

       In the opinion of Andrews & Kurth L.L.P., special tax counsel to ART, which opinion is based upon certain assumptions made with the consent of ART, the payment of the EQK Merger Consideration to the Public EQK Shareholders pursuant to the Merger will be treated as a taxable transaction for Federal income tax purposes.

       In general, a Public EQK Shareholder will recognize a gain equal to the fair market value of the EQK Merger Consideration over the adjusted tax basis of EQK Shares deemed sold in the taxable Merger. It is expected that such Public EQK Shareholders will be deemed to have sold approximately 3.6% of their respective EQK Shares held before the Merger. Such gain will be treated as a capital gain if the EQK Shares are capital assets in the hands of the Public EQK Shareholder.

       The Federal income tax consequences set forth above are for general information only. Each EQK Shareholder is urged to consult his own tax advisor to determine the particular tax consequences to him or her of the Merger, including the applicability and effect of state, local and other tax laws.

       DIVIDEND PAYMENTS. A distribution made with respect to ART Common Shares or ART Preferred Shares (other than a distribution in redemption of such stock or in liquidation of ART) will be a dividend for federal income tax purposes to the extent made out of the current or accumulated earnings and profits, as determined for federal income tax purposes, of ART. If a distribution exceeds the current or accumulated earnings and profits of ART, such distribution will be treated first as a return of capital to the extent of the holder's adjusted basis in the stock on which the distribution was made (the basis of such stock would be reduced by the amount of the distribution) and will be treated second as an amount received from the sale or exchange of the stock on which the distribution was made.

       A domestic corporation which holds ART Common Shares or ART Preferred Shares will be entitled to the 70% dividends received deduction with respect to dividends received thereon, subject however to generally applicable limitations thereon which are discussed below. The special rule that the dividends received deduction is 80% for a stockholder who owns 20% by vote and value of the stock of ART is not discussed here. The dividends received deduction (taking into account dividends received from ART and from other corporations) may not exceed 70% of the taxable income (adjusted as provided in Section 246(b) of the Code) of the corporate stockholder. Moreover, the dividends received deduction is completely disallowed if the stock with respect to which the dividend is paid is not held for 46 days or more during the 90-day period beginning on the date which is 45 days before the stock becomes ex-dividend (91 days or more during the 180 day period beginning 90 days before the date on which the stock becomes ex-dividend, if the dividends are with respect to ART Preferred Shares and are attributable to a period or periods of 366 days or more) or the holder of such stock is obligated to make related payments with respect to a position in substantially similar or related property. The holding period of stock includes the day of disposition of the stock but not the day of acquisition, does not include any day which is more than 45 days (or 90 days in the case of ART Preferred Shares) after the date on which the stock becomes ex-dividend, and is determined without regard to Section 1223(4) of the Code with respect to wash sales. A holder may not count toward the required holding period any period during which it (a) has an option to sell, is under a contractual obligation to sell, or has made (and not closed) a short sale of substantially identical stock or securities, (b) is the grantor of an option (other than a qualified covered call) to buy substantially identical stock or securities, or (c) has diminished its risk of loss by holding one or more other positions with respect to substantially similar or related property (with respect to the meaning of which regulations have recently been proposed). The dividends received deduction is reduced under Section 246A of the Code to the extent that a holder incurs indebtedness directly attributable to its investment in the stock with respect to which the dividend is received. A corporate holder must reduce its basis, but not below zero, in stock with respect to which an extraordinary dividend is received by the amount of the extraordinary dividend which is not subject to tax by reason of the dividends received deduction. An extraordinary dividend is, with an exception that excludes qualified preferred dividends within the meaning of Section 1059(e)(3) of the Code from classification thereas, a dividend with respect to stock held for two years or less on the dividend announcement date
(i) exceeds 5% (10%, in the case of ART Common Shares) of the holder's basis in the stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend or (ii) that exceed 20% of the holder's basis in the stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend. Fair market value, if it can be established by the holder to the satisfaction of the IRS, may be substituted for basis for purposes of the preceding sentence. In addition, an amount treated as a dividend in the case of a redemption that is either not pro rata as to all stockholders, an amount which is a dividend and is part of a partial liquidation, and an amount which is a dividend with respect to stock the issue price of which exceeds its liquidation rights or its stated redemption price is an extraordinary dividend without regard to the length of time that the stock has been held. A holder disposing of stock with respect to which one or more extraordinary dividends has been paid will recognize gain upon such disposition, in addition to the gain which would otherwise be recognized upon such disposition, in an amount which is equal to the untaxed portion of the extraordinary dividends, if any, which were in excess of the basis in the stock at the time of the distribution.

       Dividend income that is not subject to regular corporate taxation as a consequence of the dividends received deduction may give rise to alternative minimum tax liability. Holders of ART Preferred Shares or ART Common Shares may be liable for state and local income taxes with respect to dividends or other distributions paid on the ART Preferred Shares or ART Common Shares. Because a state or locality may not allow, or may limit, a dividends received deduction, each prospective purchaser of ART Preferred Shares or ART Common Shares is advised to consult its own tax advisor concerning state and local taxes.

       REDEMPTION, SALES AND EXCHANGES. Generally, any redemption of ART Common Shares or ART Preferred Shares will be treated as a sale or exchange thereof if the redemption (a) results in a complete termination of the holder's stock interest in ART, (b) is substantially disproportionate with respect to the holder or (c) is not essentially equivalent to a dividend with respect to the holder, in each case within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, stock which is constructively owned by reason of Section 318 of the Code (pursuant to which a holder will be deemed to own stock owned (actually or constructively) by certain related individuals and entities and to own stock subject to option), as well as stock actually owned is taken into account. A distribution will generally be treated as substantially disproportionate if the percentage of the voting stock of ART which is owned immediately after the redemption is less than 80% of the percentage of the voting stock of ART which is owned immediately before the redemption and if the percentage of the ART Common Shares of ART which is owned by such person is also so reduced. A distribution will be not essentially equivalent to a dividend if it results in a "meaningful reduction" in a holder's stock interest in ART. The IRS has stated in published rulings that a redemption that results in a reduction in the actual and constructive stock interest of a minority stockholder, whose relative actual and constructive stock interest is minimal and who exercises no control over corporate affairs, will generally be treated as not essentially equivalent to a dividend. If a redemption does not satisfy any of the Section 302 tests, the amount received in the redemption will be treated as a distribution which is made by ART with respect to the stock so redeemed which is taxable as provided in "Dividend Payments" above, and the adjusted tax basis of the stock so redeemed will be transferred to any retained stock interest in ART.

       The amount of gain or loss which is recognized upon the sale or exchange (including a redemption which is treated as a sale or exchange) of ART Common Shares or ART Preferred Shares is the difference between the amount realized and the adjusted basis in the ART Common Shares or ART Preferred Shares so sold or exchanged. Reductions in adjusted basis which are the result of distributions as discussed above will increase the amount of gain recognized or reduce the amount of loss recognized upon the sale thereof. Any gain or loss so recognized upon such a disposition of ART Common Shares or ART Preferred Shares will be a capital gain or loss if such stock is a capital asset.

       ART PREFERRED SHARES; Conversion into ART Common Shares. No gain or loss will be recognized upon the conversion of ART Preferred Shares into shares of ART Common Shares except as noted below. As discussed below, special rules apply to Foreign Holders. Any cash which is received in lieu of a fractional share upon any such conversion will be treated under the current advance ruling policy of the IRS as an amount received in exchange of the fractional share. Moreover, if dividends on the ART Preferred Stock are in arrears at the time of conversion into ART Common Shares, a portion of the ART Common Shares so received the value of which is less than or equal to the amount of such arrearage may be includible in income as a dividend (to the extent of ART's current or accumulated earnings and profits).

       The adjusted tax basis of the shares of ART Common Shares received upon such a conversion (excluding any shares the receipt of which was taxable because of dividend arrearages) will be equal to the adjusted tax basis of the ART Preferred Shares converted (exclusive of any tax basis allocated to a fractional share in lieu of which cash was received). The holding period of the shares of ART Common Shares which are held with a carryover basis will include the holding period of the ART Preferred Shares converted, if the ART Preferred Shares were held as a capital asset at the time of the exchange. The holding period of any shares the receipt of which was taxable because of dividend arrearages will begin the day after the receipt thereof.

       Redemption Premium. Under Section 305 of the Code and applicable regulations, any excess of the redemption price of the ART Preferred Shares over the issue price thereof is includible in income as a dividend (to the extent of ART's current or accumulated earnings and profits) on a constant yield to maturity base under current regulations (in accordance with the economic accrual principles of Section 1272 of the Code under regulations which are to be prescribed) even though no cash is received in respect thereof units if (i) based on all of the facts and circumstances as of the issue date, the redemption pursuant to ART's call right is more likely than not to occur and (ii) the premium is not solely in the nature of a penalty for premature redemption. Although the issue is not free from doubt, ART intends to take the position that no such accrual will be required. A redemption premium for the ART Preferred Shares is reasonable if it is in the nature of a penalty for premature redemption and if it does not exceed the amount which ART would be required to pay for such redemption right under market conditions existing at the time of issuance of the ART Preferred Shares. ART believes that the redemption premium on the ART Preferred Shares satisfies this standard.

       Adjustment of Conversion Price. Under applicable Treasury regulations certain adjustments to the conversion price of convertible preferred stock, such as adjustments to reflect taxable distributions of cash or property on the related common stock, will be treated as a constructive distribution of stock and will be treated as a dividend to the holders of the preferred stock to the extent of the current or accumulated earnings and profits of the corporation. The formula for the conversion price of the ART Preferred Stock is not adjusted to reflect such distributions, however, the actual conversion price may be adjusted through changes in the value of the ART Common Stock as a result of such distributions. Adjustments to reflect nontaxable stock splits or distributions to the holders of ART Common Shares of stock, stock warrants or stock rights will, however, generally not be so treated. The failure to adjust fully the conversion price for the ART Preferred Shares to reflect distributions of stock, stock warrants or stock rights with respect to the ART Common Shares may result in a taxable dividend to holders of ART Common Shares or ART Preferred Shares.

       SPECIAL TAX RULES APPLICABLE TO FOREIGN HOLDERS. As used herein in the discussion of U.S. federal income tax matters, a "Foreign Holder" is a person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a foreign estate, a foreign trust, or a foreign partnership. Foreign Holders seeking benefits under applicable tax treaties or an exemption from United States withholding tax for "effectively connected income," as described below, will be required to comply with certain certification and other requirements in order to establish their entitlement to such benefits or exemption. Additional or different rules, not discussed herein, may apply in light of the circumstances of a particular Foreign Holder. Accordingly, each prospective Foreign Holder should discuss these matters with its own tax advisors.

       Dividends. Dividends on the ART Preferred Shares or the ART Common Shares which are paid to a Foreign Holder and which are not effectively connected with the conduct of a trade or business in the United States will be subject to United States withholding tax at a rate of 30% (or such lower rate as may be prescribed by an applicable tax treaty). If the dividends on the ART Preferred Shares or the ART Common Shares are effectively connected with the conduct of a trade or business carried on in the United States, such dividends will be subject to tax at the rates and in the manner applicable to United States persons and may also be subject to an additional "branch profits tax" at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

       Gain on Disposition of ART Preferred Shares or ART Common Shares. Foreign Holders will not be subject to U.S. federal income tax on gain realized on a disposition of the ART Preferred Shares or the ART Common Shares unless (a) the gain is effectively connected with the conduct of a trade or business in the United States in which case such gain will be subject to tax at the rates and in the manner applicable to United States persons (the branch profits tax described above may also apply if the holder is a foreign corporation), (b) in the case of an individual Foreign Holder, such holder is present in the United States for at least 183 days in the taxable year of the disposition and either the income from the disposition is attributable to an office or other fixed place of business maintained by the holder in the United States or the holder has a tax home, as defined in Section 911(d)(3) of the Code, in the United States or (c) the gain is subject to tax under Section 897 of the Code.

       Gain realized by a Foreign Holder on a disposition of ART Preferred Shares (including a disposition by conversion or redemption) will not be subject to tax under Section 897 of the Code if the Foreign Holder, after taking into account certain constructive ownership rules, does not own and has not owned within the five-year period ending on the date of the disposition more than five percent of the outstanding ART Preferred Shares assuming that the ART Preferred Shares are regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code. Similarly, gain realized by a Foreign Holder on a disposition of ART Common Shares will not be subject to tax under
Section 897 of the Code if the Foreign Holder after taking into account certain constructive ownership rules has not owned within the five year period ending on the date of the disposition more than five percent of the outstanding ART Common Shares assuming that the ART Common Shares is regularly traded on an established securities market, within the meaning of Section 897 of the Code. If the exemption which is discussed in the two preceding sentences is not available, then a Foreign Holder of ART Preferred Shares or of ART Common Shares should discuss the effect of Section 897 of the Code with its tax advisors.

       United States Federal Income Tax. Unless otherwise provided in an applicable estate tax treaty, shares of ART Preferred Shares and ART Common Shares will be considered property situated in the United States for federal estate tax purposes and will be subject to U.S. federal estate tax.

       BACK-UP WITHHOLDING. A noncorporate holder of ART Preferred Shares or ART Common Shares may be subject to backup withholding at the rate of 31 percent with respect to dividends paid on ART Preferred Shares or ART Common Shares or the proceeds of a sale, exchange or redemption thereof if (i) the payee fails to furnish a taxpayer identification number ("TIN") to the payor, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a notified payee under reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code, or (iv) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to back-up withholding.

       The payment of the proceeds of a sale of ART Preferred Shares or ART Common Shares to or through the foreign office of a broker generally will not be subject to back-up withholding. However, information reporting requirements will apply to a payment of proceeds from the sale of shares of ART Preferred Shares or ART Common Shares through a foreign office of a broker that is a United States person or of certain foreign brokers unless the broker has documentary evidence in its files that the owner is a non-United States holder and the broker has no actual knowledge to the contrary.

       Any amounts withheld under the back-up withholding rules from a payment to a holder will be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

EFFECT OF MERGER ON MARKET FOR EQK SHARES; REGISTRATION UNDER THE EXCHANGE ACT

       The cumulative effect of the sale of the Center, the resulting distribution of the net liquid assets to the EQK Shareholders, the Merger, the Block Purchase and the Standstill Agreements will reduce the number of EQK Shareholders and the number of EQK Shares that might otherwise trade publicly and, thus, the liquidity and market value of the EQK Shares are likely to be adversely affected. As a result of the distribution to EQK Shareholders and the acquisition of Oak Tree Village for a note in the full amount of the purchase price, EQK is not expected to have any net worth after the Merger.

       Prior to May 4, 1998, the EQK Shares were listed and traded on the NYSE. On April 23, 1998, the NYSE announced that trading of the EQK Shares would be suspended prior to the opening of the NYSE on May 4, 1998, as EQK had fallen below the NYSE's continued listing criteria for net tangible assets available to common stock (less than $12 million) and 3-year average net income (less than $600,000). The EQK Shares are currently traded in the over-the-counter market. The extent of the public market for such EQK Shares and the availability of price quotations in respect thereof from time to time depends upon such factors as the number of EQK Shareholders, the interest in maintaining a market in the EQK Shares on the part of securities firms, the trading value of the EQK Shares, the possible termination of registration of EQK Shares under the Exchange Act, as described below, and other factors.

       The EQK Shares are currently registered under the Exchange Act. Such registration may be terminated by EQK upon application to the Commission if the outstanding EQK Shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of EQK Shares. As of September 30, 1998, EQK had 234 holders of record. Although legally permissible, pursuant to the Merger Agreement, EQK will agree not to affirmatively deregister the EQK Shares. Termination of registration of the EQK Shares under the Exchange Act would reduce the information required to be furnished by EQK to its shareholders and to the Commission and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with shareholders' meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to shareholders, no longer applicable with respect to the EQK Shares. Furthermore, the ability of "affiliates" of EQK and persons holding "restricted securities" of EQK to dispose of such securities pursuant to Rules 144 or 145 under the Securities Act may be impaired or eliminated if the EQK Shares were deregistered under the Act.

FEES AND EXPENSES IN CONNECTION WITH THE MERGER

       ART has retained Shareholder Communications Corporation to act as Proxy Solicitor in connection with the Merger. The Proxy Solicitor may contact EQK Shareholders by mail, telephone, telex, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward the Merger materials to beneficial owners of EQK Shares. The Proxy Solicitor will receive a fee estimated not to exceed $9,500 for such services, plus reimbursement of out-of-pocket expenses, and ART will indemnify the Proxy Solicitor against certain liabilities and expenses in connection with the Merger, including liabilities under federal securities laws.

       ART will pay the Merger Agent and the Dealer Manager, an affiliate of ART and BCM, reasonable and customary compensation for their respective services in connection with the Merger, plus reimbursement for their out-of-pocket expenses, and will indemnify each of them against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws. ART will not pay any fees or commissions to any broker or dealer or other person (other than the Proxy Solicitor and the Dealer Manager) for soliciting proxies in connection with the Merger. Brokers, dealers, commercial banks and trust companies will be reimbursed by ART for customary mailing and handling expenses incurred by them in forwarding material to their customers.

       ART and EQK have entered into an expense sharing agreement (the "Expense Sharing Agreement") whereby each of ART and EQK will share the costs and expenses associated with the Merger. Under the terms of the Expense Sharing Agreement, if EQK and ART enter into the Merger Agreement and proceed in good faith to complete the Merger but are unsuccessful in such effort by reason of an inadequate EQK Shareholder response to this Prospectus/Proxy Statement or otherwise, EQK's liability under the Expense Sharing Agreement shall be limited to the lesser of 50% of the actual transaction costs or $100,000, and ART shall be responsible for all additional transaction costs. In addition, if the Merger is consummated in accordance with the terms of the Merger Agreement, EQK's liability shall be limited to the lesser of 50% of the actual transaction costs or $150,000 and ART shall be responsible for all additional transaction costs.

ACCOUNTING TREATMENT

       Since ART may be considered to have the ability to exercise significant influence over the operating policies of EQK upon consummation of the Merger, ART will account for its investment in EQK using the equity method.

STOCK EXCHANGE LISTING

       Application will be made to list the ART Preferred Shares to be issued pursuant to the Merger on the NYSE. See "Risk Factors -- ART Preferred Shares -- Application for the Listing and Trading of ART Preferred Shares and Possible Subsequent Delisting."

EQK LITIGATION

       Each of EQK, the EQK Trustees and the Advisor have been named as defendants in a purported class action complaint filed in Massachusetts state court which seeks to enjoin the Merger. The complaint also seeks other relief including unspecified damages.


                       THE DECLARATION AMENDMENT PROPOSAL

       The following is a brief summary of proposed amendments to the Declaration of Trust that will be reflected in the Amended Declaration of Trust. All of the amendments contemplated by the Amended Declaration of Trust are subject to the Requisite Shareholder Approval of the Merger-Related Proposals. The full text of the Amended Declaration of Trust is attached hereto as Appendix D.

       Extension of the Duration and Termination of the Trust. The Declaration of Trust currently provides that the term of EQK will expire in March 1999. The Amended Declaration of Trust will permit the existence of EQK to continue for an additional 20 year period, unless sooner terminated as otherwise provided under "The Business of EQK -- Summary of the Existing Declaration of Trust -- Duration and Termination of the Trust".

       Removal of Limitation of Number of Authorized EQK Shares. The Declaration of Trust currently provides that the total number of authorized EQK Shares is 10,055,555. There will be no limitation on the number of authorized EQK Shares under the Amended Declaration of Trust.

       Reduction of the Number of EQK Shareholders Required to Vote on Certain Matters. The Declaration of Trust currently provides that each of the following amendments to the Declaration of Trust shall require the affirmative vote of the holders of three-quarters of the outstanding EQK Shares: (i) increases in the number of authorized EQK Shares, (ii) amendments to the investment policies of EQK, (iii) any plan for the termination of EQK which contemplates the distribution to the EQK Shareholders of securities or other property-in-kind (other than the right promptly to receive cash), and (iv) any amendments which would reduce the percentage vote required to approve any amendments to the amendment provisions of the Declaration of Trust. The Amended Declaration of Trust will remove restrictions on the number of authorized EQK Shares and will allow the Trustees to amend EQK's investment policies without the approval of the EQK Shareholders. In addition, the Amended Declaration of Trust will reduce the number of affirmative votes of EQK Shareholders required to amend the Amended Declaration of Trust in all other instances to a majority. See "The Business of EQK -- Summary of the Existing Declaration of Trust -- Duration and Termination of the Trust."

       Removal of Prohibitions and Restrictions from Certain Activities and Investments. The Declaration of Trust currently provides that EQK may acquire additional real properties, but only under very limited circumstances. The Amended Declaration of Trust will remove all restrictions on EQK's ability to acquire additional real or personal property and other debt and equity investments, although it is not currently intended that any such acquisitions or additional investments will be made in the foreseeable future. See "The Business of EQK -- Summary of the Existing Declaration of Trust -- Prohibited Activities and Investments."

       Removal of Prohibitions on the Issuance of EQK Shares and other Securities. Under the Declaration of Trust, EQK is currently prohibited from issuing any additional EQK Shares or any rights, warrants or options to subscribe to, purchase or acquire any EQK Shares. The Amended Declaration of Trust will allow EQK to issue additional EQK Shares and other types of securities from time to time, including securities with preferential rights to the EQK Shares, provided that any issuance of additional EQK Shares will require the affirmative vote of holders of not less than a majority of the then outstanding EQK Shares entitled to vote thereon.

       Removal of Borrowing Restrictions. The Declaration of Trust currently restricts the aggregate amount of secured or unsecured borrowings that EQK may incur to 75% of EQK's total assets (other than intangibles). The Amended Declaration of Trust will eliminate such borrowing restrictions.

       Revision of Trustee Provisions. The Declaration of Trust currently provides that the number of Trustees must be no fewer than five and no more than twelve and that a majority of the Trustees shall be unaffiliated with EQK and its affiliates. The Amended Declaration of Trust will reduce the maximum number of Trustees to seven, with at least one trustee being unaffiliated with EQK and/or its affiliates. See "The Business of EQK -- Summary of the Existing Declaration of Trust -- Trustees."

       Ownership Limit. The Declaration of Trust currently contains provisions which allow the Trustees to restrict ownership of EQK Shares in order to maintain EQK's qualification as a REIT under the Code. The Amended Declaration of Trust will specifically prohibit ownership of more than 4.9% of the outstanding EQK Shares by any single shareholder, other than ART and duPont. Under the Amended Declaration of Trust, the EQK Board may exempt a proposed transferee from this restriction upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the EQK Board that ownership of EQK by a proposed transferee will not adversely affect EQK's qualification as a REIT under the Code, and upon such other conditions as the EQK Board may direct.

       Change the Name of EQK. The Amended Declaration of Trust will change the name of EQK from "EQK Realty Investors I" to "ART Realty Investors I" to eliminate any reference to EQK or LLPM or any of their affiliates.

       Reduction of the Number of EQK Trustees Required to Vote on Certain Matters. The Declaration of Trust currently requires the approval of two-thirds of the EQK Board to amend the Declaration of Trust, without the vote or consent of EQK Shareholders, in order to conform the Declaration of Trust to the requirements of (a) the REIT provisions of the Code, (b) other applicable Federal laws or regulations or (c) any state securities or "blue sky" laws or requirements of administrative agencies thereunder in connection with the initial public offering of EQK Shares. The Amended Declaration of Trust will require only a majority vote of the New EQK Board (as defined herein under "The Board Election Proposal") to approve amendments to the Declaration of Trust with respect to the aforementioned conformity issues. The Declaration of Trust will also be amended to require only a majority vote of the New EQK Board (as defined herein under "The Board Election Proposal"), without EQK Shareholder approval, to change the investment policies of EQK from time to time, in keeping with the other provisions of the Declaration of Trust. See "The Business of EQK -- Summary of the Existing Declaration of Trust - Amendment of Declaration of Trust; Merger."

       Change in Organizational Structure of EQK. The Amended Declaration of Trust will provide that, upon a vote of a majority of the New EQK Board (as defined herein under "The Board Election Proposal"), and with the affirmative vote of the holders of a majority of the outstanding EQK Shares, the New EQK Board shall have the power to cause to be organized or to assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association, or other organization to take over the trust estate of EQK or any part or parts thereof or to carry on any business in which EQK shall directly or indirectly have any interest, and to sell, convey and transfer the trust estate of EQK or any part or parts thereof to any such corporation, trust, partnership, association, or organization in exchange for the EQK Shares or securities issued by EQK or otherwise, and to lend money to, subscribe for the EQK Shares or securities issued by EQK, and enter into any contracts with any such corporation, trust, partnership, association, or organization, or any corporation, trust partnership, association, or organization in which EQK holds or is about to acquire shares or any other interest. The New EQK Board may also cause a merger or consolidation between EQK or any successor thereto and any such corporation if and to the extent permitted by law, provided that under the law then in effect, the federal income tax benefits available to qualified real estate investment trusts and their shareholders, or substantially similar benefits, are also available to such corporation, trust, partnership, association, or organization and its stockholders or members, and provided that the resulting investment would be substantially equal in quality and substantially the same in type as an investment in the EQK Shares.

       The EQK Board believes that the Amended Declaration of Trust is fair to, and in the best interests of, EQK and the holders of EQK Shares. By unanimous vote, the EQK Board approved the Declaration Amendment Proposal and unanimously recommends that the EQK Shareholders approve the Declaration Amendment Proposal.

                      THE NEW ADVISORY AGREEMENT PROPOSAL

       EQK has entered into an agreement with LLPM, a wholly owned subsidiary of ERE, to act as its "Advisor." The Advisor makes recommendations to EQK concerning investments, administration and day-to-day operations.

         Under the terms of the Advisory Agreement, the Advisor receives a management fee that is based upon the average daily per share price of EQK's shares plus the average daily balance of outstanding mortgage indebtedness. Such fee is calculated using a factor of 42.5 basis points (0.425%) and generally has been payable monthly without subordination. Commencing with the December 1995 extension of debt and continuing with the December 1996 debt extension, Prudential requested, and the Advisor agreed to, a partial deferral of payment of its fee. Whereas the fee continues to be computed as described above, payments to the Advisor are limited to $37,500 per quarter. Accrued but unpaid amounts will be eligible for payment upon the repayment of the Mortgage Note (as defined in "The Business of EQK -- General"). For the years ended December 31, 1997, 1996, and 1995, portfolio management fees were $242,000, $250,000, and $403,000, respectively. The balance of deferred advisory fees at December 31, 1997 was $217,000. The deferred advisory fees will be paid to the Advisor upon the consummation of the sale of the Center.

       Upon consummation of the Merger and subject to Requisite Shareholder Approval of the Merger-Related Proposals, LLPM will terminate its rights and duties as Advisor under the Advisory Agreement and BCM, an affiliate of and advisor to ART, will become the New Advisor to EQK under the New Advisory Agreement.

       The duties of the New Advisor under the New Advisory Agreement will include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources for EQK. The New Advisor will also serve as a consultant to EQK in connection with EQK's business plan and investment policy decisions to be made by the New EQK Board.

       The New Advisory Agreement provides that the New Advisor shall receive base compensation at the rate of 0.0625% per month (0.75% on an annualized basis) of EQK's gross asset value in the form of a gross asset fee. In addition to base compensation, the New Advisory Agreement provides that the New Advisor, or an affiliate of the New Advisor, shall be entitled to receive an acquisition fee for locating, leasing or purchasing real estate for EQK; a net income fee for the investment and management of EQK's assets; a loan arrangement fee; an incentive fee equal to 10% of net income for the year in excess of a 10% return on shareholders' equity, and 10% of the excess of net capital gains over net capital losses, if any; and a mortgage placement fee, on mortgage loans originated or purchased. The New Advisory Agreement further provides that the New Advisor shall bear the cost of certain expenses of its employees not directly identifiable to EQK's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance by the New Advisor of its duties under the New Advisory Agreement.

       If and to the extent that EQK shall request the New Advisor, or any director, officer, partner or employee of the New Advisor, to render services to EQK other than those required to be rendered by the New Advisor under the New Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and EQK from time to time.

       The New Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms.

       The EQK Board believes that the New Advisory Agreement is fair to, and in the best interests of, EQK and the holders of EQK Shares. By unanimous vote, the EQK Board approved the New Advisory Agreement Proposal and unanimously recommend that the EQK Shareholders approve the New Advisory Agreement Proposal.

                          THE BOARD ELECTION PROPOSAL

       At the EQK Annual Meeting, the EQK Shareholders, voting together as a class, will be asked to consider and vote upon the members of the EQK Board pursuant to the Board Election Proposal. The Board Election Proposal will require the affirmative vote of EQK Shareholders representing a majority of the total votes authorized to be cast by EQK Shares then outstanding which are present at the EQK Annual Meeting in person or by proxy and entitled to vote thereon.


       The current members of the EQK Board are described below. The term of office of each member of the EQK Board expires at the 1999 annual meeting of the EQK Board or when the respective successor is elected and qualifies. Upon majority approval of the Board Election Proposal by the EQK Shareholder, the current members of the EQK Board shall be re-elected and shall serve until the earlier of (i) the 2000 annual meeting of EQK, or (ii) the appointment of the New EQK Board.


              Sylvan M. Cohen, age 82, has been a Trustee since 1988. Mr. Cohen has been Chairman, Chief Executive Officer, and Trustee of Pennsylvania Real Estate Investment Trust, an American Stock Exchange-listed real estate investment trust, since 1994 and was President and Trustee since its inception in 1960. Mr. Cohen has been Of Counsel to the law firm Drinker Biddle & Reath since 1995. For more than five years prior thereto, Mr. Cohen was a partner in the Philadelphia law firm of Cohen, Shapiro, Polisher, Shiekman and Cohen. Mr. Cohen is formerly a director of Fidelity Bank, Philadelphia, Pennsylvania, and is currently a director of FPA Corporation, an American Stock Exchange-listed real estate development company. Mr. Cohen was a managing trustee of Arbor Property Trust, a NYSE-listed real estate investment trust and successor in interest to EQK Green Acres, L.P., until December 1997. He formerly served as President of the National Association of Real Estate Investment Trusts and the International Council of Shopping Centers.

              Alton G. Marshall, age 75, has been a Trustee since the Trust's inception in 1985. Mr. Marshall has been President of Alton G. Marshall Associates, Inc. a New York City real estate investment firm since 1971. He was formerly a Senior Fellow of the Nelson A. Rockefeller Institute of Government in Albany, New York. He was also Chairman of the Board and Chief Executive Officer of The Lincoln Savings Bank, FSB from March

       1984 through December 1990. From 1971 to 1981, he was President of the Rockefeller Center, Inc., a real estate, manufacturing and entertainment company. Mr. Marshall is currently a director of the Hudson River Trust and the New York State Electric & Gas Corp., and was a managing trustee of Arbor Property Trust until December 1997. He is an independent partner of Equitable Capital and Equitable Capital Retirement Fund.

              George R. Peacock, age 73, has been a Trustee since 1988. Mr. Peacock has been sole-owner and President of Carluke, Inc., a real estate investment consulting firm, since 1988. Mr. Peacock had retired from ERE, a wholly-owned subsidiary of Equitable in August 1988 after serving as Chairman and Chief Executive Officer. Mr. Peacock is a past member of Equitable's Investment Policy Committee. Prior to his retirement, he was also a Senior Vice President of Equitable for approximately twelve years. He is also a former director of ERE and was a managing trustee of Arbor Property Trust until December 1997.


              Phillip E. Stephens, age 49, has been a Trustee since 1990 and is currently Chairman of Stephens Property Group, Inc. Mr. Stephens was Chairman and Chief Executive Officer of Compass, a subsidiary of ERE, from February 1996 to June 1997 and was President and Chief Executive Officer from January 1992 to January 1996. Mr. Stephens was Executive Vice President of Compass from January 1990 to December 1991. He has also served as President of LLPM, EQK's advisor and a wholly-owned subsidiary of ERE, from December 1989 to June 1997. Prior to that date and since October 1987, he was President of EQK Partners, the predecessor in interest to LLPM. Prior to that date and since its inception in September 1983, he was Senior Vice President and subsequently President of EQK Partners. Mr. Stephens was also a managing trustee of Arbor Property Trust until December 1997.


              Robert C. Robb, Jr., age 51, has been a Trustee since 1991. Mr. Robb has been President of and partner in the management and financial consulting firm of Lewis, Eckert, Robb & Company since 1981. Mr. Robb is currently a director of PNC Bank, N.A., Pittsburgh, Pennsylvania, Tamaqua Cable Products Company, and Brynwood Partners, and is a former director of Brinks, Inc. of Darien, Connecticut.


              Samuel F. Hatcher has been a Trustee since January 15, 1999. He has been Senior Executive Vice President and General Counsel for Lend Lease Real Estate Investments, Inc. and its predecessor ERE Yarmouth since June 1997 and, prior thereto, was Executive Vice President and General Counsel of ERE since June 1989. Prior to joining ERE, he was a partner in an Atlanta law firm. Mr. Hatcher is also a member of the American College of Real Estate Lawyers, National Association of Real Estate Investment Managers, American Corporate Counsel Association and National Association of Public Pension Attorneys. Mr. Hatcher has more than 28 years of legal experience and holds an AB from Davidson College and a JD from Yale Law School.


       Subject to Requisite Shareholder Approval of the Merger-Related Proposals, upon completion of the Merger, pursuant to the Merger Agreement, all of the members of the then current EQK Board will resign and the related vacancies shall be filled with persons designated by ART (the "ART Designated Trustees"), at least one of whom shall be unaffiliated with ART or its affiliates (the "Independent Trustee"). The ART Designated Trustees shall constitute the new board of EQK (the "New EQK Board"). ART currently intends to designate Thomas A. Holland, A. Cal Rossi, Jr., Cooper B. Stuart, Karl L. Blaha and Al Gonzalez as the ART Designated Trustees. To the extent that the current ART Designated Trustees are unwilling or unable to continue to serve as Trustees of EQK, their successors will generally be nominated by the remaining ART Designated Trustees. See "The Declaration Amendment Proposal -- Revision of Trustee Provisions".

       Set forth below are descriptions of the members of the proposed New EQK Board.


              Thomas A. Holland, age 56, has served ART as Executive Vice President and Chief Financial Officer since August 1995, and Senior Vice President and Chief Accounting Officer from July 1990 to August 1995. Mr. Holland has also served BCM, Syntek Asset Management, Inc. ("SAMI"), CMET, IORI and TCI as Executive Vice President and Chief Financial Officer since August 1995 and Senior Vice President and Chief Accounting Officer from July 1990 to August 1995. He has been Secretary of CMET, IORI and TCI since February 1997 and Executive Vice President and
       Chief Financial Officer of NRLP Management Corp. ("NMC") since November 1998. Mr. Holland was Senior Vice President and Chief Accounting Officer of National Income Realty Trust ("NIRT") and Vinland Property Trust ("VPT") from July 1990 to February 1994.

       His other previous positions include Vice President and Controller from December 1986 to June 1990 of Southmark, Vice President-Finance from January 1986 to December 1986 of Diamond Shamrock Chemical Company, Assistant Controller from May 1976 to January 1986 of Maxus Energy Corporation (formerly Diamond Shamrock Corporation), and Trustee from August 1989 to June 1990 of Arlington Realty Investors. Mr. Holland has been a Certified Public Accountant since 1970.

              A. Cal Rossi, Jr., age 61, currently serves as Executive Vice President and Director of Capital Markets at BCM. He joined BCM as a permanent employee on March 1, 1996. Mr. Rossi is the President of the Rossi Group of Companies and has created world-class hotels and resorts throughout the United States.

              Cooper B. Stuart, age 46, currently serves as Executive Vice President at BCM, where he commenced employment in early 1994. Mr. Stuart currently works in the Capital Markets area of BCM where he is principally involved in both debt and equity transactions including public offerings. Mr. Stuart was also Managing Director of InveQuest Realty Corporation. He was also President of InveQuest Ventures, Inc., InveQuest Incorporated and its subsidiary, InveQuest Properties, Inc., and a General Partner of numerous real estate syndications involving land, office and apartment development. Mr. Stuart served as Senior Vice President of First Financial Equities Corporation from 1988 to 1989. Mr. Stuart is a licensed real estate broker and worked for Moore Myers & Associates from 1980 to 1981. He was employed by Xerox Corporation as a sales executive in the New York and Connecticut areas from 1975 to 1979.


              Karl L. Blaha, age 51 has served as a director of ART since June 1996. Mr. Blaha has served as President of ART since October 1993 and as Executive Vice President and Director of Commercial Management of ART from April 1992 to October 1993. Since July 1997, Mr. Blaha has served as Executive Vice President - Commercial Asset Management of BCM, TCI, CMET, IORI and SAMI, which is the general partner of NRLP and NOLP, and from April 1992 to August 1995, Mr. Blaha served as an Executive Vice President and Director of Commercial Management of BCM, TCI, CMET, IORI and SAMI and since November 1998, of NMC. Since November 1998, Mr. Blaha has served as the sole Director of SAMI and as a Director of NMC. From October 1992 to July 1997, Mr. Blaha served as Executive Vice President of Carmel Realty, Inc., a company owned by First Equity Properties, Inc. ("First Equity"), which is 50% owned by BCM. Since 1996, Mr. Blaha has served as a Director and President of First Equity. From April 1992 to February 1994, Mr. Blaha served as Executive Vice President and Director of Commercial Management of NIRT and VPT. From August 1988 to March 1992, Mr. Blaha was a Partner and Director of the National Real Estate Operations of First Winthrop Corporation. From April 1984 to August 1988, Mr. Blaha served as a Corporate Vice President of Southmark Corporation and from March 1986 to August 1988, was the President of Southmark Commercial Management.


              Al Gonzalez, age 62, has been a director of ART since 1989 and has served as President of AGE Refining, Inc. , a petroleum refining and marketing firm, since March 1991. From January 1988 to March 1991, Mr. Gonzalez served as President of Moody-Day Inc., a company that sells and leases construction equipment and supplies; owner and President of Gulf-Tex Construction Company; and owner and lessor of two restaurant sites in Dallas, Texas. Mr. Gonzalez has served as a director of Avacelle, Inc. ("Avacelle") since April of 1990. From 1988 to 1992, Mr. Gonzalez served as a director of Greenbriar Corp. From 1987 to 1989, Mr. Gonzalez served as a member of the Dallas City Council. On March 18, 1992, Avacelle filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code and an Order confirming its Plan of Reorganization was entered October 18, 1993 by the United States Bankruptcy Court, Northern Division of Oklahoma. On April 21, 1997, Avacelle again filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code.


       Pursuant to the Amended Declaration of Trust, the unanimous consent of a committee of the New EQK Board consisting of the Independent Trustee and at least two other ART Designated Trustees shall be required to approve (i) transactions between EQK and ART and any of their respective affiliates and other related persons (other than transactions between related parties pursuant to the New Advisory Agreement), and (ii) any amendments to EQK's organizational documents. The New EQK Board will not review the New Advisory Agreement because the New Advisory Agreement is one of the three Merger-Related Proposals and therefore voted on before the election of the New EQK Board under the Board Election Proposal.

                               DESCRIPTION OF ART

       ART, a Georgia corporation, is the successor to a District of Columbia business trust organized pursuant to a declaration of trust dated July 14, 1961. The business trust merged into ART on June 24, 1988. ART invests in equity interests in real estate (including equity securities of real estate- related entities), leases, joint venture development projects and partnerships and finances real estate and real estate activities through investments in mortgage loans. ART has invested in private and open market purchases in the equity securities of CMET, IORI, TCI and NRLP.

       The ART Board has broad authority under ART's governing documents to make all types of real estate investments, including mortgage loans and equity real estate investments, as well as investments in the securities of other entities, whether or not such entities are engaged in real estate-related activities.

       Although the ART Board is directly responsible for managing the affairs of ART and for setting the policies which guide it, the day-to-day operations of ART are performed by BCM, an affiliate of and advisor to ART. BCM is a contractual advisor under the supervision of the ART Board. The duties of BCM include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources for ART. BCM also serves as a consultant in connection with ART's business plan and investment policy decisions made by the ART Board.


       BCM, an affiliate of and advisor to ART, is a company owned by a trust for the benefit of the children of Gene E. Phillips, the Chairman of the Board and a Director of ART until November 16, 1992. Gene E. Phillips served as a director of BCM until December 22, 1989 and as Chief Executive Officer of BCM until September 1, 1992. Gene E. Phillips currently serves as a representative of the trust that owns BCM for the benefit of his children and, in such capacity, Gene E. Phillips has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to ART. Ryan T. Phillips, the son of Gene E. Phillips and a Director of ART until June 4, 1996, is also a director of BCM and a trustee of the trust which owns BCM for the benefit of the children of Gene E. Phillips. As of January 22, 1999, BCM owned 5,730,672 ART Common Shares, representing approximately 53.3% of the ART Common Shares then outstanding. BCM has been providing advisory services to ART since February 6, 1989. BCM also serves as advisor to CMET, IORI and TCI. Karl L. Blaha, Randall M. Paulson, Bruce A. Endendyk, Steven K. Johnson and Thomas A. Holland, executive officers of ART, are also executive officers of CMET, IORI and TCI. Karl L. Blaha also serves as a Director of ART and as the sole director of SAMI, the managing general partner of Syntek Asset Management, L.P. ("SAMLP"), the general partner, until December 18, 1998, of NRLP and National Operating, L.P. ("NOLP"), the operating partnership of NRLP. On December 18, 1998, SAMLP withdrew as general partner of NRLP and NOLP and NMC, a wholly-owned subsidiary of ART, was elected successor general partner. Mr. Blaha serves as a director of NMC. Gene E. Phillips is also a general partner of SAMLP and served as a director and Chief Executive Officer of SAMI until May 15, 1996. SAMI is a company owned by BCM. BCM performs certain administrative functions for NRLP and NOLP on a cost reimbursement basis.


       Gene E. Phillips is the former chairman of Southmark, a real estate syndicator and parent of San Jacinto. As a result of a deadlock on Southmark's Board of Directors, Mr. Phillips, among others, reached an agreement whereby he resigned his positions with Southmark and certain of Southmark's subsidiaries and affiliates in January 1989. Southmark filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code in July 1989. In November 1990, San Jacinto was placed under conservatorship of the RTC by federal banking authorities. In December 1990, San Jacinto was converted into a Federal Association and placed in receivership. Mr. Phillips has been named as a defendant in a number of lawsuits brought by the RTC and private plaintiffs in which the allegations made against Mr. Phillips included breach of fiduciary duty and other misconduct, which allegations were denied by Mr. Phillips. These actions have been dismissed or settled.

       Since February 1, 1990, affiliates of BCM have provided property management services to ART. Currently, Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides such property management services. Carmel, Ltd. subcontracts with other entities for the provision of the property-level management services to ART at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) First Equity which is 50% owned by BCM, (ii) Gene E. Phillips, and (iii) a trust for the benefit of the children of Gene E. Phillips. Carmel, Ltd. subcontracts the property-level management of ART's hotels, shopping centers, office buildings and the Denver Merchandise Mart to Carmel Realty, Inc. ("Carmel Realty") which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

       Affiliates of BCM are also entitled to receive real estate brokerage commissions in accordance with the terms of the advisory agreement between ART and BCM.

       ART has no employees itself, but PWSI, a wholly-owned food service subsidiary of ART has approximately 800 employees as of September 30, 1998. Employees of BCM render services to ART.

       ART's principal offices are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. ART's telephone number is (214) 692-4700.

                         EXECUTIVE COMPENSATION OF ART

       ART itself has no employees, payroll or employee benefit plans and pays no compensation to executive officers of ART. The Directors and executive officers of ART who are also officers or employees of BCM are compensated by BCM. Such affiliated Directors and executive officers of ART perform a variety of services for BCM and the amount of their compensation is determined solely by BCM. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.


       The only direct remuneration paid by ART is to those Directors who are not officers or employees of BCM or its affiliated companies. Until April 1, 1998, ART compensated such Independent Directors at a rate of $5,000 per year, plus $500 per meeting attended and $300 per Committee meeting attended. During 1997, $48,673 was paid to Independent Directors in total Directors' fees for all meetings, as follows: Dale A. Crenwelge, $15,400; Al Gonzalez, $13,100; and Cliff Harris, $5,333. Effective April 1, 1998, ART compensates Independent Directors at the rate of $20,000 per year, plus $300 per Committee meeting attended. In addition, the Chairman of the Audit Committee receives an annual fee of $500.

       In September 1997, the ART Board, including all of the Independent Directors, approved ART's 1997 Stock Option Plan (the "Plan"). The Plan was approved by the ART stockholders at ART's annual meeting on January 19, 1998. The Plan is intended principally as an incentive for and as a means of encouraging ownership of ART Common Stock, by eligible persons, including certain Directors and officers of ART. Options may be granted either as incentive stock options (which qualify for certain favorable tax treatment), or as non-qualified stock options. Incentive stock options cannot be granted to, among others, persons who are not employees of ART, or of any parent or subsidiary of ART, or to persons who fail to satisfy certain criteria concerning ownership of less than 10% of the shares of ART. The Plan is administered by the Stock Option Committee, which currently consists of the three Independent Directors of ART. The exercise price per share of an option will not be less than 100% of the fair market value per share on the date of grant thereof. ART receives no consideration for the grant of an option. As of October 30, 1998, there were 271,750 stock options outstanding under the Plan.



                              THE BUSINESS OF ART

GENERAL

       ART, a Georgia corporation, is the successor to a District of Columbia business trust. ART elected to be treated as a REIT under Sections 856 through 860 of the Code, during the period July 1, 1987 through December 31, 1990. ART allowed its REIT tax status to lapse in 1991.

       ART's primary business is investing in equity interests in real estate (including equity securities of real estate-related entities), leases, joint venture development projects and partnerships and financing real estate and real estate activities through investments in mortgage loans, including first, wraparound and junior mortgage loans. The ART Board has broad authority under ART's governing documents to make all types of real estate investments, including mortgage loans and equity real estate investments, as well as investments in the securities of other entities, whether or not such entities are engaged in real estate-related activities. ART does not have a policy limiting the amount or percentage of assets that may be invested in any particular property or type of property or in any geographic area. ART's governing documents do not contain any limitation on the amount or percentage of indebtedness ART may incur.

       ART, through PWSI, also operates and franchises pizza parlors featuring pizza delivery, carry-out and dine-in under the trademark "Me-N-Ed's" in California and Texas. The first Me-N-Ed's pizza parlor opened in 1962. At September 30, 1998, there were 57 Me-N-Ed's pizza parlors in operation, consisting of 51 owned and six franchised pizza parlors, seven of the owned pizza parlors were in Texas and the remainder in California.

       ART's businesses are not seasonal. With regard to real estate investments, ART is seeking both current income and capital appreciation. ART's plan of operation is to continue, to the extent its liquidity permits, to make equity investments in income producing real estate such as apartment complexes and commercial properties or equity securities of real estate-related entities and to continue to service and hold for investment its mortgage notes. ART also intends to pursue higher risk, higher reward investments, such as developed, partially developed and undeveloped land where it can obtain financing of substantially all of a property's purchase price. ART intends to seek selected dispositions of certain of its assets, in particular certain of its land holdings, where the prices obtainable for such assets justify their disposition. ART intends to continue to service and hold for investment its mortgage notes. ART also intends to pursue its rights vigorously with respect to mortgage notes receivable that are in default.

       ART may purchase or lease properties for long-term investment, develop or redevelop its properties or sell such properties, in whole or in part, when circumstances warrant. ART currently participates and may continue to participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness that have priority over ART's equity interest.

       ART may repurchase or otherwise reacquire ART Common Shares, Special Stock (as defined under "Description of the Capital Stock of ART -- General") or other securities and may also invest in securities of other entities engaged in real estate activities or securities of other issuers. ART may invest in the securities of other issuers in connection with acquisitions of indirect interests in real estate (normally general or limited partnership interests in special purpose partnerships owning one or more properties). ART may in the future acquire all or substantially all of the securities or assets of real estate investment trusts, management companies or similar entities where such investments would be consistent with its investment policies. ART may also invest in securities of other issuers from time to time for the purpose of exercising control. It is not intended that ART's investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, as amended, and it is intended that ART would divest securities before any such registration would be required.

       The ART Board may devote available assets to particular investments or types of investments, without restriction on the amount or percentage of ART's assets that may be so devoted to a single investment or to any particular type of investment, and without limit on the percentage of securities of any one issuer that ART may acquire. ART's investment objectives and policies may be changed at any time by the ART Board without the approval of ART's stockholders. See "Risk Factors -- Risks Relating to ART's Business -- Changes in ART's Policies Without Stockholder Approval."

       To the extent that the ART Board determines to seek additional capital, ART may raise such capital through additional equity offerings, debt financing or retention of cash flow, or a combination of these methods. If the ART Board determines to raise additional equity capital, it may, without stockholder approval, issue additional shares of ART Common Stock or Special Stock up to the amount of its authorized capital in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. Such securities may be senior to the outstanding ART Common Shares and may include additional series of Special Stock (which may be convertible into ART Common Shares). Existing stockholders of ART will have no preemptive right to purchase shares in any subsequent offering of securities by ART, and any such offering could cause a dilution of a stockholder's investment in ART.

       To the extent that the ART Board determines to obtain additional debt financing, ART intends to do so generally through mortgages on properties. Such mortgages may be recourse, non-recourse or cross-collateralized. ART does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. ART may also borrow funds through bank borrowings, publicly and privately placed debt instruments, or purchase money obligations to the sellers of properties, any of which indebtedness may be unsecured or may be secured by any or all of the assets of ART or any existing or new property-owning entity in which ART holds an interest and may have full or limited recourse to all or any portion of the assets of ART, or any such existing or new property-owning entity.

       ART may seek to obtain unsecured or secured lines of credit or may determine to issue debt securities (which may be convertible into capital stock or be accompanied by warrants to purchase capital stock), or to sell or securitize its receivables. The proceeds from any borrowings may be used to finance acquisitions, to develop or redevelop properties, to refinance existing indebtedness or for working capital or capital improvements. ART also may determine to finance acquisitions through the exchange of properties or issuance of additional ART Preferred Shares, ART Common Shares, Special Stock or other securities.

       ART has made and may in the future make loans to joint ventures or other entities in which it participates. ART does not intend to engage in (i) trading, underwriting or agency distribution or sale of securities of other issuers and
(ii) the active trade of loans and investments, other than in connection with acquisitions of additional interests in CMET, IORI, TCI and NRLP.

       Except as required under the Exchange Act, and the rules and regulations of the NYSE, ART is not required to make annual or other reports to its securityholders.

       The specific composition of ART's real estate and mortgage notes receivable portfolios from time to time depends largely on the judgment of ART's management as to changing investment opportunities and the level of risk associated with specific investments or types of investments. ART's management intends to continue to maintain real estate and mortgage notes receivable portfolios diversified by location and type of property. In addition to its equity investments in real estate and mortgage notes, ART has also invested in private and open market purchases of the equity securities of CMET, IORI, TCI and NRLP.

GEOGRAPHIC REGIONS

       For purposes of its investments, ART has divided the continental United States into the following six geographic regions.

       Northeast region comprised of the states of Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont, and the District of Columbia. As of September 30, 1998, ART had no properties in this region.

       Southeast region comprised of the states of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. As of September 30, 1998, ART had 32 apartment complexes and two hotels in this region.

       Southwest region comprised of the states of Arizona, Arkansas, Louisiana, New Mexico, Oklahoma and Texas. As of September 30, 1998, ART had two apartment complexes and two commercial properties in this region.

       Midwest region comprised of the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, West Virginia and Wisconsin. As of September 30, 1998, ART had one commercial property and one hotel in this region.

       Mountain region comprised of the states of Colorado, Idaho, Montana, Nevada, Utah and Wyoming. As of September 30, 1998, ART had two commercial properties and one hotel in this region.

       Pacific region comprised of the states of California, Oregon and Washington. As of September 30, 1998, ART had four hotels in this region.

Excluded from the above are a single family residence in Dallas, Texas and 47 parcels of developed, partially developed and undeveloped land as described below.

REAL ESTATE

       At September 30, 1998, approximately 90% of ART's assets were invested in real estate and the equity securities of real estate entities. ART has invested in real estate located throughout the continental United States, either on a leveraged or nonleveraged basis. ART's real estate portfolio consists of properties held for investment, investments in partnerships, properties held for sale and investments in equity securities of CMET, IORI, TCI and NRLP.

       Types of Real Estate Investments. ART's real estate consists of apartments, commercial properties (office buildings, shopping centers and a merchandise mart), hotels and developed, partially developed and undeveloped land. In selecting new real estate investments, the location, age and type of property, gross rents, lease terms, financial and business standing of tenants, operating expenses, fixed charges, land values and physical condition are among the factors considered. ART may acquire properties subject to or assume existing debt and may mortgage, pledge or otherwise obtain financing for its properties. The ART Board may alter the types of and criteria for selecting new real estate investments and for obtaining financing without a vote of ART's stockholders.

       Although ART has typically invested in developed real estate, ART may also invest in new construction or development either directly or in partnership with nonaffiliated parties or affiliates (subject to approval by the ART Board). To the extent that ART invests in construction and development projects, ART would be subject to business risks, such as cost overruns and construction delays, associated with such higher risk projects.

       At September 30, 1998, ART had completed construction on One Hickory Center, a 102,615 square foot office building in Farmers Branch, Texas. ART expended approximately $4.1 million in 1998 to complete such construction and expects to expend an additional $750,000 for tenant improvements.

       In the opinion of ART's management, the properties owned by ART are adequately covered by insurance.

       The following table sets forth the percentages, by property type and geographic region, of ART's owned real estate (excluding the 52 parcels of developed, partially developed and undeveloped land, and a single family residence, described below) at September 30, 1998.

- --------------------------------------------------------------------------------
     Region                          Apartments  Commercial Properties   Hotels
- --------------------------------------------------------------------------------
Midwest                                  -- %               9%               14%
- --------------------------------------------------------------------------------
Mountain                                 --                82                11
- --------------------------------------------------------------------------------
Pacific                                  --                --                46
- --------------------------------------------------------------------------------
Southwest                                 6                 9                --

- --------------------------------------------------------------------------------
Southeast                                94                --                29
                               ------------      ------------      ------------
- --------------------------------------------------------------------------------
       Total                            100%              100%              100%
- --------------------------------------------------------------------------------

       The foregoing table is based solely on the number of apartment units, commercial square footage and hotel rooms owned by ART, as applicable, and does not reflect the value of ART's investment in each region. Excluded from the above table are a single family residence in Dallas, Texas and 52 parcels of developed, partially developed and undeveloped land consisting of: one developed residential lot in a residential subdivision in Fort Worth, Texas, 3.6 acres of undeveloped land in downtown Atlanta, Georgia; 46.1 acres of partially developed land in Las Colinas, Texas; 420.0 acres of undeveloped land in Duchense, Utah;
329.4 acres of partially developed land in Denver, Colorado; five parcels of partially developed land in Dallas County, Texas, totaling 434.9 acres; 82.4 acres undeveloped land in Oceanside, California; 160.0 acres of undeveloped land in Lewisville, Texas; three parcels of undeveloped land in Irving, Texas, totaling 344.7 acres; four parcels of undeveloped land in Tarrant County, Texas, totaling 1688.0 acres; two parcels of undeveloped land in Harris County, Texas, totaling 456.4 acres; eight parcels of undeveloped land in Collin County, Texas, totaling 616.8 acres; eight parcels of undeveloped land in Farmers Branch, Texas, totaling 101.2 acres; two parcels of undeveloped land in Plano, Texas, totaling 180.6 acres; 1448.0 acres of undeveloped land in Austin, Texas; 7.7 acres of undeveloped land in Carrollton, Texas; three parcels of undeveloped land in Palm Desert, California, totaling 946.8 acres; 19.5 acres of undeveloped land in Santa Clarita, California; and six additional parcels of land totaling
113.5 acres.

       A summary of the activity in ART's owned real estate portfolio during 1997 and through September 30, 1998 is as follows:

      Owned properties in real estate portfolio at January 1, 1997 .....  26*
      Properties purchased . ...........................................  78
      Property obtained through foreclosure ............................   1
      Properties sold ..................................................  (5)
                                                                         ---

      Owned properties in real estate portfolio at
        September 30, 1998 ............................................. 100*


- ---------------------

* Includes one residential subdivision with 22 developed residential lots at January 1, 1997, and one developed residential lot at September 30, 1998.

       Properties Held for Investment. Set forth below are ART's properties held for investment and the average annual rental rate per square foot for commercial properties, the average daily room rate and total room revenue divided by total available rooms for hotels and occupancy at December 31, 1997, 1996, 1995, 1994 and 1993 for commercial properties and average occupancy during such periods for hotels:

- -----------------------------------------------------------------------------------------------------------------------
                                                                        Average Annual Rental Per Square Foot
                                                                                 or Average Room Rate
                                                                   ------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------
                                                    Square
       Property               Location          Footage/Rooms       1997      1996       1995       1994      1993
       --------               --------          -------------       ----      ----       ----       ----      ----
- -----------------------------------------------------------------------------------------------------------------------
Office Building:
Rosedale Towers         Minneapolis, MN       84,798 Sq. Ft.     $15.03     $14.88    $13.16     $14.46    $14.00
- -----------------------------------------------------------------------------------------------------------------------
Shopping Centers:
Collection              Denver, CO           267,812 Sq. Ft.       9.46          *         *          *         *
Oak Tree Village        Lubbock, TX           45,623 Sq. Ft.       8.17       7.98      7.34          *         *
Preston Square          Dallas, TX            35,508 Sq. Ft.      15.26          *         *          *         *
- -----------------------------------------------------------------------------------------------------------------------
Merchandise Mart:
Denver Mart             Denver, CO           509,008 Sq. Ft.      14.75      15.33     14.53      14.18         *
- -----------------------------------------------------------------------------------------------------------------------
Hotels:
Best Western            Virginia Beach, VA    110 Rooms           90.44      41.11         *          *         *
  Oceanside
Inn at the Mart         Denver, CO            161 Rooms           53.15      46.66     44.69      42.38         *
Kansas City
  Holiday Inn           Kansas City, MO       196 Rooms           70.73      66.46     61.66      52.47         *
Piccadilly Airport      Fresno, CA            185 Rooms           62.98          *         *          *         *
Piccadilly Chateau      Fresno, CA             78 Rooms           50.86          *         *          *         *
Piccadilly Shaw         Fresno, CA            194 Rooms           64.07          *         *          *         *
Piccadilly University   Fresno, CA            190 Rooms           62.22          *         *          *         *
Williamsburg
 Hospitality House      Williamsburg, VA      296 Rooms           81.87          *         *          *         *
- -----------------------------------------------------------------------------------------------------------------------

*  Property was acquired in 1995, 1996 or 1997.

- --------------------------------------------------------------------------------------------------------------------
                                                                                 Total Room Revenues Divided
                                                                                   by Total Available Rooms
                                                                                   ------------------------
- --------------------------------------------------------------------------------------------------------------------
                                                    Square
       Property               Location          Footage/Rooms       1997      1996       1995       1994      1993
       --------               --------          -------------       ----      ----       ----       ----      ----
- --------------------------------------------------------------------------------------------------------------------
Hotels:
Best Western            Virginia Beach, VA    110 Rooms         54.03        71.69**       *          *          *
  Oceanside
Inn at the Mart         Denver, CO            161 Rooms         28.02        16.80     17.79    17.73**          *
Kansas City
  Holiday Inn           Kansas City, MO       196 Rooms         54.13        52.63     46.31    39.27**          *
Piccadilly Airport      Fresno, CA            185 Rooms         35.94**          *         *          *          *
Piccadilly Chateau      Fresno, CA             78 Rooms         27.74**          *         *          *          *
Piccadilly Shaw         Fresno, CA            194 Rooms         41.17**          *         *          *          *
Piccadilly University   Fresno, CA            190 Rooms         35.65**          *         *          *          *
Williamsburg
 Hospitality House      Williamsburg, VA      296 Rooms         55.30**          *         *          *          *
- --------------------------------------------------------------------------------------------------------------------

*    Property was acquired in 1995, 1996 or 1997

**  For only that portion of the year owned by ART


- --------------------------------------------------------------------------------------------------------------------
                                                                        Occupancy
                                                                        ---------
- --------------------------------------------------------------------------------------------------------------------
                 Property                       1997          1996          1995         1994         1993
                 --------                       ----          ----          ----         ----         ----
- --------------------------------------------------------------------------------------------------------------------
 Office Building:
 Rosedale Towers                                   93%            91%           90%           94%        92%
- --------------------------------------------------------------------------------------------------------------------
 Shopping Centers:
 Collection                                        82%            *             *             *           *
 Oak Tree Village                                  90%            89%           91%           *           *
 Preston Square                                    92%            *             *             *           *
- --------------------------------------------------------------------------------------------------------------------
 Merchandise Mart:
 Denver Mart                                       93%            95%           96%           97%         *
- --------------------------------------------------------------------------------------------------------------------
 Hotels:
 Best Western                                      60%            42%           *             *           *
    Oceanside
 Inn at the Mart                                   53%            36%           40%           42%         *
 Kansas City
    Holiday Inn                                    77%            79%           75%           75%         *
 Piccadilly Airport                                50%            *             *             *           *
 Piccadilly Chateau                                49%            *             *             *           *
 Piccadilly Shaw                                   62%            *             *             *           *
 Piccadilly University                             49%            *             *             *           *
 Williamsburg
    Hospitality House                              60%            *             *             *           *
- --------------------------------------------------------------------------------------------------------------------

*  Property was acquired in 1995, 1996 or 1997.

Occupancy presented above is without reference to whether leases in effect are at, below or above market rates.

       As of September 30, 1998, none of ART's properties had a book value which exceeded 10% of ART's total assets. For the quarter and nine months ended September 30, 1998, the revenues of the Denver Merchandise Mart exceeded 10% of ART's total revenues.

       Denver Merchandise Mart. The Denver Merchandise Mart is a wholesale trade mart located in Denver, Colorado. No tenant occupies ten percent or more of the rentable square footage of the Denver Merchandise Mart. The principal business carried on in or from the Denver Merchandise Mart is wholesale sales of goods.

       The following table shows lease expiration information for the tenants of the Denver Merchandise Mart at September 30, 1998:


                                 Number of      Gross Leased                       % of Aggregate
                                  Leases           Area          1998 Minimum      1998 Minimum
         Year                   Expiring (a)     (Sq. Ft.)       Annual Rent       Annual Rent
- --------------------------     ------------     ------------     ------------     ------------
      Month to Month                      5            3,479     $     58,632              1.1%
          1998                           79           53,686          815,064             14.5%

          1999                          153           91,417        1,534,992             27.4%
          2000                          121           97,586        1,666,584             29.7%

          2001                          145           97,836        1,530,552             27.3%
          2002                           --               --               --               --%

          2003                           --               --               --               --%
          2004                           --               --               --               --%

          2005                           --               --               --               --%
          2006                            1            2,278               --               --%
                               ------------     ------------     ------------     ------------

          TOTAL                         504          346,282     $  5,605,824            100.0%
                               ============     ============     ============     ============


- ------------------

(a) Assumes no renewal options will be exercised in order to show the earliest termination of the leases.

       In October 1997, ART refinanced the mortgage debt secured by the Denver Merchandise Mart for $25.0 million. The new loan is secured by a mortgage against the Denver Merchandise Mart. ART received net refinancing proceeds of $10.2 million after the payoff of $14.8 million in existing mortgage debt that was scheduled to mature in October 1997. The new loan bears interest at 8.3% per annum, requires monthly principal and interest payments of $198,000 and matures in October 2012. The principal balance of the mortgage debt as of September 30, 1998 was $24.7 million. ART substantially completed a renovation and expansion of the Denver Merchandise Mart in December 1997.

       In October 1997, ART contributed the Denver Merchandise Mart to a limited partnership in exchange for $6.0 million in cash, a 1% managing general partner interest in the partnership, all of the Class B limited partner units in the partnership and the partnership's assumption of the mortgage debt secured by such property. The existing general and limited partners converted their general and limited partner interests into Class A limited partner units in the partnership. The Class A units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be converted into a total of 529,000 ART Preferred Shares at any time after the first but not later than the sixth anniversary of the closing, on the basis of one ART Preferred Share for each ten Class A units.

       Real estate taxes are levied against the Denver Merchandise Mart for county and township, and school tax purposes. Denver Merchandise Mart paid $305,746 in real estate taxes in 1997. The 1997 millage rate was 8.4042/100. ART estimates that Denver Merchandise Mart will owe approximately $312,175 in real estate taxes in 1998. Real estate taxes are substantially reimbursed by the tenants through real estate tax recovery billings.

       As of September 30, 1998, for Federal income tax purposes, ART depreciates the Denver Merchandise Mart under the Modified Accelerated Cost Recovery System ("MACRS") as follows:

 Buildings:

 Gross Federal Income Tax Basis                $17,597,893
 Accumulated Depreciation                      $ 9,388,193
 Depreciation Method                           MACRS - Straight Line ("SL")
 Depreciable Life                              Various

 Land Improvements:

 Gross Federal Income Tax Basis                $   226,112
 Accumulated Depreciation                      $    28,616
 Depreciation Method                           MACRS - 150% Declining Balance ("DB")
 Depreciable Life                              15 years

 Personal Property:

 Gross Federal Income Tax Basis                $   914,149
 Accumulated Depreciation                      $   674,323
 Depreciation Method                           MACRS - 200% DB
 Depreciable Life                              Various

       In September 1997, ART foreclosed on its $8.9 million junior mortgage note receivable secured by the Williamsburg Hospitality House, a 297 room hotel in Williamsburg, Virginia. ART acquired the property at foreclosure subject to a first lien mortgage of $12.0 million.

       In September 1997, ART purchased The Collection, a 267,812 square foot retail and commercial center in Denver, Colorado, for $19.5 million. ART paid $791,000 in cash and assumed existing mortgages totaling $14.7 million, and issued 400,000 ART Preferred Shares (having a total value of $4.0 million). A first lien mortgage in the amount of $14.2 million bears interest at 8.64% per annum, requires monthly principal and interest payments of $116,000 and matures in May 2017. A second lien mortgage in the amount of $580,000 bears interest at 7% per annum until April 2001, 7.5% per annum from May 2001 to April 2006, and 8% per annum from May 2006 to May 2010, requires monthly principal and interest payments of $3,000 and matures in May 2010.

       In October 1997, ART purchased, in a single transaction, four hotels in Fresno, California, for $33.0 million, consisting of (i) Piccadilly Inn Shaw (194 rooms), (ii) Piccadilly Inn University (190 rooms), (iii) Piccadilly Inn Airport (185 rooms) and (iv) Chateau Inn (78 rooms). ART issued 1.6 million ART Preferred Shares (having a total value of $16.0 million) and obtained new mortgage financing of $19.8 million. ART received net financing proceeds of $2.2 million after the payment of various closing costs associated with the financing. The mortgage bears interest at 8.4% per annum, requires monthly principal and interest payments of $158,000 and matures in October 2013.

       Also in October 1997, ART refinanced the Oak Tree Village in Lubbock, Texas, for $1.5 million. ART received no net financing proceeds after the payoff of $1.4 million in existing mortgage debt and the payment of various closing costs associated with the financing. The mortgage bears interest of 8.48% per annum, requires monthly payments of principal and interest of $18,000 and matures in November 2007.

       In December 1997, ART exchanged a 43.0 acre tract of Valley Ranch land for Preston Square, a 35,508 square foot shopping center in Dallas, Texas. In accordance with the provisions of the term loan secured by the Valley Ranch land, ART paid $2.8 million to the lender in exchange for the lender's release of its collateral interest in such land . Simultaneously, ART obtained new mortgage financing of $2.5 million secured by the shopping center. The mortgage bears interest at 8.2% per annum, requires monthly payments of interest only and matures in December 1999. ART recognized no gain or loss on the exchange.

       Also in December 1997, ART refinanced the Inn at the Mart in Denver, Colorado, for $4.0 million. ART received net financing proceeds of $1.4 million, after the payoff of $2.0 million in existing mortgage debt and the payment of various closing costs associated with the financing. The mortgage bears interest at 7.85% per annum, requires monthly payments of principal and interest of $30,000 and matures in January 2013.

       In November 1994, ART and an affiliate of BCM, sold five apartment complexes to a newly formed limited partnership in exchange for $3.2 million in cash, a 27% limited partner interest in the partnership and two mortgage notes receivable, secured by one of the properties sold. ART had the option to reacquire the properties at any time after September 1997 for their original sales prices, after the buyer having received a 12% return on its investment. Accordingly, ART recorded a deferred gain of $5.6 million which was offset against ART's investment in the partnership. In February 1998, ART reacquired three of the properties for $7.7 million. ART paid $4.0 million in cash and assumed the existing mortgages of $3.7 million. Simultaneously ART refinanced the three properties for a total of $7.8 million, ART receiving net financing proceeds of $3.9 million after paying off of $3.7 million in existing mortgage debt and the payment of various costs associated with the financing. The new mortgages bear interest at 9.5% per annum, require monthly principal and interest payments of a total of $66,000 and mature in February 2008. In June 1998, ART reacquired the remaining two properties for $8.7 million. ART paid $2.1 million in cash and assumed the existing mortgages of $6.6 million. The mortgages bear interest at 8.73% per annum, require monthly principal and interest payments of a total of $57,000 and mature in January 2019.


       In May 1998, but effective April 1, 1998, ART completed the purchase, in a single transaction, of twenty-nine apartment complexes (collectively, the "IGI Properties") totaling 2,441 units in Florida and Georgia for $55.8 million. ART acquired the properties through three newly-formed Texas limited partnerships. The partnerships paid a total of $6.1 million in cash, assumed $43.4 million in existing mortgage debt and issued a total of $6.6 million in Class A Limited Partner units in the acquiring entities, having ART as the Class B Limited Partner and a newly-formed wholly-owned subsidiary of ART, as the Managing General Partner. The Class A Limited Partners are entitled to an annual preferred return of $.08 per unit in 1998, $.09 per unit in 1999 and $.10 per unit in 2000 and thereafter. The units are exchangeable at any time after April 1, 1999 into ART Preferred Shares on the basis of ten units for one ART Preferred Share. The mortgages bear interest at rates ranging between 7.86% and 11.22% per annum, require monthly principal and interest payments totaling $384,000 and mature between July 1, 2000 and September 1, 2017.


       Properties Held for Sale. Set forth below are ART's properties held for sale, at December 31, 1997, primarily undeveloped, partially developed and undeveloped land:


    Property            Location             Acres/Lots
- -----------------    --------------        ---------------
Atlanta                Atlanta, GA              3.5 Acres
Bad Lands              Duchense, UT           420.0 Acres
BP Las Colinas         Las Colinas, TX         10.6 Acres
Chase Oaks             Plano, TX               60.5 Acres
Dalho                  Farmers Branch, TX       3.4 Acres
Dowdy                  Collin County, TX      165.0 Acres
Hollywood Casino       Farmers Branch, TX      51.7 Acres
Jeffries Ranch         Oceanside, CA           82.4 Acres
Kamperman              Collin County, TX       29.9 Acres
Katy Road              Harris County, TX      130.6 Acres
Keller                 Tarrant County, TX     811.8 Acres
Lacy Longhorn          Farmers Branch, TX      17.1 Acres
Las Colinas I          Las Colinas, TX         48.6 Acres
LBJ                    Dallas County, TX       10.4 Acres
Lewisville             Lewisville, TX          78.5 Acres
McKinney Corners I     Collin County, TX       30.4 Acres
McKinney Corners II    Collin County, TX      173.9 Acres
McKinney Corners III   Collin County, TX       15.5 Acres
McKinney Corners IV    Collin County, TX       31.3 Acres
McKinney Corners V     Collin County, TX        9.7 Acres
Palm Desert            Palm Desert, CA        315.2 Acres
Pantex                 Collin County, TX      182.5 Acres
Parkfield              Denver, CO             410.7 Acres

Pioneer Crossing       Austin, TX             1,448.0 Acres
Rasor                  Plano, TX                291.7 Acres
Santa Clarita          Santa Clarita, CA         20.6 Acres
Scout                  Tarrant County, TX       546.0 Acres
Stagliano              Farmers Branch, TX         3.2 Acres
Thompson               Farmers Branch, TX         4.0 Acres
Tomlin                 Farmers Branch, TX         9.2 Acres
Valley Ranch           Irving, TX               335.2 Acres
Valley Ranch III       Irving, TX                12.5 Acres
Valwood                Dallas, TX               280.0 Acres
Vineyards              Grapevine, TX             15.8 Acres
Other (8 properties)   Various                  114.5 Acres


       In January 1997, ART sold a 3.0 acre tract of the Las Colinas I land parcel in Las Colinas, Texas, for $1.2 million in cash. ART recognized a gain of $676,000 on the sale.

       Also in January 1997, ART purchased the Scout land, a 546 acre parcel of undeveloped land in Tarrant County, Texas, for $2.2 million. ART paid $725,000 in cash and obtained new mortgage financing for the remaining $1.5 million of the purchase price. The mortgage bears interest at 16% per annum, requires quarterly payments of interest only and matures in January 2000.

       In February 1996, ART entered into a contract to sell a 72.5 acre tract of the 92.6 acre parcel of BP Las Colinas land in Las Colinas, Texas, for $12.9 million. The contract called for the sale to close in two phases. In July 1996, ART completed the first sale. In February 1997, ART completed the second sale of
40.2 acres for $8.0 million, of which $7.2 million was paid in cash. Of the net cash proceeds of $6.9 million, $1.5 million was used to payoff the debt secured by the BP Las Colinas land parcel, pay a $500,000 maturity fee to the lender, make a $1.5 million principal paydown on the loan with the same lender, secured by the Parkfield land in Denver, Colorado and $1.0 million was applied as a principal paydown on the term loan secured by the Las Colinas I land. In conjunction with the sale ART provided $800,000 in purchase money financing in the form of a six month unsecured loan. The loan bore interest at 12% per annum, with all accrued but unpaid interest and principal due at maturity in August 1997. ART recognized a gain of $3.4 million on such sale, deferring an additional $800,000 of gain until the unsecured loan was paid in full. The loan was collected in full in August 1997 and the additional $800,000 gain was recognized.

       In March 1997, ART purchased the Katy Road land, a 130.6 acre parcel of undeveloped land in Harris County, Texas, for $5.6 million. ART paid $1.6 million in cash and obtained seller financing for the remaining $4.0 million of the purchase price. The mortgage bears interest at 9% per annum, requires quarterly payments of interest only and matures in March 2000.


       In April 1997, ART purchased the McKinney Corners I land, a 30.4 acre parcel of undeveloped land in Collin County, Texas, for $3.5 million. ART paid $1.0 million in cash and obtained new mortgage financing of $2.5 million. The mortgage bore interest at 14% per annum, required monthly payments of interest only and matured in April 1998.


       Also in April 1997, ART purchased the McKinney Corners II land, a 173.9 acre parcel of undeveloped land in Collin County, Texas, for $5.9 million. ART paid $900,000 in cash and obtained new mortgage financing of $5.0 million as an advance under the term loan from the Las Colinas I lender. The McKinney Corners II land was added as additional collateral on the term loan.

       Further in April 1997, ART sold a 3.1 acre parcel of the Las Colinas I land for $1.3 million in cash. ART used $1.0 million of the sales proceeds as a collateral escrow deposit in accordance with the provision of the Valley Ranch land loan. The certificate of deposit was released to the Valley Ranch lender in December 1997 in connection with the payoff of the land loan. ART recognized a gain of $668,000 on the sale.

       In May 1997, ART purchased the McKinney Corners III land, a 15.5 acre parcel of undeveloped land in Collin County, Texas, for $896,000 in cash.

       Also in May 1997, ART purchased the Lacy Longhorn land, a 17.1 acre parcel of undeveloped land in Farmers Branch, Texas, for $1.8 million. ART paid $200,000 in cash and obtained seller financing of the remaining $1.6 million of the purchase price. The loan bore interest at 10% per annum, required monthly principal and interest payments of $400,000 and matured in October 1997. The loan was paid off at maturity.

       Further in May 1997, ART purchased the Chase Oaks land, a 60.5 acre parcel of undeveloped land in Plano, Texas, for $4.2 million. ART paid $200,000 in cash and obtained seller financing of the remaining $4.0 million of the purchase price. The related mortgage note bears interest at 18% per annum, requires monthly payments of interest only and matures in May 2000.

       In May 1997, ART purchased the Pioneer Crossing land, a 1,448 acre parcel of undeveloped land in Austin, Texas, for $21.5 million. ART paid $5.4 million in cash and obtained seller financing of the remaining $16.1 million of the purchase price. The financing bears interest at 9.5% per annum, requires monthly payments of interest only and matures in May 2001.

       Also in May 1997, ART financed the unencumbered 10.6 acre tract of the BP Las Colinas land for $3.1 million. The mortgage bears interest at 9.5% per annum, requires monthly payments of interest only and matures in December 1999.

       Further in May 1997, ART obtained a second lien mortgage of $3.0 million secured by the Pin Oak land, from the limited partner in Nanook Partners, L.P., a limited partnership that owns approximately 15.6% of the outstanding shares of the Common Stock of ART (the "Nanook Limited Partner"). The mortgage bears interest at 12.5% per annum compounded monthly, and matures in February 1999. In January 1998, the Palm Desert land was substituted for the Pin Oak land as collateral for the mortgage.

       In June 1997, ART purchased the Kamperman land, a 129.6 acre parcel of undeveloped land in Collin County, Texas, for $5.0 million in cash. ART simultaneously sold a 99.7 acre tract for $4.5 million in cash. ART recognized a gain of $215,000 on the sale.


       Also in June 1997, ART purchased the Keller land, a 811.8 acre parcel of undeveloped land in Tarrant County, Texas, for $6.3 million. ART paid $2.3 million in cash and obtained new mortgage financing of $4.0 million. The mortgage bore interest at 12.95% per annum, required monthly payments of interest only and matured in June 1998.


       Further in June 1997, ART purchased the McKinney Corners IV land, a 31.3 acre parcel of undeveloped land in Collin County, Texas, for $2.4 million. ART paid $400,000 in cash and obtained new mortgage financing of $2.0 million, as an advance under the term loan from the Las Colinas I lender. The McKinney Corners IV land was added as additional collateral on the term loan.

       In June 1997, ART purchased the Pantex land, a 182.5 acre parcel of undeveloped land in Collin County, Texas, for $5.4 million. ART paid $900,000 in cash and obtained seller financing of the remaining $4.5 million of the purchase price. The financing bears interest at 10.5% per annum, requires semiannual payments of interest only and matures in December 2000.

       Also in June 1997, ART obtained a second lien mortgage of $3.0 million secured by the Lewisville land, from the Nanook Limited Partner. The mortgage bears interest at 12.5% per annum, compounded monthly and matures in February 1999.

       Further in June 1997, ART refinanced the Valwood land for $15.8 million. The mortgage bears interest at the prime rate plus 4.5%, currently 13% per annum, requires monthly payments of interest only and matures in December 1998. ART received net financing proceeds of $4.9 million, after the payoff of $6.2 million in existing mortgage debt secured by the property, an additional $3.0 million being applied to payoff the Jefferies land loan and $1.4 million being applied to pay down the Las Colinas I land term loan.

       In July 1997, ART sold a 3.9 acre tract of the Las Colinas I land in Las Colinas, Texas, for $1.6 million in cash. In accordance with the provisions of the term loan secured by such parcel, ART applied the net sales proceeds of $1.4 million, to paydown the term loan in exchange for that lender's release of its collateral interest in such land. ART recognized a gain of $771,000 on the sale.

       Also in July 1997, ART purchased the Dowdy and McKinney Corners V land, a total of 174.7 acres of undeveloped land in Collin County, Texas, for $2.9 million. ART obtained new mortgage financing of $3.3 million as an advance under the term loan from the Las Colinas I lender. The Dowdy land, McKinney Corners V land and McKinney Corners III land were added as additional collateral on the term loan.

       Further in July 1997, ART purchased the Perkins land, a 645.4 acre parcel of undeveloped land in Collin County, Texas, for $5.8 million. ART paid $3.3 million in cash and assumed the existing mortgage of $2.5 million. The mortgage bears interest at 8.5% per annum, requires quarterly payments of interest only and matures in March 2002.


       In July 1997, ART purchased the LBJ land, a 10.4 acre parcel of undeveloped land in Dallas County, Texas, for $2.3 million. ART paid $300,000 in cash and obtained seller financing of the remaining $2.0 million of the purchase price. The mortgage bore interest at 18% per annum, required quarterly payments of interest only and matured in September 1998.


       Also in July 1997, ART obtained a third lien mortgage of $2.0 million secured by the Pin Oak land, from the Nanook Limited Partner. The mortgage bore interest at 12.5% per annum, compounded monthly and matured in February 1998. The mortgage was paid in full in January 1998.

       In September 1997, ART sold the Mopac Building in St. Louis, Missouri, for $1.0 million in cash. In accordance with the provisions of the Las Colinas I term loan, ART applied $350,000 of the sales proceeds to paydown the term loan in exchange for the lender's release of its collateral interest in such property. ART recognized a gain of $481,000 on the sale.

       Also in September 1997, ART sold a 2.6 acre tract of the Las Colinas I land parcel in Las Colinas, Texas, for $1.2 million in cash. In accordance with the provisions of the term loan secured by such parcel, ART applied the net sales proceeds of $1.0 million, to paydown the term loan in exchange for the lender's release of its collateral interest in such land. ART recognized a gain of $578,000 on the sale.

       Further in September 1997, ART sold three tracts of the Valley Ranch land totaling 24.0 acres for $1.6 million in cash. The net cash proceeds of $1.2 million were deposited in a certificate of deposit for the benefit of the lender, in accordance with the term loan secured by such land. The certificate of deposit was released to the lender in December 1997, in conjunction with the payoff of the loan. ART recognized a gain of $567,000 on the sale.


       In September 1997, ART refinanced the Las Colinas I land Double O tract for $7.3 million. ART received net refinancing proceeds of $2.1 million, after the payoff of the existing mortgage debt of $5.0 million and the payment of various closing costs associated with the financing. The new mortgage bore interest at the prime rate plus 4.5%, currently 13% per annum, required monthly payments of interest only and matured in October 1998.


       In October 1997, ART contributed its Pioneer Crossing land in Austin, Texas to a limited partnership in exchange for $3.4 million in cash, a 1% managing general partner interest in the partnership and all of the Class B limited partner units in the partnership and the partnership's assumption of the $16.1 million mortgage debt secured by such property. The existing general and limited partners converted their general and limited partner interests into Class A limited partner units in the partnership. The Class A units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be converted into a total of 360,000 ART Preferred Shares at any time after the first but no later than the sixth anniversary of the closing, on the basis of one ART Preferred Share for each ten Class A units.

       Also in October 1997, ART purchased the Palm Desert land, a 315.2 acre parcel of undeveloped land in Palm Desert, California, for $11.2 million. ART paid $3.8 million in cash and assumed the existing mortgage of $7.4 million. The mortgage bears interest at 9% per annum, requires monthly principal and interest payments of $76,000 and matures in February 2002.

       Further in October 1997, ART purchased the Thompson land, a 4.0 acre parcel of undeveloped land in Dallas County, Texas, for $869,000 in cash.

       In October 1997, ART purchased the Santa Clarita land, a 20.6 acre parcel of undeveloped land, in Santa Clarita, California, for $1.3 million. ART obtained new mortgage financing of $1.3 million as an advance under the term loan from the Las Colinas I lender. The Santa Clarita land was added as additional collateral on the term loan.

       Also in October 1997, ART purchased the Tomlin land, a 9.2 acre parcel of undeveloped land in Dallas County, Texas, for $1.7 million in cash.

       Further in October 1997, ART purchased the Rasor land, a 378.2 acre parcel of undeveloped land in Plano, Texas, for $14.4 million. ART paid $5.1 million in cash, obtained new mortgage financing of $3.5 million as an advance under the term loan from the Las Colinas I lender, and exchanged its Perkins land, a 645.4 acre parcel of undeveloped land in Collin County, Texas, for the remainder of the purchase price. ART simultaneously sold an 86.5 acre tract of Rasor land for $3.8 million in cash, ART received net cash of $3.5 million after the payment of various closing costs associated with the sale. The Rasor land was added as additional collateral on the term loan. ART recognized a gain of $212,000 on the sale of the 86.5 acre tract.

       In October 1997, a newly formed partnership, of which ART is the 1% general partner and Class B limited partner, purchased Vineyards land, a 15.8 acre parcel of undeveloped land in Tarrant County, Texas, for $4.5 million. The partnership paid $800,000 in cash, assumed $2.5 million of existing mortgage debt and issued to the seller 1.1 million Class A limited partner units with an agreed value of $1.00 per unit. The Class A limited partner is entitled to a fixed annual preferred return of 10% per annum paid quarterly. The Class A units may be exchanged for either shares of ART's Series G Cumulative Convertible Preferred Stock on or after the second anniversary of the closing date at a rate of one share of Series G Preferred Stock for each 100 Class A units exchanged or for ART Common Shares only on or after the third anniversary of the closing date. The Class A units are exchangeable for ART Common Shares at a rate of $1.00 per unit plus any outstanding preferred return divided by 0.9 times the simple average of the daily closing price of the ART Common Shares for the 20 business days preceding the date of conversion. The assumed mortgage bore interest at 12.95% per annum, required quarterly payments of interest only and was scheduled to mature in June 1998. In February 1998, ART refinanced the Vineyards land in the amount of $3.4 million. ART received net refinancing proceeds of $2.9 million after the payoff of the then existing mortgage debt of $540,000. The new mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

       Also in October 1997, ART purchased the Dalho land, a 3.4 acre parcel of undeveloped land in Farmers Branch, Texas, for $300,000 in cash.

       Further in October 1997, ART sold an 11.6 acre tract of the Valley Ranch land for $1.2 million in cash. The net cash proceeds of $990,000, after the payment of various closing costs associated with the sale, were deposited in a certificate of deposit for the benefit of the lender, in accordance with the term loan secured by such land. The certificate of deposit was released to lender in December 1997, in conjunction with the payoff of the loan. ART recognized a gain of $629,000 on the sale.

       In November 1997, ART sold two tracts of the Valley Ranch land, totaling 8 acres, for $577,000 in cash. The net cash proceeds of $451,000, after the payment of various closing costs associated with the sale, were deposited in a certificate of deposit for the benefit of the lender, in accordance with the term loan secured by such land. The certificate of deposit was released to lender in December 1997, in conjunction with the payoff of the loan. ART recognized a gain of $216,000 on the sale.

       Also in November 1997, ART purchased the Hollywood Casino land, a 51.7 acre parcel of undeveloped land in Farmers Branch, Texas, for $11.1 million. ART paid $3.6 million in cash and obtained new mortgage financing of $7.5 million. The mortgage bears interest at 9.25% per annum, requires monthly payments of interest only and matures in December 1999.

       Further in November 1997, ART obtained mortgage financing of $5.4 million secured by 33.9 acres of previously unencumbered Valwood land, Lacy Longhorn land, Thompson land, and Tomlin land. ART received net financing proceeds of $4.8 million after the payment of various closing costs associated with the financing. The mortgage bears interest at 13.5% per annum, requires monthly payments of principal and interest and matures in November 2007.

       In December 1997, ART sold a 5.1 acre tract of the Valley Ranch land, for $430,000 in cash. The net cash proceeds of $353,000, after the payment of various closing costs associated with the sale, were deposited in a certificate of deposit for the benefit of the lender, in accordance with the term loan secured by such land. The certificate of deposit was released to lender in December 1997, in conjunction with the payoff of the loan. ART recognized a gain of $203,000 on the sale.


       Also in December 1997, ART purchased the Valley Ranch III land, a 12.5 acre parcel of undeveloped land in Irving, Texas, for $2.1 million. ART paid $527,000 in cash and obtained seller financing of the remaining $1.6 million of the purchase price. The financing bore interest at 10.0% per annum, required the payment of principal and interest at maturity and matured in December 1998.


       Further in December 1997, ART purchased the Stagliano land, a 3.2 acre parcel of undeveloped land in Farmers Branch, Texas, for $500,000 in cash.

       In December 1997, ART sold a 32.0 acre tract of the Parkfield land in Denver, Colorado, for $1.2 million in cash. In accordance with the provisions of the term loan secured by such parcel, ART applied the net cash proceeds of $1.1 million, to paydown the term loan in exchange for the lender's release of its collateral interest in such land. ART recognized a gain of $372,000 on the sale.

       Also in December 1997, ART sold two parcels of the Valley Ranch land, totaling 25.1 acres, for $3.3 million. ART received net cash proceeds of $2.1 million and provided an additional $891,000 in purchase money financing. The purchase money financing bore interest at 10.0% per annum and matured in January 1998. ART received a $624,000 paydown on the purchase money financing in January 1998 with the remainder being deferred until a zoning issue is resolved. In accordance with the provisions of the term loan secured by such parcel, ART applied the net cash proceeds of $2.1 million to payoff the term loan secured by such parcel, the lender releasing its collateral interest in the remaining Valley Ranch land. ART recognized a gain of $1.8 million on the sale, and deferred an additional $267,000 until the zoning issue is resolved.

       Further in December 1997, ART sold Park Plaza, a 105,507 square foot shopping center in Manitowoc, Wisconsin, for $4.9 million in cash. ART received net cash of $1.6 million, after the payoff of $3.1 million in existing mortgage debt and the payment of various closing costs associated with the sale. ART recognized a gain of $105,000 on the sale.


       In December 1997, ART sold the Pin Oak land, a 567.6 acre parcel of undeveloped land in Houston, Texas, for $11.4 million. ART received net cash proceeds of $3.5 million, and provided an additional $6.9 million in short term seller financing that was paid in full in January 1998. On the payoff of the seller financing ART received net cash of $1.5 million after the payoff of $5.2 million in underlying mortgage debt and the payment of various closing costs associated with the sale. ART recognized a gain of $3.7 million on the sale.

       In 1991, ART purchased all of the capital stock of a corporation which owned 198 developed residential lots in Fort Worth, Texas. Through December 31, 1996, 188 of the residential lots had been sold. During 1997, 9 additional lots were sold for an aggregate gain of $17,000. At December 31, 1997, one lot remained to be sold.

       In November 1991, ART transferred the Porticos Apartments to IORI, an equity investee, in satisfaction of ART's then $3.6 million obligation to IORI. ART recorded a deferred gain of $3.0 million on the transfer. In June 1997, IORI sold the property, and accordingly ART recognized such previously deferred gain.

       In January 1998, ART purchased the El Dorado Parkway land, an 8.5 acre parcel of undeveloped land in McKinney, Texas, for $952,000. ART paid $307,000 in cash and assumed the existing mortgage of $164,000, and obtained seller financing of the remaining $481,000 of the purchase price. The mortgage bears interest at 10% per annum, requires semiannual payments of principal and interest of $18,000 and matures in May 2005. The seller financing bears interest at 8% per annum, requires semiannual principal and interest payments of $67,000 and matures in January 2002.

       Also in January 1998, ART purchased the Valley Ranch IV land, a 12.3 acre parcel of undeveloped land in Irving, Texas, for $2.0 million. ART paid $500,000 in cash and obtained seller financing of the remaining $1.5 million of the purchase price. The financing bears interest at 10% per annum, requires quarterly payments of interest only and matures in December 2000.

       Further in January 1998, ART purchased the JHL Connell land, a 7.7 acre parcel of undeveloped land in Carrollton, Texas, for $1.3 million in cash.

       In February 1998, ART purchased the Scoggins land, a 314.5 acre parcel of undeveloped land in Tarrant County, Texas, for $3.0 million. ART paid $1.5 million in cash and obtained new mortgage financing of $1.5 million. The mortgage bears interest at 14% per annum, requires quarterly payments of interest only, required a principal paydown of $300,000 in May 1998, which was paid, and matures in February 1999.

       Also in February 1998, ART purchased the Bonneau land, a 8.4 acre parcel of undeveloped land in Dallas County, Texas, for $1.0 million. ART obtained new mortgage financing of $1.0 million. The mortgage bears interest at 18.5% per annum with principal and interest due at the maturity in February 1999. ART's JHL Connell land is pledged as additional collateral for this loan.

       Further in February 1998, ART financed the unencumbered Kamperman land for $1.6 million. ART received net financing proceeds of $1.5 million after the payment of various closing costs associated with the financing. The mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

       In February 1998, ART financed its unencumbered Valley Ranch land for $4.3 million. ART received net financing proceeds of $4.1 million after the payment of various closing costs. The mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

       Also in February 1998, ART refinanced the Vineyards land in the amount of $3.4 million. ART received net cash of $2.9 million, after paying off existing mortgage debt of $540,000. The new mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

       In March 1998, ART financed its unencumbered Stagliano and Dalho land in the amount of $800,000 with the lender on the Bonneau land, described above. ART received net cash of $790,000 after the payment of various closing costs. The mortgage bears interest at 18.5% per annum with principal and interest due at maturity in February 1999. ART's JHL Connell land is also pledged as additional collateral for this loan.

       Also in March 1998, ART purchased the Desert Wells land, a 420 acre parcel of undeveloped land in Palm Desert, California, for $12.0 million. ART paid $400,000 in cash, obtained new mortgage financing of $10.0 million and obtained seller financing of the remaining $1.6 million of the purchase price. The mortgage bears interest at 4.5% above the prime rate, currently 13% per annum, requires monthly payments of interest only and matures in March 1999. The seller financing bore interest at 10% per annum, required monthly payments of interest only and matured in July 1998. The seller financing was paid off at maturity in July 1998.

       Further in March 1998, ART refinanced the mortgage debt secured by the McKinney Corners and Dowdy land in the amount of $20.7 million. ART received net cash of $5.9 million after the payoff of $2.5 million in existing mortgage debt, the paydown of $10.2 million on the Las Colinas I term loan and the payment of various closing costs. ART also pledged 800,000 ART Shares as additional security for the loan. The new mortgage bears interest at 12% per annum, requires monthly payments of interest only and matures in March 1999.


       In April 1998, ART purchased the Yorktown land, a 325.8 acre parcel of undeveloped land in Harris County, Texas, for $7.4 million. ART paid $3.0 million in cash and obtained seller financing of the remaining $4.4 million of the purchase price. The financing bore interest at 8.5% per annum, required monthly payments of interest only and matured in November 1998.


       Also in April 1998, ART sold a 77.7 acre tract of the Lewisville land parcel, for $6.8 million in cash. ART received net cash of $358,000 after the payoff of first and second lien mortgages totaling $5.9 million and the payment of various closing costs. ART recognized a gain of $2.0 million on the sale.

       Further in April 1998, ART obtained a second lien mortgage of $2.0 million secured by the BP Las Colinas land from the Nanook Limited Partner. The mortgage bore interest at 12% per annum, with principal and interest due at maturity in October 1998.


       In April 1998, ART refinanced the mortgage debt secured by the Parkfield land in the amount of $7.3 million. ART received net cash of $1.2 million after the payoff of $5.0 million in existing mortgage debt and the payment of various closing costs. The new mortgage bears interest at 9.5% per annum, requires monthly payments of interest only and matures in April 2000.

       In May 1998, ART sold a 15.4 acre tract of the Valley Ranch land parcel, for $1.2 million in cash. ART received net cash of $41,000 after paying down by $1.1 million the mortgage secured by such land parcel and the payment of various closing costs. ART recognized a gain of $663,000 on the sale.

       Also in May 1998, ART purchased the FRWM Cummings land, a 6.4 acre parcel of undeveloped land in Farmers Branch, Texas, for $1.2 million in cash.

       Further in May 1998, ART sold a 21.3 acre tract of the Parkfield land parcel, for $1.3 million in cash. ART received net cash of $40,000 after paying down by $1.1 million the mortgage secured by such land parcel and the payment of various closing costs. ART recognized a gain of $670,000 on the sale.

       In May 1998, ART refinanced the mortgage debt secured by its Scout and Scoggins land in the amount of $10.4 million under the Las Colinas I term loan. ART received net cash of $6.6 million after paying off $1.4 million in mortgage debt on the Scout land and $1.5 million in mortgage debt on the Scoggins land, a pay down of $250,000 on the Keller land mortgage, and the payment of various closing costs. ART also pledged 250,000 shares of its Common Stock and BCM, an affiliate of and advisor to ART, pledged 177,000 shares of ART's Common Stock as additional security on the mortgage.

       In June 1998, ART sold a 21.6 acre tract of the Chase Oaks land, for $3.3 million in cash. ART received net cash of $517,000 after paying down by $2.0 million the mortgage secured by such land parcel and the payment of various closing costs. ART recognized a gain of $848,000 on the sale.

       Also in June 1998, ART sold a 150.0 acre tract of the Rasor land, for $6.8 million in cash. ART received net cash of $1.6 million after paying down by $5.0 million the mortgage secured by such land parcel and the payment of various closing costs. ART recognized a gain of $789,000 on the sale.

       Further in June 1998, ART sold its entire 315.2 acre Palm Desert land parcel, for $17.2 million in cash. ART received net cash of $9.2 million after paying off the $7.2 million mortgage secured by such land parcel and the payment of various closing costs. ART recognized a gain of $3.9 million on the sale.

       In July 1998, ART purchased the Thompson II land, a 3.5 acre parcel of undeveloped land in Dallas County, Texas, for $471,000 in cash.

       Also in July 1998, ART purchased, through a newly formed partnership, the Katrina land, a 454.8 acre parcel of undeveloped land in Palm Desert, California, for $38.2 million. The partnership issued $23.2 million of Class A Limited Partner units and obtained new mortgage financing of $15.0 million. The Class A Limited Partners are entitled to an annual preferred return of $.07 per unit in 1998, $.08 per unit in 1999, $.09 per unit in 2000 and $.10 per unit in 2001 and thereafter, the Class A units may be converted into shares of ART's Series H Preferred Stock anytime after twelve months from closing on the basis of 100 Class A units for each share of Series H Preferred Stock. The Series H Preferred Stock may be converted into ART Common Stock using a 90% factor starting in December 2000.

       Further, in July 1998, ART purchased the Walker land, a 132.6 acre parcel of undeveloped land in Dallas County, Texas, for $12.5 million in cash. Also in July, ART obtained mortgage financing of $13.3 million. ART received net cash of $12.8 million after the payment of various closing costs. The mortgage bears interest at 15.5% per annum, requires monthly payments of interest only and matures in July 1999. The mortgage is also secured by the FRWM Cummings land.

       In July 1998, ART sold a 2.5 acre tract of the Las Colinas I land parcel, for $1.6 million in cash. ART received net cash of $721,000 after paying down by $750,000 the Las Colinas I term loan secured by such land parcel and the payment of various closing costs. ART recognized a gain of $869,000 on the sale.

       In August 1998, ART financed its unencumbered Keller land in the amount of $5.0 million under the Las Colinas I term loan. ART received net financing proceeds of $4.9 million after the payment of various closing costs.

       In September 1998, a newly formed limited partnership, in which ART has a combined 95% general and limited partnership interest, purchased the Messick land, a 72.0 acre parcel of undeveloped land in Palm Springs, California, for $3.5 million. ART paid $1.0 million in cash and obtained seller financing of the remaining $2.5 million of the purchase price. The seller financing bears interest at 8.5% per annum, requires quarterly payments of interest only, principal payments of $300,000 in July 1999 and July 2000, and matures in July 2001.

       Also in September 1998, ART sold a 60.0 acre tract of its Parkfield land parcel, for $1.5 million in cash. ART received net cash of $21,000 after the payoff of the $1.4 million mortgage secured by such land parcel and the payment of various closing costs. ART recognized a gain of $43,000 on the sale.

       Further in September 1998, ART purchased the HSM land, a 6.2 acre parcel of undeveloped land in Farmers Branch, Texas, for $2.2 million in cash.

       In September 1998, ART sold the remaining 10.5 acres of its BP Las Colinas land for $4.7 million in cash. ART received net cash of $1.8 million after paying off $2.7 million in mortgage debt and the payment of various closing costs. ART recognized a gain of $3.4 million on the sale.

       Also in September 1998, ART purchased the Vista Ridge land, a 160 acre parcel of undeveloped land in Lewisville, Texas, for $15.6 million. ART paid $3.1 million in cash and obtained new mortgage financing of $12.5 million. The mortgage bears interest at 15.5% per annum, requires monthly interest only payments at a rate of 12.5% per annum and matures in July 1999.

       Further in September 1998, ART sold its entire 30.0 acre Kamperman land parcel for $2.4 million in cash. ART received net cash of $584,000 after paying down by $1.6 million the Las Colinas I term loan secured by such parcel and the payment of various closing costs. ART recognized a gain of $969,000 on the sale.

       In September 1998, ART sold a 1.1 acre tract of its Santa Clarita land parcel for $543,000 in cash. ART received net cash of $146,000 after paying down by $350,000 the Las Colinas I term loan secured by such tract and the payment of various closing costs. ART recognized a gain of $409,000 on the sale.

       Also in September 1998, ART purchased the Marine Creek land, a 54.2 acre parcel of undeveloped land in Fort Worth, Texas, for $2.2 million in cash.

       Further in September 1998, ART obtained second lien financing of $5.0 million secured by its Katy land from the limited partner in a partnership that owns approximately 15.6% of the outstanding shares of ART's Common Stock. The second lien mortgage bears interest at 12.5% per annum, compounded monthly, with principal and interest due at maturity in January 1999.

       In October 1998, ART purchased the Vista Business Park land, a 41.8 acre parcel of undeveloped land in Travis County, Texas, for $3.0 million. ART paid $730,000 in cash and obtained mortgage financing of $2.3 million. The mortgage bears interest at 8.9% per annum, requires monthly payments of interest only and matures in September 2000.

       Also in October 1998, ART purchased the Stone Meadows land, a 13.5 acre parcel of undeveloped land in Houston, Texas, for $1.6 million. ART paid $491,000 in cash and obtained seller financing for the remaining $1.1 million of the purchase price. The seller financing bears interest at 10% per annum, requires quarterly principal and interest payments of $100,000 and matures in October 1999.

       Further in October 1998, ART financed its unencumbered Rasor land in the amount of $15.0 million, ART receiving net cash of the $13.5 million after the payment of various closing costs. Portions of ART's Las Colinas and

Valwood land parcels are included as additional collateral. ART used the proceeds from this loan along with an additional $1.8 million to payoff the $15.8 million in mortgage debt secured by its Las Colinas and Valwood land parcels. 200.3 acres of ART's Valwood land parcel are currently unencumbered.

       Competition. Identifying, completing and realizing on real estate investments has from time to time been highly competitive, and involves a high degree of uncertainty. ART competes for investments with many public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds and real estate investment trusts) and other institutional investors, as well as individuals. Many of those with whom ART competes for investments and its services are far larger than ART, may have greater financial resources than ART and may have management personnel with more experience than the officers of ART.

MORTGAGE LOANS

       In addition to real estate, a portion of ART's assets have been and are expected to continue to be invested in mortgage notes receivable, principally those secured by income-producing real estate. ART's mortgage notes receivable consist of first, wraparound, and junior mortgage loans.

       Types of Mortgage Activity. In addition to originating its own mortgage loans, ART has acquired existing mortgage notes either directly from builders, developers or property owners, or through mortgage banking firms, commercial banks or other qualified brokers. BCM, an affiliate of and advisor to ART, services ART's mortgage notes receivable in its capacity as a mortgage servicer.

       Types of Properties Subject to Mortgages. The types of properties securing ART's mortgage notes receivable portfolio at September 30, 1998 consisted of an office building, single-family residences and developed land. The ART Board may alter the types of properties subject to mortgages in which ART invests without a vote of ART's stockholders.

       At September 30, 1998, the obligors on $381,000 or 37% of ART's mortgage notes receivable portfolio were affiliates of ART. Also at that date, $499,000 or 49% of ART's mortgage notes receivable portfolio was in default.

       A summary of the activity in ART's mortgage notes receivable portfolio during 1997 and through September 30, 1998 is as follows:


    Loans in mortgage notes receivable portfolio
        at January 1, 1997 ..........................  13*
     Loans funded ...................................   1
     Loans paid in full .............................  (5)
     Loans sold .....................................  (2)
     Loan foreclosed ................................  (1)

                                                      ---
     Loans in mortgage notes receivable portfolio
         at September 30, 1998 ......................   6*

- ---------------

* Includes a mortgage note receivable collateralized by two condominium mortgage loans at January 1, 1997 and one condominium mortgage loan at September 30, 1998.


       During 1997, ART collected $2.6 million in interest and $4.5 million in principal on its mortgage notes receivable and sold two mortgage notes receivable for a total of $17.0 million. During the first six months of 1998, ART collected $381,000 in interest and $7.7 million in principal on its mortgage notes receivable. ART plans, for the foreseeable future, to hold, to the extent its liquidity permits, rather than to sell in the secondary market, the remainder of the mortgage notes in its portfolio.

       First Mortgage Loans. ART may invest in first mortgage loans, with either short-, medium- or long-term maturities. First mortgage loans generally provide for level periodic payments of principal and interest sufficient to substantially repay the loan prior to maturity, but may involve interest-only payments or moderate or negative amortization of principal and a "balloon" principal payment at maturity. With respect to first mortgage loans, it is ART's general policy to require that the borrower provide a mortgagee's title policy or an acceptable legal opinion of title as to the validity and the priority of the mortgage lien over all other obligations, except liens arising from unpaid property taxes and other exceptions normally allowed by first mortgage lenders in the relevant area. ART may grant to other lenders participations in first mortgage loans originated by ART.

       The following discussion briefly describes the events that affected previously funded first mortgage loans during 1997 and through September 30, 1998.

       The borrower on a $1.7 million mortgage note receivable secured by land in Osceola, Florida, failed to pay the note on its November 1, 1993 maturity. ART instituted foreclosure proceedings and was awarded summary judgment in January 1994. During 1994 and 1995, the borrower paid ART a total of $270,000 in nonrefundable fees to delay foreclosure of the property until April 24, 1995. On April 21, 1995, the borrower filed for bankruptcy protection. On August 24, 1996, the bankruptcy court's stay was lifted allowing ART to proceed with foreclosure. The note had a principal balance of $1.6 million at December 31, 1996. On February 21, 1997, ART sold its note for $1.8 million in cash. ART recognized a gain of $171,000 on the sale.

       Wraparound Mortgage Loans. ART may invest in wraparound mortgage loans, sometimes called all-inclusive loans, made on real estate subject to prior mortgage indebtedness. A wraparound mortgage note is a mortgage note having an original principal amount equal to the outstanding balance under the prior existing mortgage loan plus the amount actually advanced under the wraparound mortgage loan. Wraparound mortgage loans may provide for full, partial or no amortization of principal. ART's policy is to make wraparound mortgage loans in amounts and on properties as to which it would otherwise make a first mortgage loan.

       The following discussion briefly describes events that affected previously funded wraparound mortgage loans during 1997 and through September 30, 1998.

       In September 1997, ART sold its $16.3 million wraparound mortgage note receivable secured by the Las Vegas Plaza Shopping Center in Las Vegas, Nevada, for $15.0 million. ART received net cash of $5.5 million after the payoff of $9.2 million in debt and the payment of various closing costs associated with the sale. ART incurred no loss on the sale in excess of the reserve previously established.

       In December 1997, ART sold the Pin Oak Land, a 567.6 acre parcel of undeveloped land in Houston, Texas, for $11.4 million. In connection with such sale, ART provided $6.9 million in short term purchase money financing that was paid in full in January 1998.

       In August 1990, ART obtained the Continental Hotel and Casino in Las Vegas, Nevada, through foreclosure subject to first and second lien mortgages totaling $10.0 million. In June 1992, ART sold the hotel and casino for among other consideration, a $22.0 million wraparound mortgage note receivable. In March 1997, the wraparound note was modified and extended in exchange for, among other things, the borrower's commitment to invest $2.0 million in improvements to the hotel and casino within four months of the March 1997 modification and an additional $2.0 million prior to December 1997. The borrower stopped making the required mortgage payments in April 1997 and did not make the required improvements. In December 1997, the borrower filed for bankruptcy protection. In February 1998, a hearing was held to allow ART to foreclose on the hotel and casino. At the hearing, the court allowed the borrower 90 days to submit a reorganization plan and beginning March 2, 1998 required the borrower to make monthly payments of $175,000 to ART. ART received the first such payment on March 2, 1998. ART's wraparound mortgage note receivable had a principal balance of $22.7 million at March 31, 1998. In April 1998, the bankruptcy court allowed ART to foreclose on the hotel and casino. ART did not incur a loss on foreclosure as the fair value of the property exceeded the carrying value of ART's mortgage note receivable.

       Junior Mortgage Loans. ART may invest in junior mortgage loans. Such notes are secured by mortgages that are subordinate to one or more prior liens either on the fee or a leasehold interest in real estate. Recourse on such notes ordinarily includes the real estate which secures the note, other collateral and personal guarantees of the borrower.

       The following discussion briefly describes the junior mortgage loans funded in 1997 and the events that affected previously funded junior mortgage notes during 1997 and the first six months of 1998.


       At December 31, 1996, ART held a junior mortgage note receivable secured by the Williamsburg Hospitality House in Williamsburg, Virginia, that is subject to a first lien mortgage of $12.0 million. In September 1997, ART foreclosed on its $8.9 million junior mortgage note receivable. ART obtained the property at foreclosure subject to the first lien mortgage of $12.0 million. ART incurred no loss on foreclosure as the fair value of the property exceeded the carrying value of its mortgage note receivable and assumed mortgage debt.

       In May 1997, the $3.7 million mortgage note receivable secured by an apartment complex in Merrillville, Indiana, owned by a subsidiary of Davister Corp. ("Davister"), a general partner in a partnership that owns approximately 15.6% of ART's outstanding shares of Common Stock, was paid in full.

       In November 1994, ART and an affiliate of BCM, sold five apartment complexes to a newly formed limited partnership in exchange for, among other consideration, two mortgage notes receivable secured by one of the properties sold. ART had the option to reacquire the properties at any time after September 1997 for their original sales prices. In February 1998, ART reacquired three of the properties, one of which was subject to the two mortgage notes receivable, which were discharged upon ART's reacquisition of the property.

       In December 1997, ART sold two parcels of Valley Ranch land, totaling
25.1 acres, for $3.3 million. In conjunction with the sale, ART provided $891,000 in purchase money financing. The purchase money financing bore interest at 10.0% per annum and matured in January 1998. ART received $624,000 paydown on the purchase money financing in January, with the remainder being deferred until a zoning issue is resolved.

INVESTMENTS IN REAL ESTATE INVESTMENT TRUSTS AND REAL ESTATE PARTNERSHIPS


       ART's investment in real estate entities at September 30, 1998 includes
(1) equity securities of three publicly traded real estate investment trusts (collectively the "Affiliated REITs"), CMET, IORI and TCI, (2) units of limited partner interest of NRLP, (3) a general partner interest in NRLP and NOLP, through its 96% limited partner interest in SAMLP, the general partner of NRLP and NOLP, (4) a general partner interest in Gardon Capital, L.P. ("GCLP"), and
(5) interests in real estate joint venture partnerships. On December 18, 1998, SAMLP withdrew as general partner of NRLP and NOLP and NMC, a wholly-owned subsidiary of ART, was elected successor general partner. Gene E. Phillips, Chairman of the Board and a Director of ART until November 16, 1992, served until May 15, 1996 as a director and Chief Executive Officer of SAMI, a company owned by BCM, an affiliate of and advisor to ART, that serves as SAMLP's managing general partner. Karl L, Blaha, President of ART, serves as the sole director and as Executive Vice President of SAMI and as a director and Executive Vice President of NMC. Gene E. Phillips is also a general partner of SAMLP. BCM, an affiliate of and advisor to ART, also serves as advisor to the Affiliated REITs, and performs certain administrative and management functions for NRLP and NOLP on behalf of NMC and, prior to December 18, 1998, SAMLP.


       Effective August 1998, a wholly-owned subsidiary of ART acquired the 0.7% managing general partner interest of Garden Capital, Incorporated in GCLP and the 1% managing general partner interest of Garden Capital, Incorporated in 50 single asset limited partnerships in which GCLP is the 99% limited partner. NOLP owns a 99.3% limited partner interest in GCLP. GCLP was formed in November 1992, to facilitate the refinancing of 52 of NOLP's apartment complexes. ART issued 250,000 ART Preferred Shares in exchange for the partnership interests.

       Since acquiring its initial investments in the equity securities of the Affiliated REITs and NRLP in 1989, ART has made additional investments in the equity securities of these entities through private and open market purchases. ART's cost with respect to shares of the Affiliated REITs at September 30, 1998 totaled $20.8 million, and its cost with respect to units of limited partner interest in NRLP totaled $23.3 million. The aggregate carrying value (cost plus or minus equity in income or losses and less distributions received) of such equity securities of the Affiliated REITs and NRLP was $53.0 million at September 30, 1998 and the aggregate market value of such equity securities was $115.9 million. The aggregate investee book value of the equity securities of the Affiliated REITs based upon the September 30, 1998 financial statements of each such entity was $71.8 million and ART's share of NRLP's revaluation equity at September 30, 1998 was $198.9 million.

       The ART Board has authorized the expenditure by ART of up to an aggregate of $35.0 million to acquire, in open market purchases, units of NRLP and shares of the Affiliated REITs, excluding private purchase transactions which were separately authorized. As of September 30, 1998, ART had expended $4.0 million to acquire units of NRLP and an aggregate of $6.0 million to acquire shares of the Affiliated REITs, in open market purchases, in accordance with these authorizations. ART expects to make additional investments in the equity securities of the Affiliated REITs and NRLP.


       At September 30, 1998, SAMLP, the then general partner of NRLP and NOLP, owned 26,475 shares of TCI. ART owns a 96% limited partnership interest in SAMLP which ART consolidates for financial statement purposes.


       The purchases of the equity securities of the Affiliated REITs and NRLP were made for the purpose of investment and were based principally on the opinion of ART's management that the equity securities of each were and are currently undervalued. The determination by ART to purchase additional equity securities of the Affiliated REITs and NRLP is made on an entity-by-entity basis and depends on the market price of each entity's equity securities relative to the value of its assets, the availability of sufficient funds and the judgment of ART's management regarding the relative attractiveness of alternative investment opportunities. Substantially all of the equity securities of the Affiliated REITs and NRLP owned by ART are pledged as collateral for borrowings. Pertinent information regarding ART's investment in the equity securities of the Affiliated REITs and NRLP, at September 30, 1998, is summarized below (dollars in thousands):

         Percentage           Carrying            Equivalent
         of ART's             Value of            Investee            Market Value
         Ownership at         Investment at       Book Value at       of Investment at
Investee September 30, 1998   September 30, 1998  September 30, 1998  September 30, 1998
- -------- ------------------   ------------------  ------------------  ------------------
NRLP....            54.4%     $        23,239     $             *     $        70,114
CMET....            41.0               15,875              35,713              26,285
IORI....            30.2                3,261               7,239               3,744
TCI.....            31.2               10,590              28,849              15,765
                              ---------------                         ---------------

                                       52,965                         $       115,908
                                                                      ===============

General partner interest in
   NRLP, NOLP and GCLP                  7,676
Other                                   5,456
                              ---------------
                              $        66,097
                              ===============

- ---------------


* At September 30, 1998, NRLP reported a deficit partners' capital. ART's share of NRLP's revaluation equity at December 31, 1997, was $198.9 million. Revaluation equity is defined as the difference between the appraised value of the partnership's real estate, adjusted to reflect the partnership's estimate of disposition costs, and the amount of the mortgage notes payable and accrued interest encumbering such property as reported in NRLP's Annual Report on Form 10-K for the year ended December 31, 1997.

       Each of the Affiliated REITs and NRLP own a considerable amount of real estate, much of which, particularly in the case of NRLP, has been held for many years. Because of depreciation, these entities may earn substantial amounts in periods in which they sell real estate and will probably incur losses in periods in which they do not. ART's reported income or loss attributable to these entities will differ materially from its cash flow attributable to them. ART does not have a controlling equity interest in any of the Affiliated REITs and therefore it cannot, acting by itself, determine either the individual investments or the overall investment policies of such investees. However, due to ART's equity investments in, and the existence of common officers with, each of the Affiliated REITs, and that the Affiliated REITs have the same advisor as ART and that Mr. Randall M. Paulson, an Executive Vice President of ART, is also the President of the Affiliated REITs and BCM, an affiliate of and advisor to ART, the President of SAMI, a company owned by BCM, that is the managing general partner of SAMLP, and is the President of NMC, the general partner of NRLP and NOLP, ART may be considered to have the ability to exercise significant influence over the operating and investing policies of these entities. ART accounts for its investment in these entities using the equity method. Under the equity method, ART recognizes its proportionate share of the income or loss from the operations of these entities currently, rather than when realized through dividends or on sale. ART accounted for its investment in NRLP under the equity method due to the pending resignation of SAMLP as general partner of NRLP and NOLP, as more fully discussed in "NRLP" below. The carrying value of ART's investment in these entities, as set forth in the table above, is the original cost of each such investment adjusted for ART's proportionate share of each entity's income or loss and distributions received.


       The difference between the carrying value of ART's investment and the equivalent investee book value is being amortized over the life of the properties held by each investee.

       ART's management continues to believe that the market value of each of the Affiliated REITs and NRLP undervalues their assets and ART may, therefore, continue to increase its ownership in these entities in 1998.

       The following is a summary description of each of NRLP and the Affiliated REITs, based upon information publicly reported by such entities.


       NRLP. NRLP is a publicly traded master limited partnership which was formed under the Delaware Uniform Limited Partnership Act on January 29, 1987. It commenced operations on September 18, 1987 when, through NOLP, it acquired all of the assets, and assumed all of the liabilities, of 35 public and private limited partnerships. NRLP is the sole limited partner of NOLP and owns 99% of the beneficial interest in NOLP. NRLP and NOLP operate as an economic unit and, unless the context otherwise requires, all references herein to the Partnership shall constitute references to NRLP and NOLP as a unit. The general partner and owner of 1% of the beneficial interest in each of NRLP and NOLP until December 18, 1998 was SAMLP, a Delaware limited partnership. SAMI, a company owned by BCM, is the managing general partner of SAMLP. On December 18, 1998, SAMLP withdrew as general partner of NRLP and NOLP and NMC, a wholly-owned subsidiary of ART, was elected successor general partner.


       In November 1992, NOLP transferred 52 apartment complexes and a wraparound mortgage note receivable to GCLP, a Delaware limited partnership in which NOLP owns a 99.3% limited partner interest. Concurrent with such transfer, GCLP refinanced all of the mortgage debt associated with the transferred properties and the wraparound mortgage note under a new first mortgage in the then principal amount of $223.0 million.

       In July 1998, GCLP commenced a three-phase refinancing whereby GCLP is refinancing the mortgage debt secured by 50 of the properties then held by it. Phase I consisted of 18 of the properties, located in Arizona, Florida, Illinois, Indiana, Kansas, Missouri, Oklahoma and Texas, which were refinanced in the total amount of $150.0 million. Phase II consisted of a bridge financing of 29 of the properties, located in Arizona, Arkansas, California, Colorado, Florida, Georgia, Kansas, Louisiana, Michigan, Missouri, Nebraska, Ohio, Oklahoma, Tennessee, Texas and Virginia, which were refinanced in the total amount of $86.2 million. Three additional properties are unencumbered.

       In September 1998, GCLP completed Phase III of the refinancing by refinancing the properties secured by the Phase II bridge loan. The mortgage debt secured by sixteen of the properties, in Arizona, California, Colorado, Florida, Georgia, Kansas, Michigan, Missouri, Nebraska, Tennessee, Texas and Virginia was refinanced in the total amount of $90.7 million. Twelve (12) Phase II properties were unencumbered after the payoff of the bridge loan.

       ART is a limited partner in SAMLP, holding a 96% limited partner interest therein, which ART consolidates for financial statement purposes.


       NMC and prior to December 18, 1998, SAMI, as the managing general partner of SAMLP, has discretion in determining methods of obtaining funds for the Partnership's operations, and the acquisition and disposition of its assets. The Partnership's governing documents place no limitation on the amount of leverage that the Partnership may incur either in the aggregate or with respect to any particular property or other investment. At December 31, 1997, the aggregate loan-to-value ratio of the Partnership's real estate portfolio was 43.4% computed on the basis of the ratio of total property-related debt to aggregate appraised values. As of December 31, 1997 NRLP owned 79 properties located in 22 states. These properties consisted of 66 apartment complexes comprising 16,538 units, five office buildings with an aggregate of 367,271 square feet and eight shopping centers with an aggregate of 1.1 million square feet.


       For the year ended December 31, 1997, the Partnership reported net income of $8.7 million compared to a net loss of $375,000 for the year ended December 31, 1996. The Partnership had income from operations, prior to gains on sale of real estate, of $362,000 for the year ended December 31, 1997 compared to a loss of $436,000 for the year ended December 31, 1996. The improvement in the Partnership's 1997 income from operations is due to an average 3.0% increase in average rental rates at the Partnership's apartment complexes and an average 1.0% increase in rental rates at the Partnership's commercial properties coupled with an average 1.0% increase in occupancy at the Partnership's apartment complexes and an average 3.0% increase in occupancy at the Partnership's commercial properties.

       For the nine months ended September 30, 1998, the Partnership reported net income of $26.3 million compared to $5.3 million for the nine months ended September 30, 1997. The Partnership's net income for the nine months ended September 30, 1998, includes gains on the sale of real estate of $34.2 million compared to $5.7 million for the nine months ended September 30, 1997.

       The Partnership has paid quarterly distributions to unitholders since the fourth quarter of 1993. In 1997, ART received a total of $1.4 million in distributions from the Partnership and accrued an additional $5.5 million that was received in January 1998.


       The Partnership, SAMLP and Gene E. Phillips, were among the defendants in a class action lawsuit arising out of the formation of the Partnership. An agreement settling such lawsuit as to the above named defendants, (the "Moorman Settlement Agreement"), became effective on July 5, 1990. The Moorman Settlement Agreement provided for, among other things, the appointment of an oversight committee for the Partnership (the "NRLP Oversight Committee") and the establishment of specified annually increasing targets for a five-year period relating to the price of NRLP units of limited partner interest.

       The Moorman Settlement Agreement provided for the resignation and replacement of SAMLP as general partner if the unit price targets were not met for two consecutive anniversary dates. NRLP did not meet the unit price targets for the first and second anniversary dates. On July 8, 1992, SAMLP notified the NRLP Oversight Committee of the failure to meet the unit price targets for two successive years and that it expected to resign as general partner of NRLP and NOLP.

       The Moorman Settlement Agreement provided that the withdrawal of SAMLP as general partner would require the Partnership to purchase SAMLP's general partner interest (the "Redeemable General Partner Interest") at its then fair value, and to pay certain fees and other compensation as provided in the partnership agreement. SAMI, the managing general partner of SAMLP, had calculated the fair value of such Redeemable General Partner Interest to be $49.6 million at September 30, 1998 before reduction for the principal balance ($4.2 million at September 30, 1998) and accrued interest ($8.1 million at September 30, 1998) on the note receivable from SAMLP for its original capital contribution to the Partnership.

       On July 15, 1998, NRLP, SAMLP and the NRLP Oversight Committee executed an Agreement for Cash Distribution and Election of Successor General Partner (the "Cash Distribution Agreement") which provides for the nomination of an entity affiliated with SAMLP to be the successor general partner of NRLP, for the distribution of $11.4 million to the plaintiff class members and for the resolution of all related matters under the Moorman Settlement Agreement. The Cash Distribution Agreement was submitted to the Judge appointed to supervise the class action settlement (the "Supervising Judge") on July 23, 1998. On August 4, 1998, the Supervising Judge entered an order granting preliminary approval of the Cash Distribution Agreement. On September 9, 1998, a notice was mailed to the plaintiff class members describing the Cash Distribution Agreement. On October 23, 1998, the Supervising Judge entered an order granting final approval of the Cash Distribution Agreement. The Supervising Judge also entered orders requiring NRLP to pay $404,000 in attorney's fees to Joseph B. Moorman's legal counsel, $30,000 to Joseph B. Moorman and $404,000 in attorney's fee to Robert A. McNeil's legal counsel.


       Pursuant to the order, NRLP deposited $11.4 million with the Clerk of Court on November 12, 1998. The distribution of the cash shall be made to the plaintiff class members pro rata based upon the formation of NRLP in 1987. The distribution of cash will be under the control of an independent settlement administrator.


       The proposal to elect NMC as the successor general partner was submitted to the unitholders of NRLP for a vote at a special meeting held on December 18, 1998. All units of NRLP owned by affiliates of SAMLP (approximately 61.5% of the outstanding limited partner units of NRLP) were voted pro rata with the vote of the other limited partners. NMC was elected by a majority vote of the unitholders.

       On December 18, 1998, SAMLP withdrew as general partner and NMC, as successor general partner, took office. Upon the election and taking of office of NMC as the successor general partner, the Moorman Settlement Agreement was terminated.

       Under the Cash Distribution Agreement, SAMLP agreed to waive its right under the Moorman Settlement Agreement to receive any payment from NRLP for its Redeemable General Partner Interest upon its resignation and the election of a successor general partner. In addition, pursuant to the Cash Distribution Agreement, the NRLP partnership agreement was amended to provide that, upon voluntary resignation of the general partner, the resigning general partner shall not be entitled to the repurchase of its general partner interest under Paragraph 17.9 of the NRLP partnership agreement.

       Under the Cash Distribution Agreement, NMC as successor general partner assumed liability for the note receivable from SAMLP for its capital contribution to NRLP. In addition, NMC assumed liability for a note which requires the repayment to NRLP of the $11.4 million paid by NRLP under the Cash Distribution Agreement plus the $808,000 in court ordered attorney's fees and the $30,000 paid to Joseph B. Moorman. This note requires repayment over a ten-year period, bears interest and is guaranteed by ART, which is the parent of NMC and (as of December 31, 1998) is the owner of approximately 55.0% of the outstanding units of NRLP.


       In August 1996, ART consolidated its existing NRLP margin debt held by various brokerage firms into a single margin loan. ART has pledged 3,349,169 of its NRLP units as security for such margin loan which had a principal balance of $10.6 million at September 30, 1998. The margin loan is currently due and payable. Subsequent to September 30, 1998, ART has paid down such loan by $5.0 million. The lender has not made a demand for payment of the remaining $5.6 million, nor has it declared an event of default.

       CMET. CMET is a California business trust which was organized on August 27, 1980 and commenced operations on December 3, 1980. CMET's primary business is investing in real estate through direct equity investments and partnerships and financing real estate and real estate-related activities through investments in mortgage notes. CMET holds equity investments in apartment complexes and commercial properties (office buildings, industrial warehouses and shopping centers) throughout the continental United States. CMET's apartment complexes and commercial properties are concentrated in the Southeast, Southwest and Midwest regions of the continental United States. At December 31, 1997, CMET owned 57 income producing properties located in 14 states consisting of 34 apartment complexes comprising of 6,173 units, ten office buildings with an aggregate of 1.2 million square feet, 11 industrial warehouses with an aggregate of 1.6 million square feet and two shopping centers with an aggregate of 247,196 square feet. CMET also holds mortgage notes receivable secured by real estate located in the Southeast, Southwest and Midwest regions of the continental United States, with a concentration in the Southeast and Southwest regions.

       For the year ended December 31, 1997, CMET reported net income of $4.2 million compared to $8.7 million for the year ended December 31, 1996. CMET's 1997 net income includes gains on the sale of real estate of $8.2 million, whereas its 1996 net income included gains on the sale of real estate and marketable equity securities of $10.1 million and an extraordinary gain of $812,000. At December 31, 1997, CMET had total assets of $299.4 million, which consisted of $250.1 million of real estate held for investment, $11.6 million of real estate held for sale, $3.6 million of notes and interest receivable, $31.0 million of investments in partnerships and other assets and $3.1 million in cash and cash equivalents.


       For the nine months ended September 30, 1998, CMET reported net income of $667,000 compared to $3.5 million for the nine months ended September 30, 1997. CMET's net income for the nine months ended September 30 1998, includes gains on the sale of real estate of $5.9 million compared to $6.6 million for the nine months ended September 30, 1997.


       CMET has paid quarterly distributions since the first quarter of 1993. ART received a total of $885,000 in distributions from CMET in 1997.

       IORI. IORI is a Nevada corporation which was originally organized on December 14, 1984 as a California business trust and commenced operations on April 10, 1985. Like CMET, IORI's primary business is investing in real estate through direct equity investments and partnerships and financing real estate and real estate-related activities through investments in mortgage notes. IORI holds equity investments in apartment complexes and commercial properties (office buildings) in the Pacific, Southeast, Southwest, and Midwest regions of the continental United States. IORI holds one mortgage note receivable which is secured by a shopping center in the Midwest region. At December 31, 1997, IORI owned 14 income producing properties located in five states. These properties consisted of four apartment complexes comprising 654 units and ten office buildings with an aggregate of 611,009 square feet.

       For the year ended December 31, 1997, IORI reported net income of $3.3 million as compared with a net loss of $568,000 for the year ended December 31, 1996. IORI's net income in 1997, is attributable to $4.0 million of gains on sale of real estate. At December 31, 1997, IORI had total assets of $90.3 million, which consisted of $81.9 million in real estate held for investment, $2.0 million in notes and interest receivable, $5.3 million in investments in partnerships and other assets and $1.1 million in cash and cash equivalents.

       For the nine months ended September 30, 1998, IORI reported a net loss of $513,000 compared to net income of $2.9 million for the nine months ended September 30, 1997. IORI's net income for the nine months ended September 30, 1997 included gains on the sale of real estate of $3.3 million.

       IORI has paid quarterly dividends since the first quarter of 1993. ART received a total of $184,000 in dividends from IORI in 1997.

       TCI. TCI is a Nevada corporation which was originally organized on September 6, 1983, as a California business trust, and commenced operations on January 31, 1984. TCI also has investment policies similar to those of CMET and IORI. TCI holds equity investments in a hotel, apartment complexes and commercial properties (office buildings, industrial warehouses and shopping centers) throughout the continental United States with a concentration in the Northeast, Southeast and Southwest regions. At December 31, 1997, TCI owned 56 income producing properties located in 14 states. These properties consisted of 28 apartment complexes comprising 5,174 units, 14 office buildings with an aggregate of 1.3 million square feet, 7 industrial warehouses with an aggregate of 1.7 million square feet, 6 shopping centers with an aggregate of 857,750 square feet and one hotel with 60 rooms. TCI also holds mortgage notes receivable secured by real estate located in the Northeast, Midwest, Southeast and Southwest regions of the continental United States, with a concentration in the Northeast and Southeast regions.

       For the year ended December 31, 1997, TCI reported net income of $12.6 million as compared with a net loss of $7.8 million for the year ended December 31, 1996. TCI's net income for 1997 includes gains on the sale of real estate of $21.4 million whereas its net loss for 1996 included gains on the sale of real estate of $1.6 million and extraordinary gains of $256,000. At December 31, 1997, TCI had total assets of $319.5 million, which consisted of $270.2 million in real estate held for investment, $5.0 million in real estate held for sale, $15.6 million in investments in real estate entities, $4.0 million in notes and interest receivable and other assets and $24.7 million in cash and cash equivalents. At December 31, 1997, TCI owned 341,500 shares of IORI's common stock, approximately 22.5% of IORI's shares then outstanding.

       For the nine months ended September 30, 1998, TCI reported net income of $8.0 million compared to a net loss of $3.3 million for the nine months ended September 30, 1997. TCI's net income for the nine months ended September 30, 1998 includes gains on the sale of real estate of $12.0 million compared to $1.5 million for the nine months ended September 30, 1997.

       TCI has paid quarterly dividends since the fourth quarter of 1995. ART received $333,000 in dividends from TCI in 1997 and accrued an additional $1.2 million in dividends that was received in January 1998.

       SAMLP. As discussed in more detail under "Real Estate" above, ART owns a 96% limited partner interest in SAMLP. ART consolidates SAMLP for financial statement purposes. As a limited partner, ART has no role in the management of the business affairs of SAMLP. Rather, SAMI, the managing general partner of SAMLP, has full and complete authority to manage SAMLP.

       River Trails II. In January 1992, ART entered into a partnership agreement with an entity affiliated with the Nanook Limited Partner, to acquire 287 developed residential lots adjacent to ART's other residential lots in Fort Worth, Texas. The partnership agreement designates ART as managing general partner. The partnership agreement also provides each of the partners with a guaranteed 10% return on their respective investments. Through December 31, 1997, 214 residential lots had been sold. In the first six months of 1998, an additional 12 lots were sold. At June 30, 1998, 61 lots remained to be sold. In 1998, the partnership recorded a gain of $101,000 on such lot sales. During 1997, each partner received $21,000 in return of capital distributions from the partnership and $12,000 in profit distributions. No such distributions have been received in 1998.

       R. G. Bond, Ltd. In June 1995, ART purchased the corporate general partner of a limited partnership which owned apartment complexes in Illinois, Florida and Minnesota, with a total of 900 units. In August 1998, in conjunction with the sale of the apartment complexes, ART sold its general partner interest for $903,000 in cash. ART recognized a gain of $270,000 on the sale.

       Campbell Center Associates, Ltd. In April 1996, ART purchased a 28% general partner interest in Campbell Center Associates, Ltd. ("Campbell Associates") which in turn has a 56.25% interest in Campbell Centre Joint Venture, which owned at the time a 413,175 square foot office building in Dallas, Texas. The purchase price of the general partner interest was $550,000 in cash and a $500,000 note, which bears interest at 8% per annum, requires monthly interest only payments and matures April 2000. In January 1997, ART exercised its option to purchase an additional 28% general partner interest in Campbell Associates. The purchase price was $300,000 in cash and a $750,000 note, which bears interest at 8% per annum, requires monthly interest only payments and matures in April 2000. In July 1997, ART purchased an additional 9% general partner interest in Campbell Associates for $868,000 in cash. In March 1998, Consolidated Equity Properties, Inc. acquired a 30% limited partner interest in Campbell Associates for $500,000 in cash. In June 1998, ART purchased the remaining 5% general partner interest in Campbell Associates for $1.1 million in cash. Also in June 1998, Campbell Centre Joint Venture sold the office building for $32.1 million in cash. Campbell Associates, as a partner, received net cash of $13.2 million from the sales proceeds and escrowed an additional $190,000 for pending parking lot issues. Campbell Associates recognized a gain of $8.2 million on the sale.

       Highway 380/Preston Partners, Ltd. In June 1996, a newly formed limited partnership, of which ART is 1% general partner, purchased 580 acres of undeveloped land in Collin County, Texas for $5.7 million in cash. ART contributed $100,000 in cash to the partnership with the remaining $5.6 million being contributed by the limited partner. The partnership agreement designates ART as the managing general partner. In September 1996, the partnership obtained financing of $2.8 million secured by the 580 acres of land and personal guarantees of the limited partner. The loan bore interest at a variable rate, required monthly payments of interest only and matured in September 1998. The partnership agreement also provides that the limited partner receive a 12% preferred cumulative return on his investment before any sharing of partnership profits occurs. In April 1997, the partnership sold a 35.0 acre tract for $1.3 million in cash. The net sales proceeds of $1.2 million were distributed to the limited partner in accordance with the partnership agreement. The partnership recognized a gain of $884,000 on the sale. In July 1997, the partnership sold a
24.6 acre tract for $800,000 in cash. In accordance with the terms of the term loan secured by such property, $197,000 of the net sales proceeds were used to paydown such term loan. The remaining $545,000 was distributed to the limited partner in accordance with the partnership agreement. The partnership recognized a gain of $497,000 on the sale. In September 1997, the partnership sold a 77.2 acre tract for $1.5 million in cash. In accordance with the terms of the term loan secured by such property, the net sales proceeds were used to paydown such loan. The partnership recognized a gain of $704,000 on the sale. In October 1997, the partnership sold a 96.5 acre tract for $1.7 million in cash. In accordance with the terms of the term loan secured by such property $548,000 of the net sales proceeds were used to payoff such loan. The remaining $1.1 million was distributed to the limited partner in accordance with the partnership agreement. The partnership recognized a gain of $691,000 on the sale. In December 1997, the partnership sold a 94.4 acre tract for $2.5 million in cash. Of the net sales proceeds, $1.8 million was distributed to the limited partner and $572,000 was distributed to ART as general partner in accordance with the partnership agreement. The partnership recognized a gain of $1.4 million on the sale. In January 1998, the partnership sold a 155.4 acre tract for $2.9 million. The partnership received $721,000 in cash and provided financing of an additional $2.2 million. Of the net sales proceeds, $300,000 was distributed to the limited partner and $300,000 was distributed to ART as general partner in accordance with the partnership agreement. The seller financing bore interest at 12% per annum, required monthly payments of interest only and matured in July 1998. The seller financing was paid off at maturity, with the net proceeds being distributed $1.1 million to the limited partner and $1.1 million to the ART as general partner. The partnership recognized a gain of $1.2 million on the sale.

       Elm Fork Branch Partners, Ltd. In September 1997, a newly formed limited partnership of which ART is a 1% general partner and 21.5% limited partner, purchased a 422.4 acre parcel of undeveloped land in Denton County, Texas, for $16.0 million in cash. ART contributed $3.6 million in cash to the partnership with the remaining $12.4 million being contributed by the other limited partners. The partnership agreement designates ART as the managing general partner. In September 1997, the partnership obtained mortgage financing of $6.5 million secured by the 422.4 acres of land. The mortgage bears interest at 10% per annum, requires monthly payments of interest only and matures in September 2001. The net financing proceeds were distributed to the partners, ART receiving repayment of $2.9 million of its initial investment. The partnership agreement also provides that the limited partners receive a 12% preferred cumulative return on their investment before any sharing of partnership profits occurs. The Nanook Limited Partner is also a limited partner in the partnership.





                  [Remainder of Page Intentionally Left Blank]

                         SELECTED FINANCIAL DATA OF ART


                                                                      For the Years Ended December 31,
                                             ------------------------------------------------------------------------------------
                                                 1997              1996              1995              1994              1993
                                             ------------      ------------      ------------      ------------      ------------
                                                                 (dollars in thousands, except per share)
EARNINGS DATA
Revenue ................................     $     49,971      $     26,979      $     22,952      $     23,070      $     13,427
Expense ................................           83,355            38,577            28,314            26,490            18,128
                                             ------------      ------------      ------------      ------------      ------------
(Loss) from operations .................          (33,384)          (11,598)           (5,362)           (3,420)           (4,701)
Equity in income (losses)
      of investees .....................           10,660             2,004              (851)              292            (4,014)
Gain on sale of real estate ............           20,296             3,659             2,594               379               481
                                             ------------      ------------      ------------      ------------      ------------
(Loss) before extraordinary
      gain .............................           (2,428)           (5,935)           (3,619)           (2,749)           (8,234)
Extraordinary gain .....................               --               381               783               323             3,807
                                             ------------      ------------      ------------      ------------      ------------
Net (loss) .............................           (2,428)           (5,554)           (2,836)           (2,426)           (4,427)
Preferred Dividend
      Requirement ......................             (206)             (113)               --                --                --
Redeemable Common Stock,
      accretion of discount ............               --                --                --                --              (129)
                                             ------------      ------------      ------------      ------------      ------------
(Loss) applicable to
      Common Shares ....................     $     (2,634)     $     (5,667)     $     (2,836)     $     (2,426)     $     (4,556)
                                             ============      ============      ============      ============      ============
PER SHARE DATA
(Loss) before extraordinary
         gain ..........................     $       (.22)     $       (.46)     $       (.31)     $       (.23)     $       (.68)
Extraordinary Gain .....................               --               .03               .07               .03               .31
                                             ------------      ------------      ------------      ------------      ------------
Net (loss) .............................             (.22)             (.43)             (.24)             (.20)             (.37)
Redeemable Common Stock,
      accretion of discount ............               --                --                --                --              (.01)
                                             ------------      ------------      ------------      ------------      ------------
(Loss) applicable to
      Common shares ....................     $       (.22)     $       (.43)     $       (.24)     $       (.20)     $       (.38)
                                             ============      ============      ============      ============      ============
Dividends per share ....................     $        .20      $        .15      $         --      $         --      $         --
Weighted average shares
      outstanding ......................       11,710,013        12,765,082        11,716,656        12,208,876        12,101,100
                                             ============      ============      ============      ============      ============


                                                                          December 31,
                                             ----------------------------------------------------------------------
                                                1997           1996           1995           1994           1993
                                             ----------     ----------     ----------     ----------     ----------
                                                            (dollars in thousands, except per share)
BALANCE SHEET DATA
Notes and interest
     receivable, net ...................     $   25,526     $   48,485     $   49,741     $   45,664     $   51,769
Real estate, net .......................        302,453        119,035         59,424         47,526         52,437
Total assets ...........................        433,799        235,037        162,033        137,362        139,861
Notes and interest
         payable .......................        261,986        127,863         61,163         45,695         53,693
Margin borrowings ......................         53,376         40,044         34,017         26,391         16,147
Stockholders'
         equity ........................         63,453         47,786         53,058         55,894         56,120
Book value per
         share .........................     $     3.86     $     3.41     $     4.53     $     4.77     $     5.56



- -----------------------------------

Shares and per share data have been adjusted for the 2 for 1 forward Common Stock splits effected January 2, 1996 and February 17, 1997.

                                            For the Nine Months   For the Nine Months
                                            ------------------    ------------------
                                                  Ended                  Ended
                                            ------------------    ------------------
                                            September 30, 1998    September 30, 1997
                                            ------------------    ------------------
 EARNINGS DATA                               (dollars in thousands, except per share)
 Revenues ..............................     $         66,157      $         32,205
 Expenses ..............................              106,177                52,051
                                             ----------------      ----------------

 (Loss) from operations ................              (40,020)              (19,846)

 Equity in income
         of investees ..................               27,429                 5,106

 Gains on sale of real estate ..........               14,692                11,354
                                             ----------------      ----------------
 Net income (loss) .....................                2,101                (3,386)

 Preferred dividend
         requirement ...................                 (595)                 (151)
                                             ----------------      ----------------

 Net income (loss) applicable
 to Common shares ......................     $          1,506      $         (3,537)
                                             ================      ================

 PER SHARE DATA

 Net income (loss) .....................     $            .14      $           (.29)
                                             ================      ================

 Dividends per share ...................     $            .15      $            .15

 Weighted average Common
 shares used in computing
 earnings per share ....................           10,741,137            12,041,252
                                             ================      ================


                                                                September 30, 1998
                                                                -------------------
 BALANCE SHEET DATA                                            (dollars in thousands,
                                                                 except per share)
 Notes and interest receivable,
 net .....................................................      $            298

 Real Estate, net ........................................               471,977

 Total Assets ............................................               596,412
 Notes and interest payable ..............................               384,096

 Margin Borrowings .......................................                42,212


 Stockholders' equity ....................................                64,553
 Book Value per share ....................................      $           2.88

        ART MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF ART

INTRODUCTION

       ART was organized in 1961 to provide investors with a professionally managed, diversified portfolio of equity real estate and mortgage loan investments selected to provided opportunities for capital appreciation as well as current income.

LIQUIDITY AND CAPITAL RESOURCES

       General. Cash and cash equivalents at September 30, 1998 aggregated $2.0 million, compared with $5.3 million at December 31, 1997. Although ART anticipates that during the remainder of 1998 it will generate excess cash flow from property operations, as discussed below, such excess cash is not expected to be sufficient to discharge all of ART's debt obligations as they mature. ART will therefore continue to rely on externally generated funds, including borrowings against its investments in various real estate entities, the sale or refinancing of properties and, to the extent available or necessary, borrowings from BCM an affiliate of and advisor to ART, which totaled $38.2 million at September 30, 1998, to meet its debt service obligations, pay taxes, interest and other non-property related expenses. In the fourth quarter of 1998, ART's advisor has advanced an additional $15.0 million.

       At December 31, 1997, notes payable totaling $89.0 million had either scheduled maturities or required principal reduction payments during 1998. ART had the option of extending the maturity dates of $18.3 million of that amount, but in April 1998, ART paid off $5.0 million of this amount, refinanced the remaining $13.3 million with the same lender, increased the loan's principal balance by $1.7 million and established a new maturity date of April 2000. On an additional $19.5 million the lender has extended the loan's maturity date to February 2000. In March 1998, ART made a $10.2 million paydown on this loan. Through September 30, 1998 ART has paid down or paid off a total of $29.5 million of the remainder of such maturing debt. The lender on a loan with a principal balance of $20.7 million at September 30, 1998, has declared events of non-monetary default to have accrued and demanded repayment of the amounts owned to it. Also, a margin loan with a current principal balance of $5.6 million is due, although the lender has not demanded payment. ART intends to extend the maturity dates or obtain alternate financing for these and the remaining $11.5 million of debt that matures during the fourth quarter of 1998. There can be no assurance, however, that these efforts to obtain alternative financing or complete land sales will be successful.


       Net cash used in operating activities increased from $5.5 million for the nine months ended September 30, 1997 to $11.8 million for the nine months ended September 30, 1998. Fluctuations in the components of cash flow from operations are discussed in the paragraphs that follow.

       Net cash from pizza operations (sales less cost of sales) for the nine months ended September 30, 1998, were $1.2 million compared to $2.2 million for the same period of 1997. The decrease is attributable to start up costs associated with five Texas stores and one San Francisco store opened subsequent to September 30, 1997.

       Net cash from property operations (rents collected less payments for expenses applicable to rental income) increased to $13.0 million for the nine months ended September 30, 1998 from $8.0 million for the corresponding period in 1997. Of this increase $6.4 million relates to ART having acquired five hotels, two shopping centers and 34 apartment complexes subsequent to September 30, 1998. An additional $852,000 was due to increased rental income from ART's merchandise mart and two of its hotels. These increases were partially offset by a decrease of $2.4 million due to costs relating to 34 land parcels acquired subsequent to September 30, 1997.


       ART expects an increase in cash flow from property operations during the remainder of 1998. Such increase is expected to be derived from operations of the Inn at the Mart, Piccadilly Hotels, Williamsburg Hospitality House and the 34 apartment complexes acquired by ART in May 1998.


       Interest collected decreased to $381,000 for the nine months ended September 30, 1998, from $2.6 million for the corresponding period in 1997. The decrease is attributable to the foreclosure of the $22.7 million note receivable secured by the Continental Hotel and Casino in April 1998. The note had been performing in 1997.

       Interest paid increased from $12.7 million for the nine months ended September 30, 1997, to $23.9 million for the corresponding period in 1998. The increase is primarily due to debt incurred or assumed related to 34 parcels of land, five hotels, 34 apartment complexes and two shopping centers acquired subsequent to September 30, 1997.

       Advisory and servicing fees paid increased from $1.9 million for the nine months ended September 30, 1997, to $2.8 million for the corresponding period in 1998. The increase was due to an increase in ART's gross assets, the basis for such fee.

       General and administrative expenses paid increased from $4.7 million for the nine months ended September 30, 1997 to $5.9 million for the corresponding period in 1998. The increase is primarily attributable to $217,000 in legal fees incurred in 1998 relating to pending acquisitions and refinancings, a $87,000 increase in advisor cost reimbursements and $790,000 of general and administrative expenses related to pizza operations. Pizza operations were consolidated effective May 1, 1997.

       Distributions from equity investees increased to $9.2 million for the nine months ended September 30, 1998 from $1.9 million for the corresponding period in 1997. Included in the 1998 distributions are special distributions totaling $6.7 million from TCI and NRLP, that had been accrued at December 31, 1997.


       In December 1997, ART sold its Pin Oak land, a 567.6 acre parcel of undeveloped land in Houston, Texas, for $11.4 million. ART received net cash of $3.5 million, and provided an additional $6.9 million in short term seller financing, that was paid in full in January 1998. On the payoff of the seller financing ART received net cash of $1.5 million after paying off $5.2 million in underlying mortgage debt and the payment of various closing costs.

       In January 1998, ART purchased the El Dorado Parkway land, a 8.5 acre parcel of undeveloped land in McKinney, Texas, for $952,000. ART paid $307,000 in cash, assumed the existing mortgage of $164,000 and obtained seller financing of the remaining $481,000 of the purchase price.

       Also in January 1998, ART purchased the Valley Ranch IV land, a 12.3 acre parcel of undeveloped land in Irving, Texas, for $2.0 million. ART paid $500,000 in cash and obtained seller financing of the remaining $1.5 million of the purchase price.

       Further in January 1998, ART purchased the JHL Connell land, a 7.7 acre parcel of undeveloped land in Carrollton, Texas, for $1.3 million in cash.

       In February 1998, ART purchased the Scoggins land, a 314.5 acre parcel of undeveloped land in Tarrant County, Texas, for $3.0 million. ART paid $1.5 million in cash and obtained new mortgage financing of $1.5 million.

       Also in February 1998, ART purchased the Bonneau land, a 8.4 acre parcel of undeveloped land in Dallas County, Texas, for $1.0 million. ART obtained new mortgage financing of $1.0 million.

       In November 1994, ART and an affiliate of BCM, sold five apartment complexes to a newly formed limited partnership in exchange for $3.2 million in cash, a 27% limited partner interest in the partnership and two mortgage notes receivable, secured by one of the properties sold. ART had the option to reacquire the properties at any time after September 1997 for their original sales prices. In February 1998, ART reacquired three of the properties, one of which was secured by the mortgage notes, for $7.7 million. ART paid $4.0 million in cash and assumed the existing mortgages of $3.7 million. Simultaneously ART refinanced the three properties for a total of $7.8 million, ART receiving net financing proceeds of $3.9 million after paying off the $3.7 million in existing mortgage debt and the payment of various costs associated with the financing. In June 1998, ART reacquired the remaining two properties for $8.7 million. ART paid $2.1 million in cash and assumed the existing mortgages of $6.6 million.

       Also in March 1998, ART purchased the Desert Wells land, a 420 acre parcel of undeveloped land in Palm Desert, California, for $12.0 million. ART paid $400,000 in cash, obtained new mortgage financing of $10.0 million and obtained seller financing of the remaining $1.6 million of the purchase price. The seller financing was paid off at maturity in July 1998.

       In April 1998, ART purchased the Yorktown land, a 325.8 acre parcel of undeveloped land in Harris County, Texas, for $7.4 million. ART paid $3.0 million in cash and obtained seller financing of the remaining $4.4 million of the purchase price.

       Also in April 1998, ART sold a 77.7 acre tract of the Lewisville land parcel for $6.8 million in cash. ART received net cash of $358,000 after paying off first and second lien mortgages totaling $5.9 million.

       In August 1990, ART obtained the Continental Hotel and Casino in Las Vegas, Nevada, through foreclosure subject to first and second lien mortgages totaling $10.0 million. In June 1992, ART sold the hotel and casino for, among other consideration, a $22.0 million wraparound mortgage note receivable. In March 1997, the wraparound note was modified and extended in exchange for, among other things, the borrower's commitment to invest $2.0 million in improvements to the hotel and casino within four months of the March 1997 modification and an additional $2.0 million prior to December 1997. In December 1997, the borrower filed for bankruptcy protection. In February 1998, a hearing was held to allow ART to foreclose on the hotel and casino. At the hearing, the court ruled that the borrower had 90 days to submit a reorganization plan and beginning March 2, 1998, required the borrower to make monthly payments of $175,000 to ART. ART received the first such payment on March 2, 1998. In April 1998, the bankruptcy court allowed ART to foreclose on the hotel and casino. ART did not incur a loss on foreclosure as the fair value of the property exceeded the carrying value of ART's note receivable. Not having a Nevada gaming license, ART has hired a licensed operator to run the hotel and casino. The property has yet to break even.

       In May 1998, ART purchased, in a single transaction, 29 apartment complexes totaling 2,441 units in Florida and Georgia for $55.8 million. ART acquired the properties through three newly-formed Texas limited partnerships. The partnerships paid a total of $6.1 million in cash, assumed $43.4 million in existing mortgage debt and issued a total of $6.6 million in Class A Limited Partner units in the acquiring entities, having ART as the Class B Limited Partner and a newly-formed wholly-owned subsidiary of ART, as the Managing General Partner. The Class A Limited Partners are entitled to a preferred return of $.08 per unit in 1998, $.09 per unit in 1999 and $.10 per unit in 2000 and thereafter.

       Also in May 1998, ART sold a 15.4 acre tract of the Valley Ranch land parcel, for $1.2 million in cash. ART received net cash of $41,000 after paying down $1.1 million on the mortgage secured by such land parcel and the payment of various closing costs.

       Further, in May 1998, ART purchased the FRWM Cummings land, a 6.4 acre parcel of undeveloped land in Farmers Branch, Texas, for $1.2 million in cash.

       In May 1998, ART sold a 21.3 acre tract of the Parkfield land parcel, for $1.3 million in cash. ART received net cash of $40,000 after paying down $1.1 million on the mortgage secured by such land parcel and the payment of various costs.

       In June 1998, ART sold a 21.6 acre tract of the Chase Oaks land parcel, for $3.3 million in cash. ART received net cash of $517,000 after paying down $2.0 million on the mortgage secured by such land parcel and the payment of various closing costs.

       Also in June 1998, ART sold a 150.0 acre tract of the Rasor land parcel, for $6.8 million in cash. ART received net cash of $1.6 million after paying down $5.0 million on the mortgage secured by such land parcel and the payment of various closing costs.

       Further in June 1998, ART sold the entire 315.2 acre Palm Desert land parcel, for $17.2 million in cash. ART received net cash of $9.2 million after paying off $7.2 million in mortgage debt and the payment of various closing costs.

       In July 1998, ART purchased the Thompson II land, a 3.5 acre parcel of undeveloped land in Dallas County, Texas, for $471,000 in cash.

       Also in July 1998, ART through a newly formed partnership, of which a wholly-owned subsidiary of ART is the general partner and Class B limited partner, purchased the Katrina land, a 454.8 acre parcel of undeveloped land in Palm Desert, California, for $38.2 million. The partnership issued $23.2 million Class A limited partnership units and obtained new mortgage financing of $15.0 million. The Class A limited partners are entitled to an annual preferred return of $.07 per unit in 1998, $.08 per unit in 1999, $.09 per unit in 2000 and $.10 per unit in 2001 and thereafter.


       Further, in July 1998, ART purchased the Walker land, a 132.6 acre parcel of undeveloped land in Dallas County, Texas, for $12.5 million in cash. Also in July, ART obtained mortgage financing of $13.3 million. ART received net cash of $12.8 million after the payment of various closing costs associated with the financing. The mortgage is also secured by the FRWM Cummings land.


       In July 1998, ART sold a 2.5 acre tract of its Las Colinas I land, for $1.6 million in cash. ART received net cash of $721,000 after paying down by $750,000 the Las Colinas I term loan secured by such land parcel and the payment of various closing costs.

       In September 1998, a newly formed limited partnership in which ART has a combined 95% general and limited partnership interest, purchased the Messick land, a 72.0 acre parcel of undeveloped land in Palm Springs, California, for $3.5 million. ART paid $1.0 million in cash and obtained seller financing of the remaining $2.5 million of the purchase price.

       Also in September 1998, ART sold a 60.0 acre tract of its Parkfield land parcel, for $1.5 million in cash. ART received net cash of $21,000 after paying off the $1.4 million mortgage secured by such land parcel and the payment of various closing costs.

       Further in September 1998, ART purchased the HSM land, a 6.2 acre parcel of undeveloped land in Farmers Branch, Texas, for $2.2 million in cash.

       In September 1998, ART sold the remaining 10.5 acres of its BP Las Colinas land for $4.7 million in cash. ART received net cash of $1.8 million after paying off $2.7 million in mortgage debt and the payment of various closing costs.

       Also in September 1998, ART purchased the Vista Ridge land, a 160 acre parcel of undeveloped land in Lewisville, Texas, for $15.6 million. ART paid $3.1 million in cash and obtained mortgage financing of $12.5 million.

       Further in September 1998, ART sold its entire 30.0 acre Kamperman land parcel for $2.4 million in cash. ART received net cash of $584,000 after paying down by $1.6 million the Las Colinas I term loan secured by such land parcel and the payment of various closing costs.

       In September 1998, ART sold a 1.1 acre tract of its Santa Clarita land for $543,000 in cash. ART received net cash of $146,000 after paying down by $350,000 the Las Colinas I term loan secured by such parcel and the payment of various closing costs.

       Also in September 1998, ART purchased the Marine Creek land, a 54.2 acre parcel of undeveloped land in Fort Worth, Texas, for $2.2 million in cash.

       Further in September 1998, ART obtained second lien financing of $5.0 million secured by its Katy land from the limited partner in a partnership that owns approximately 15.6% of the outstanding shares of ART's Common Stock. The second lien financing bears interest at 12.5% per annum, compounded monthly, with principal and interest due at maturity in January 1999.

       Loans Payable. In February 1998, ART financed its unencumbered Kamperman land in the amount of $1.6 million. ART received net cash of $1.5 million after the payment of various closing costs.

       Also in February 1998, ART refinanced its Vineyards land in the amount of $3.4 million. ART received net cash of $2.9 million, after the payoff of $540,000 in mortgage debt.

       Further in February 1998, ART financed its unencumbered Valley Ranch land in the amount of $4.3 million. ART received net cash of $4.1 million after the payment of various closing costs.

       In March 1998, ART financed its unencumbered Stagliano and Dalho land in the amount of $800,000 with the lender on the Bonneau land. ART received net cash of $790,000 after the payment of various closing costs.

       Also in March 1998, ART refinanced the mortgage debt secured by the McKinney Corners and Dowdy land in the amount of $20.7 million. ART received net cash of $5.9 million after paying off $2.5 million in mortgage debt, paying down $10.2 million on the Las Colinas I term loan and the payment of various closing costs associated with the financing. ART also pledged 800,000 shares of Series F Cumulative Convertible Preferred Stock as additional security for the loan. BCM has also guaranteed repayment of the loan.

       In April 1998, ART obtained second lien financing of $2.0 million secured by its BP Las Colinas land from the limited partner in a partnership that owns approximately 15.6% of the outstanding shares of ART's Common Stock.
The loan was paid at maturity in October 1998.

       Also in April 1998, ART refinanced the mortgage debt secured by the Parkfield land in the amount of $7.3 million. ART received net cash of $1.2 million after paying off $5.0 million in mortgage debt and the payment of various closing costs.

       Also in May 1998, ART refinanced the mortgage debt secured by its Scout and Scoggins land in the amount of $10.4 million under the Las Colinas I term loan. ART received net cash of $6.6 million after paying off $1.4 million in mortgage debt on the Scout land and $1.5 million in mortgage debt on the Scoggins land, a pay down of $250,000 on the Keller land mortgage, and the payment of various closing costs associated with the financing. ART also pledged 250,000 shares of its Common Stock, and ART's advisor, BCM, pledged 177,000 shares of ART's Common Stock as additional security for the loan.

       In August 1998, ART financed its unencumbered Keller land for $5.0 million with the Las Colinas I lender. ART received net cash proceeds of $4.9 million after the payment of various closing costs.

       In August 1996, ART consolidated its existing NRLP margin debt held by various brokerage firms into a single margin loan. ART has pledged 3,349,169 of its NRLP units as security for such margin loan which had a principal balance of $10.6 million at September 30, 1998. The margin loan is due and payable. Subsequent to September 30, 1998, ART has paid down such loan by $5.0 million. The lender has not made a demand for payment of the remaining $5.6 million, nor has it declared an event of default.

       Equity Investments. During the fourth quarter of 1988, ART began purchasing shares of various real estate investment trusts having the same advisor as ART, and units of limited partner interest in NRLP. It is anticipated that additional equity securities of NRLP and the Affiliated REITs will be acquired in the future through open-market and negotiated transactions to the extent ART's liquidity permits.

       Equity securities of the Affiliated REITs and NRLP held by ART may be deemed to be "restricted securities" under Rule 144 of the Securities Act. Accordingly, ART may be unable to sell such equity securities other than in a registered public offering or pursuant to an exemption under the Securities Act for a period of one year after they are acquired. Such restrictions may reduce ART's ability to realize the full fair market value of such investments if ART attempted to dispose of such securities in a short period of time.

       ART's cash flow from these investments is dependent on the ability of each of the entities to make distributions. CMET and IORI have paid regular quarterly distributions since the first quarter of 1993, NRLP since the fourth quarter of 1993 and TCI since the fourth quarter of 1995. ART received distributions totaling $9.2 million in the first nine months of 1998 from the REITs and NRLP, including $6.7 million in distributions that were accrued at December 31, 1997.

       ART has margin arrangements with various brokerage firms which provide for borrowing up to 50% of the market value of ART's marketable equity securities. The borrowings under such margin arrangements are secured by equity securities of the Affiliated REITs, NRLP and ART's trading portfolio and bear interest rates ranging from 7.0% to 11.0%. Margin borrowing totaled $42.2 million at September 30, 1998.

       ART's management reviews the carrying values of ART's properties and mortgage notes receivable at least annually and whenever events or a change in circumstances indicate that impairment may exist. Impairment is considered to exist if, in the case of a property, the future cash flow from the property (undiscounted and without interest) is less than the carrying amount of the property. For notes receivable impairment is considered to exist if it is probable that all amounts due under the terms of the note will not be collected. In those instances where impairment is found to exist, a provision for loss is recorded by a charge against earnings. The mortgage note receivable review includes an evaluation of the collateral property securing such note. The property review generally includes selective property inspections and discussions with the manager of the property and visits to selected properties in the surrounding area and a review of the following: (1) the property's current rents compared to market rents; (2) the property's expenses; (3) the property's maintenance requirements; and, (4) the property's cash flow.

COMMITMENTS AND CONTINGENCIES


       ART owns a 96% limited partner interest in SAMLP. Until December 18, 1998, SAMLP was the general partner of NRLP and NOLP, the operating partnership of NRLP. Gene E. Phillips, a Director and Chairman of the Board of ART until November 16, 1992, is also a general partner of SAMLP. At September 30, 1998, ART owned approximately 54% of the outstanding limited partner units of NRLP.


       NRLP, SAMLP and Mr. Phillips were among the defendants in a class action lawsuit arising from the formation of NRLP. The Moorman Settlement Agreement, an agreement settling such lawsuit for the above mentioned defendants, became effective on July 5, 1990. The Moorman Settlement Agreement provided for, among other things, the appointment of an NRLP Oversight Committee and the establishment of specified annually increasing targets for five years relating to the price of NRLP's units of limited partner interest.


       The Moorman Settlement Agreement provided for the resignation and replacement of SAMLP as general partner if the unit price targets were not met for two consecutive anniversary dates. NRLP did not meet the unit price targets for the first and second anniversary dates. On July 8, 1992, SAMLP notified the NRLP Oversight Committee of the failure of NRLP to meet the unit price targets for two successive years and that it expected to resign as general partner of NRLP and NOLP.

       The Moorman Settlement Agreement provided that the withdrawal of SAMLP as general partner would require NRLP to purchase SAMLP's general partner interest (the "Redeemable General Partner Interest") at its then fair value, and to pay certain fees and other compensation as provided in the partnership agreement. SAMI, the managing general partner of SAMLP, had calculated the fair value of such Redeemable General Partner Interest to be $49.6 million at September 30, 1998, before reduction for the principal balance ($4.2 million at September 30, 1998) and accrued interest ($8.2 million at September 30, 1998) on the note receivable from SAMLP for its original capital contribution to the partnership.

       On July 15, 1998, NRLP, SAMLP and the NRLP Oversight Committee executed the Cash Distribution Agreement which provides for the nomination of an entity affiliated with SAMLP to be the successor general partner of NRLP, for the distribution of $11.4 million to the plaintiff class members and for the resolution of all related matters under the Moorman Settlement Agreement. The Cash Distribution Agreement was submitted to the Supervising Judge on July 23, 1998. On August 4, 1998, the Supervising Judge entered an order granting preliminary approval of the Cash Distribution Agreement and directed that a notice be prepared to be mailed to the plaintiff class members describing the Cash Distribution Agreement. The Supervising Judge also entered orders requiring NRLP to pay $404,000 in attorney's fees to Joseph B. Moorman's legal counsel, $30,000 to Joseph B. Moorman, and $404,000 in attorney's fees to Robert A. McNeil's legal counsel.

       Pursuant to the order, NRLP deposited $11.4 million with the Clerk of Court on November 12, 1998. The distribution of the cash shall be made to the NRLP plaintiff class members pro rata based upon the formation of NRLP in 1987. The distribution of cash will be under the control of an independent settlement administrator.

       The proposal to elect NMC as the successor general partner was submitted to the unitholders of NRLP for a vote at a special meeting held on December 18, 1998. All units of NRLP owned by affiliates of SAMLP (approximately 61.5% of the outstanding units of NRLP) were voted pro rata with the vote of the other limited partners.

       On December 18, 1998, SAMLP withdrew as general partner and NMC as successor general partner took office. Upon the election and taking of office of NMC as the successor general partner, the Moorman Settlement Agreement was terminated.

       Under the Cash Distribution Agreement, SAMLP agreed to waive its right under the Settlement Agreement to receive any payment from NRLP for its Redeemable General Partner Interest upon its resignation and the election of a successor general partner. In addition, pursuant to the Cash Distribution Agreement, the NRLP partnership agreement was amended to provide that, upon voluntary resignation of the general partner, the resigning general partner shall not be entitled to the repurchase of its general partner interest under Paragraph 17.9 of the NRLP partnership agreement.

       Under the Cash Distribution Agreement, NMC as successor general partner assumed liability for the note receivable from SAMLP for its capital contribution to NRLP. In addition, assumed liability for a note receivable which requires the repayment to NRLP of the $11.4 million paid by NRLP under the Cash Distribution Agreement, plus the $808,000 in court ordered attorney's fees and the $30,000 paid to Joseph B. Moorman. This note requires repayment over a ten-year period, bears interest and is guaranteed by ART, which is the parent of NMC and (as of December 31, 1998) is the owner of approximately 55.0% of the outstanding units of NRLP.





RESULTS OF OPERATIONS

       The Three and Nine Months Ended September 30, 1998. For the three months ended September 30, 1998, ART reported a net loss of $3.6 million, compared to a net loss of $6.2 million for the three months ended September 30, 1997. For the nine months ended September 30, 1998, ART reported net income of $2.1 million compared with a net loss of $3.4 million for the nine months ended September 30, 1997. The primary factors contributing to ART's operating results are discussed in the following paragraphs.

       Sales and cost of sales were $7.3 million and $6.3 million for the three months ended September 30, 1998, compared to $8.6 million and $7.0 million for the three months ended September 30, 1997. Sales and cost of sales for the nine months ended September 30, 1998 were $21.3 million and $18.3 million compared to $10.8 million and $8.7 million for the same period in 1997. These items of revenue and cost relate to PWSI, which became a wholly-owned consolidated subsidiary in May 1997. PWSI adopted a standard 13 week quarter in the fourth quarter of 1997, as a result, the three months ended September 30, 1997, included two additional weeks. Excluding the effects of the two additional weeks, sales would have been $6.5 million and cost of sales $6.3 million. On a comparable basis, sales increased $800,000 due to an increase in sales generated by PWSI's Greater San Joaquin Valley stores which achieved a same store sales growth of 8.45%.

       Rents increased from $7.8 million and $18.7 million for the three and nine months ended September 30, 1997 to $15.5 million and $45.1 million for the three and nine months ended September 30, 1998. These increases are principally due to the acquisition in 1997, of the four Piccadilly Hotels, the Collection Retail Center and Preston Square Shopping Center and obtaining the Williamsburg Hospitality House through foreclosure in 1997 and the acquisition of 34 apartment complexes in 1998. Rents are expected to continue to increase as ART benefits from a full year of operations of the properties it acquired in late 1997 and 1998.

       Interest income of $15,000 and $169,000 for the three and nine months ended September 30, 1998, decreased from the $471,000 and $2.7 million for the three and six months ended September 30, 1997. These decreases are attributable to the foreclosure of the $22.7 million note receivable secured by the Continental Hotel and Casino in April 1998. The note had been performing in 1997. Interest income is not expected to be significant in the future.

       Other income improved from a loss of $1.9 million and $117,000 for the three and nine months ended September 30, 1997, to income of $486,000 and loss of $454,000 for the three and nine months ended September 30, 1998. The improvement is primarily due to realized income of $1.1 million and a decrease of $2.6 million in unrealized losses for the three and nine months ended September 30, 1998, on ART's trading portfolio securities.

       Property operating expense increased from $5.0 million and $13.5 million for the three and nine months ended September 30, 1997, to $12.0 million and $34.2 million for the three and nine months ended September 30, 1998. The increases are principally due to the acquisition in 1997 of the four Piccadilly Hotels, the Collection Retail Center and the Preston Square Shopping Center and obtaining the Williamsburg Hospitality House through foreclosure in 1997 and the acquisition of 34 apartment complexes in 1998.

       Interest expense increased from $8.4 million and $20.4 million for the three and nine months ended September 30, 1997, to $12.4 million and $35.7 million for the three and nine months ended September 30, 1998. The increases are primarily attributable to the debt incurred related to 34 parcels of land, five hotels, 34 apartment complexes and two commercial property purchased or obtained through foreclosure subsequent to September 30, 1997. Interest expense for the remainder of 1998, is expected to increase as ART continued to acquire properties on a leveraged basis in the fourth quarter.

       Advisory and mortgage servicing fees increased from $630,000 and $1.6 million for the three and nine months ended September 30, 1997, to $1.1 million and $2.8 million in the three and nine months ended September 30, 1998. The increase is primarily attributable to ART's increase in gross assets, the basis for such fees. Such fees are expected to continue to increase as ART's gross assets increase.

       Depreciation and amortization increased from $755,000 and $1.9 million for the three and nine months ended September 30, 1997, to the $1.5 million and $4.7 million for the three and nine months ended September 30, 1998. Such increases were attributable to the 41 income producing properties acquired by ART subsequent to September 30, 1997.

       General and administrative expenses decreased from $2.3 million for the three months ended September 30, 1997, to $1.7 million in the three months ended September 30, 1998, due to a decrease in legal costs relating to the foreclosure of Continental Hotel in 1997. General and administrative expenses increased from $4.7 million for the nine months ended September 30, 1997 to $5.9 million for the nine months ended September 30, 1998. The nine month increase is primarily attributable to $217,000 in legal fees incurred in 1998 relating to pending acquisitions and refinancings, a $87,000 increase in advisor cost reimbursements and $790,000 from consolidation of the operations of PWSI.

       During the third quarter of 1998, ART recorded a provision for loss of $3.0 million to write down its Valley Ranch land to its estimated realizable value less estimated costs of sale. Such write down was necessitated by an increase in the acreage designated as flood plain.

       Minority interest expense increased from $243,000 and $959,000 for the three and nine months ended September 30, 1997, to $658,000 and $1.6 million for the three and nine months ended September 30, 1998. The increase for the three and nine months is primarily due to the payment of preferred returns to the IGI properties limited partners.

       Incentive compensation for the nine months ended September 30, 1997, was $299,000 and relates to the sale of Porticos Apartments. No incentive compensation was earned in 1998.

       Equity in income of investees improved from a loss of $145,000 and income of $5.1 million for the three and nine months ended September 30, 1997, to income of $6.1 million and $27.4 million for the three and nine months ended September 30, 1998. The increases in equity income are attributable to ART's equity share of equity investees' gain on the sale of real estate of $6.3 million and $32.4 million for three and nine months ended September 30, 1998, compared to $1.1 million and $7.0 million for the three and nine months ended September 30, 1997. These increases were offset in part, by an increase in the combined operating losses of ART's equity investees. ART's equity share of such losses were $200,000 and $5.0 million for the three and nine months ended September 30, 1998, compared to losses of $1.2 million and $1.9 million for the same periods of 1997.

       Gains on sale of real estate were $5.7 million and $14.7 million for the three and nine months ended September 30, 1998, compared to $3.2 million and $11.4 million for the three and nine months ended September 30, 1997. In April 1998, ART recognized a $663,000 gain on the Valley Ranch land and a $1.9 million gain on the sale of Lewisville land. In May 1998, ART recognized a previously deferred gain of $179,000 on the December 1997 sale of Valley Ranch land and a gain of $671,000 on the sale of Parkfield land. In June 1998, ART recognized a gain of $848,000 on the sale of Chase Oaks land, a $789,000 gain on the sale of Rasor land and a $3.9 million gain on the sale of Palm Desert land. In July 1998, ART recognized a gain of $869,000 on the sale of Las Colinas land. In September 1998, ART recognized a $3.4 million gain on the sale of BP Las Colinas land, a $408,000 gain on the sale of Santa Clarita land and a $969,000 gain on the sale of Kamperman land.

       In June 1997, ART recognized a previously deferred gain of $3.0 million on the sale of Porticos Apartments and a $216,000 gain on the sale of the Kamperman land. In April 1997, a gain of $668,000 was recognized on the sale of a 3.1 acre tract of Las Colinas I land. In February 1997, a gain of $3.4 million was recognized on the sale of a 40.2 acre tract of BP Las Colinas land, a gain of $171,000 on the sale of Osceola mortgage note receivable and a gain of $676,000 on the sale of a 3.0 acre tract of Las Colinas I land. In September 1997, a gain of $578,000 was recognized on the sale of a 2.6 acre tract of Las Colinas I land, a $481,000 gain on the sale of the Mopac Building and a $771,000 gain on the sale of a 3.9 acre tract of Las Colinas I land.

       1997 Compared to 1996. ART reported a net loss of $2.4 million in 1997 as compared to a net loss of $5.6 million in 1996. The primary factors contributing to ART's net loss are discussed in the following paragraphs.

       Sales and cost of sales were $17.9 million and $14.5 million, respectively, in 1997. ART had no sales or cost of sales prior to May 1997. These items of revenue and cost relate to PWSI, consolidated in May 1997.

       Rents increased from $20.7 million in 1996 to $29.1 million in 1997. Hotel rents increased from $6.1 million in 1996 to $12.7 million in 1997 while rents from other real estate activities increased from $14.6 million in 1996 to $16.4 million in 1998. The increase in the hotel rents is due to the acquisition of the four Piccadilly Hotels in October 1997 and the Company obtaining the Williamsburg Hospitality House through foreclosure in September 1997. The increase in rents from other real estate activities is due to the acquisition of the Collection Retail Center in September 1997.

       Property operations expense increased from $15.9 million in 1996 to $24.2 million in 1997. Hotel property operations expense increased from $4.8 million in 1996 to $9.9 million in 1997 while the other real estate activities property operations expense increased from $11.1 million in 1996 to $14.3 million in 1997. The increase in hotel property operations expense is due to the acquisition of the four Piccadilly Hotels and the Company obtaining the Williamsburg Hospitality House through foreclosure in 1997. The property operating expenses of other real estate activities increased due to the acquisition of the Collection Retail Center and twenty-four land parcels in 1997.

       Interest income decreased from $4.7 million in 1996 to $2.8 million in 1997. This decrease is primarily attributable to the sale of two notes receivable and the payoff of a third note receivable in 1997. Interest income in 1998 is expected to approximate that in 1997.

       Other income decreased from $1.6 million in 1996 to $134,000 in 1997. This decrease is due in part to recognizing a unrealized gain on marketable equity securities of $486,000 in 1996 compared to an unrealized loss of $850,000 in 1997. This decrease is also attributable in part to a decrease in dividend income and net gains on sales of marketable equity securities of $67,000 and $56,000, respectively.

       Interest expense increased from $16.5 million in 1996 to $30.2 million in 1997. Of this increase, $10.8 million is due to the debt secured by the Best Western Oceanside Hotel acquired in 1996 and the Williamsburg Hospitality House, Piccadilly Hotels, Pin Oak land, Scout land, Katy land, McKinney land, Lacy Longhorn land, Santa Clarita land, Chase Oaks land, Pioneer Crossing land, Pantex land, Keller land, Perkins land, Rasor land, Dowdy land, Palm Desert land and LBJ land acquired in 1997, $2.0 million is due to additional borrowings and a full years interest on the loan secured by NRLP units and $1.1 million is due to refinancing the debt secured by the Kansas City Holiday Inn and Denver Merchandise Mart. Interest expense for 1998 is expected to increase from the continued acquisition of properties on a leveraged basis.

       Advisory and mortgage servicing fees increased from $1.5 million in 1996 to $2.7 million in 1997. The increase is attributable to the increase in ART's gross assets, the basis for such fee. Such fee will continue to increase as ART's gross assets increase.

       General and administrative expenses, increased from $2.7 million in 1996 to $7.0 million in 1997. The increase is attributable to a $1.1 million increase in legal fees and travel expenses in 1997 relating to potential acquisitions, financings and refinancings, a $1.1 million increases in advisor cost reimbursements and $2.1 million attributable to the general and administrative expenses of PWSI.

       Depreciation and amortization increased from $2.0 million in 1996 to $3.3 million in 1997 due to the acquisition of six properties and PWSI in 1997. Depreciation and amortization are expected to increase again in 1998 from a full years depreciation of the properties acquired in 1997.

       Minority interest in 1997 is the preferred return paid on limited partner units of Ocean Beach Partners, L.P., Valley Ranch, L.P., Grapevine American, L.P., Edina Park Plaza Associates, L.P. and Hawthorne Lakes Associates, L.P.

       Equity in income of investees improved from $2.0 million in 1996 to $10.7 million in 1997. The increase in equity income is primarily attributable to an increase of $32.1 million in gains on sale of real estate in IORI, NRLP and TCI offset by a decrease of $1.9 million in CMET. ART's equity share of such gains was $13.5 million. The increase is also attributable to an improvement in income from property operations for the Affiliated REITs and NRLP, from increased rental rates and operating expense control.

       Gains on the sale of real estate increased from $3.7 million in 1996 to $20.3 million in 1997. In 1996, ART recognized a $2.0 million gain on the sale of a 32.3 acre tract of BP Las Colinas land in Las Colinas, Texas, and a $1.1 million gain on the sale of a 4.6 acre tract of Las Colinas I land also in Las Colinas, Texas. In 1997, the Company recognized gains of $5.9 million on the sale of a 49.7 acre tract of BP Las Colinas land in Las Colinas, Texas; $3.5 million on the sale of tracts totaling 116.8 acres of Valley Ranch land in Irving, Texas; $2.7 million on the sale of a 12.5 acre tract of Las Colinas I land in Las Colinas, Texas; $3.6 million on the sale of Pin Oak land in Houston, Texas; $216,000 on the sale of a 99.7 acre tract of Kamperman land in Collin County, Texas; $371,000 on the sale of a 32.0 acre tract of Parkfield land in Denver, Colorado; $211,000 on the sale of a 86.5 acre tract of Rasor land in Plano, Texas; $106,000 on the sale of Park Plaza Shopping Center in Manitowoc, Wisconsin; $480,000 on the sale of the Mopac Building in St. Louis, Missouri; and $172,000 on the sale of a mortgage note receivable. ART also recognized a previously deferred gain of $3.0 million on the sale of Porticos Apartments. See
NOTE 4. "REAL ESTATE."

       ART reported $381,000 in extraordinary gains in 1996 compared to no extraordinary gains in 1997. The 1996 extraordinary gain is ART's share of TCI's extraordinary gain from the early payoff of debt and CMET's extraordinary gain from an insurance settlement.

       1996 Compared to 1995. ART reported a net loss of $5.6 million in 1996 as compared to a net loss of $2.8 million in 1995. The primary factors contributing to the increase in ART's net loss are discussed in the following paragraphs.

       Net rental income (rents less property operating expenses) increased from $4.6 million in 1995 to $4.8 million in 1996. This increase is primarily attributable to increased rents at the Denver Merchandise Mart and increased room rates and occupancy at the Kansas City Holiday Inn. Net rental income is expected to increase in 1997 from continued improvement at the Kansas City Holiday Inn and from a full years operations of the Best Western Oceanside Hotel which was acquired in December 1996.

       Interest income decreased from $4.9 million in 1995 to $4.7 million in 1996. This decrease is primarily attributable to a note receivable being paid off in 1995.

       Other income increased from $154,000 in 1995 to $1.6 million in 1996. This increase is due to recognizing an unrealized gain of $486,000 on ART's trading portfolio of equity securities in 1996 compared to recognizing an unrealized loss of $1.4 million in 1995. This increase was offset in part by dividend income and gain on marketable equity securities decreasing by $689,000 and $292,500 respectively.

       Interest expense increased from $8.9 million in 1995 to $16.5 million in 1996. The increase is primarily attributable to debt refinancings and the debt incurred related to the purchase of six parcels of land in 1995 and 1996 and the Oak Tree Village obtained in November 1995. Offsetting the increase was a $161,000 decrease in interest expense due to the sale of an apartment complex in February 1995.

       Advisory and mortgage servicing fees increased from $1.2 million in 1995 to $1.5 million in 1996. The increase is primarily attributable to ART's increase in gross assets, the basis for such fee.

       Depreciation increased from $1.7 million in 1995 to $2.0 million in 1996 due to $2.9 million in property improvements made in 1996.

       Equity in income of investees improved from a loss of $851,000 in 1995 to income of $2.0 million in 1996. The increase in equity income is primarily attributable to an improvement in income from property operations for both CMET and NRLP, from increased rental rates and a decrease in operating expenses. The 1995 gains are attributable to ART's equity share ($1.8 million) of NRLP's fourth quarter gain on the sale of two apartment complexes, ART's equity share ($2.5 million) of TCI's gain on the sale of land in the third quarter and an apartment complex in the fourth quarter of 1995, a $4.6 million gain representing ART's equity share of the REIT's gain on sale of real estate.

       Gains on the sale of real estate increased from $2.6 million in 1995 to $3.7 million in 1996. In 1996, ART recognized a $2.0 million gain on the sale of
32.3 acres of the BP Las Colinas land in Las Colinas, Texas, and a $1.1 million gain on the sale of 4.6 acres of the Las Colinas I land also in Las Colinas, Texas. The 1995 gains are attributable to a $1.6 million gain recognized on the sale of 6.9 acres of Las Colinas I land and a $924,000 gain recognized on the sale of the Boulevard Villas Apartments in February 1995.

       ART reported $783,000 in extraordinary gains in 1995 compared to $381,000 in extraordinary gains in 1996. The 1996 extraordinary gain is ART's share of TCI's extraordinary gain from the early payoff of debt and CMET's extraordinary gain from an insurance settlement. The 1995 extraordinary gain is ART's equity share of TCI's extraordinary gain from the early payoff of mortgage debt.

ENVIRONMENTAL MATTERS

       Under various federal, state and local environmental laws, ordinances and regulations, ART may be potentially liable for removal or remediation costs, as well as certain other potential costs relating to hazardous or toxic substances (including governmental fines and injuries to persons and property) where property-level managers have arranged for the removal, disposal or treatment of hazardous or toxic substances. In addition, certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery from ART for personal injury associated with such materials.

       ART's management is not aware of any environmental liability relating to the above matters that would have a material adverse effect on ART's business, assets or results of operations.





INFLATION

       The effects of inflation on ART's operations are not quantifiable. Revenues from property operations fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect the sales values of properties and, correspondingly, the ultimate gains to be realized by ART from property sales.

YEAR 2000

       BCM, ART's advisor, has informed ART that its computer hardware operating system and computer software have been certified as year 2000 compliant.

       Further, Carmel, Ltd., an affiliate of BCM that performs property management services for ART's properties, has informed ART that it is currently testing year 2000 compliant property management computer software for ART's commercial properties. Carmel, Ltd. expects to begin utilizing such software January 1, 1999. With regards to ART's apartment properties, Carmel, Ltd. has informed ART that its subcontractors either have in place or will have in place in the first quarter of 1999, year 2000 compliant property management computer software.

       ART has not incurred, nor does it expect to incur, any costs related to its accounting and property management computer software being modified, upgraded or replaced in order to make it year 2000 compliant. Such costs have been or will be borne by either BCM, Carmel, Ltd. or the property management subcontractors of Carmel, Ltd.

       ART's Management has yet to complete its evaluation of ART's computer controlled building systems, such as security, elevators, heating and cooling, etc., to determine which systems are not year 2000 compliant. ART's Management does not believe that any necessary modifications to such systems will require significant expenditures or cause interruptions in operations, as such enhanced operating systems are readily available.

       ART has or will have in place the year 2000 compliant systems that will allow it to operate. The risks ART faces are that certain of its vendors will not be able to supply goods or services and that financial institutions and taxing authorities will not be able to accurately apply payments made to them. ART's Management believes that other vendors are readily available and that financial institutions and taxing authorities will, if necessary, apply monies received manually. The likelihood of the above having a significant impact on ART's operations is negligible.

                    DESCRIPTION OF THE CAPITAL STOCK OF ART

GENERAL

       ART is authorized by its Articles of Incorporation, as amended, to issue up to 100,000,000 ART Common Shares and 20,000,000 shares of a special class of stock, $2.00 par value per share (the "Special Stock"), which may be designated by the ART Board from time to time. The ART Preferred Shares are a series of the Special Stock.

ART PREFERRED SHARES

       On August 13, 1997, the ART Board designated and authorized the issuance of a total of 7,500,000 ART Preferred Shares with a par value of $2.00 per share and a preference on liquidation of $10.00 per share plus payment of accrued and unpaid dividends. On October 23, 1998, the ART Board authorized the issuance of an additional 7,500,000 ART Preferred Shares, thereby increasing the total number of authorized and issued ART Preferred Shares to 15,000,000. The ART Preferred Shares are non-voting except (i) as provided by law, (ii) with respect to an amendment to ART's articles of incorporation or bylaws that would materially alter or change the existing terms of the ART Preferred Shares, and
(iii) at any time or times when all or any portion of the dividends on the ART Preferred Shares for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid. In the latter event, the number of directors constituting the board of directors of ART shall be increased by two and the holders of ART Preferred Shares, voting separately as a class, shall be entitled to elect two directors to fill such newly created directorships with each holder being entitled to one vote in such election for each share of ART Preferred Shares held. ART is not obligated to maintain a sinking fund with respect to the ART Preferred Shares.

       The ART Preferred Shares are convertible, at the option of the holder, into ART Common Shares at any time and from time to time, in whole or in part, after the earliest to occur of (i) August 15, 2003; (ii) the first business day, if any, occurring after a Quarterly Dividend Payment Date (as defined below), on which an amount equal to or in excess of 5% of the $10.00 liquidation value (i.e., $.50 per ART Preferred Share) is accrued and unpaid, or (iii) when ART becomes obligated to mail a statement, signed by an officer of ART, to the holders of record of each of the ART Preferred Shares because of a proposal by ART at any time before all of the ART Preferred Shares have been redeemed by or converted into ART Common Shares, to merge or consolidate with or into any other corporation (unless ART is the surviving entity and holders of ART Common Shares continue to hold such ART Common Shares without modification and without receipt of any additional consideration), or to sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve or wind up. The ART Preferred Shares are convertible into the Conversion Price which is that number of shares of ART Common Shares obtained by multiplying the number of shares being converted by $10.00, then adding all accrued and unpaid dividends, then dividing such sums by (in most instances) 90% of the simple average of the daily closing price of the ART Common Shares for the 20 business days ending on the last business day of the calendar week immediately preceding the date of conversion on the principal stock exchange on which such ART Common Shares are then listed. Notwithstanding the foregoing, ART, at its option, may elect to redeem any ART Preferred Shares sought to be so converted by paying the holder of such ART Preferred Shares cash in an amount equal to the Conversion Price.

       The ART Preferred Shares bear a cumulative compounded dividend per share equal to 10% per annum of the Adjusted Liquidation Value, payable on each Quarterly Dividend Payment Date, and commencing accrual on the date of issuance to and including the date on which the redemption price of such shares is paid, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of ART legally available for the payment of such dividends. Dividends on the ART Preferred Shares are in preference to and with priority over dividends upon the ART Common Shares. Except as provided in the following sentence, the ART Preferred Shares rank on a parity as to dividends and upon liquidation, dissolution or winding up with all other Special Stock issued by ART. ART will not issue any shares of Special Stock of any series which are superior to the ART Preferred Shares as to dividends or rights upon liquidation, dissolution or winding up of the Corporation as long as any ART Preferred Shares are issued and outstanding, without the prior written consent of the holders of at least 66 2/3 %of such shares of the ART Preferred Shares then outstanding voting separately as a class. As of December 31, 1998, the outstanding Special Stock of ART consisted of 3,350,000 ART Preferred Shares (1,948,797 ART Preferred Shares have been reserved for issuance as future consideration in various business transactions of ART), and 1,000 shares of its Series G Cumulative Convertible Preferred Stock (as described below).


       In addition to ART's redemption right in connection with conversions of ART Preferred Shares as described above, ART may redeem any or all of the ART Preferred Shares at any time and from time to time, at its option, for cash upon no less than 20 days nor more than 30 days prior notice thereof. The redemption price of the ART Preferred Shares shall be an amount per share equal to (i) 104% of the Adjusted Liquidation Value during the period from August 16, 1998 through August 15, 1999; and (ii)103% of the Adjusted Liquidation Value at any time on or after August 16, 1999. Each ART Preferred Share will be convertible, at the option of the holder, into fully paid and nonassessable ART Common Shares.

       The ART Preferred Shares constitute a new issue of securities with no established trading market. While the listing of the ART Preferred Shares on the NYSE is a condition precedent to EQK's obligation to consummate the Merger, there can be no assurance that an active market for the ART Preferred Shares will develop or be sustained in the future on the NYSE if the listing is approved. Moreover, to the extent that EQK Shares are tendered and accepted in the Merger, the liquidity and trading market for the EQK Shares could be adversely affected. See "Risk Factors -- ART Preferred Shares -- Application for the Listing and Trading of ART Preferred Shares and Possible Subsequent Delisting."

ART COMMON SHARES


       All of the ART Common Shares are entitled to share equally in dividends from funds legally available therefor, when declared by the ART Board, and upon liquidation or dissolution of ART, whether voluntary or involuntary (subject to any prior rights of holders of the Special Stock), and to share equally in the assets of ART available for distributions to shareholders. Each holder of ART Common Shares is entitled to one vote for each share held on all matters submitted to the shareholders. There is no cumulative voting, redemption right, sinking fund provision or right of conversion with respect to the ART Common Shares. The holders of ART Common Shares do not have any preemptive rights to acquire additional ART Common Shares when issued. All outstanding ART Common Shares are fully paid and nonassessable. As of December 31, 1998, 10,758,624 ART Common Shares were outstanding.


SPECIAL STOCK


       The following is a description of certain general terms and provisions of the Special Stock, including the ART Preferred Shares, the Series D Preferred Stock, the Series E Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock.


       Article 5 of the Articles of Incorporation of ART, as amended, authorizes the issuance of up to 20,000,000 shares of Special Stock in one or more series with such preferences, limitations and rights as the ART Board determines. In particular, the ART Board may fix and determine, among other things, the dividend payable with respect to such shares of Special Stock (including whether and in what manner such dividend shall be accumulated); whether such shares shall be redeemable, and if so, the prices, terms and conditions of such redemption; the amount payable on such shares in the event of voluntary or involuntary liquidation; the nature of any purchase, retirement or sinking fund provisions; the nature of any conversion rights with respect to such shares; and the extent of the voting rights, if any, of such shares. Certain provisions of the Special Stock may, under certain circumstances, adversely affect the rights or interests of holders of ART Common Shares. For example, the ART Board could, without shareholder approval, issue a series of Special Stock with voting and conversion rights which could adversely affect the voting power of the common shareholders. In addition, the Special Stock may be issued under certain circumstances as a defensive device to thwart an attempted hostile takeover of ART.

       Through the date of this Prospectus/Proxy Statement, ART has amended its Articles of Incorporation to designate eight series of the Special Stock as described below. Each series of Special Stock now outstanding ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Special Stock.


       Series A Preferred Stock; Terminated Rights Plan. On April 11, 1990, the ART Board designated 500,000 shares of the Series A Cumulative Participating Preferred Stock (the "Series A Preferred Stock"), adopted a preferred share purchase rights plan and approved the distribution to shareholders of a dividend of one preferred share purchase right on each outstanding ART Common Share. On February 27, 1997, ART filed articles of amendment to its articles of incorporation reducing the number of authorized shares of Series A Preferred Stock to zero and eliminating such designation.


       Series B Preferred Stock. On April 3, 1996, the ART Board designated 4,000 shares of Series B Preferred Stock with a par value of $2.00 per share and a preference on liquidation of $100 per share plus payment of accrued and unpaid dividends. On May 27, 1998, ART filed articles of amendment to its articles of incorporation reducing the number of authorized shares of Series B Preferred Stock to zero and eliminating such designation.

       Series C Preferred Stock. On May 23, 1996, the ART Board designated 16,681 shares of Series C Preferred Stock with a par value of $2.00 per share and a preference on liquidation of $100 per share plus all accrued and unpaid dividends.


       ART redeemed all of the outstanding shares of Series C Preferred Stock at their liquidation value of $100 per share plus all accrued and unpaid dividends on November 24, 1998. On January 11, 1999, ART filed articles of amendment to its articles of incorporation reducing the number of authorized shares of Series C Preferred Stock to zero and eliminating such designation.


       Series D Preferred Stock. The ART Board designated 91,000 shares of Series D Cumulative Preferred Stock (the "Series D Preferred Stock") on August 2, 1996, with a par value of $2.00 per share and a preference on liquidation of $20.00 per share plus payment of accrued and unpaid dividends. The Series D Preferred Stock is non-voting except as required by law and is not convertible. ART is not required to maintain a sinking fund for such stock.

       Each Share of Series D Preferred Stock has a cumulative dividend per share of 9.50% per annum of the $20.00 liquidation preference, payable quarterly in equal installments of $0.475. Dividends on the Series D Preferred Stock are in preference to and with priority over dividends upon the ART Common Shares. The Series D Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Special Stock.


       ART may from time to time after June 1, 2001 redeem any or all of the Series D Preferred Stock upon payment of the liquidation value of $20.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series D Preferred Stock by ART while there is any arrearage in payment of dividends except that at the time of such repurchase or redemption ART must pay all accrued and unpaid dividends on the shares being redeemed. As of December 31, 1998, there were no shares of Series D Preferred Stock issued or outstanding.


       The Series D Preferred Stock is reserved for issuance upon the conversion Class A units held by the limited partners of Ocean Beach Partners L.P.

       Series E Preferred Stock. On December 3, 1996, the ART Board designated 80,000 shares of Series E Cumulative Convertible Preferred Stock (the "Series E Preferred Stock") with a par value of $2.00 per share and a preference on liquidation of $100 per share plus payment of all accrued and unpaid dividends.
 The Series E Preferred Stock is non-voting except as required by law. ART is not required to maintain a sinking fund for such stock.

       Each share of Series E Preferred Stock is convertible into that number of ART Common Shares obtained by multiplying the number of shares being converted by $100, then adding all accrued and unpaid dividends on such shares, then dividing such sum by (in most instances) 80% of the ART Common Share's then-recent average trading price for the 20 business days ending on the last business day of the calendar week immediately preceding the date of conversion on the principal stock exchange on which such ART Common Shares are then listed or admitted to trading as determined by ART. The schedule pursuant to which shares of Series E Preferred Stock may be so converted is as follows: up to 30,000 shares of the Series E Preferred Stock may be converted beginning as of November 4, 1998 and thereafter; up to an additional 10,000 shares of the Series E Preferred Stock may be converted beginning as of November 4, 1999; and up to an additional 40,000 shares of the Series E Preferred Stock may be converted beginning as of November 4, 2001.

       The Series E Preferred Stock bears a cumulative dividend per share equal to $10.00 per annum, payable quarterly in equal installments of $2.50 for the period from date of issuance to November 4, 1999, and $11.00 per annum ($2.75 per quarter) thereafter. Dividends on the Series E Preferred Stock are in preference to and with priority over dividends upon the ART Common Shares. The Series E Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Special Stock.


       ART may redeem any or all of the shares of Series E Preferred Stock from time to time upon payment of $100.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series E Preferred Stock by ART while there is any arrearage in payment of dividends except that at the time of such repurchase or redemption ART must pay all accrued and unpaid dividends on the shares being redeemed. As of December 31, 1998, there were no shares of Series E Preferred Stock issued or outstanding.


       The Series E Preferred Stock is reserved for issuance upon the conversion of Class A units held by the limited partners in the Valley Ranch Limited Partnership.

       Series G Preferred Stock. On September 18, 1997, the ART Board designated 11,000 shares of Series G Cumulative Convertible Preferred Stock (the "Series G Preferred Stock") with a par value of $2.00 per share and a preference on liquidation of $100 per share plus all accrued and unpaid dividends. On May 27, 1998, ART filed articles of amendment to its articles of incorporation increasing the number of authorized shares of Series G Preferred Stock from 11,000 to 12,000. The Series G Preferred Stock is non-voting except as required by the Georgia Business Code. The Georgia Business Code grants the holders of the outstanding shares of a class the authority to vote as a separate voting group on a proposed amendment if that amendment would effect a detrimental reclassification of the existing shares, create a new class with preferences over the existing shares, or cancel or otherwise affect the rights to distributions and dividends. ART is not required to maintain a sinking fund for such stock.

       Each share of Series G Preferred Stock is convertible, but only after October 6, 2000, into that number of ART Common Shares obtained by multiplying the number of shares of Series G Preferred Stock being converted by $100 and then dividing such sum by (in most instances) 90% of the simple average of the daily closing price of the ART Common Shares for the 20 trading days ending on the last trading day of the calendar week immediately preceding the conversion on the market where the ART Common Shares are then regularly traded. The right of conversion shall terminate upon receipt of the notice of redemption from ART and on the earlier of (i) the commencement of any liquidation, dissolution or winding up of ART or (ii) the adoption of any resolution authorizing the commencement thereof. ART may elect to redeem the shares of Series G Preferred Stock sought to be converted instead of issuing shares of ART Common Stock.

       The Series G Preferred Stock bears a cumulative dividend per share equal to $10.00 per annum, payable in arrears in quarterly equal installments of $2.50 on each Quarterly Dividend Payment Date, and commencing accrual on the date of issuance to and including the date on which the redemption price of such shares is paid. Dividends on the Series G Preferred Stock are in preference to and with priority over dividends upon the ART Common Shares. The Series G Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Special Stock.


       ART may redeem any or all of the shares of the Series G Preferred Stock at any time and from time to time, at its option, for cash upon no less than twenty (20) days nor more than thirty (30) days prior notice thereof. The redemption price of the shares of the Series G Preferred Stock shall be an amount per share equal to the $100 liquidation value plus all accrued and unpaid dividends on such shares through the redemption date. The right of ART to redeem shares of Series G Preferred Stock remains effective notwithstanding prior receipt by ART of notice by any holder of Series G Preferred Stock of such holder's intent to convert shares of Series G Preferred Stock. As of December 31, 1998 there were 1,000 issued and outstanding shares of Series G Preferred Stock.

       11,000 shares of Series G Preferred Stock have been reserved for issuance upon the conversion of Class A units held by the limited partners in Grapevine American, Ltd.

       Series H Preferred Stock. On June 26, 1998, the ART Board designated 231,750 shares of Series H Cumulative Convertible Preferred Stock (the "Series H Preferred Stock") with a par value of $2.00 per share and a preference on liquidation of $10 per share plus all accrued and unpaid dividends. The Series H Preferred Stock is non-voting except as required by the Georgia Business Code. The Georgia Business Code grants the holders of the outstanding shares of a class the authority to vote as a separate voting group on a proposed amendment if that amendment would effect a detrimental reclassification of the existing shares, create a new class with preferences over the existing shares, or cancel or otherwise affect the rights to distributions and dividends. ART is not required to maintain a sinking fund for such stock.

       Each share of Series H Preferred Stock is convertible at the option of the holders thereof in the following amounts at any time on or after the respective dates (i) 25,000 shares on or after December 31, 2000, (ii) 25,000 shares on or after June 30, 2002, (iii) 25,000 shares on or after June 30, 2003,
(iv) 25,000 shares on or after December 31, 2005, and (v) all remaining outstanding shares on or after December 31, 2006 into that number of ART Common Shares obtained by multiplying the number of shares of Series H Preferred Stock being converted by $10 and then dividing such sum by (in most instances) 90% of the simple average of the daily closing price of the ART Common Shares for the 20 trading days ending on the last trading day of the calendar week immediately preceding the conversion on the market where the ART Common Shares are then regularly traded. The right of conversion shall terminate upon receipt of the notice of redemption from ART and on the earlier of (i) the commencement of any liquidation, dissolution or winding up of ART or (ii) the adoption of any resolution authorizing the commencement thereof. ART may elect to redeem the shares of Series H Preferred Stock sought to be converted instead of issuing shares of ART Common Stock.

       The Series H Preferred Stock bears a cumulative quarterly dividend per share in an amount equal to (i) 7% per annum during the period from issuance to June 30, 1999, (ii) 8% per annum during the period from July 1, 1999 to June 30, 2000, (iii) 9$ per annum during the period from July 1, 2000 to June 30, 2001, and (iv) 10% per annum from July 1, 2001 and thereafter, in each case calculated on the basis of the adjusted liquidation value of the Series H Preferred Stock, payable in arrears in cash on each Quarterly Dividend Payment Date, and commencing accrual on the date of issuance to and including the date on which the redemption price of such shares is paid. Dividends on the Series H Preferred Stock are in preference to and with priority over dividends upon the ART Common Shares. The Series H Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Special Stock.


       ART may redeem all or a portion of the shares of the Series H Preferred Stock issued and outstanding at any time after January 1, 1999 and from time to time, at its option, for cash upon no less than twenty (20) days nor more than thirty (30) days prior notice thereof. The redemption price of the shares of the Series H Preferred Stock shall be an amount per share equal to the sum of (i)
(a) 105% of liquidation value during the period from issuance through December 31, 1999; (b) 104% of liquidation value during the period from January 1, 2000 through December 31, 2000; (c) 103% of liquidation value during the period from January 1, 2001 through December 31, 2001; (d) 102% of liquidation value during the period from January 1, 2002 through December 31, 2002; (e) 101% of liquidation value during the period from January 1, 2003 through December 31, 2003; and (f) 100% of liquidation value from January 1, 2004 and thereafter, and
(ii) all accrued and unpaid dividends on such shares through the redemption date. The right of ART to redeem shares of Series H Preferred Stock remains effective notwithstanding prior receipt by ART of notice by any holder of Series H Preferred Stock of such holder's intent to convert shares of Series H Preferred Stock. As of December 31, 1998 there were no issued or outstanding shares of Series H Preferred Stock.


       The Series H Preferred Stock is reserved for issuance upon the conversion of Class A units held by the limited partners in ART Palm, Ltd.

       The description of the foregoing provisions of each series of the Special Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the definitive Articles of Amendment of the Articles of Incorporation relating to such series of Special Stock.

                               DESCRIPTION OF EQK

       EQK (sometimes referred to herein as the "Trust") was formed pursuant to the Declaration of Trust. LLPM, (successor in interest to EQK Partners), currently acts as the Advisor to EQK. LLPM is a wholly owned subsidiary of ERE, itself an indirect wholly owned subsidiary of Equitable. Upon consummation of the Merger, BCM, an affiliate of and advisor to ART, will assume the role of New Advisor to EQK. See "The New Advisory Agreement Proposal" herein.

       EQK has transacted its affairs so as to qualify as, and has elected to be treated as, a REIT under applicable provisions of the Code. Under the Code, a REIT that meets applicable requirements is not subject to Federal income tax on that portion of its taxable income that is distributed to its shareholders. EQK is currently a closed-end trust (i.e., it may not issue any additional EQK Shares without the approval of holders of three-quarters of the outstanding EQK Shares), and, except in limited circumstances, it may not make any additional real estate investments and is required to distribute to its shareholders the net proceeds from each sale and financing of any investment. Consequently, EQK is currently a self-liquidating trust. However, upon consummation of the Merger, subject to the Requisite Shareholder Approval, the Declaration of Trust will be amended to extend the term of EQK for an additional 20 years. See "The Declaration Amendment Proposal" herein.

       The principal executive offices of EQK and of the Advisor are located at 5775 Peachtree Dunwoody Road, Suite 200D, Atlanta, Georgia, 30342, and their telephone number is (404) 303-6100.


                              THE BUSINESS OF EQK

GENERAL

       EQK was formed for the purpose of acquiring for a finite holding period a specified portfolio of substantially unleveraged, institutional quality real estate in order to maximize current distributions of cash flow from operations, to realize long-term capital appreciation for distribution and to protect its shareholders' capital. None of EQK's policies may be amended without the approval of holders of three-quarters of the outstanding EQK Shares. See "The Declaration Amendment Proposal" herein.

       EQK consummated the public offering of its EQK Shares on March 12, 1985. Certain of the net proceeds to EQK from such offering were expended to acquire certain properties on March 13, 1985 (which were comprised of the Center as described below, as well as two properties subsequently sold: Castleton Park ("Castleton"), an office park in Indianapolis, Indiana, which was sold in transactions in 1991 and 1995, and Peachtree Dunwoody Pavilion ("Peachtree"), an office complex in Atlanta, Georgia, which was sold in transactions in 1992 and
1993).

       The Declaration of Trust currently provides that actual disposition of the remaining property, the Center, may occur at any time prior to March 1999. The precise timing of this disposition or an alternative strategic transaction will be at the discretion of EQK's Board of Trustees, depending on both the prevailing conditions in the relevant real estate market and the ability of EQK to extend or refinance its debt maturing in June 1998. For a description of the Center and certain proposed amendments to the Declaration of Trust, see "Description of the Center" and "The Declaration Amendment Proposal" herein.

       Since December 15, 1992, EQK has had in place a mortgage note (the "Mortgage Note") with Prudential, which had an initial balance of $75,689,000, and an original maturity date of December 15, 1995. The interest rates on the Mortgage Note averaged 9.79% over its initial three year term. However, the Mortgage Note agreement required monthly payments of interest only at the rate of 8.54% per annum. The additional interest charges were accrued and added to principal over this initial term of the Mortgage Note. Absent any prepayments of debt arising from property dispositions, the amount of principal due on the original maturity date of December 15, 1995 would have been $78,928,000. Under the terms of the Mortgage Note, Prudential received the Prudential Warrants.

       EQK has also had a term loan (the "Term Loan") in place since December 15, 1992 with PNC Bank Corp. ("PNC"). The Term Loan bears interest at 8.33% per annum and requires payments at the same annual rate of 8.54% as was required under the Mortgage Note agreement. The payments made in excess of the interest rate were applied to the principal balance of the loan such that the original principal balance of $2,859,000 would have been reduced over its three year term to $2,839,000, absent any prepayments arising from property dispositions.

       On December 8, 1995, EQK completed the sale of Castleton, its 44 building office park located in Indianapolis, Indiana. The net proceeds of $35,990,000 (reduced by customary prorations of $2,517,000) were used to retire $34,738,000 of the Mortgage Note and $1,252,000 of the Term Loan. At the original expiration of the Mortgage Note and Term Loan on December 15, 1995, the remaining balances of $44,125,000 and $1,587,000, respectively, were extended for one year to December 15, 1996 under terms substantially comparable to those previously in effect.

       The principal balances outstanding under the Mortgage Note and the Term Loan at December 15, 1996, $43,794,000 and $1,585,000, respectively, were extended for 18 months through June 15, 1998. The Mortgage Note remains collateralized by a first mortgage lien on the Center, an assignment of leases and rents, and certain cash balances. The Term Loan is collateralized by a subordinate lien on the Center. The Mortgage Note requires payments of interest only at the rate of 8.88% per annum. The Term Loan reflects the same pay rate of 8.88% that is applicable to the Mortgage Note, but also bears interest at an accrual rate that re-sets periodically and is computed at EQK's discretion at either 2 5/8% above the Euro-Rate (as defined in the Term Loan) or 1 1/8% above the Prime Rate (as defined in the Term Loan). The accrual rate in effect through May 18, 1997 averaged 8.12%. The difference between the accrual rate and the pay rate will be subtracted from the principal balance due at maturity.

       In consideration for the fixed annual interest accrual rate on the Mortgage Note, EQK paid an up-front application fee of $165,000 and agreed to pay a back end fee of $272,900, plus interest thereon at the contract rate of 8.88%, at the maturity date of June 15, 1998, or the date at which all or any part of the original principal amount is prepaid.


       EQK's debt instruments (aggregate principal outstanding of $45,375,000) had scheduled maturity dates of June 15, 1998. While the Mortgage Note holder has refused to grant an extension of this maturity date, it has agreed to a forbearance arrangement wherein it will not exercise remedies for non-repayment of the outstanding principal due through June 15, 1999. The Term Loan holder has agreed to an extension of the maturity date, also through June 15, 1999. The forbearance and extension arrangements are conditioned upon, among other things, EQK continuing to make timely debt service payments in monthly amounts equal to those amounts stipulated in the December 1996 debt extension agreements.


       On June 15, 1998 EQK paid deferred loan fees plus interest to the mortgage note holder in the amount of $309,200 and deferred loan fees to the term loan holder in the amount of $88,100.

       On March 19, 1998, Prudential exercised the Prudential warrants for EQK Shares. Such shares were issued to Prudential on May 7, 1998 thus bringing the total number of issued and outstanding EQK Shares to 9,632,212. The net loss per share as reflected on the statements of operations has been calculated using the weighted average of the number of shares outstanding during the periods presented.

       In connection with the December 15, 1992 debt financings, EQK issued 1,675,000 previously repurchased EQK Shares to the Advisor for consideration of $6,700,000, or $4.00 per share. EQK may, at its discretion, reissue the remaining 791,211 EQK Shares previously repurchased. Any issuance of EQK Shares in excess of the EQK Shares previously repurchased would require shareholder approval.

       Subject to certain restrictions, EQK is permitted to make additional real estate investments involving the expansion of its existing properties. EQK has no intentions of acquiring additional real estate interests, but will make certain capital expenditures required to maintain or enhance the value of the Center, including tenant allowances associated with leasing activity.

       EQK may make secured or unsecured borrowings to make distributions to its shareholders and for normal working capital needs, including tenant alterations and/or allowances and the repair and maintenance of properties in which it has invested. The Declaration of Trust currently prohibits EQK's aggregate borrowings from exceeding 75% of its total asset value, as defined therein. See "The Declaration Amendment Proposal."

       EQK will not engage in any business not related to its real estate investments and, as described below, the Declaration of Trust currently imposes certain prohibitions and investment restrictions on various investment practices or activities of EQK. See "The Declaration Amendment Proposal."

SUMMARY OF THE EXISTING DECLARATION OF TRUST

       The following is a brief summary of provisions of the Declaration of Trust not described elsewhere in this Prospectus/Proxy Statement. EQK's Declaration of Trust provides that each person who becomes an EQK Shareholder shall as a result thereof be deemed to have agreed to and be bound by the provisions of the Declaration of Trust. Reference is made to the Declaration of Trust.

       Trustees. The Declaration of Trust provides that the number of Trustees may be fixed from time to time by the Trustees or by the holders of EQK Shares, with a minimum of five and a maximum of 12 Trustees, a majority of whom must be unaffiliated with EQK or LLPM (each, an "Unaffiliated Trustee"). There are currently seven Trustees, including four Unaffiliated Trustees. Trustees continue in office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Vacancies may be filled by a majority of the remaining Trustees, except that a vacancy among the Unaffiliated Trustees shall be filled by a majority of the remaining Unaffiliated Trustees, or by the holders of EQK Shares. Any Trustee may be removed with cause by all the remaining Trustees, or with or without cause by holders of a majority of the outstanding EQK Shares.

       The Declaration of Trust provides that no Trustee or officer of EQK, shall be liable to any party (including EQK and its holders of EQK Shares), except for liability arising from his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties. The Declaration of Trust also provides for indemnification of the Trustees and officers against expense or liability in any action arising out of such person's activities on behalf of EQK, except with respect to conduct of the types described above. Therefore, EQK Shareholders may be entitled to more limited rights of action than those to which they otherwise would have been entitled absent the limitation on the Trustees' and officers' liability set forth in the Declaration of Trust.

       Shareholder Liability. The Declaration of Trust provides that the EQK Shareholders shall not be subject to any liability for the acts or obligations of EQK and that, as far as practicable, each written agreement of EQK is to contain a provision to that effect. With respect to all types of claims in such jurisdictions and with respect to tort claims, contract claims whereas the shareholder liability is not disavowed as described above, claims for taxes and certain statutory liabilities in other jurisdictions, an EQK Shareholder may be held personally liable to the extent that claims are not satisfied by EQK. However, the Declaration of Trust provides that, upon payment of any such liability, the EQK Shareholder will be entitled to reimbursement from EQK's general assets. The Trustees intend to continue to maintain appropriate insurance and to conduct the operations of EQK, with the advice of counsel, in such a way as to avoid, as far as practicable, the ultimate liability of the EQK Shareholders.

       Redemption and Prohibition of Transfer of Shares. For EQK to continue to qualify as a REIT under the Code in any taxable year, not more than 50% of its outstanding EQK Shares may be owned by five or fewer individuals at any time during the last half of the taxable year, and the EQK Shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In order to meet these requirements, the Trustees have power to redeem or prohibit the transfer of a sufficient number of EQK Shares selected in a manner deemed appropriate to maintain or bring the ownership of the EQK Shares into conformity with such requirements. The price to be paid in the event of the redemption of the EQK Shares will be the last reported sale price of the EQK Shares on the last business day prior to the redemption date on the NYSE.


       Duration and Termination of EQK. If the Merger-Related Proposals do not receive the Requisite Shareholder Approval, the duration of EQK will terminate in March of 1999, subject to an extension until March 2001 if approved by the EQK Shareholders at the Meeting. The Declaration of Trust also permits the holders of a majority of the outstanding EQK Shares to terminate EQK at any time. Termination by the Trustees may be effected without any action or consent of the shareholders, except that any plan for the termination of EQK which contemplates the distribution to shareholders of securities or other property in kind, other than the right to receive cash, also requires the affirmative vote of the holders of three-quarters of the outstanding EQK Shares. See "The Declaration Amendment Proposal."

       Transactions with Affiliates. Affiliates of the Advisor may perform leasing, property management, or other similar services for EQK, provided that any such transactions are approved by a majority of the Unaffiliated Trustees who determine that the compensation is not in excess of any compensation paid to such affiliates by nonaffiliates for comparable services in the same geographic area and that the compensation paid is not greater than that generally charged by competent nonaffiliates for comparable services in the same geographic area. No properties will be sold to affiliates of the Advisor unless the transaction is approved by a majority of the Unaffiliated Trustees and of the holders of a majority of the outstanding EQK Shares. In addition, no such sale is permitted unless the sale price is equal to or greater than the independently appraised value of the property being sold.

       Amendment of Declaration of Trust; Merger. The Declaration of Trust may be amended, or EQK may be merged into a successor entity, by the majority vote of the Trustees (including a majority vote of the Unaffiliated Trustees in the case of a merger) and by vote of the holders of a majority of the outstanding EQK Shares, except that the holders of three-quarters of the outstanding EQK Shares must approve any amendment that would alter any of EQK's investment or operational policies. In addition, two-thirds of the Trustees may, without the approval or consent of the shareholders, adopt any amendment which they in good faith determine to be necessary to permit EQK to continue to qualify as a REIT under the Code, or to comply with other Federal laws or regulations or to comply with state securities laws or the requirements of administrative agencies thereunder. The Trustees may also, without the vote or consent of the shareholders, change the name of EQK to a name that does not include any name similar to that of LLPM or any affiliate thereof.

       Prohibited Activities and Investments. EQK may not currently engage in any business not related to its real estate investments and, in that regard, the Declaration of Trust currently imposes certain prohibitions and investment restrictions on various investment practices or activities of EQK, including a prohibition against investing in any mortgage, other than purchase money mortgages designed to facilitate the sale of EQK's real estate investments, provided that the term of any such purchase money mortgage does not exceed the remaining term of EQK as described above under "--Duration and Termination of EQK."

PROPERTY MANAGEMENT AGREEMENT


       EQK entered into a property management agreement with ERE Yarmouth Retail, Inc. (the "Property Manager", formerly Compass), for the on-site management of the Center. ERE Yarmouth, Inc. is a wholly-owned subsidiary of Lend Lease Real Estate Investments, Inc. On September 30, 1998, Lend Lease Real Estate Investments, Inc. sold the Property Manager to LaSalle Partners, Incorporated. An affiliate of LaSalle Partners, Incorporated currently manages the Center pursuant to the terms of the original management agreement. Management fees paid to the Property Manager are generally based upon a percentage of rents and certain other charges. EQK believes that such fees are comparable to those charged by unaffiliated third-party management companies providing comparable services. For the years ended December 31, 1997, 1996, and 1995, management fees paid to the Property Manager were $307,000, $297,000, and $291,000, respectively. For the nine months ended September 30, 1998, management fee expense attributable to services rendered by the Property Manager was $228,000.


       In connection with the redevelopment of the Center's outparcel building, the Property Manager received a $150,000 development fee in 1995.


                         SELECTED FINANCIAL DATA OF EQK

       The selected historical financial data of EQK set forth below has been derived from the financial statements of EQK as they appeared in EQK's Forms 10-K filed with the Commission for each of the five fiscal years in the period ended December 31, 1997.

                                      As of and for the nine
                                           months ended
                                          September 30,                       As of and for the YEARS ENDED DECEMBER 31,
                                      ----------------------      ----------------------------------------------------------------
                                        1998          1997          1997          1996          1995          1994          1993
                                      --------      --------      --------      --------      --------      --------      --------
Revenues from rental
operations .........................  $  4,509      $  4,515      $  6,158      $  6,174      $ 15,761      $ 16,512      $ 18,458

Write down of
   investments in real
   estate (a) ......................        --            --            --            --        (3,200)           --            --

Loss before gain on sales
   of real estate and
   extraordinary loss ..............      (198)       (1,418)       (1,961)       (1,488)       (6,575)       (3,459)       (2,351)

Gain on sales of
         real estate (b) ...........        --            --            --            --           229            --           282

Loss before extraordinary
   gain ............................      (198)       (1,418)       (1,961)       (1,488)       (6,346)       (3,459)       (2,069)

Extraordinary loss from
   early retirement
   of debt (c) .....................        --            --            --            --            --            --        (1,711)

Net loss ...........................      (198)       (1,418)       (1,961)       (1,488)       (6,346)       (3,459)       (3,780)

Per share data (d) Loss per share:
      Loss before gain on
      sales of real estate and
      extraordinary loss ...........  $  (0.02)     $  (0.15)     $  (0.21)     $  (0.16)     $  (0.71)     $  (0.37)     $  (0.25)

     Loss before
       extraordinary loss ..........  $  (0.02)     $  (0.15)     $  (0.21)     $  (0.16)     $  (0.68)     $  (0.37)     $  (0.22)

     Net loss ......................  $  (0.02)     $  (0.15)     $  (0.21)     $  (0.16)     $  (0.68)     $  (0.37)     $  (0.41)

     Dividends declared ............        --            --            --            --            --            --            --

Total assets .......................    44,265        44,908        45,067        46,830        48,209        90,258        93,163

Long-term obligations:
   Mortgage notes payable,
   net of imputed interest
   and discount ....................    45,375        45,379        45,379        45,379        45,712        80,032        78,727

Shareholders' equity
     (deficit) .....................    (5,180)       (4,439)       (4,982)       (3,021)       (1,533)        4,813         8,176

(a) To the extent that the net cost investment in any property exceeds its current market value, an allowance is recorded to adjust the net investment to management's estimate of net realizable value. The write-downs in 1995 related to EQK's investment in Castleton, a commercial office complex located in Indianapolis, Indiana.

(b) In 1995, EQK sold its remaining interest in Castleton and recognized a gain on the sale of $229,000. In 1993, EQK sold its remaining two buildings at Peachtree Dunwoody Pavilion, a commercial office complex in Atlanta, Georgia, and recognized a gain on the sale of $282,000.

(c) In 1993 EQK retired mortgage notes assumed in connection with its purchase of the Center and recognized an extraordinary charge to earnings of $1,711,000.

(d) Calculation is based on 9,264,344 weighted average shares outstanding during all periods presented, except for the nine months ended June 30, 1998 during which there were 9,462,427 weighted average shares outstanding.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                OPERATIONS OF EQK

FINANCIAL CONDITION

CAPITAL RESOURCES

EQK Background

       At September 30, 1998, EQK's remaining real estate investment is the Center, a regional shopping center located in Harrisburg, Pennsylvania. During 1995, EQK sold its remaining interest in Castleton, an office park located in Indianapolis, Indiana. During 1993, EQK sold its two remaining office buildings within its office complex located in Atlanta, Georgia, formerly known as Peachtree. Prior to 1993, EQK sold two office buildings at Castleton (1991) and five office buildings at Peachtree (1992).

       The Declaration of Trust currently provides that the actual disposition of the remaining property, the Center, may occur at any time prior to March 1999. The Declaration of Trust further provides that this date may be extended by up to two years upon the recommendation of the Trustees and the affirmative vote of a majority of its shareholders. Based on the finite-life provisions of the Declaration of Trust, EQK's management has been pursuing the disposition of its remaining real estate investment and/or an alternative strategic transaction. Due to the impact of certain adverse market conditions described below, it may be necessary for the Trustees to recommend a formal extension of EQK's life to facilitate the completion of the sale of the Center.

       Effective December 23, 1997, EQK entered into an Agreement and Plan of Merger, pursuant to which an affiliate of ART is to merge with and into EQK, with EQK being the surviving entity. The Merger contemplates, among other things, a 20-year extension of the life of EQK.

       Delays in completing the Merger as originally proposed required certain revisions to the Merger Agreement, the most significant of which are the right of EQK's management to dispose of The Center and to distribute the proceeds of such sale to EQK's shareholders prior to completing the Merger and a corresponding reduction in the Merger consideration to be paid to EQK's shareholders. EQK's management commenced marketing and sales activities during the second quarter of 1998 including the retention of an outside broker, and is currently proceeding towards negotiating a sales and purchase agreement with buyers, although no definitive agreement has been reached.

       Since the commencement of sales activities, changing conditions in the capital markets have had an adverse effect on the market for real estate, and especially on the market for regional malls. This unfavorable environment has been characterized by a reduction in available sources of financing for real estate transactions and by reduced purchasing interest on the part of many traditional buyers, including many of the public real estate investment trusts.

       Largely due to the conditions described above, it appears likely that completion of the sale of the Center will occur subsequent to December 15, 1998, the date on which the current forbearance agreement with the primary lender of EQK's mortgage indebtedness terminates. At this time, EQK believes it may be necessary to extend the term of the forebearance agreement, as well as the term of EQK's loan. As a result, EQK's management has commenced discussions with both lenders regarding extension for a period of six months with a termination date of June 15, 1999. In consideration of the extension, it is probable that an extension fee will be imposed. Although EQK's management believes the lender will agree to the extension on reasonable economic terms, no assurances can be made at this time.

       On August 25, 1998 EQK executed an Amended and Restated Agreement and Plan of Merger (defined herein as the "Merger Agreement"). According to the terms of the Merger Agreement, upon completion of the sale of the Center, and subject to shareholder approval, the Merger would be completed. Immediately prior to the closing of the Merger, ART is expected to convey one of its properties to EQK. ART will provide 100% of the financing for this property contribution via a non-recourse note.

       ART has agreed to permit EQK to continue to solicit, or respond to, offers from third parties for EQK. In the event EQK accepts an offer from a party other than ART and elects not to proceed with the Merger, EQK generally will be obligated to pay ART a "break-up" fee of $200,000 plus its share of transaction expenses (collectively, the "Break-Up Consideration").

       The Merger Agreement may be terminated by EQK if any of the following conditions exist: (i) the Merger has not been accomplished by December 15, 1998;
(ii) EQK secures a more favorable offer from another party subject to the payment of the Break-Up Consideration; or (iii) if the Merger Agreement in any way impairs or delays the sale of the Center, or is likely to result in a material reduction in proceeds.

       Proceeds from the sale of the Center and, if applicable, the completion of the Merger, will be distributed to the EQK Shareholders once EQK's liabilities have been settled (including the retirement of its mortgage note and term loan) and related transaction costs have been paid.

       The Merger is contingent upon, among other things, the Registration Statement relating to ART Preferred Shares to be issued pursuant to the Merger Agreement, as revised, being declared effective by the Commission, and the affirmative vote of the holders of 75% of the outstanding EQK Shares.

       EQK, its trustees, and its Advisor have been named as defendants in a purported class action complaint filed in Massachusetts state court, which seeks to enjoin the Merger. The complaint also seeks other relief including unspecified damages. EQK is vigorously pursuing its legal defenses and believes that the disposition of this matter will not have a material adverse affect on the financial position of the Trust.

       Trading in the EQK Shares on the NYSE terminated on May 4, 1998, as EQK did not meet the NYSE's continued listing criteria. A market for the EQK shares has been created on the OTC Bulletin Board system.

Overview of the Center

       Over the past several years, the retail industry has experienced a significant number of retail store mergers and bankruptcies. Consolidations within the retail industry and the financial difficulties experienced by individual retailers have, in turn, led to a high level of unanticipated store closings and requests for rent relief within regional shopping malls.

       At the Center, the current state of the retail industry has impacted both its department stores and its smaller specialty stores. Two of the department stores operating in 1994 have since closed, Hess's (November 1994) and John Wanamaker (October 1995). These department store spaces remained "dark" for substantial periods of time pending the opening of their replacements, Hecht's (October 1995) and Lord & Taylor (March 1997).

Mortgage Debt Extensions

       On December 15, 1996 EQK extended the maturity dates on the remaining balances of its Mortgage Note ($43,794,000) and Term Loan ($1,585,000) for a period of 18 months (extended maturity date, June 15, 1998). The terms of such debt facilities pursuant to the extensions are substantially comparable to the terms in effect since the original issuance date, December 15, 1992, except as described below. The Mortgage Note and Term Loan were previously extended from their original maturity date on December 15, 1995 to December 15, 1996. The Mortgage Note remains collateralized by a first mortgage lien on the Center, an assignment of leases and rents, and certain cash balances. The Term Loan is collateralized by a subordinate lien on the Center.

       The Mortgage Note agreement has been amended to provide for monthly payments of interest only accruing at the rate of 8.88% per annum ($324,000 per month). This interest rate reflects an increase from the 8.54% interest rate in effect during the previous extension period (December 16, 1995 to December 15, 1996). The average rate in effect during the initial three year term of the debt was 9.79% per annum.

       In consideration for the extension of the maturity date of the Mortgage Note agreement through June 15, 1998, EQK paid an up-front application fee of $165,000 and agreed to pay a back end fee of $272,900, plus interest thereon at the contract rate of 8.88%, at the maturity date of June 15, 1998, or the date at which all or any part of the original principal amount is prepaid. In consideration for the extension of the maturity date of the Term Loan through June 15, 1998, EQK incurred an extension fee of $23,800.

       The Term Loan reflects the same pay rate of 8.88% that is applicable to the Mortgage Note, but accrues interest at a rate that re-sets periodically. The accrual rate is computed at EQK's discretion at either 2 5/8% above the Euro-Rate (as defined) or 1 1/8% above the Prime Rate (as defined). The accrual rate in effect as of March 16, 1998 was 8.25%. The difference between the accrual rate and the pay rate will be reflected in the principal balance due at maturity.

       EQK's debt instruments (aggregate principal outstanding of $45,375,000) had scheduled maturity dates of June 15, 1998. While the Mortgage Note holder has refused to grant an extension of this maturity date, it has agreed to a forbearance arrangement wherein it will not exercise remedies for non-repayment of the outstanding principal due through December 15, 1998. The Term Loan holder has agreed to an extension of the maturity date, also through December 15, 1998. The forbearance and extension arrangements are conditioned upon, among other things, EQK continuing to make timely debt service payments in monthly amounts equal to those amounts stipulated in the December 1996 debt extension agreements.

       On June 15, 1998 EQK paid deferred loan fees plus interest to the mortgage note holder in the amount of $309,200 and deferred loan fees to the term loan holder in the amount of $88,100.

       On March 19, 1998, Prudential exercised the Prudential warrants for EQK Shares. Such shares were issued to Prudential on May 7, 1998 thus bringing the total number of issued and outstanding EQK Shares to 9,632,212. The net loss per share as reflected on the statements of operations has been calculated using the weighted average of the number of shares outstanding during the periods presented.

       One of the conditions of the Mortgage Note was the establishment of a capital reserve account, which is maintained by a third-party escrow agent and from which expenditures must be approved by the lender. The cash balance of EQK's capital reserve account at March 31, 1998 was $432,000. EQK's management believes the current cash balance in this account, coupled with additional cash flows projected to be generated from operations, will be sufficient to fund the Center's capital expenditure requirements discussed below.

LIQUIDITY

       The comparability of the Statements of Cash Flows during 1995 to 1997 is affected by the property disposition and debt repayments that occurred during 1995 as discussed below.

       For the nine months ended September 30, 1998, cash flows used in operating activities primarily represent the payment of the deferred loan fees of $361,000 and related accrued interest on the fees of $36,300. These fees were accrued and paid in connection with the extension of the term loan agreement through June 15, 1998. For the nine month period ending September 30, 1997, cash flows used in operating activities primarily represent the payment of real estate taxes as well as interest.

       During 1997, EQK generated cash flows from operating activities of $208,000, a decrease of $1,009,000 from the prior year's operating cash flow of $1,217,000. Operating cash flow comparisons were impacted by two 1996 non-recurring events which essentially offset one another, the refund of previously paid real estate taxes at Peachtree Dunwoody Pavilion ($268,000), and the repayment of a $300,000 loan to the Advisor in 1996. The decrease in operating cash flows from 1996 was primarily attributable to a decrease in the Center's's cash flows from operations due to the receipt of lease cancellation income ($451,000) in 1996. Also contributing to the decrease is an increase in accounts receivable from certain anchor tenants of $390,000 due to the timing of collection of the 1997-1998 tax reimbursements. Additionally, interest payments increased by $136,000 from prior year. The increase in interest is a result of an increase in the mortgage note interest rate to 8.88% from 8.54% effective with the December 15, 1996 mortgage note extension agreement.

       During 1996, the cash flows provided by operating activities increased by $94,000 compared to 1995. This increase in operating cash flows was primarily attributable to a decline in cash paid for interest following the December 1995 partial repayment of mortgage debt ($2,816,000), an increase in the Center's cash flows from operations related to the receipt of lease termination fees ($451,000) and the accelerated collections of real estate tax recoveries ($150,000), and the receipt of a $268,000 refund in 1996 of previously paid real estate taxes related to reductions in the 1991 and 1992 assessed values of Peachtree (see Note 10). These increases were partially offset by the loss of Castleton's operating cash flow following the sale in December 1995 (which amounted to $3,656,000 in 1995).

       Cash flows used in investing activities for the nine months ended September 30, 1998 and 1997 were for routine capital expenditures at The Center. EQK anticipates capital expenditures of approximately $700,000 for the remainder of 1998, which primarily represents tenant allowances.. Certain of these expenditures are discretionary in nature and may be deferred into future periods.

       Cash flows used in investing activities during 1997 were $546,000. The 1997 results reflect the costs associated with a parking lot repavement project and the payment of build out allowances to tenants at the Center. Cash flows used in investing activities during 1996 ($195,000) were primarily for the payment of tenant allowances.

       Net cash provided by investing activities in 1995, $33,145,000, was due to the receipt of proceeds from the sale of Castleton, $38,507,000, partially offset by additional investments in real estate, including $3,440,000 related to the redevelopment of the Center outparcel building.

       The cash flows used in financing activities for the nine months ended September 30, 1998 are limited to principal payments on EQK's term loan. The mortgage note requires monthly payments of interest only.

       There were no cash flows used in financing activities during 1997. Pursuant to the mortgage debt extension effective December 15, 1996, the Mortgage Note and Term Loan generally require monthly payments of interest only.

       Cash flows used in financing activities during 1996 ($333,000) were limited to scheduled principal payments on EQK's debt.

       Net cash used in financing activities in 1995, $35,997,000, primarily related to the application of sales proceeds of $35,990,000 (net of customary prorations) to retire a portion of EQK's mortgage indebtedness.

       EQK will make certain capital expenditures to maintain or enhance the value of the property, including tenant allowances associated with leasing activity. EQK anticipates making capital expenditures in 1998 of up to $2,200,000, which include budgeted tenant allowances of $1,700,000. Certain of these expenditures are discretionary in nature and therefore may be deferred into future periods.


       EQK's liquidity requirements for the remainder of 1998 also will include principal and interest payments of approximately $1,007,000 pursuant to the existing loan agreements. The loan agreements specify that the remaining loan balances of $45,375,000 be paid in full by December 15, 1998.


       EQK's cash management agreement stipulates that all rental payments from tenants are to be made directly to a third party escrow agent that also funds monthly operating expenses in accordance with a budget approved by the lender. EQK believes that its cash flow for 1998 will be sufficient to fund its various operating requirements, including budgeted capital expenditures and monthly principal and interest payments, although its discretion with respect to cash flow management will be limited by the terms of the cash management agreement. EQK's management believes that EQK's current cash reserves, coupled with additional cash flow projected to be generated from operations, will permit EQK to meet its operating, capital and monthly debt service requirements.

       EQK has recorded its investments in real estate held for sale at the lower of cost or fair value less cost to sell. Accordingly, EQK has not written up the cost basis of its investment in the Center to its substantially higher net realizable value. Therefore, EQK's management does not believe that its deficit in shareholders' equity of $5,180,000 at September 30, 1998 is indicative of its current liquidity or the net distribution that its shareholders would receive upon liquidation.

YEAR 2000 READINESS DISCLOSURE

       The inability of computers, software and other equipment to recognize and properly process data fields containing a two-digit year is commonly referred to as the Year 2000 compliance issue ("Y2K"). As the year 2000 approaches, such systems may be unable to accurately process certain date-based information.

       Y2K exposures of EQK and the Center are currently being assessed. Potential critical exposures include reliance on third party vendors and building systems that are not Y2K compliant. EQK has begun to communicate with its third party service vendors such as LLPM and LaSalle Partners in an effort to assess their Y2K compliance status and the adequacy of their Y2K efforts.

       The Center is being assessed in an effort to identify Y2K issues. Any required remediation strategy will depend on the outcome of the assessment and therefore will not be developed until the assessment is complete. EQK's management expects the assessment to be completed and remediation efforts to be underway by the end of the first quarter of 1999.

       Neither EQK nor the Center has incurred any material costs to date relating to Y2K. The total assessment cost is expected to total approximately $10,000. These costs were not incurred and therefore not accrued at September 30, 1998. Remediation costs cannot be reasonably estimated until the assessment is complete and a remediation strategy is determined.

       The failure to adequately address the Year 2000 issue may result in the closure of the Mall. In order to reduce the potential impact on the operations of EQK and the Center, contingency plans are expected to be developed once Y2K exposures have been assessed.

       A building contingency plan is expected to be developed once the assessment has been completed. A contingency plan may involve but not be limited to the engagement of additional security services, the disconnect of system interfacing (that does not significantly impact the Center's operations) and the identification and engagement of alternative service vendors.

       If the sale of the Center and the Merger with ART occur as currently proposed, the Property Manager and the Advisor will cease providing services to EQK. If, subsequent to the sale of the Center, the Merger is approved and EQK continues as an operating entity, affiliates of ART will provide property management and advisory services on an ongoing basis. EQK does not currently have knowledge of the status of ART's and its affiliates' Y2K compliance. Accordingly, there can be no assurance that all business critical systems will be fully Y2K compliant, or that the consequences of any systems deficiencies will not have a material adverse effect on EQK.

RESULTS OF OPERATIONS

       For the nine months ended September 30, 1998, EQK reported a net loss of $198,000 ($.02 per share) compared to a net loss of $1,418,000 ($.09 per share) for the nine months ended September 30, 1997. For the three months ended September 30, 1998, EQK reported net income of $282,000, compared to a net loss of $565,000 for the three months ended September 30, 1997.

       For the year ended December 31, 1997, EQK reported a net loss of $1,961,000 ($.21 per share) compared to net losses of $1,488,000 ($.16 per share) and $6,346,000 ($.71 per share) for the years ended December 31, 1996 and 1995, respectively. The year ended December 31, 1995 includes a write-down of the investment in Castleton of $3,200,000 ($.35 per share) and the gain on the sale of Castleton of $229,000 ($0.03 per share).

       EQK's revenues from rental operations for the three and nine months ended September 30, 1998 were $1,619,000 and $4,509,000, respectively. The increase for the three months ended September 30, 1998, $74,000, is due to the receipt of a non-recurring lease cancellation fee of approximately $200,000. This increase in income is largely offset by the sum of other income variances, none of which are individually significant. There were no significant variances in revenues on a year to date basis.

       EQK's revenues for the year ended December 31, 1997 were $6,158,000, which represented a $16,000 decrease from the 1996 amount of $6,174,000. Rental revenues in 1997 increased by approximately $379,000 over 1996. A portion of this increase, $103,000, was a result of increased rent payments from certain tenants whose payment obligations had been reduced in prior years pursuant to the exercise of cotenancy provisions in their lease agreements and short-term rent relief agreements associated with anchor store vacancies. The remaining increase in rental revenues from 1996 ($276,000) is attributable to a non-cash adjustment to straight-line rents made in 1996. The increases in 1997 rental revenues, however, were offset by the non-recurrence of lease termination fees and other miscellaneous income recorded in 1996.

       EQK's revenues for the year ended December 31, 1996 were $6,174,000, which represented a $9,587,000 decrease from the 1995 amount of $15,761,000. This decline was primarily due to the sale of Castleton, which accounted for revenues of $9,554,000 for the year ended December 31, 1995. The Center's 1996 rental revenues declined from amounts recognized in 1995 due to the effects of tenant bankruptcies and short-term rent relief agreements ($216,000), lower percentage rent due to decreases in certain tenants' sales volumes ($90,000), and a non-cash adjustment to the calculation of minimum rents recognized on a straight-line basis over the terms of the tenant leases ($276,000). However, such decreases were substantially offset by collections of lease termination fees of $451,000 and an increase of $135,000 in temporary tenant rental revenues.

       EQK's operating expenses for three and nine months ended September 30, 1998 were $190,000 and $629,000, respectively, representing a decrease of $93,000 and $13,000 from the respective prior year periods. This variance is attributable to the sum of several operating expense variances, none of which is individually significant.

       The decrease in the depreciation and amortization expense between periods is primarily due to the cessation of depreciation and amortization expense relating to the real estate investment and deferred leasing costs effective as of March 31, 1998.

       Operating expenses (net of reimbursements from tenants) for the year ended December 31, 1997 were $1,083,000, which represented an increase of $196,000 from the 1996 amount of $887,000. This increase is primarily due to a decrease in common area maintenance expense recoveries of $84,000 due to lower average occupancy levels in 1997. Also, bad debt expenses increased by $82,900 from 1996 due to tenant bankruptcies.

       Operating expenses (net of reimbursements from tenants) for the year ended December 31, 1996 were $887,000, which declined from the related 1995 amounts of $5,403,000. The decline is primarily due to the sale of Castleton, which accounted for expenses of $4,600,000 for the year ended December 31, 1995. This decline in annual expenses was offset by a net increase in the Center's operating expenses of $77,000. The annual increase was due to an increase in bad debt expenses of $151,000 due to the non-recurrence of collections in 1995 of previously reserved tenant receivables and an increase in administrative expenses of $50,000. These increases were offset by decreases in advertising expenses of $94,000 and sales tax expenses of $53,000 attributable to non-recurring items in 1995.

       Other income of $268,000 and $400,000 was recorded in 1996 and 1995, respectively, relating to refunds of previously paid real estate taxes for Peachtree Dunwoody Pavilion and Castleton. No such similar events occurred during 1997.

       Interest expense for the years ended December 31,1997, 1996, and 1995 was $4,046,000, $3,896,000, and $8,302,000, respectively. The increase in interest expense in 1997 as compared to 1996 is due to an increase in the mortgage note interest rate to 8.88% from 8.54% effective with the December 15, 1996 mortgage note extension agreement. The decrease in interest expense in 1996 as compared to 1995 is primarily attributable to the lower average debt balances outstanding in 1996 following the mortgage debt repayment in December 1995, as well as decreases in the interest accrual rates for both the Mortgage Note and Term Loan.

       Other expenses-net consist of portfolio management fees, other costs related to the operation of EQK, and interest income earned on cash balances. Other expenses decreased $298,000 in 1997 from 1996 amounts. This decrease is primarily attributable to the recognition of imputed interest on deferred advisory fees in 1996 of $302,000.

       Other expenses-net decreased $227,000 in 1996 from 1995 balances. The decrease is primarily due to a decrease in portfolio management and other professional fees.

       As discussed in the liquidity section above, EQK's management believes that its existing cash reserves and its anticipated cash flow generated from operations will be sufficient to meet its capital and monthly debt service requirements. However, due to the effects of non-cash accounting adjustments (principally depreciation and amortization), EQK's management anticipates that EQK will incur losses in the future comparable to the loss recognized in 1997. There is no assurance that future results will not be materially affected (positively or negatively) by, among other factors, changes in mall occupancy and rental rates, significant deviations in operating expenses, changes in interest rates and transaction costs incurred in connection with sale and financing transactions.


                         DESCRIPTION OF THE EQK SHARES

       EQK is currently authorized to issue 10,055,555 EQK Shares, and the EQK Board may not currently issue any additional EQK Shares unless such issuance is approved by the holders of three-quarters of the outstanding EQK Shares. Upon consummation of the Merger, the Declaration of Trust will be amended to remove all limitations on the number of EQK Shares that EQK shall have the authority to issue. See "The Declaration Amendment Proposal." The EQK Shareholders are entitled to receive and to participate ratably in dividends, when and as declared by the EQK Board out of any funds legally available for such purpose, and, in the event of termination of EQK or upon the distribution of its net assets, to receive and to participate ratably in payments and distributions. All EQK Shares have equal voting rights. The EQK Shares do not have any preference, appraisal, conversion, exchange or preemptive rights. Outstanding EQK Shares are freely transferable, except that in certain limited circumstances the EQK Board may refuse to transfer EQK Shares or may compel redemption of EQK Shares. See "The Business of EQK -- Summary of the Existing Declaration of Trust -- Redemption and Prohibition of Transfer of Shares." The outstanding EQK Shares have been legally issued and are fully paid and nonassessable, except to the extent of any personal liability of the EQK Shareholders as described herein under "The Business of EQK -- Summary of the Existing Declaration of Trust -- Shareholder Liability." At any meeting of the holders of EQK Shares, each EQK Shareholder is entitled to one vote for each EQK Share owned without cumulative voting with respect to the election of Trustees and with respect to all other matters as to which the vote of the EQK Shareholders may from time to time be required or permitted under the Declaration of Trust. The EQK Shareholders may vote by proxy provided that proxies are placed on file with EQK before the time of voting.

       According to EQK's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, there were 9,632,212 outstanding EQK Shares. It is a condition of the Merger that 9,632,212 EQK Shares are outstanding immediately prior to the consummation of the Merger. In addition, according to EQK's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, there were 234 holders of record of EQK Shares. Although EQK does not know the exact number of beneficial holders of its shares, EQK estimates that the number exceeds 1,500.

       EQK has appointed Chase Mellon Shareholder Services as its registrar and transfer agent.

       On April 23, 1998, the New York Stock Exchange announced that trading in the common stock of EQK Realty Investors I would be suspended prior to the opening of the NYSE on May 4, 1998, as it had fallen below the NYSE's continued listing criteria. The EQK Shares are currently traded in the over-the-counter market.


                COMPARISON OF EQK SHARES TO ART PREFERRED SHARES

       The following is a brief summary comparison of certain of the principal terms of the EQK Shares and the ART Preferred Shares.

                                                   EQK Shares                         ART Preferred Shares
                                                   ----------                         --------------------
 Interest/Dividend Rate                  No stated rate.  Each EQK              10% per annum, payable
                                         Share is entitled to receive           quarterly, on a cumulative,
                                         quarterly distributions of             compounded basis, and
                                         cash flow generated from               commencing accrual on the date
                                         operations in excess of                of issuance.
                                         operating expenses, capital
                                         expenditures, debt service,
                                         working capital and reasonable
                                         reserves.  No dividends have
                                         been paid in respect of the
                                         EQK Shares since 1994.

 Optional Redemption                     Not applicable, except that            ART may redeem any or all of
                                         the EQK Board has the power to         the ART Preferred Shares at
                                         redeem or prohibit the                 any time and from time to
                                         transfer of a sufficient               time, at its option, for cash
                                         number of EQK Shares selected          upon no less than 20 days nor
                                         in a manner deemed appropriate         more than 30 days prior notice
                                         to maintain or bring the               thereof.  The redemption price
                                         ownership of the EQK Shares            of the ART Preferred Shares
                                         into conformity with the real          shall be an amount per share
                                         estate investment trust                equal to (i) 104% of the
                                         requirements of the Code.              Adjusted Liquidation Value
                                                                                during the period from August
                                                                                16, 1998 through August 15,
                                                                                1999; and (ii) 103% of the
                                                                                Adjusted Liquidation Value at
                                                                                any time on or after August
                                                                                16, 1999.

 Ranking                                 The EQK Shares are the only            Shall rank on a parity as to
                                         class of shares currently              dividends and upon
                                         authorized by the Declaration          liquidation, dissolution or
                                         of Trust.  However, upon               winding up with all other
                                         completion of the Merger, the          shares of Special Stock issued
                                         Declaration of Trust may be            by ART and shall be senior to
                                         amended to provide for the             ART Common Shares.  ART shall
                                         issuance of Additional EQK             not issue any shares of
                                         Shares or other types of               Special Stock of any series
                                         securities, certain of which           which are superior to the ART
                                         may have preferences senior to         Preferred Shares as to
                                         the EQK Shares.                        dividends or rights upon
                                                                                liquidation, dissolution or
                                                                                winding up of ART as long as
                                                                                any shares of the ART
                                                                                Preferred Shares are issued
                                                                                and outstanding, without the
                                                                                prior written consent of the
                                                                                holders of 66 2/3% of such ART
                                                                                Preferred Shares then outstanding
                                                                                and voting separately as a class.

 Voting Rights                           One vote per EQK Share.                Non-voting except (i) as provided
                                                                                by law, (ii) with
                                                                                respect to an amendment to
                                                                                ART's articles of
                                                                                incorporation or bylaws that
                                                                                would materially alter or change

                                                                                the existing terms of
                                                                                the ART Preferred Shares, and
                                                                                (iii) at any time or times
                                                                                when all or any portion of the
                                                                                dividends on the ART Preferred
                                                                                Shares for any six quarterly
                                                                                dividends, whether or not
                                                                                consecutive, shall be in
                                                                                arrears and unpaid.


New York Stock Exchange
Listing                                 On May 4, 1998 the EQK Shares           Application will be made to
                                        were delisted from the NYSE.            list the ART Preferred Shares
                                                                                on the NYSE.


Dividends Received
Deductions                              Distributions on the EQK                Dividends on the ART Preferred
                                        Shares are not eligible for             Shares are eligible for the
                                        the dividends received                  dividends received deduction
                                        deduction for corporate                 for corporate holders.  The
                                        holders.                                dividends received deduction
                                                                                is not applicable to
                                                                                individual, non-corporate
                                                                                holders.

Conversion                              Not Applicable.                         Convertible into ART Common
                                                                                Shares at the option of the
                                                                                holder after the earliest to
                                                                                occur of (i) the August 15,
                                                                                2003; (ii) the first business
                                                                                day, if any, occurring after a
                                                                                Quarterly Dividend Payment Date
                                                                                on which dividends equal to or
                                                                                in excess of 5% of the
                                                                                Liquidation Value is accrued and
                                                                                unpaid, or (iii) ART becomes
                                                                                obligated to mail a statement to
                                                                                the holders of record of each of
                                                                                the ART Preferred Shares because
                                                                                of a proposal by ART to merge or
                                                                                consolidate with or into any
                                                                                other corporation (unless ART is
                                                                                the surviving entity), or to
                                                                                sell, lease, or convey all or
                                                                                substantially all its property
                                                                                or business, or to liquidate,
                                                                                dissolve or wind up. Each ART
                                                                                Preferred Share is convertible
                                                                                (in most instances) into that
                                                                                number of ART Common Shares
                                                                                obtained by dividing (i) the sum
                                                                                of the Adjusted Liquidation
                                                                                Value of such ART Preferred
                                                                                Share plus all accrued and
                                                                                unpaid dividends on such ART
                                                                                Preferred Share to the date of
                                                                                conversion by (ii) the
                                                                                Conversion Price. The Conversion
                                                                                Price will be the amount
                                                                                (rounded upward to the


                                                                                nearest cent) equal to 90% of
                                                                                the simple average of the daily
                                                                                closing price of the ART Common
                                                                                Shares for the twenty business
                                                                                days ending on the last business
                                                                                day of the calendar week
                                                                                immediately preceding the date
                                                                                of conversion on the principal
                                                                                stock exchange on which such ART
                                                                                Common Shares are then listed.
                                                                                ART may elect to redeem ART
                                                                                Preferred Shares that are
                                                                                submitted for conversion as
                                                                                described herein.

                     DESCRIPTION OF THE HARRISBURG EAST MALL

GENERAL

       The Center is a two-level enclosed regional mall shopping center located approximately three miles from the central business district of Harrisburg, Pennsylvania, the state capital. It contains approximately 851,000 gross leasable square feet anchored by three major department stores: J.C. Penney, Hecht's, and Lord & Taylor. The Center is located on a site of approximately 64 acres with paved surface parking for approximately 4,763 automobiles (5.5 spaces per 1,000 gross leasable square feet). ERE Yarmouth Retail currently manages the Center.

       The total building area of the Center is allocated as shown in the table below.

                                           Approximate
                                            Number of              Gross
                                          Store Spaces at      Leasable Area        % of Total           Occupancy %
                                            Dec.31, 1997         (Sq. Ft.)         Building Area         at 12/31/97
                                         ---------------     ---------------      ---------------      ---------------
Gross Leasable area
     Anchor stores                                     3             514,565                 51.6%               100.0%
     Mall stores                                     106             284,260                 28.5                 80.8
     Other stores in free-standing
       building                                        3              52,345                  5.2                 87.8
                                         ---------------      ---------------                          ---------------
Total Gross leasable area                            112             851,170                85.30                 92.8%
                                         ===============     ---------------      ---------------      ===============
Common area                                                          146,371                14.70
                                                             ---------------      ---------------
Total building area                                                  997,541                100.0%
                                                             ===============      ===============

LOCATION AND TRADE AREA OVERVIEW

       The Center is located in Dauphin County, Pennsylvania, near the intersection of Paxton Street (U.S. Route 322) and Interstate 83. The Center is adjacent to Pennsylvania Route 441, approximately five miles from the Pennsylvania Turnpike and three miles from the central business district of Harrisburg. Access to the site from Interstate 83, the major north-south traffic corridor serving Harrisburg, is provided by the Paxton Street interchange. Access from the Pennsylvania Turnpike, the major east-west traffic corridor serving Harrisburg, is provided by the Interstate 283 interchange.

       The primary trade area for the Center encompasses the populated section of Dauphin County, Pennsylvania, and along with small adjacent portions of Cumberland and Perry Counties, Pennsylvania, comprises the Harrisburg Metropolitan Statistical Area (the "Harrisburg M.S.A."). In total, the Harrisburg M.S.A. encompasses 1,991 square miles.

       Harrisburg, the capital of the Commonwealth of Pennsylvania, is situated in south-central Pennsylvania on the banks of the Susquehanna River, between Philadelphia and Pittsburgh. The Harrisburg M.S.A. is ranked 85th in regard to size among metropolitan areas in the United States. The Harrisburg M.S.A. is an area which has experienced moderate economic and demographic growth in the recent past. Historically a center for agriculture and manufacturing, the area's economy has become increasingly more diversified with strong job growth experienced in services-related employment. In addition, as the state capital, the area is a center for government and government related employment. Similar to many areas nationally, demographic growth in the Harrisburg M.S.A. is projected to occur at a more moderate rate relative to past levels. However, the Harrisburg M.S.A. remains economically vital.

ANCHOR TENANTS

       The Center has three department stores, two of which are currently occupied by J.C. Penney and Hecht's, a division of May Department Stores Co. ("May Company"), which replaced Hess' in November 1995. The third department store space was formerly occupied by John Wanamaker, which closed in October 1995 following Woodward & Lothrop's (the owner of John Wanamaker) sale of certain department stores in this retail chain to May Company pursuant to an August 1995 bankruptcy court auction. Given its existing presence at the Center through its recently-opened Hecht's department store, May Company initially pursued an assignment of this leasehold interest to other retail operators before deciding in May 1996 to instead open a Lord & Taylor (a division of May Company) department store in this location. The execution of such lease agreement has resulted in, among other things, the termination of the legal proceedings initiated by EQK against May Company in March 1996 following May Company's failure to open or cause another retail operator to open for business once the John Wanamaker store closed, which was a violation of a continuous operating covenant contained in its lease agreement.

                  Lord & Taylor opened its newly renovated store on March 10, 1997. Initially, Lord & Taylor had projected an opening prior to the 1996 holiday shopping season. However, issues affecting construction scheduling delayed the opening date.

       The three anchor tenants lease their stores and the underlying land pursuant to leases which are summarized below.


         Anchor Tenant                  Area             Minimum           Expiration           Renewal
         -------------               (Sq. Ft.)         Annual Rent            Date              Options
                                     ---------         -----------            ----              -------
Hecht's                               187,280           $200,000        1/31/2007           3-10 yr. options
J.C. Penney                           153,770           $300,000        3/31/2001           6-5 yr. options
Lord & Taylor                         173,515           $150,000        10/31/2005          3-10 yr. options


MALL AND OTHER TENANTS

       At September 30, 1998, the Center had 82 mall and out parcel tenants (excluding anchor store tenants) occupying approximately 284,000 square feet of gross leasable area, representing an occupancy rate of 82% and approximately 57,000 square feet were vacant. The gross leaseable area of the mall is divided evenly between national and regional/local tenants. Exclusive of the anchor stores, no tenant occupies more than 10% of the gross leasable area of the Center.



                  [Remainder of Page Intentionally Left Blank]

LEASE EXPIRATIONS

       The following table shows selected vacancy and lease expiration information for the tenants of the mall and outparcel stores at December 31, 1997:


                                                                               % of
                                             Gross             1997         Aggregate 1997
                           Number of        Leased           Minimum          Minimum
                            Leases           Area            Annual           Annual
               Year       Expiring (a)     (Sq. Ft.)          Rent             Rent
          --------------  ------------   ------------     ------------     ------------
          Month to Month           5           10,696          198,594              4.0%

               1998               13           12,588          288,670              5.9%

               1999                4            5,637          148,558              3.0%

               2000               11           33,461          526,178             10.6%

               2001                8           16,107          426,772              8.7%

               2002                8           19,458          305,537              6.2%

               2003                9           24,579          487,722              9.9%

               2004                5            8,794          234,666              4.8%

               2005                7           59,271          637,112             12.9%

               2006                6           28,174          489,776              9.9%

         2007 and thereafter       5           56,804          444,494              9.0%
                              ------     ------------     ------------     ------------

              TOTAL               81          275,569        4,188,079             84.9%
                              ======     ============     ============     ============


(a) Assumes no renewal options will be exercised in order to show the earliest termination of the leases.


CAPITAL REQUIREMENTS

       EQK will make certain capital expenditures to maintain or enhance the value of The Center, including tenant allowances associated with leasing activity. EQK anticipates making capital expenditures in 1998 of $2,200,000, which include budgeted tenant allowances of $1,700,000. Certain of these expenditures are discretionary in nature and therefore may be deferred into future periods.

       One of the conditions of the Mortgage Note was the establishment of a capital reserve account, which is maintained by a third-party escrow agent and from which expenditures must be approved by Prudential. The balance of this account at December 31, 1997 was $1,852,000. Management of EQK believes the current cash balance in this account will be sufficient to fund the Center's capital expenditures requirements.


OCCUPANCY DATA AND AVERAGE EFFECTIVE ANNUAL RENT

       Information regarding occupancy rates and average effective annual rent for the property, including anchor and outparcel tenants, is set forth below:




                                        1997               1996               1995                 1994               1993
                                    -------------      -------------      -------------        -------------      -------------
Occupancy Rate (a)                           92.8%              93.7%              73.6%                94.3%              96.9%
                                    =============      =============      =============        =============      =============

Total Annual Minimum Rent (b)       $   5,005,603      $   4,902,122      $   5,110,162        $   5,973,828      $   5,943,748

Total Percentage Rent                     193,019            225,419            269,558              294,591            154,039
                                    -------------      -------------      -------------        -------------      -------------

Total Annual Effective Rent         $   5,198,622      $   5,127,541      $   5,379,720        $   6,268,419      $   6,097,787
                                    =============      =============      =============        =============      =============

Average Annual Rent
Per Square Foot (c)

Mall Anchor Tenants                 $        1.29      $        1.37      $        1.32(d)     $        1.67      $        1.71

Outparcel Stores                    $        7.38      $        7.44      $        6.91        $        5.69      $        6.30

Mall Tenants                        $       18.18      $       17.08      $       16.46        $       16.55      $       15.48

All Tenants                         $        6.58      $        6.26      $        6.44(d)     $        7.49      $        7.16

- -----------------------

(a) Occupancy rate at December 31, 1995 reflects vacancy of the former John Wanamaker anchor space. Excluding the effect of the vacancy, the occupancy rate on a pro forma basis at December 31, 1995 was 95.8%. On May 13, 1996, EQK and May Company executed a lease agreement that provides for the opening of a Lord & Taylor department store. The December 31, 1996 occupancy rate includes the occupancy of Lord & Taylor, which opened for business on March 10, 1997.

(b) Total minimum annual rent and percentage rent represents actual tenant rental income for each calendar year, and does not include adjustments for stipulated rent increases in accordance with Generally Accepted Accounting Principles.

(c) Anchor and outparcel rent per square foot data is based on actual leased square footage during each calendar year presented. Mall tenant rent per square foot data is based on leased square footage at December 31 of each year presented.

(d) The decrease in mall anchor tenant average rent per square foot in 1995 and average rent per square foot for all tenants is principally due to the replacement of the Hess department store with Hecht's in November 1994, and

Hecht's expansion into an adjacent basement space. Hecht's now occupies 187,280 square feet at $1.07 per square foot, whereas Hess formerly occupied 139,656 square feet at $2.18 per square foot.



COMPETITION

       The following table provides selected information with respect to certain existing competitors of the Center. Each property is located within eight miles of the Mall. Additional information with respect to Colonial Park Plaza, Capital City Mall and Camp Hill Shopping Center, the primary competitors of the Center, is set forth below.




                                 Gross Leasable
       Shopping Center               Type of Center          Area (Sq. Ft.)            Anchor Stores
       ---------------               --------------          --------------            -------------
Colonial Park Plaza             Enclosed one level              765,000        Sears, The Bon Ton, Boscov's
                                regional mall

Capital City Mall               Enclosed one level              565,000        Sears, Hecht's, JC Penney
                                regional mall

Camp Hill Shopping Center       Enclosed one level              506,000        Boscov's, Montgomery Ward,
                                mall                                           Giant Grocery Store

Union Square                    Power Center                    289,000        Dunham Sports, Office Max,
                                                                               Gabriel Bros., Weis, Chuck
                                                                               E. Cheese

Colonial Commons                Power Center                    429,000        Giant Grocery Store, Service
                                                                               Merchandise, Montgomery
                                                                               Ward, AMC Theater, RX Place

Point Shopping Center           Strip Center                    277,000        U.S. Factory Outlet,
                                                                               Burlington Coat , Long Horn
                                                                               Steakhouse

       The boundaries of the trade area for the Center are influenced by the existence of natural boundaries, competing developments, and demographic characteristics. The Susquehanna River splits the Harrisburg market in two, creating the East and West shores. The Center is located in Dauphin County in the East shore area. The Mall's primary trade area consists of all of Dauphin County, while the secondary trade area includes sections of Lebanon and Lancaster counties on the East shore and sections of Perry and Cumberland counties on the West shore.

       Primary competition for the Center consists of three regional centers located in the Harrisburg trade area: Colonial Park Plaza, Capital City Mall, and Camp Hill Shopping Center.

       Colonial Park Plaza, which opened in 1960, is located approximately five miles north of the Center in the primary trade area, and contains 762,000 square feet of gross leasable area. It is anchored by The Bon-Ton, Sears, and

Boscov's, contains 90 in-line specialty retailers and as of December 31, 1996 had an occupancy percentage of 90%. In 1990, this one- level center was renovated and expanded to include a food court and additional specialty shops. Colonial Center continues to be Harrisburg East's primary competitor due to the strength of Boscov's and its tenant mix, which is very similar to that found at Harrisburg.

       Capital City Mall, a one-level center which opened in 1974, is located eight miles west of the Center in the secondary trade area. The center contains approximately 722,000 square feet of gross leasable area and is anchored by Hecht's, JC Penney, and Sears. As of December 31, 1996 it was 97.7% occupied, with a strong concentration of boutique style retailers, and with the addition of Hecht's and JC Penney in 1995, offers the same anchor appeal as the Center.

       Camp Hill Shopping Center, a former community center originally constructed in 1959, was completely enclosed and renovated in 1987. Camp Hill is located approximately eight miles west of the Center in the secondary trade area, and contains approximately 505,700 square feet. The center is anchored by Boscov's and Montgomery Ward, and also contains a 42,000 square foot Pathmark Superstore. The tenant mix is mostly comprised of local retailers and occupancy at 95.0% at December 31, 1996.



DEBT


       As previously discussed, EQK's management was granted an extension of EQK's mortgage debt through June 15, 1999. As described herein under "The Business of EQK," EQK completed an 18 month extension of its existing mortgage debt aggregating $45,379,000 effective December 1996 (maturity date of June 15,
1998). The following table sets forth certain information regarding the outstanding debt. Both the Mortgage Note and the Term Loan may be prepaid in full without penalty.




                                                                                                 Principal
                                          Principal        Annual Debt                          Balance at
                                        Balance as of        Service           Maturity          Maturity
      Lender          Annual Rate       1997 (000's)         (000's)             Date             (000's)
      ------          -----------       ------------     ---------------      ----------        -----------
 Prudential             8.88%(a)             $43,794         $3,888            6/15/98           $43,794
 PNC                    8.88%(b)               1,585            132            6/15/98             1,585(2)


- ---------------

(a) The extended Mortgage Note Agreement with Prudential requires monthly interest only payments of $324,000, at 8.88%. In consideration for the fixed annual interest accrual rate, EQK paid an up-front application fee of $165,000 and agreed to pay a back end fee of $272,900, plus interest thereon at the contract rate of 8.88%, at the maturity date of June 15, 1998, or the date at which all or any part of the original principal amount is prepaid.

(b) The extended Term Loan Agreement with PNC provides for the accrual interest rate to be re-set periodically, and is computed at EQK's discretion at either 2 5/8% above the Euro-Rate (as defined in the Term Loan Agreement) or 1 1/8% above the Prime Rate (as defined in the Term Loan Agreement). The accrual rate in effect as of March 16,1998 is 8.25%. The differential between the accrual rate and the pay rate of 8.88% will be added or subtracted to the principal balance due at maturity. In consideration for the extension of the maturity date of the Term Loan through June 15, 1998, EQK incurred an extension fee of $23,800.

PHYSICAL DESCRIPTION OF BUILDINGS

       The enclosed shopping mall and the anchor stores are two-level buildings of steel frame and masonry construction with reinforced concrete foundations and four-ply built-up roofs. The free-standing building is a one-level building of similar construction, containing convenience-type shops. The exterior of the mall consists of stone and brick walls and the anchor stores are of complimentary finishes. The mall's two levels are connected by two escalators and two stairways. All mall tenants and the anchor stores have their own air handling units which are supplied with chilled and hot water from a central plant. The free-standing building is served by roof-top cooling units which are predominantly of the packaged, self-contained type with gas heating sections.

PHYSICAL IMPROVEMENTS

       Since acquiring the Mall in 1985, EQK has undertaken several physical improvement programs. In 1987, EQK converted approximately 51,400 square feet of space in the basement of the former Hess's department store space into mall tenant space, at which time it was leased to Toys 'R' Us. During 1988, a new food court with approximately 13,000 square feet of gross leasable area was added. In 1991, EQK completed the conversion of 47,960 square feet of space previously occupied by JC Penney into approximately 31,500 square feet of new leasable area leased at substantially higher rates.

       In conjunction with the JC Penney conversion, the remaining area of the JC Penney store was remodeled. In addition, the terms of the amended JC Penney lease required EQK to renovate the common areas and the exterior facade of the Mall. This renovation was completed in 1993 for a cost of approximately $4,000,000. The project included a complete refurbishment of the property's interior common area, with new floors, finishes, and lighting throughout.

       Upon the expansion of Hecht's into the basement space previously occupied by Toys 'R' Us (approximately 51,400 square feet), EQK renovated Harrisburg East Mall's outparcel building (approximately 51,000 square feet) to accommodate the relocation of Toys 'R' Us for a cost of approximately $3,440,000. In addition to the expansion of the anchor tenant space, Hecht's performed an interior renovation of its new department store space.

       In anticipation of the opening of Lord & Taylor in the former John Wanamaker anchor space, May Company (Lord & Taylor's parent company) completed a major renovation of this anchor store location. EQK's management believes that May Company has spent approximately $10,000,000 on renovations and improvements.

APPRAISAL OF THE CENTER

       EQK has received an appraisal from an unaffiliated third-party appraiser (the "Independent Appraiser") with respect to the market value of the Center. Based upon the analysis set forth in such appraisal, the Independent Appraiser estimates that the market value of the leasehold interest (subject to occupancy leases) of the Center, on a free and clear basis as of December 31, 1997, was $62,300,000. In arriving at its appraised value for the Center, the Independent Appraiser considered relevant economic and market factors, including population, employment and other demographic factors and the impact of competition from other shopping centers in the Harrisburg M.S.A.

REAL ESTATE TAXES

       Real estate taxes are levied against the Center for county and township, and school tax purposes. County and township taxes are due March 1 and school taxes are payable on September 1. Harrisburg paid $1,035,000 in real estate taxes in 1997. The 1997 millage rate was 28.39. Though the county lowered the assessed value of Harrisburg East in 1997, the decrease in tax expense associated with the lower assessed value was offset by a rate increase announced by the county of approximately 2 millage points. Real estate taxes are substantially reimbursed by the tenants through real estate tax recovery billings.

DEPRECIATION

       As of December 31, 1997, for Federal income tax purposes, EQK depreciates its assets under the ACRS and the MACRS as follows:


       Buildings:

       Gross Federal Income Tax Basis                $50,284,000
       Accumulated Depreciation                      $15,586,000
       Depreciation Method                           Straight Line
       Depreciable Life                              40 Years

       Land Improvements:

       Gross Federal Income Tax Basis                $ 2,585,000
       Accumulated Depreciation                      $   248,000
       Depreciation Method                           Straight Line
       Depreciable Life                              40 Years

       Personal Property:

       Gross Federal Income Tax Basis                $   185,000
       Accumulated Depreciation                      $   115,000
       Depreciation Method                           Straight Line*
       Depreciable Life                              10 Years*

       *Except for automobiles which are depreciated over a range of 3 to 7 years using the double declining balance method.


ADDITIONAL INFORMATION

       For additional information concerning the Center, see EQK's 1997 Form 10-K, filed with the Commission on March 31, 1998, each of which is incorporated by reference herein.


SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF ART AND EQK

       The following unaudited pro forma combined financial information of ART and EQK presents the historical consolidated balance sheets and statements of operations of ART and EQK after giving effect to the Merger. The unaudited pro forma combined balance sheet data at September 30, 1998 gives effect to the Merger as if it had occurred on September 30, 1998. The unaudited pro forma combined statements of operations for the nine months ended September 30, 1998 and the fiscal year ended December 31, 1997 gives effect to the Merger as if it had occurred on January 1, 1997. These statements have been prepared on the basis of accounting for the Merger as a purchase of an investment in an equity method investee and are based on the assumptions set forth in the notes thereto.

       The following unaudited pro forma combined financial information has been prepared from, and should be read in conjunction with, the consolidated financial statements and related notes thereto of ART as set forth herein and the consolidated financial statements and related notes thereto of EQK included elsewhere in this Prospectus/Proxy

Statement. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the date as of which, or at the beginning of the periods for which, the Merger is being given effect, nor is it necessarily indicative of future operating results or financial position. See "Incorporation of Certain Documents by Reference."

                          AMERICAN REALTY TRUST, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998

                                                                                  Proforma            Proforma
                                                                Historical      Adjustments            Combined
                                                               ------------     ------------         ------------
                        Assets                                      (dollars in thousands, except per share)
                        ------
 Notes and interest receivable, net of allowances
         for estimated losses ..............................   $        298     $      1,524(4)      $      1,822

 Real estate held for sale, net of accumulated
         depreciation ......................................        255,836               --              255,836
 Real estate held for investment, net of
         accumulated depreciation ..........................        216,141           (1,524)(4)          214,617

 Pizza parlor equipment, net of accumulated
         depreciation ......................................          7,401               --                7,401
 Marketable equity securities at market
         value .............................................          7,734               --                7,734

 Cash and cash equivalents .................................          2,021             {(91)(3)}           1,430
                                                                                       {(500)(5)}
 Investments in equity investees ...........................         66,097           {1,312(1)}           68,992
                                                                                        {992(2)}
                                                                                         {91(3)}
                                                                                        {500(5)}

 Intangibles, net of accumulated
         amortization ......................................         15,020               --               15,020

 Other assets ..............................................         25,864               --               25,864
                                                               ------------     ------------         ------------
 Total .....................................................   $    596,412     $      2,304         $    598,716
                                                               ============     ============         ============

                                                                                             Proforma          Proforma
                                                                           Historical       Adjustments        Combined
                                                                          ------------      ------------     ------------
                                                                              (dollars in thousands, except per share)
         Liabilities and Stockholders' Equity
         ------------------------------------
 Liabilities
 Notes and interest payable ..........................................    $    384,096      $         --     $    384,096

 Margin borrowings ...................................................          42,212                --           42,212
 Accounts payable and other liabilities ..............................          51,615                --           51,615
                                                                          ------------      ------------     ------------

                                                                               477,923                --          477,923
 Minority interest ...................................................          52,268                --           52,268


 Redeemable Preferred Stock
                16,681 shares Series C ...............................           1,668                --            1,668
                (at liquidation preference)

 Stockholders' Equity
 Preferred Stock, $2.00 par value,
         authorized 20,000,000 shares, issued
         and outstanding
                3,580,493 shares Series F ............................           6,100              {263(1)}        6,561
                (liquidation preference $35,805) .....................                              {198(2)}

                1,000 shares Series G ................................               2                --                2
                (liquidation preference $100)
 Common Stock, $.01 par value, authorized
         100,000,000 shares, issued 13,492,800
         shares ......................................................             135                --              135


 Paid-in capital .....................................................          84,185            {1,049(1)}       86,028
                                                                                                    {794(2)}
 Accumulated (deficit) ...............................................         (25,841)               --          (25,841)

 Treasury stock at cost, 2,737,216 shares ............................             (28)               --              (28)
                                                                          ------------      ------------     ------------

 Total Stockholders' Equity ..........................................          64,553             2,304           66,857
                                                                          ------------      ------------     ------------
 Total Liabilities and Stockholders' Equity ..........................    $    596,412      $      2,304     $    598,716
                                                                          ============      ============     ============

                          AMERICAN REALTY TRUST, INC.
              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998

NOTE 1. Purchase of an aggregate of 1,685,556 EQK Shares from LLPM, 916,900 EQK Shares from Summit, 919,400 EQK Shares from Sutter and 854,200 EQK Shares from Halperin at $0.30 per EQK Share, paid in ART Preferred Shares valued for this purpose at the liquidation value of $10.00 per ART Preferred Share. As consideration for their EQK Shares LLPM will receive 50,566 ART Preferred Shares, Summit 27,507 ART Preferred Shares, Sutter 27,582 ART Preferred Shares and Halperin 25,626 Preferred Shares.

NOTE 2. Purchase of 673,976 newly issued EQK Shares for consideration of $1.47 per share in ART Preferred Shares, a total of 99,212 ART Preferred Shares, valued for this purpose at the liquidation value of $10.00 per ART Preferred Share. Such ART Preferred Shares are to be distributed to the EQK Shareholders, other than ART, at the rate of $0.14 per EQK Share owned, consisting of 0.014 of a share of ART Preferred Stock.

NOTE 3. Cash payment of $0.10 per EQK Share held by remaining 5% holder in consideration for its execution of Standstill Agreement.

NOTE 4. Sale of Oak Tree Village to EQK for a $2,780,000 wraparound mortgage note receivable. Deferred gain on sale of 1,256,000 offset against note receivable.

NOTE 5. Payment of remaining closing costs related to stock purchase/merger transaction.

                           AMERICAN REALTY TRUST, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                  Proforma            Proforma
                                              Historical         Adjustments          Combined
                                              ------------      ------------         ------------
                                                  (dollars in thousands, except per share)
 Revenues
         Sales ..........................     $     21,344      $         --         $     21,344
         Rents ..........................           45,098              (364)(1)           44,734
         Interest .......................              169               250(2)               419
         Other ..........................             (454)               --                 (454)
                                              ------------      ------------         ------------

                                                    66,157              (114)              66,043
 Expenses
         Cost of sales ..................           18,329                --               18,329
         Property operations ............           34,192              (108)(1)           34,084
         Interest .......................           35,676                --               35,676
         Advisory and servicing fees ....            2,767                --                2,767
         General and administrative .....            5,939                --                5,939
         Depreciation and amortization ..            4,683               (28)(1)            4,655
         Provision for loss .............            3,000             3,000
         Minority interest ..............            1,591                --                1,591
                                              ------------      ------------         ------------

                                                   106,177              (136)             106,041
                                              ------------      ------------         ------------
 (Loss) from operations .................          (40,020)               22              (39,998)

 Equity in income of investees ..........           27,429             {(123)(3)}          27,089
                                                                       {(217)(4)}
 Gain on sale of real estate ............           14,692                --               14,692
                                              ------------      ------------         ------------

 Net income .............................            2,101              (318)               1,783

 Preferred dividend requirement .........             (595)             (173)(5)             (768)
                                              ------------      ------------         ------------
 Net income applicable to
 Common shares ..........................     $      1,506      $       (491)        $      1,015
                                              ============      ============         ============

 Earnings per share
 Net income .............................     $        .14                           $        .09
                                              ============                           ============
 Weighted average Common shares used in
         computing earnings per share ...       10,741,137                             10,741,137
                                              ============                           ============

                          AMERICAN REALTY TRUST, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


NOTE 1. Elimination of rents, operating expenses and depreciation of Oak Tree Village sold to EQK for a $2,780,000 wraparound mortgage note receivable.

NOTE 2. Interest income on $2,780,000 wraparound mortgage note receivable which bears interest at 12% per annum and is secured by Oak Tree Village.

NOTE 3. Equity in proforma net loss of EQK for the nine months ended September 30, 1998 (pro forma net loss of $(251,000) times ART's ownership percentage of 49%).

NOTE 4. Amortization of cost in excess of net book value of EQK Shares acquired (proforma net book value at September 30, 1998 of zero, plus purchase price assigned to EQK investment of $2,895,000 equals $2,895,000 or ART's excess of cost over proforma net book value of EQK Shares) amortized over 10 years.

NOTE 5. Dividend requirement on ART Preferred Shares (230,493 shares times $.75 per share).

                           AMERICAN REALTY TRUST, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE
                   FISCAL YEAR ENDED DECEMBER 31, 1997




                                                                                    Proforma             Proforma
                                                                 Historical        Adjustments           Combined
                                                                 ------------      ------------         ------------
                                                                     (dollars in thousands, except per share)
Income
      Sales ................................................     $     17,926      $         --         $     17,926
      Rents ................................................           29,075              (485)(1)           28,590
      Interest .............................................            2,835               334(2)             3,169
      Other ................................................              135                --                  135
                                                                 ------------      ------------         ------------
                                                                       49,971              (151)              49,820

Expenses
      Cost of sales ........................................           14,492                --               14,492
      Property operations ..................................           24,195              (191)(1)           24,004
      Interest .............................................           30,231                --               30,231
      Advisory and servicing fees ..........................            2,657                --                2,657
      General and administrative ...........................            6,997                --                6,997
      Depreciation and amortization ........................            3,338               (59)(1)            3,279
      Minority interest ....................................            1,445                --                1,445
                                                                 ------------      ------------         ------------
                                                                       83,355              (250)              83,105
                                                                 ------------      ------------         ------------

(Loss) from operations .....................................          (33,384)               99              (33,285)

Equity in income of investees ..............................           10,660            {(237)(3)}           10,133
                                                                                         {(290)(4)}

Gain on sale of real estate ................................           20,296                --               20,296
                                                                 ------------      ------------         ------------

Net (loss) .................................................           (2,428)             (428)              (2,856)

Preferred dividend requirement .............................             (206)             (230)(5)             (436)
                                                                 ------------      ------------         ------------


Net (loss) applicable to Common shares .....................     $     (2,634)     $       (658)        $     (3,292)
                                                                 ============      ============         ============


Earnings per share

Net (loss) .................................................     $       (.22)                          $       (.28)
                                                                 ============                           ============

Weighted average Common shares used in
      computing earnings per share .........................       11,710,013                             11,710,013
                                                                 ============                           ============

                          AMERICAN REALTY TRUST, INC.
         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997

NOTE 1. Elimination of rents, operating expenses and depreciation of Oak Tree Village sold to EQK for a $2,780,000 wraparound mortgage note receivable.

NOTE 2. Interest income on $2,780,000 wraparound mortgage note receivable which bears interest at 12% per annum and is secured by Oak Tree Village.

NOTE 3. Equity in net loss of EQK for the year needed December 31, 1997 (pro forma net loss of $(483,000) times ART's ownership percentage of 49%).


NOTE 4. Amortization of cost in excess of net book value of EQK Shares acquired (pro forma net book value at December 31, 1997 of zero plus purchase price assigned to EQK investment of $2,895,000 equals $2,895,000 or ART's excess of cost over net book value of EQK Shares) amortized over 10 years.

NOTE 5. Dividend requirement on ART Preferred Shares (230,493 shares times $1.00 per share).

                             EQK REALTY INVESTORS 1
                        UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1998
                        (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                                    PRO FORMA ADJUSTMENTS
                                                                           -----------------------------------------
                                                                           DISPOSITION                  PURCHASE OF
                                                                               OF                         OAK TREE
ASSETS                                                        HISTORICAL   THE CENTER (a)  SUBTOTAL      VILLAGE (b)     PRO FORMA
                                                             ------------  ------------   ------------  ------------   ------------
Investment in real estate                                    $         --  $         --   $         --  $      2,780   $      2,780
Real estate held for sale                                          39,264       (39,264)            --            --             --
Cash and cash equivalents:
         Cash Management Agreement                                  2,127        (2,127)            --            --             --
         Other                                                        612          (555)            57            --             57
Accounts receivable and other assets
         (net of allowance of $213 in the historical                2,262        (2,262)            --            --             --
         presentation)
                                                             ------------  ------------   ------------  ------------   ------------
TOTAL ASSETS                                                 $     44,265  $    (44,208)  $         57  $      2,780   $      2,837
                                                             ============  ============   ============  ============   ============
LIABILITIES AND DEFICIT IN SHAREHOLDERS'
EQUITY
Liabilities:
         Mortgage note payable                               $     43,794  $    (43,794)  $         --  $      2,780   $      2,780
         Term loan payable to bank                                  1,581        (1,581)            --            --             --
         Accounts payable and other liabilities (including          4,070        (4,013)            57            --             57
                  amounts due affiliates of $3,091 in the
                  historical presentation)
                                                             ------------  ------------   ------------  ------------   ------------
                                                                   49,445       (49,388)            57         2,780          2,837
Deficit in Shareholders' Equity:
         Shares of beneficial interest, without par value:        135,875      (135,875)            --           --(e)           --
                  10,055,555 shares authorized 9,632,212
                  shares issued and outstanding in the
                  historical presentation and an unlimited
                  number of shares authorized,
                  10,306,188 shares issued and
                  outstanding in the pro forma
                  presentation
         Accumulated deficit                                     (141,055)      141,055             --            --             --
                                                             ------------  ------------   ------------  ------------   ------------
                                                                   (5,180)        5,180             --            --             --
                                                             ------------  ------------   ------------  ------------   ------------
TOTAL LIABILITIES AND DEFICIT IN
SHAREHOLDERS' EQUITY                                         $     44,265  $    (44,208)  $         57  $      2,780   $      2,837
                                                             ============  ============   ============  ============   ============

                             EQK REALTY INVESTORS 1
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                 PRO FORMA ADJUSTMENTS
                                                                     -------------------------------------------
                                                                     DISPOSITION                     PURCHASE OF
                                                                         OF                           OAK TREE
                                                         HISTORICAL  THE CENTER(c)   SUBTOTAL         VILLAGE(d)        PRO FORMA
                                                        -----------  -----------    -----------      -----------      -----------
Revenues from rental operations                         $     6,158  $    (6,158)   $        --      $       357      $       357
Operating expenses, net of tenant reimbursements              1,083       (1,083)            --               63               63
         (including property management fees
         earned by an affiliate of $307 in the
         historical presentation and $24 in the pro
         forma presentation)
Depreciation and amortization                                 2,532       (2,532)            --               92               92
                                                        -----------  -----------    -----------      -----------      -----------
Income from rental operations                                 2,543       (2,543)            --              202              202
Interest expense                                              4,046       (4,046)            --              310              310
Other expenses, net of interest income (including               458         (108)           350               25              375
         portfolio management fees earned by an
         affiliate of $242 in the historical
         presentation and $21 in the pro forma
         presentation)
                                                        -----------  -----------    -----------      -----------      -----------
Net loss                                                $    (1,961) $     1,611    $      (350)     $      (133)     $      (483)
                                                        ===========  ===========    ===========      ===========      ===========
Weighted average shares outstanding                       9,264,344                   9,264,344          673,976        9,938,320
Net loss per share                                      $     (0.21)                $     (0.04)                      $     (0.05)
                                                        ===========  ===========    ===========      ===========      ===========

                             EQK REALTY INVESTORS 1
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                   Pro Forma Adjustments
                                                                      -------------------------------------------

                                                                       DISPOSITION                   PURCHASE OF
                                                                            OF                        OAK TREE
                                                         HISTORICAL   THE CENTER (c)    SUBTOTAL      VILLAGE(d)       PRO FORMA
                                                        ------------  ------------    ------------   ------------     ------------
Revenues from rental operations                         $      4,509  $     (4,509)   $         --   $        272     $        272
                                                        ------------  ------------    ------------   ------------     ------------
Operating expenses, net of tenant reimbursements                 629          (629)             --             (3)              (3)
      (including property management fees earned
      by an affiliate of $228 in the historical
      presentation and $18 in the pro forma
      presentation)
Depreciation and amortization                                    548          (548)             --             69               69
                                                        ------------  ------------    ------------   ------------     ------------
Income from rental operations                                  3,332        (3,332)             --            206              206
Interest expense                                               3,204        (3,204)             --            210              210
Other expenses, net of interest income (including                326           (95)            231             16(f)           247
      portfolio management fees earned by an
      affiliate of $174 in the historical presentation
      and $16 in the pro forma presentation)
                                                        ------------  ------------    ------------   ------------     ------------
Net income (loss)                                       $       (198) $        (33)   $       (231)  $        (20)    $       (251)
                                                        ============  ============    ============   ============     ============
Weighted average shares outstanding                        9,462,427  $         --       9,462,427        673,976       10,136,403
Net loss per share                                      $      (0.02)                 $      (0.02)                   $      (0.02)
                                                        ============  ============    ============   ============     ============

                             EQK REALTY INVESTORS I
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


The Unaudited Pro Forma Statement of Operations for the year ended December 31, 1997 is derived from the historical Statement of Operations included herein and in the Annual Report on Form 10-K for the year ended December 31, 1997. The Unaudited Pro Forma Balance Sheet as of September 30, 1998 and the Unaudited Pro Forma Statement of Operations for the nine months ended September 30, 1998 are derived from the historical statements included herein and in the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

The pro forma financial information should be read in conjunction with the Trust's historical Financial Statements and Notes thereto contained herein and in the Annual Report on Form 10-K for the year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998. The pro forma financial information does not purport to be indicative of the results of operations or the financial position which would have actually resulted if the sale transaction had been consummated on the date indicated. In addition, the pro forma financial information does not purport to be indicative of the results of operations or financial position which may be obtained in the future.

The Unaudited Pro Forma Adjustments are comprised of the following:

(a) The September 30, 1998 Unaudited Balance Sheet Pro Forma Adjustments reflecting the disposition of the Center have assumed a sale price enabling EQK to recover the carrying value of its remaining assets and settle all of its liabilities. Such a sale price is not necessarily indicative of a sale price that could be achieved through negotiation between parties in a sale transaction. The Merger is conditioned upon, among other things, EQK's sale of the Center and distributions of the remaining net proceeds to the EQK shareholders. It is Management's intent to sell the Center and distribute any remaining net proceeds.

(b) The September 30, 1998 Unaudited Balance Sheet Proforma Adjustments reflecting EQK's acquisition of Oak Tree Village from ART reflect total consideration for the acquisition of The Oak Tree Village of $2,780,046 and the assumption of existing debt of $1,530,046 and a non-recourse promissory note by EQK payable to ART in the amount of $1,250,000.

(c) The Unaudited Proforma Statements of Operations adjustments reflecting the disposition of The Center for the year ended December 31, 1997 and the nine months ended September 30, 1998 consist of: (i) the elimination of the results of operations of The Center; (ii) the elimination of interest expense on the debt of EQK which will be repaid with the proceeds from the sale of The Center; and (iii) an adjustment to management fees resulting from the disposal of The Center.

(d) The Unaudited Proforma Statements of Operations adjustments reflecting the acquisition of Oak Tree Village for the year ended December 31, 1997 and the nine months ended September 30, 1998 consist of: (i) the addition of the historical results of operations of Oak Tree Village;
       (ii) the elimination of historical depreciation and amortization of Oak Tree Village; (iii) the addition of depreciation and amortization of the purchase price of Oak Tree Village using the historical depreciation and amortization policies of EQK; and (iv) the addition of interest expense related to debt assumed as part of the acquisition of Oak Tree Village.

(e) In conjunction with the Merger, EQK will issue 673,976 EQK shares to ART. ART will issue to the Public EQK Shareholders, for each EQK Share currently owned, $0.14 per EQK Share in the form of 0.01400 of an ART Preferred Share with a Liquidation Value of $10.00 per share.

(f) Under the terms of the Advisory Agreement between EQK Realty Investors I and Basic Capital Management, the Advisor will receive an asset management fee of 0.75% per year of the gross asset value of the Trust.

                              PLAN OF DISTRIBUTION

       The Dealer Manager, an affiliate of ART and BCM, will distribute the EQK Merger Consideration to EQK Shareholders residing in the states of Florida, Kansas, Missouri, New Jersey, North Carolina, North Dakota and Vermont on ART's behalf. The Merger Agent will distribute the EQK Merger Consideration to all other EQK Shareholders on ART's behalf.

       The Dealer Manager and the Merger Agent will be entitled to indemnifications by ART against certain civil liabilities, including liabilities under the Securities Act, or to contribution by ART to payments they may be required to make in respect thereof. The Dealer Manager is an affiliate of ART and may engage in transactions with, or perform services for ART in the ordinary course of business.


                                 LEGAL MATTERS

       The validity of the shares of ART Preferred Shares offered hereby has been passed upon for ART by Holt Ney Zatcoff & Wasserman, LLP, Atlanta, Georgia. Certain matters in connection with the Merger will be passed upon for EQK by its special Massachusetts counsel, Palmer & Dodge, Boston, Massachusetts. The federal income tax consequences of the Merger have been passed upon by Andrews & Kurth L.L.P., Dallas, Texas.

                                    EXPERTS

       The financial statements and schedules of ART included and incorporated by reference in this Prospectus/Proxy Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their reports appearing elsewhere herein and in the Registration Statement, and such reports are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

       The financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and the related financial statement schedule as of December 31, 1997 of EQK included and incorporated by reference in this Prospectus/Proxy Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are included and incorporated by reference herein, and have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

       The references to the Brown Appraisal in this Prospectus/Proxy Statement have been included in this Prospectus/Proxy Statement in reliance upon the authority of Brown & Associates as expert independent appraisers with respect to the Oak Tree Village.

       The references to the Blosser Survey in this Prospectus/Proxy Statement have been included in this Prospectus/Proxy Statement in reliance upon the authority of the Blosser Appraisal Company as an expert independent appraiser for the Lubbock, Texas MSA.

                                   APPENDIX A

                            GLOSSARY OF SELECT TERMS

                    TERM                                DEFINED AS (PART OF PROXY STATEMENT/PROSPECTUS)
                    ----                                -----------------------------------------------
 5% Holder . . . . . . . . . . . . . . . .      Each EQK Shareholder holding 5% or more of the issued and
                                                outstanding EQK Shares, excluding LLPM, Summit, Sutter and
                                                Halperin (Summary)

 ACMs  . . . . . . . . . . . . . . . . . .      Asbestos-containing materials (Risk Factors)

 ADA . . . . . . . . . . . . . . . . . . .      Americans with Disabilities Act of 1980 (Risk Factors)

 Advisor . . . . . . . . . . . . . . . . .      LLPM, in its capacity as advisor to EQK (Summary)

 Adjusted Liquidation Value  . . . . . . .      The Liquidation Value plus the amount of any accrued and unpaid dividends (Summary)

 Advisory Agreement  . . . . . . . . . . .      Agreement between LLPM and EQK, with LLPM as EQK's Advisor
                    (Summary)

 Affiliated REITs  . . . . . . . . . . . .      CMET, IORI and TCI (The Business of ART)

 Amended Declaration of Trust  . . . . . .      ART Realty Investors I Second Amended and Restated Declaration
                                                of Trust (Summary)

 ART Board . . . . . . . . . . . . . . . .      Board of Directors of American Realty Trust, Inc. (Prospectus
                                                Cover Pages)

 ART Common Shares . . . . . . . . . . . .      Shares of ART Common Stock (Prospectus Cover Pages)

 ART Designated Trustees . . . . . . . . .      Persons designated by ART to become the New EQK Board (The
                                                Board Election Proposal)

 ART Form 10-K . . . . . . . . . . . . . .      ART's Annual Report on Form 10-K for the year ended
                                                December 31, 1997 (Summary)

 ART Merger Consideration  . . . . . . . .      673,976 EQK Shares ART will be entitled to receive as
                                                consideration for the Merger (Prospectus Cover Pages)

 ART Newco . . . . . . . . . . . . . . . .      ART Newco, LLC, a Massachusetts limited liability company
                                                (Prospectus Cover Pages)

 ART Preferred Shares  . . . . . . . . . .      ART's Series F Cumulative Convertible Preferred Stock with a par value of $2.00 per share and a stated Liquidation Value of
                                                $10.00 per share (Prospectus Cover Pages)

 ART Realty Investors I  . . . . . . . . .      The Trust (Summary)

 ART . . . . . . . . . . . . . . . . . . .      American Realty Trust, Inc., a Georgia corporation (Prospectus
                                                Cover Pages)

 Avacelle  . . . . . . . . . . . . . . . .      Avacelle, Inc. (The Board Election Proposal)

 BCM . . . . . . . . . . . . . . . . . . .      Basic Capital Management, Inc., a Nevada corporation and an affiliate of ART (Summary)

 BCM Affiliates  . . . . . . . . . . . . .      The affiliates of BCM (Summary)

 Block Purchase  . . . . . . . . . . . . .      ART's purchase of an aggregate of 4,376,056 EQK Shares from
                                                LLPM, Summit, Sutter and Halperin, pursuant to separate stock purchase agreements (Prospectus Cover Pages)

 Block Purchase Consideration  . . . . . .      Consideration of 0.030 ART Preferred Shares paid by ART to
                                                LLPM, Summit, Sutter or Halperin for each EQK Share they
                                                respectively own (Prospectus Cover Pages)

 Blosser . . . . . . . . . . . . . . . . .      Blosser Appraisal (The Proposed Merger and Related Matters)

 Blosser Survey  . . . . . . . . . . . . .      Survey of the Lubbock, Texas commercial real estate market performed by Blosser (The Proposed Merger and Related Matters)

 Board Election Proposal . . . . . . . . .      Proposal to elect specific members to the EQK Board at the EQK
                                                Annual Meeting.  The Board Election Proposal will require the affirmative vote of EQK Shareholders representing a majority of the total votes authorized to be cast by EQK Shares then
                                                outstanding which are present at the EQK Annual Meeting in person or by proxy and entitled to vote thereon (Summary)

 Brown Appraisal . . . . . . . . . . . . .      Oak Tree Village appraisal by Brown & Associates (The Proposed
                                                Merger and Related Matters)

 Brown & Associates  . . . . . . . . . . .      Unaffiliated third-party appraiser hired to appraise the market value of Oak Tree Village (The Proposed Merger and Related
                                                Matters)

 Break-Up Consideration  . . . . . . . . .      $200,000 plus ART's share of transaction expenses, paid by EQK to ART under certain conditions if EQK elects not to proceed with the Merger (Management's Discussion and Analysis of
                                                Financial Condition and Results of Operations of EQK)

 Campbell Associates . . . . . . . . . . .      Campbell Center Associates, Ltd. (The Business of ART)

 Carmel, Ltd.  . . . . . . . . . . . . . .      Carmel Realty Services, Ltd., an affiliate of BCM (Description of ART)

 Carmel Realty . . . . . . . . . . . . . .      Carmel Realty, Inc., owned by First Equity (Description of ART)

 Cash Distribution Agreement . . . . . . .      July 15, 1998 agreement between NRLP, SAMLP and the NRLP
                                                Oversight Committee (The Business of ART)

 Castleton . . . . . . . . . . . . . . . .      Castleton Park (The Business of EQK)

 Center  . . . . . . . . . . . . . . . . .      Harrisburg East Mall, EQK's only current real estate investment
                                                (Summary)

 CMET  . . . . . . . . . . . . . . . . . .      Continental Mortgage and Equity Trust, an affiliate of ART
                                                (Incorporation of Certain Information by Reference)

 Code  . . . . . . . . . . . . . . . . . .      Internal Revenue Code of 1986 (Summary)

Commission  . . . . . . . . . . . . . . .      Securities and Exchange Commission (Prospectus Cover Pages)

Compass . . . . . . . . . . . . . . . . .      Compass Retail, Inc., a subsidiary of ERE (n/k/a ERE Yarmouth
                                               Retail, Inc.) (Summary)

Conversion Price  . . . . . . . . . . . .      The number of shares of ART Common Shares obtained by
                                               multiplying the number of ART Preferred Shares being converted by $10.00, then adding all accrued and unpaid dividends, then dividing such sum by (in most instances) 90% of the simple average of the daily closing price of the ART Common Shares for the 20 business days ending on the last business day of the calendar week immediately preceding the date of conversion on the principal stock exchange on which such ART Common Shares are then listed.  (Summary)

Davister  . . . . . . . . . . . . . . . .      Davister Corp., a general partner in a partnership that owns approximately 15.6% of ART's outstanding shares of Common Stock
                                               (The Business of ART)

Declaration Amendment Proposal  . . . . .      Proposal to amend and restate the Declaration of Trust
                                               (Summary)

Dealer Manager  . . . . . . . . . . . . .      Interfirst Capital Corporation, a California corporation and an affiliate of ART and BCM (Summary)

Declaration of Trust  . . . . . . . . . .      EQK's Amended and Restated Declaration of Trust, dated
                                               February 27, 1985, as amended on March 5, 1986 (Summary)

duPont  . . . . . . . . . . . . . . . . .      E.I. duPont de Nemours Co. Inc. Trust Fund (Summary)

Effective Time  . . . . . . . . . . . . .      The time at which the Merger is filed on a Certificate of
                                               Merger with the Secretary of State of the Commonwealth of
                                               Massachusetts (Summary)

EQK Annual Meeting  . . . . . . . . . . .      Annual Meeting of the EQK Shareholders to be held on
                                               __________ ___, 1999 (Prospectus Cover Pages)

EQK Board . . . . . . . . . . . . . . . .      EQK's Board of Trustees (Prospectus Cover Page)

EQK Form 10-K . . . . . . . . . . . . . .      EQK's Annual Report on Form 10-K for the year ended
                                               December 31, 1997 (Summary)

EQK Merger Consideration  . . . . . . . .      Consideration for the Merger, payable to each EQK Shareholder consisting of 0.014 of an ART Preferred Share with a Liquidation
                                               Value for such portion of a share of $0.14 (Prospectus Cover Pages)

EQK Record Date . . . . . . . . . . . . .                           , 1999 (Prospectus Cover Pages)
                                               ---------------------

EQK Shareholders  . . . . . . . . . . . .      Holders of EQK Shares (Prospectus Cover Pages)

EQK Shares  . . . . . . . . . . . . . . .      Shares of beneficial interest of EQK, par value of $0.01 per share (Prospectus Cover Pages)

EQK . . . . . . . . . . . . . . . . . . .      EQK Realty Investors I, a Massachusetts business trust
                                               (Prospectus Cover Pages)

Equitable . . . . . . . . . . . . . . . .      The Equitable Life Assurance Society of the United States,
                                               former owner of Compass and LLPM (Summary)

ERE . . . . . . . . . . . . . . . . . . .      Equitable Real Estate Investment Management, Inc., current owner of LLPM and Compass (Summary)

Exchange Act  . . . . . . . . . . . . . .      Securities Exchange Act of 1934, as amended (Available
                                               Information)

Expense Sharing Agreement . . . . . . . .      Agreement whereby each of ART and EQK will share the costs and expenses associated with the Merger (The Proposed Merger and
                                               Related Matters)

Financial Advisor . . . . . . . . . . . .      The independent financial advisor engaged by the EQK Board
                                               (Summary)

First Equity  . . . . . . . . . . . . . .      First Equity Properties, Inc. (The Board Election Proposal)

GCLP  . . . . . . . . . . . . . . . . . .      Garden Capital, L.P., a Delaware limited partnership in which
                                               NOLP owns a 99.3% limited partner interest (The Business of ART)

Greenspring . . . . . . . . . . . . . . .      Greenspring Fund, Incorporated (Summary)

Halperin  . . . . . . . . . . . . . . . .      Maurice A. Halperin (Prospectus Cover Pages)

Halperin Purchase . . . . . . . . . . . .      Halperin's purchase of  854,200 EQK Shares during the period from December 26, 1997 through January 20, 1998 (Summary)

Harrisburg M.S.A. . . . . . . . . . . . .      Harrisburg Metropolitan Statistical Area (Description of the
                                               Harrisburg East Mall)

IGI Properties  . . . . . . . . . . . . .      Twenty-nine apartment complexes in Florida and Georgia,
                                               purchased by ART in April 1998 (The Business of ART)

Independent Appraiser . . . . . . . . . .      Unaffiliated third-party appraiser hired by EQK to appraise the market value of the Center (Description of the Harrisburg East Mall)

Independent Trustee . . . . . . . . . . .      Trustee unaffiliated with ART or its Affiliates (The Board
                                               Election Proposal)

IORI  . . . . . . . . . . . . . . . . . .      Income Opportunity Realty Investors, Inc., an affiliate of ART
                                               (Incorporation of Certain Information by Reference)

ITAA  . . . . . . . . . . . . . . . . . .      Information Technology Association of America (ART Management's
                                               Discussion and Analysis of Financial Condition and Results of
                                               Operations of ART)

Lender  . . . . . . . . . . . . . . . . .      Midland Loan Services (The Proposed Merger and Related Matters)

Liquidation Value . . . . . . . . . . . .      $10.00 per ART Preferred Share (Prospectus Cover Pages)

LLPM  . . . . . . . . . . . . . . . . . .      Lend Lease Portfolio Management, Inc., EQK's Advisor
                                               (Prospectus Cover Pages)

LLPM/ART Stock Purchase Agreement . . . .      Amended and Restated Stock Purchase Agreement between LLPM and
                                               ART, dated 8/25/98 (Summary)

MACRS . . . . . . . . . . . . . . . . . .      Modified Accelerated Cost Recovery System (The Business of ART)

May Company . . . . . . . . . . . . . . .      May Department Stores Co. (Description  of the Harrisburg  East
                                               Mall)

Merger Agent  . . . . . . . . . . . . . .      American Stock Transfer and Trust Company (The  Proposed Merger
                                               and Related Matters)

Merger Agreement  . . . . . . . . . . . .      Amended and Restated Agreement and Plan of Merger, dated as of
                                               August 25, 1998 among ART, ART Newco, BCM, EQK and LLPM
                                               (Prospectus Cover Pages)

Merger Consideration  . . . . . . . . . .      The ART Merger Consideration and the EQK Merger Consideration
                                               (Prospectus Cover Pages)

Merger Proposal . . . . . . . . . . . . .      Proposal for the Merger to be voted on at the EQK Annual
                                               Meeting, requiring Requisite Shareholder Approval (Summary)

Merger-Related Proposals  . . . . . . . .      The Merger Proposal, the Declaration Amendment Proposal and the
                                               New Advisory Agreement Proposal, all of which are subject to
                                               Requisite Shareholder Approval (Summary)

Merger  . . . . . . . . . . . . . . . . .      The merger of ART Newco with and into EQK, with EQK being the surviving entity (Prospectus Cover Pages)

Moorman Settlement Agreement  . . . . . .      An agreement settling a class action lawsuit as to Gene
                                               Phillips, William S. Friedman, SAMLP, NRLP and NOLP (The
                                               Business of ART)

Mortgage Note . . . . . . . . . . . . . .      EQKs mortgage note with Prudential (The Business of EQK)

MSA . . . . . . . . . . . . . . . . . . .      Metropolitan statistical area (The Proposed Merger and Related
                                               Matters)

Nanook Limited Partner  . . . . . . . . .      A limited partner in Nanook Partners, L.P., a limited
                                               partnership that owns approximately 15.6% of the outstanding shares of ARTs Common Stock (The Business of ART).

Negative Determination  . . . . . . . . .      Determination by the EQK Board that it can no longer recommend the approval of the Merger-Related Proposals to the EQK
                                               Shareholders (Summary)

New EQK Board . . . . . . . . . . . . . .      The three member board of trustees of EQK consisting of the ART
                                               Designated Trustees (The Board Election Proposal)

New Advisor . . . . . . . . . . . . . . .      BCM, under the New Advisory Agreement (Summary)

New Advisory Agreement  . . . . . . . . .      Agreement which replaces the Advisory Agreement and makes BCM
                                               EQKs New Advisor (Summary)

NIRT  . . . . . . . . . . . . . . . . . .      National Income Realty Trust (The Board Election Proposal)

New Advisory Agreement Proposal . . . . .      Proposal to terminate the Advisory Agreement and institute the
                                               New Advisory Agreement with BCM as the New Advisor to EQK
                                               (Summary)

NMC . . . . . . . . . . . . . . . . . . .      NRLP Management  Corp., a wholly-owned subsidiary of ART (The
                                               Board Election Proposal)

NOLP  . . . . . . . . . . . . . . . . . .      National Operating, L.P.


NOLs  . . . . . . . . . . . . . . . . . .      Net operating losses (Summary)

Note  . . . . . . . . . . . . . . . . . .      A non-recourse promissory note by EQK payable to ART with
                                               respect to Oak Tree Village in the amount of $1,250,000 that shall bear interest at a rate of 12% per annum and shall be payable quarterly in installments of interest only over a term of five years with a final principal payment being due on
                                               December 15, 2003 (The Proposed Merger and Related Matters)

NRLP Oversight Committee  . . . . . . . .      Oversight committee for NRLP created by the Moorman Settlement
                                               Agreement (The Business of ART)

NRLP  . . . . . . . . . . . . . . . . . .      National Realty, L.P., an affiliate of ART (Incorporation  of
                                               Certain Information by Reference)

NYSE  . . . . . . . . . . . . . . . . . .      New York Stock Exchange (Prospectus Cover Pages)


NYSE Rules  . . . . . . . . . . . . . . .      NYSE's published guidelines (Summary)

Oak Tree Village  . . . . . . . . . . . .      Oak Tree Village Shopping Center, located in Lubbock, Texas
                                               (Summary)

Original Merger Agreement . . . . . . . .      Agreement and Plan of Merger by and among ART, ART Newco, BCM,
                                               EQK, Equity Realty Portfolio Management, Inc. and Compass dated
                                               December 23, 1997 (Summary)

OTC Bulletin Board  . . . . . . . . . . .      Over-the-Counter Bulletin Board (Summary)

Ownership Limit . . . . . . . . . . . . .      Specific provisions in the Declaration Amendment Proposal
                                               restricting the ownership of more than 4.9% of the outstanding
                                               EQK Shares by any single EQK Shareholder, other than ART
                                               (Summary)

Peachtree . . . . . . . . . . . . . . . .      Peachtree Dunwoody Pavilion (The Business of EQK)

Plan  . . . . . . . . . . . . . . . . . .      1997 ART Stock Option Plan (Description of ART)


PNC . . . . . . . . . . . . . . . . . . .      PNC Bank Corp., holder of the Term Loan (The Business of EQK)

Property Manager  . . . . . . . . . . . .      LaSalle Partners Management, Inc. (Successor to ERE Yarmouth
                                               Retail, Inc.) (The Business of EQK)

Proposals . . . . . . . . . . . . . . . .      The Merger Proposal, the Declaration Amendment Proposal, the
                                               New Advisory Agreement Proposal and the Board Election Proposal
                                               (Summary)

Proxy Solicitor . . . . . . . . . . . . .      Shareholder Communications Corporation (The EQK Annual Meeting)

Prudential  . . . . . . . . . . . . . . .      Prudential Insurance Company of America (Summary)


Prudential Warrants . . . . . . . . . . .      Prudential's warrants to purchase 367,868 EQK Shares (Summary)

Public EQK Shareholders . . . . . . . . .      The EQK Shareholders other than ART and its affiliates, LLPM,
                                               Summit, Sutter and Halperin (Prospectus Cover Pages)

PWSI  . . . . . . . . . . . . . . . . . .      Pizza World Supreme, Inc., a wholly-owned subsidiary of ART
                                               (Summary)

Quarterly Dividend Payment Rate . . . . .      A cumulative, compounded dividend per ART Preferred Share equal to 10% per annum of the Accumulated Liquidation Value, payable quarterly on the 15th day of the month following the end of each calendar quarter (Summary)

Redeemable General Partner Interest . . .      SAMLP's general partner interest in NOLP and NRLP (The Business of ART)

Reform Act  . . . . . . . . . . . . . . .      Private Securities Litigation Reform Act of 1995 (Prospectus
                                               Cover Pages)


Registration Statement  . . . . . . . . .      ART's Registration Statement on Form S-4, Registration
                                               Statement No. 333-43777 (Prospectus Cover Pages)

REIT  . . . . . . . . . . . . . . . . . .      Real Estate Investment Trust (Summary)

Requisite Shareholder Approval  . . . . .      Affirmative vote of EQK Shareholders representing three-
                                               quarters of the total votes authorized to be cast by EQK Shares then outstanding (Summary)

RTC . . . . . . . . . . . . . . . . . . .      Resolution Trust Corporation (Risk Factors)

SAMI  . . . . . . . . . . . . . . . . . .      Syntek Asset Management,  Inc.  (The  Board Election Proposal)

SAMLP . . . . . . . . . . . . . . . . . .      Syntek Asset Management, L.P. (Description of ART)


San Jacinto . . . . . . . . . . . . . . .      San Jacinto Savings Association (Risk Factors)


Securities Act  . . . . . . . . . . . . .      Securities Act of 1933, as amended (Prospectus Cover Pages)

Series A Preferred Stock  . . . . . . . .      ART's Series A Cumulative Participating Preferred Stock
                                               (Description of the Capital Stock of ART)

Series D Preferred Stock  . . . . . . . .      ART's Series D Cumulative Preferred Stock (Description of the
                                               Capital Stock of ART)

Series E Preferred Stock  . . . . . . . .      ART's Series E Cumulative Convertible Preferred Stock
                                               (Description of the Capital Stock of ART)

Series G Preferred Stock  . . . . . . . .      ART's Series G Cumulative Convertible Preferred Stock
                                               (Description of the Capital Stock of ART)

Series H Preferred Stock  . . . . . . . .      ART's Series H Cumulative Convertible Preferred Stock
                                               (Description of the Capital Stock of ART)

Southmark . . . . . . . . . . . . . . . .      Southmark Corporation (Risk Factors)

Special Stock . . . . . . . . . . . . . .      20,000,000 Shares of a special class of ART stock, $2.00 per value per share (Description of the Capital Stock of ART)

Special Meeting . . . . . . . . . . . . .      February 23, 1999 Meeting of the EQK Shareholders (Summary)

Standstill Agreement  . . . . . . . . . .      Agreement with each 5% Holder  (other than LLPM and  Greenspring)
                                               whereby ART would pay $0.10 per existing EQK Share held by the two remaining 5% Holders (paid on a maximum of 2,156,600 shares or a maximum of $215,660 in cash) as compensation for such holder's agreement not to sell any of its EQK Shares or acquire any additional EQK Shares for a period of 42 months after the consummation of the Merger.

Summit  . . . . . . . . . . . . . . . . .      Summit Ventures, L.P. (Prospectus Cover Pages)

Summit/Sutter Purchases . . . . . . . . .      Summit and Sutter's purchase of an aggregate of 1,252,500 EQK
                                               Shares (Summary)

Supervising Judge . . . . . . . . . . . .      Judge appointed to supervise the class action settlement in the
                                               Mourmum Settlement Agreement (The Business of ART)

Sutter  . . . . . . . . . . . . . . . . .      Sutter Opportunity Fund, LLC (Prospectus Cover)

Tax Counsel . . . . . . . . . . . . . . .      Andrews & Kurth L.L.P.

Term Loan . . . . . . . . . . . . . . . .      EQK loan in place from December 15, 1992  with PNC as the lender
                                               (The Business of EQK)

TIN . . . . . . . . . . . . . . . . . . .      Tax Identification Number (The Proposed Merger and Related
                                               Matters)

Trust . . . . . . . . . . . . . . . . . .      ART Realty Investors I, the surviving entity of the Merger
                                               (Prospectus Cover Pages)

Trustee . . . . . . . . . . . . . . . . .      A member of the EQK Board of Trustee (Summary)

Unaffiliated Trustee  . . . . . . . . . .      Trustees unaffiliated with EQK  or LLPM under the Declaration of
                                               Trust (Description of EQK)

VPT . . . . . . . . . . . . . . . . . . .      Vinland Property Trust (Board Election Proposal)

Y2K . . . . . . . . . . . . . . . . . . .      Year 2000 compliance issue (Management's Discussion and
                                               Analysis of Financial Condition and Results of Operations of
                                               EQK)

                          INDEX TO FINANCIAL STATEMENTS



                                                                                  Page
FINANCIAL STATEMENTS OF AMERICAN REALTY TRUST, INC.:

Report of Independent Certified Public Accountants.................................F-3

Consolidated Balance Sheets -
   December 31, 1997 and 1996......................................................F-4

Consolidated Statements of Operations -
   Years Ended December  31, 1997, 1996 and 1995...................................F-5

Consolidated Statements of Stockholders' Equity -
   Years Ended December 31, 1997, 1996 and 1995....................................F-6

Consolidated Statements of Cash Flows -
   Years Ended December 31, 1997, 1996 and 1995....................................F-8

Notes to Consolidated Financial Statements........................................F-11


Interim Financial Statements (Unaudited):

Consolidated Balance Sheets -
   September 30, 1998 and December 31, 1997.......................................F-34

Consolidated Statements of Operations -
   Nine Months Ended September 30, 1998 and 1997..................................F-36

Consolidated Statements of Stockholders' Equity -
   Nine Months Ended September 30, 1998...........................................F-37


Consolidated Statements of Cash Flows -
   Nine Months Ended September 30, 1998 and 1997..................................F-38

Notes to Consolidated Interim Financial Statements................................F-41


FINANCIAL STATEMENTS OF EQK REALTY INVESTORS I:

Report of Independent Certified Public Accountants................................F-51

Balance Sheets at December 31, 1997 and 1996......................................F-52

Statements of Operations -
   Years Ended December 31, 1997, 1996 and 1995...................................F-53

Statements of Shareholders' Equity -
   Years Ended December 31, 1997 1996 and 1995....................................F-54

Statements of Cash Flows -
   Years Ended December 31, 1997, 1996 and 1995...................................F-55

Notes to Financial Statements, including
   Supplementary Data.............................................................F-56

Financial Statement Schedule......................................................F-63

Interim Financial Statements (Unaudited)

Balance Sheets at September 30, 1998 and
   December 31, 1997..............................................................F-64

Statements of Operations -
   for nine months ended
   September 30, 1998 and September 30, 1997......................................F-65

Statements of Cash Flow-
   for nine months ended September 30, 1998
   and September 30, 1997.........................................................F-66

Notes to Financial Statements.....................................................F-67






All other schedules are omitted because they are not required, are not applicable or the information required is included in the Financial Statements or the notes thereto.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors of
American Realty Trust, Inc.


We have audited the accompanying consolidated balance sheets of American Realty Trust, Inc. and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Realty Trust, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.





                                        BDO Seidman, LLP



Dallas, Texas
March 25, 1998

                           AMERICAN REALTY TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                                      December 31,
                                                                                                ------------------------
                                                                                                   1997          1996
                                                                                                ---------      ---------
                                                                                                  (dollars in thousands,
                                                                                                     except per share)
                   Assets
Notes and interest receivable
   Performing (including $1,307 in 1997 and $13,563 in 1996 from affiliate) ...............     $   9,300      $  50,784
   Nonperforming, nonaccruing .............................................................        18,624          1,627
                                                                                                ---------      ---------
                                                                                                   27,924         52,411

Less - allowance for estimated losses .....................................................        (2,398)        (3,926)
                                                                                                ---------      ---------
                                                                                                   25,526         48,485

Real estate held for sale, net of accumulated  depreciation ($5,098 in 1996) ..............       178,938         77,688

Real estate held for investment net of accumulated depreciation ($5,380 in 1997
   and $4,234 in 1996) ....................................................................       123,515         41,347

Pizza parlor equipment, net of accumulated depreciation ($905 in 1997) ....................         6,693             --

Marketable equity securities, at market value .............................................         6,205          2,186
Cash and cash equivalents .................................................................         5,347          1,254
Investments in equity investees ...........................................................        45,851         55,880
Intangibles, net of accumulated amortization ($704 in 1997) ...............................        15,230             --
Other assets ..............................................................................        26,494          8,197
                                                                                                ---------      ---------
                                                                                                $ 433,799      $ 235,037
                                                                                                =========      =========

       Liabilities and Stockholders' Equity
Liabilities
Notes and interest payable (including $11,400 in 1997 and $8,973 in 1996 to affiliates)  ..     $ 261,986      $ 127,863
Margin borrowings .........................................................................        53,376         40,044
Accounts payable and other liabilities (including $22.9 million in 1997 and $318,000
   in 1996 to affiliate) ..................................................................        34,442          8,433
                                                                                                ---------      ---------
                                                                                                  349,804        176,340

Minority interest .........................................................................        20,542         10,911

Commitments and contingencies

Stockholders' equity
Preferred Stock, $2.00 par value, authorized  20,000,000 shares, issued and outstanding
   Series B, 4,000 shares in 1997 and 1996  (liquidation preference $400) .................             8              8
   Series C, 16,681 shares in 1997 and 15,877 shares in 1996 (liquidation preference
        $1,668)............................................................................            33             32
   Series F, 2,000,000 shares in 1997  (liquidation preference $20,000) ...................         4,000
Common Stock, $.01 par value, authorized 100,000,000 shares; issued 13,479,348
   shares in 1997 and 1996 ................................................................           135            135
Paid-in capital ...........................................................................        84,943         68,595
Accumulated (deficit) .....................................................................       (25,638)       (20,978)
Treasury stock at cost, 2,767,427 shares in 1997 and 56,704 shares in 1996 ................           (28)            (6)
                                                                                                ---------      ---------
                                                                                                   63,453         47,786
                                                                                                ---------      ---------
                                                                                                $ 433,799      $ 235,037
                                                                                                =========      =========

The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                            Years Ended December 31,
                                                                                ------------------------------------------------
                                                                                   1997              1996              1995
                                                                                ------------      ------------      ------------
                                                                                    (dollars in thousands, except per share)
Income
   Sales ..................................................................     $     17,926      $         --      $         --
   Rents ..................................................................           29,075            20,658            17,869
   Interest (including $230 in 1997, $539 in  1996 and $506 in 1995 from
      affiliates) .........................................................            2,835             4,724             4,929
   Other ..................................................................              135             1,597               154
                                                                                ------------      ------------      ------------
                                                                                      49,971            26,979            22,952

Expenses
   Cost of sales ..........................................................           14,492                --                --
   Property operations (including $865 in 1997, $892 in 1996 and $1,200
      in 1995 to affiliates) ..............................................           24,195            15,874            13,260
   Interest (including $433 in 1997, $418 in 1996 and $437 in 1995 to
      affiliates) .........................................................           30,231            16,450             8,941
   Advisory and servicing fees to affiliate ...............................            2,657             1,539             1,195
   General and administrative (including $1,809 in 1997, $691 in 1996
      and $516 in 1995 to affiliate) ......................................            6,997             2,712             2,554
   Depreciation and amortization ..........................................            3,338             2,002             1,691
   Minority interest ......................................................            1,445                --               671
                                                                                ------------      ------------      ------------
                                                                                      83,355            38,577            28,312
                                                                                ------------      ------------      ------------

(Loss) from operations ....................................................          (33,384)          (11,598)           (5,360)

Equity in income (loss) of investees ......................................           10,660             2,004              (851)
Gain on sale of real estate ...............................................           20,296             3,659             2,594
                                                                                ------------      ------------      ------------

(Loss) before income taxes ................................................           (2,428)           (5,935)           (3,617)
Income tax expense ........................................................               --                --                 2
                                                                                ------------      ------------      ------------
(Loss) before extraordinary gain ..........................................           (2,428)           (5,935)           (3,619)
Extraordinary gain ........................................................               --               381               783
                                                                                ------------      ------------      ------------

Net (loss) ................................................................           (2,428)           (5,554)           (2,836)
Preferred dividend requirement ............................................             (206)             (113)               --
                                                                                ------------      ------------      ------------

Net (loss) applicable to Common shares ....................................     $     (2,634)     $     (5,667)     $     (2,836)
                                                                                ============      ============      ============


Earnings per share
(Loss) before extraordinary gain ..........................................     $       (.22)     $       (.46)     $       (.31)
Extraordinary gain ........................................................               --               .03               .07
                                                                                ------------      ------------      ------------

Net (loss) applicable to Common shares ....................................     $       (.22)     $       (.43)     $       (.24)
                                                                                ============      ============      ============


Weighted average Common shares used in computing earnings per share .......       11,710,013        12,765,082        11,716,656
                                                                                ============      ============      ============


The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                       Series B          Series C
                                                    Preferred Stock   Preferred Stock  Common Stock Treasury Stock Paid-in Capital
                                                   ----------------- ----------------- ------------ -------------- ---------------
                                                                       (dollars in thousands, except per share)
Balance, January 1, 1995 .........................     $     --           $     --       $    117     $     --        $ 66,661


Net (loss) .......................................           --                 --             --           --              --
                                                       --------           --------       --------     --------        --------


Balance, December 31, 1995 .......................           --                 --            117           --          66,661


Common Stock issued ..............................           --                 --             18           --             (18)

Series B Preferred Stock issued ..................            8                 --             --           --             392

Series C Preferred Stock issued ..................           --                 30             --           --           1,469

Common Stock cash dividend ($.15 per share) ......           --                 --             --           --

Redemption of share purchase rights ($.01
   per right) ....................................           --                 --             --           --              --

Series B Preferred Stock cash dividend ($6.46
   per share) ....................................           --                 --             --           --              --

Series C Preferred Stock dividend ($5.74
   per share) ....................................           --                  2             --           --              85

Treasury stock, at cost ..........................           --                 --             --           (6)              6

Net (loss) .......................................           --                 --             --           --              --
                                                       --------           --------       --------     --------        --------


Balance, December 31, 1996 .......................     $      8           $     32       $    135     $     (6)       $ 68,595


                                                      Accumulated
                                                       (Deficit)         Stockholders' Equity
                                                      -----------        --------------------
Balance, January 1, 1995 .........................     $(10,884)               $ 55,894


Net (loss) .......................................       (2,836)                 (2,836)
                                                       --------                --------


Balance, December 31, 1995 .......................      (13,720)                 53,058


Common Stock issued ..............................           --                      --

Series B Preferred Stock issued ..................           --                     400

Series C Preferred Stock issued ..................           --                   1,499

Common Stock cash dividend ($.15 per share) ......       (1,491)                 (1,491)

Redemption of share purchase rights ($.01
   per right) ....................................         (101)                   (101)

Series B Preferred Stock cash dividend ($6.46
   per share) ....................................          (25)                    (25)

Series C Preferred Stock dividend ($5.74
   per share) ....................................          (87)                     --

Treasury stock, at cost ..........................           --                      --

Net (loss) .......................................       (5,554)                 (5,554)
                                                       --------                --------


Balance, December 31, 1996 .......................     $(20,978)               $ 47,786


The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY - Continued



                                             Series B       Series C     Series F
                                            Preferred      Preferred     Preferred      Common       Treasury
                                              Stock          Stock         Stock         Stock         Stock
                                          -------------- ------------- ------------- ------------- -------------
                                                           (dollars in thousands, except per share)
Balance, January 1, 1997 ...............     $    8         $   32        $   --        $  135       $   (6)


Series F Preferred Stock issued ........         --             --         4,000            --           --

Common Stock cash dividend ($.20
   per share) ..........................         --             --            --            --           --

Series B Preferred Stock cash
   dividend ($10.00 per share) .........         --             --            --            --           --

Series C Preferred Stock, stock and
   cash dividend ($10.00 per share) ....         --              1            --            --           --


Sale of Common Stock ...................         --             --            --            --           --

Treasury stock, at cost ................         --             --            --            --          (22)


Net (loss) .............................         --             --            --            --           --
                                             ------         ------        ------        ------       ------



Balance, December 31, 1997 .............     $    8         $   33        $4,000        $  135       $  (28)
                                             ======         ======        ======        ======       ======


                                             Paid-in     Accumulated   Stockholders'
                                             Capital      (Deficit)       Equity
                                             --------    -----------   -------------
Balance, January 1, 1997 ...............     $ 68,595     $(20,978)     $ 47,786


Series F Preferred Stock issued ........       16,000           --        20,000

Common Stock cash dividend ($.20
   per share) ..........................           --       (2,026)       (2,026)

Series B Preferred Stock cash
   dividend ($10.00 per share) .........           --          (40)          (40)

Series C Preferred Stock, stock and
   cash dividend ($10.00 per share) ....           81         (166)          (84)


Sale of Common Stock ...................          245           --           245

Treasury stock, at cost ................           22           --            --


Net (loss) .............................           --       (2,428)       (2,428)
                                             --------     --------      --------



Balance, December 31, 1997 .............     $ 84,943     $(25,638)     $ 63,453
                                             ========     ========      ========



The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 For The Years Ended December 31,
                                                                              ---------------------------------------
                                                                                1997            1996           1995
                                                                              ---------      ---------      ---------
                                                                                         (dollars in thousands)
Cash Flows From Operating Activities
   Pizza parlor sales collected .........................................     $  17,790      $      --      $      --
   Rents collected ......................................................        28,199         19,013         18,473
   Interest collected ($262 in 1997, $385 in 1996 and $399 in 1995
      from affiliates) ..................................................         2,592          4,304          4,845
   Distributions from equity investees' operating activities ............         5,689          9,054          1,464
   Interest paid ($19 in 1995 to affiliate) .............................       (19,092)        (9,601)        (8,296)
   Payments for property operations (including $865 in 1997, $892
      in 1996 and $1,200 in 1995 to affiliate) ..........................       (22,821)       (15,034)       (13,442)
   Payments for pizza parlor operations .................................       (12,580)            --             --
   Advisory fee paid to affiliate .......................................        (2,657)        (1,539)        (1,195)
   Distributions to minority interest holders ...........................        (1,445)            --             --
   Purchase of marketable equity securities .............................       (15,147)       (22,613)       (19,394)
   Proceeds from sale of marketable equity securities ...................        10,588         23,557         18,374
   General and administrative expenses paid (including $1,809 in
      1997, $691 in 1996 and $516 in 1995 to affiliate) .................        (6,982)        (3,095)        (2,448)
   Litigation settlement ................................................            --             --           (100)
   Other ................................................................          (781)        (1,661)         1,016
                                                                              ---------      ---------      ---------

      Net cash provided by (used in) operating  activities ..............       (16,647)         2,385           (703)


Cash Flows From Investing Activities
   Collections on notes receivable (including $3,503 in 1997, $1,166
      in 1996 and $394 in 1995 from affiliates) .........................         4,489          1,495          1,604
   Proceeds from sale of notes receivable ...............................        16,985             --             --
   Notes receivable funded ..............................................        (8,716)          (250)        (3,295)
   Proceeds from sale of real estate ....................................        38,169          7,718         11,992
   Contributions from minority interest holders .........................         9,799             --             --
   Acquisitions of real estate ..........................................      (123,074)       (41,636)       (21,394)
   Real estate improvements .............................................       (10,993)        (2,862)        (1,802)
   Pizza parlor equipment purchased .....................................        (2,695)            --             --
   Deposits .............................................................        (6,221)           577           (516)
   Investment in equity investees .......................................        (1,331)       (15,471)        (7,169)
                                                                              ---------      ---------      ---------

      Net cash (used in) investing activities ...........................       (83,588)       (50,429)       (20,580)


Cash Flows From Financing Activities
   Proceeds from notes payable ..........................................       161,103         86,490         36,211
   Margin borrowings, net ...............................................         8,914          2,981          7,626
   Proceeds from issuance of Preferred Stock ............................            --            400             --
   Payments on notes payable (including $990 in 1995 to affiliate) ......       (81,639)       (30,003)       (22,268)
   Deferred borrowing costs .............................................        (5,174)        (5,028)        (2,475)
   Net advances (payments) to/from affiliates ...........................        23,274         (4,979)         3,050
   Dividends ............................................................        (2,150)        (1,617)            --
                                                                              ---------      ---------      ---------

      Net cash provided by financing activities .........................       104,328         48,244         22,144
                                                                              ---------      ---------      ---------


The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

                                                                                 For The Years Ended December 31,
                                                                               ------------------------------------
                                                                                 1997          1996          1995
                                                                               --------      --------      --------
                                                                                       (dollars in thousands)
Net increase in cash and cash equivalents ................................     $  4,093      $    200      $    861
Cash and cash equivalents, beginning of year .............................        1,254         1,054           193
                                                                               --------      --------      --------

Cash and cash equivalents, end of year ...................................     $  5,347      $  1,254      $  1,054
                                                                               ========      ========      ========


Reconciliation of net (loss) to net cash provided by (used in)
   operating activities
Net (loss) ...............................................................     $ (2,428)     $ (5,554)     $ (2,836)
Adjustments to reconcile net (loss) to net cash provided by (used in)
   operating activities
      Extraordinary gain .................................................           --          (381)         (783)
      Gain on sale of real estate ........................................      (20,296)       (3,659)       (2,594)
      Depreciation and amortization ......................................        3,338         2,002         1,691
      Amortization of deferred borrowing costs ...........................        4,042         2,692           326
      Equity in (income) losses of investees .............................      (10,660)       (2,004)          851
      Distributions from equity investees' operating activities ..........        5,689         9,054         1,464
      (Increase) decrease in marketable equity securities ................       (4,559)          944        (1,020)
      (Increase) decrease in accrued interest receivable .................           66          (117)           79
      (Increase) decrease in other assets ................................        2,403        (2,817)        1,629
      Increase (decrease) in accrued interest payable ....................        1,019         1,417            (5)
      Increase in accounts payable and other liabilities .................        4,978           733           495
      Other ..............................................................         (239)           75            --
                                                                               --------      --------      --------

         Net cash provided by (used in) operating activities .............     $(16,647)     $  2,385      $   (703)
                                                                               ========      ========      ========



The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued


                                                                             For The Years Ended December 31,
                                                                           ----------------------------------
                                                                             1997         1996         1995
                                                                           --------     --------     --------
                                                                                 (dollars in thousands)
Schedule of noncash investing and financing activities

Notes payable from acquisition of  real estate .......................     $ 44,151     $  9,099     $ 21,394

Stock dividends on Series C Preferred Stock ..........................           82           31           --

Series F Preferred Stock issued for real estate ......................       20,000           --           --

Current value of property obtained through foreclosure of note
   receivable ........................................................       20,226           --           --

Note receivable put to basis .........................................        2,737           --           --

Note payable assumed on property obtained through foreclosure ........       11,867           --           --

Carrying value of real estate exchanged ..............................        7,882           --           --

Notes payable from acquisition of minority interest in subsidiary ....        5,000           --           --


Acquisition of Pizza World Supreme, Inc. .............................

   Carrying value of intangible ......................................       15,641           --           --
   Carrying value of pizza parlor equipment ..........................        3,998           --           --
   Carrying value of note receivable retired .........................       13,387           --           --
   Carrying value of accounts payable and other liabilities ..........        1,314           --           --


Sale of real estate subject to debt ..................................           --           --       (5,878)


Settlement with insurance company

   Carrying value of real estate received ............................           --           --        1,619
   Carrying value of note receivable
      participation received .........................................           --           --        1,500
   Carrying value of notes receivable returned .......................           --           --          (32)
   Carrying value of real estate returned ............................           --           --       (2,183)



The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accompanying Consolidated Financial Statements of American Realty Trust, Inc. and consolidated entities (the "Company") have been prepared in conformity with generally accepted accounting principles, the most significant of which are described in NOTE 1. "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES." These, along with the remainder of the Notes to Consolidated Financial Statements, are an integral part of the Consolidated Financial Statements. The data presented in the Notes to Consolidated Financial Statements are as of December 31 of each year and for the year then ended, unless otherwise indicated.
Dollar amounts in tables are in thousands, except per share amounts.

Certain balances for 1995 and 1996 have been reclassified to conform to the 1997 presentation. Shares and per share data have been restated for the 2 for 1 forward Common Stock splits effected February 17, 1997 and January 2, 1996.

NOTE 1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and company business. American Realty Trust, Inc. ("ART"), a Georgia corporation, is successor to a District of Columbia business trust, that primarily invests in real estate and real estate-related entities and purchases and originates mortgage loans.

Basis of consolidation. The Consolidated Financial Statements include the accounts of ART, and all majority-owned subsidiaries and partnerships other than National Realty, L.P. ("NRLP") and during the period April 1996 to April 1997 for Pizza World Supreme, Inc. ("PWSI"). The Company uses the equity method to account for its investment in NRLP as control is considered to be temporary. The Company used the equity method to account for its investment in PWSI from April 1996 to April 1997 as control was considered to be temporary. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P." and NOTE 7. "ACQUISITION OF PIZZA WORLD SUPREME, INC." All significant intercompany transactions and balances have been eliminated.

Accounting estimates. In the preparation of the Company's Consolidated Financial Statements in conformity with generally accepted accounting principles it was necessary for the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expense for the year then ended. Actual results could differ from these estimates.

Interest recognition on notes receivable. It is the Company's policy to cease recognizing interest income on notes receivable that have been delinquent for 60 days or more. In addition, accrued but unpaid interest income is only recognized to the extent that the net realizable value of the underlying collateral exceeds the carrying value of the receivable.

Allowance for estimated losses. Valuation allowances are provided for estimated losses on notes receivable considered to be impaired. Impairment is considered to exist when it is probable that all amounts due under the terms of the note will not be collected. Valuation allowances are provided for estimated losses on notes receivable to the extent that the Company's investment in the note exceeds the Company's estimate of fair value of the collateral securing such note.

Real Estate Held for Investment and Depreciation. Real estate held for investment is carried at cost. Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") requires that a property be considered impaired, if the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the property. If impairment exists, an impairment loss is recognized by a charge against earnings, equal to the amount by which the carrying amount of the property exceeds the fair value of the property. If impairment of a property is recognized, the carrying amount of the property is reduced by the amount of the impairment, and a new cost for the property is established. Such new cost is depreciated over the property's remaining useful life. Depreciation is provided by the straight-line method over estimated useful lives, which range from 10 to 40 years.

Real Estate Held for Sale. Foreclosed real estate is initially recorded at new cost, defined as the lower of original cost or fair value minus estimated costs of sale. SFAS No. 121 also requires that properties held for sale be reported at the lower of carrying amount or fair value less costs of sale. If a reduction in a held for sale property's carrying amount to fair value less costs of sale is required, a provision for loss shall be recognized by a charge against earnings. Subsequent revisions, either upward or downward, to a held for sale property's estimated fair value less costs of sale is recorded as an adjustment to the property's

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


carrying amount, but not in excess of the property's carrying amount when originally classified as held for sale. A corresponding charge against or credit to earnings is recognized. Properties held for sale are not to be depreciated.

Investments in equity investees. Because the Company may be considered to have the ability to exercise significant influence over the operating and investment policies of certain of its investees, the Company accounts for such investments by the equity method. Under the equity method, the Company's initial investment, recorded at cost, is increased by the Company's proportionate share of the investee's operating income and any additional investment and decreased by the Company's proportionate share of the investee's operating losses and distributions received.

Present value premiums/discounts. The Company provides for present value premiums and discounts on notes receivable or payable that have interest rates that differ substantially from prevailing market rates and amortizes such premiums and discounts by the interest method over the lives of the related notes. The factors considered in determining a market rate for notes receivable include the borrower's credit standing, nature of the collateral and payment terms of the note.

Revenue recognition on the sale of real estate. Sales of real estate are recognized when and to the extent permitted by Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS No. 66"). Until the requirements of SFAS No. 66 for full profit recognition have been met, transactions are accounted for using either the deposit, the installment, the cost recovery, the financing or other method, whichever is appropriate.

Fair value of financial instruments. The Company used the following assumptions in estimating the fair value of its notes receivable, marketable equity securities and notes payable. For performing notes receivable, the fair value was estimated by discounting future cash flows using current interest rates for similar loans. For nonperforming notes receivable the estimated fair value of the Company's interest in the collateral property was used. For marketable equity securities fair value was based on the year end closing market price of each security. For notes payable the fair value was estimated using current rates for mortgages with similar terms and maturities.

Cash equivalents. For purposes of the Consolidated Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Earnings per share. Loss per share is presented in accordance with the provision of the Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Loss per share is computed based upon the weighted average number of shares of Common Stock outstanding during each year, adjusted for the two for one forward Common Stock splits effected February 17, 1997 and January 2, 1996.

NOTE 2.        SYNTEK ASSET MANAGEMENT, L.P.

The Company owns a 96% limited partner interest in Syntek Asset Management, L.P. ("SAMLP"). SAMLP is the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP"), the operating partnership of NRLP. Gene E. Phillips, a Director and Chairman of the Board of the Company until November 16, 1992, is also a general partner of SAMLP. As of September 30, 1997, the Company owned approximately 54% of the outstanding limited partner units of NRLP.

NRLP, SAMLP and Mr. Phillips were among the defendants in a class action lawsuit arising from the formation of NRLP. An agreement settling such lawsuit (the "Settlement Agreement") for the above mentioned defendants became effective on July 5, 1990. The Settlement Agreement provided for, among other things, the appointment of an NRLP oversight committee and the establishment of specified annually increasing targets for five years relating to the price of NRLP's units of limited partner interest.

The Settlement Agreement provides for the resignation and replacement of SAMLP as general partner if the unit price targets are not met for two consecutive anniversary dates. NRLP did not meet the unit price targets for the first and second anniversary dates. On July 8, 1992, SAMLP notified the NRLP oversight committee of the failure of NRLP to meet the unit price targets for two successive years and that it expects to resign as general partner of NRLP and NOLP.

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                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


The withdrawal of SAMLP as general partner would require NRLP to purchase SAMLP's general partner interest (the "Redeemable General Partner Interest") at its then fair value, and to pay certain fees and other compensation as provided in the partnership agreement. Syntek Asset Management, Inc. ("SAMI"), the managing general partner of SAMLP, has calculated the fair value of such Redeemable General Partner Interest to be $49.6 million at December 31, 1997, before reduction for the principal balance ($4.2 million at December 31, 1997) and accrued interest ($7.2 million at December 31, 1997) on the note receivable from SAMLP for its original capital contribution to the partnership.

On December 15, 1997, NRLP, SAMLP, the NRLP oversight committee, Joseph B. Moorman, Invenex and the Counsel for the plaintiff class members executed an Agreement for Establishment of a Class Distribution Fund and Election of Successor General Partner (the "Resolution Agreement") which provides for the nomination of an entity affiliated with SAMLP to be the successor general partner of NRLP and NOLP, for the establishment of a fund for the benefit of the plaintiff class members consisting of cash and properties owned by NOLP and for the resolution of all related matters under the Settlement Agreement.

The Resolution Agreement was submitted to the Judge appointed to supervise the class action settlement (the "Supervising Judge") and on February 11, 1998, the Supervising Judge entered an order granting preliminary approval of the Resolution Agreement and scheduled a hearing to be held on April 24, 1998, for consideration of preliminary approval of a business plan for the operation of the entity which will receive the cash and properties and to consider a form of notice to be distributed to the plaintiff class members describing the Resolution Agreement and the business plan.

Upon the election and taking office of the successor general partner and the transfer of the cash and properties to the fund established for the benefit of the plaintiff class members, the Settlement Agreement and the NRLP oversight committee shall be terminated.


NOTE 3.        NOTES AND INTEREST RECEIVABLE



                                                                           1997                    1996
                                                                   ----------------------   --------------------
                                                                    Estimated               Estimated
                                                                       Fair       Book         Fair       Book
                                                                      Value       Value        Value      Value
                                                                   ----------   ---------   ---------   --------
Notes Receivable
   Performing (including $1,307 in 1997 and $13,563 in 1996
       from affiliates)........................................    $    9,217   $   9,340   $  52,939   $ 55,161
   Nonperforming, nonaccruing..................................        26,344      23,212       1,884      1,584
                                                                   ----------   ---------   ---------   --------
                                                                   $   35,561      32,552   $  54,823     56,745
                                                                   ==========               =========
   Interest receivable.........................................                       380                    445
   Unamortized premiums/(discounts)............................                      (124)                 (162)
   Deferred gains..............................................                    (4,884)               (4,617)
                                                                                 --------               --------
                                                                                 $ 27,924               $ 52,411
                                                                                 ========               ========


The Company recognizes interest income on nonperforming notes receivable on a cash basis. For the three years 1997, 1996 and 1995 unrecognized interest income on such nonperforming notes receivable totaled $2.2 million, $1.6 million and $1.2 million, respectively.


At December 31, 1996, a $1.1 million nonrecourse participation was deducted from notes receivable. Such participation was satisfied in conjunction with the Company's foreclosure of its $8.9 million junior mortgage note receivable secured by the Williamsburg Hospitality House, as discussed below.

Notes receivable at December 31, 1997, mature from 1998 to 2014 with interest rates ranging from 6.0% to 12.9% and a weighted average rate of 12.78%. A small percentage of these notes receivable carry a variable interest rate. Notes receivable include notes generated from property sales which have interest rates adjusted at the time of sale to yield rates ranging from 6% to 14%. Notes receivable are generally nonrecourse and are generally collateralized by real estate. Scheduled principal maturities of $31.2 million are due in 1998 of which $23.2 million is due on nonperforming notes receivable.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Nonrecourse participations totaling $2.2 million and $1.6 million at December 31, 1997 and 1996, respectively, have been deducted from notes receivable.

In August 1990, the Company obtained the Continental Hotel and Casino in Las Vegas, Nevada, through foreclosure subject to first and second lien mortgages totaling $10.0 million. In June 1992, the Company sold the hotel and casino accepting, among other consideration, a $22.0 million wraparound mortgage note receivable. The Company recorded a deferred gain of $4.6 million in connection with the sale of the hotel and casino resulting from a disputed third lien mortgage being subordinated to the Company's wraparound mortgage note receivable. In March 1997, the wraparound note was modified and extended. In exchange for the extension, the borrower was required to invest $2.0 million in improvements to the hotel and casino within four months of the March 1997 modification and an additional $2.0 million prior to December 1997. The borrower also pledged 1,500,000 shares of common stock in Crowne Ventures, Inc., as additional collateral. The Company's wraparound mortgage note receivable had a principal balance of $13.3 million at December 31, 1997. The Company recognizes interest income on this wraparound mortgage note only to the extent interest is collected. The borrower has not made the required note payments since April 1997, nor the required improvements. In December 1997, the borrower filed for bankruptcy protection. In February 1998, a hearing was held to allow the Company to foreclose on the hotel and casino. At the hearing, the court allowed the borrower 90 days to submit a reorganization plan and beginning March 2, 1998, required the borrower to make monthly payments of $175,000 to the Company. The Company received the first such payment on March 2, 1998. If the Company is allowed to foreclose on the property it does not expect to incur a loss as the fair value of the property exceeds the carrying value of the Company's note receivable.

The borrower on a $1.7 million mortgage note receivable secured by land in Osceola, Florida failed to pay the note on its November 1, 1993 maturity. The Company instituted foreclosure proceedings and was awarded summary judgment in January 1994. During 1994 and 1995, the borrower paid the Company a total of $270,000 in nonrefundable fees to delay foreclosure of the property until April 24, 1995. On April 21, 1995, the borrower filed for bankruptcy protection. On August 24, 1996, the bankruptcy court's stay was lifted allowing the Company to proceed with foreclosure. In February 1997, the Company sold its mortgage note receivable for $1.8 million in cash. The Company recognized a gain of $171,000 on the sale.

In September 1997, the Company sold its $16.3 million wraparound mortgage note receivable secured by the Las Vegas Plaza Shopping Center in Las Vegas, Nevada, for $15.0 million. The Company received net cash of $5.5 million after the payoff of $9.2 million in underlying debt. The Company incurred no loss on the sale in excess of the reserve previously established.

Related Party. In September 1997, the Company foreclosed on its $8.9 million junior mortgage note receivable secured by the Williamsburg Hospitality House in Williamsburg, Virginia. The Company obtained the property through foreclosure subject to the first mortgage of $12.0 million. The Company incurred no loss on foreclosure as the fair value of the property exceeded the carrying value of the Company's mortgage note receivable and assumed mortgage debt. The property is included in real estate held for investment in the accompanying Consolidated Balance Sheet.

At December 31, 1996, the Company held a mortgage note receivable secured by an apartment complex in Merrillville, Indiana, with a principal balance of $3.7 million. The property is owned by a subsidiary of Davister Corp. ("Davister"), a general partner in a partnership that owns approximately 15.6% of the Company's outstanding shares of Common Stock. In May 1997, the note plus accrued but unpaid interest was paid in full.

NOTE 4.        REAL ESTATE

In January 1997, the Company sold a 3.0 acre tract of Las Colinas I land in Las Colinas, Texas, for $1.2 million in cash. The Company recognized a gain of $676,000 on the sale.

Also in January 1997, the Company purchased Scout land, a 546 acre parcel of undeveloped land in Tarrant County, Texas, for $2.2 million. The Company paid $725,000 in cash and obtained new mortgage financing of $1.5 million. The mortgage bears interest at 16% per annum, requires quarterly payments of interest only and matures in January 2000.

In February 1996, the Company entered into a contract to sell a 72.5 acre tract of the 92.6 acre parcel of BP Las Colinas land in Las Colinas, Texas, for $12.9 million. The contract called for the sale to close in two phases. In July 1996, the Company

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


completed the first sale. In February 1997, the Company completed the second sale of 40.2 acres for $8.0 million, of which $7.2 million was paid in cash. Of the net cash proceeds of $6.9 million, $1.5 million was used to payoff the debt secured by the BP Las Colinas land parcel, pay a $500,000 maturity fee to the lender, make a $1.5 million principal paydown on the loan with the same lender, secured by the Parkfield land in Denver, Colorado and $1.0 million was applied as a principal paydown on the term loan secured by the Las Colinas I land. In conjunction with the sale the Company provided $800,000 in purchase money financing in the form of a six month unsecured loan. The loan bore interest at 12% per annum, with all accrued but unpaid interest and principal due at maturity in August 1997. The Company recognized a gain of $3.4 million on such sale, deferring an additional $800,000 of gain until the unsecured loan was paid in full. The loan was collected in full in August 1997 and the additional $800,000 gain was recognized.

In March 1997, the Company purchased Katy Road land, a 130.6 acre parcel of undeveloped land in Harris County, Texas, for $5.6 million. The Company paid $1.6 million in cash with the seller providing purchase money financing for the remaining $4.0 million of the purchase price. The financing bears interest at 9% per annum, requires quarterly payments of interest only and matures in March 2000.

In April 1997, the Company purchased McKinney Corners I land, a 30.4 acre parcel of undeveloped land in Collin County, Texas, for $3.5 million. The Company paid $1.0 million in cash and obtained new mortgage financing of $2.5 million. The mortgage bears interest at 14% per annum, requires monthly payments of interest only and matures in April 1998.

Also in April 1997, the Company purchased McKinney Corners II land, a 173.9 acre parcel of undeveloped land in Collin County, Texas, for $5.9 million. The Company paid $900,000 in cash and obtained new mortgage financing of $5.0 million as an advance under the term loan from the Las Colinas I lender. The McKinney Corners II land was added as additional collateral on the term loan.

Further in April 1997, the Company sold a 3.1 acre tract of Las Colinas I land for $1.3 million in cash. The Company used $1.0 million of the net cash proceeds to make a collateral escrow deposit in accordance with the provisions of the Valley Ranch land term loan. The Company recognized a gain of $668,000 on the sale.

In May 1997, the Company purchased McKinney Corners III land, a 15.5 acre parcel of undeveloped land in Collin County, Texas, for $896,000 in cash.

Also in May 1997, the Company purchased Lacy Longhorn land, a 17.1 acre parcel of undeveloped land in Farmers Branch, Texas, for $1.8 million. The Company paid $200,000 in cash with the seller providing purchase money financing of the remaining $1.6 million of the purchase price. The financing bore interest at 10% per annum, required monthly principal and interest payments of $400,000 and matured in October 1997. The loan was paid off at maturity.

Further in May 1997, the Company purchased Chase Oaks land, a 60.5 acre parcel of undeveloped land in Plano, Texas, for $4.2 million. The Company paid $200,000 in cash with the seller providing purchase money financing of the remaining $4.0 million of the purchase price. The financing bears interest at 18% per annum, requires monthly payments of interest only and matures in May 2000.

In May 1997, the Company purchased Pioneer Crossing land, a 1,448 acre parcel of undeveloped land in Austin, Texas, for $21.5 million. The Company paid $5.4 million in cash with the seller providing purchase money financing of the remaining $16.1 million of the purchase price. The financing bears interest at 9.5% per annum, requires monthly payments of interest only and matures in May 2001.

In June 1997, the Company purchased Kamperman land, a 129.6 acre parcel of undeveloped land in Collin County, Texas, for $5.0 million in cash. The Company simultaneously sold a 99.7 acre tract for $4.5 million in cash. The Company recognized a gain of $215,000 on the sale.

Also in June 1997, the Company purchased Keller land, a 811.8 acre parcel of undeveloped land in Tarrant County, Texas, for $6.3 million. The Company paid $2.3 million in cash and obtained new mortgage financing of $4.0 million. The mortgage bears interest at 12.95% per annum, requires monthly payments of interest only and matures in June 1998.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Further in June 1997, the Company purchased McKinney Corners IV land, a 31.3 acre parcel of undeveloped land in Collin County, Texas, for $2.4 million. The Company paid $400,000 in cash and obtained new mortgage financing of $2.0 million, as an advance under the term loan from the Las Colinas I lender. The McKinney Corners IV land was added as additional collateral on the term loan.

In June 1997, the Company purchased Pantex land, a 182.5 acre parcel of undeveloped land in Collin County, Texas, for $5.4 million. The Company paid $900,000 in cash with the seller providing purchase money financing of the remaining $4.5 million of the purchase price. The financing bears interest at 10.5% per annum, requires semiannual payments of interest only and matures in December 2000.

In July 1997, the Company sold a 3.9 acre tract of Las Colinas I land in Las Colinas, Texas, for $1.6 million in cash. In accordance with the provisions of the term loan secured by such parcel, the Company applied the net cash proceeds of $1.4 million to paydown the term loan in exchange for the lender's release of its collateral interest in such land. The Company recognized a gain of $771,000 on such sale.

Also in July 1997, the Company purchased Dowdy and McKinney Corners V land, a total of 174.7 acres of undeveloped land in Collin County, Texas, for $2.9 million. The Company obtained new mortgage financing of $3.3 million as an advance under the term loan from the Las Colinas I lender. The Dowdy, McKinney Corners V and McKinney Corners III land were added as additional collateral on the term loan.

Further in July 1997, the Company purchased Perkins land, a 645.4 acre parcel of undeveloped land in Collin County, Texas, for $5.8 million. The Company paid $3.3 million in cash and assumed the existing mortgage of $2.5 million. The mortgage bears interest at 8.5% per annum, requires quarterly payments of interest only and matures in March 2002.

In July 1997, the Company purchased LBJ land, a 10.4 acre parcel of undeveloped land in Dallas County, Texas, for $2.3 million. The Company paid $300,000 in cash and with the seller providing purchase money financing of the remaining $2.0 million of the purchase price. The financing bears interest at 18% per annum, requires quarterly payments of interest only and matures in March 1998.

In September 1997, the Company sold the Mopac Building, a 400,000 square foot office building, in St. Louis, Missouri, for $1.0 million in cash. The Company received net cash of $1.0 million after the payment of various closing costs associated with the sale. In accordance with the provisions of the Las Colinas I term loan, the Company applied $350,000 of the net cash received to paydown the term loan in exchange for the lender's release of its collateral interest in the property. The Company recognized a gain of $481,000 on the sale.

Also in September 1997, the Company sold a 2.6 acre tract of Las Colinas I land in Las Colinas, Texas, for $1.2 million in cash. In accordance with the provisions of the term loan secured by such parcel, the Company applied the net cash proceeds of $1.0 million to paydown the term loan in exchange for the lender's release of its collateral interest in such land. The Company recognized a gain of $578,000 on the sale.

Further in September 1997, the Company sold three tracts of Valley Ranch land totaling 24.0 acres, for $1.6 million in cash. The net cash proceeds of $1.2 million were deposited into a certificate of deposit for the benefit of the lender, in accordance with the term loan secured by such land. The certificate of deposit was released to the lender in December 1997, in conjunction with the payoff of the loan. The Company recognized a gain of $567,000 on the sale.

In September 1997, the Company purchased the Collection, a 267,812 square foot retail and commercial center in Denver, Colorado, for $19.5 million. The Company paid $791,000 in cash and assumed existing mortgages totaling $14.7 million, and issued 400,000 shares of the Company's Series F Cumulative Convertible Preferred Stock. See NOTE 13. "PREFERRED STOCK." A first mortgage in the amount of $14.2 million bears interest at 8.64% per annum, requires monthly principal and interest payments of $116,000 and matures in May 2017. A second lien mortgage in the amount of $580,000 bears interest at 7% per annum until April 2001, 7.5% per annum from May 2001 to April 2006, and 8% per annum from May 2006 to May 2010, requires monthly principal and interest payments of $3,000 and matures in May 2010.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


In October 1997, the Company contributed its Pioneer Crossing land in Austin, Texas to a limited partnership in exchange for $3.4 million in cash, a 1% managing general partner interest in the partnership, all of the Class B limited partner units in the partnership and the partnership's assumption of the $16.1 million mortgage debt secured by such property. The existing general and limited partners converted their general and limited partner interests into Class A limited partner units in the partnership. The Class A limited partner units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be converted into a total of 360,000 shares of the Company's Series F Cumulative

Convertible Preferred Stock at any time after the first but no later than the sixth anniversary of the closing, on the basis of one share of Series F Preferred Stock for each ten Class A units. See NOTE 13. "PREFERRED STOCK."

Also in October 1997, the Company contributed the Denver Merchandise Mart in Denver, Colorado, to a limited partnership in exchange for $6.0 million in cash, a 1% managing general partner interest in the partnership, all of the Class B limited partner units in the partnership and the partnership's assumption of the $23.0 million in mortgage debt secured by such property. The existing general and limited partners converted their general and limited partner interests into Class A limited partner units in the partnership. The Class A units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be converted into a total of 529,000 shares of the Company's Series F Cumulative Convertible Preferred Stock at any time after the first but not later than the sixth anniversary of the closing, on the basis of one share of Series F Preferred Stock for each ten Class A units. See NOTE 13. "PREFERRED STOCK."

Further in October 1997, the Company purchased Palm Desert land, a 315.2 acre parcel of undeveloped land in Palm Desert, California, for $11.2 million. The Company paid $3.8 million in cash and assumed the existing mortgage of $7.4 million. The mortgage bears interest at 9% per annum, requires monthly principal and interest payments of $76,000 and matures in February 2002.

In October 1997, the Company purchased Thompson land, a 4.0 acre parcel of undeveloped land in Dallas County, Texas, for $869,000 in cash.

Also in October 1997, the Company purchased Santa Clarita land, a 20.6 acre parcel of undeveloped land, in Santa Clarita, California, for $1.3 million. The Company obtained new mortgage financing of $1.3 million as an advance under the term loan from the Las Colinas I lender. The Santa Clarita land was added as additional collateral for the term loan.

Further in October 1997, the Company purchased Tomlin land, a 9.2 acre parcel of undeveloped land in Dallas County, Texas, for $1.7 million in cash.

In October 1997, the Company purchased Rasor land, a 378.2 acre parcel of undeveloped land in Plano, Texas, for $14.4 million. The Company paid $5.1 million in cash, obtained new mortgage financing of $3.5 million as an advance under the term loan from the Las Colinas I lender and exchanged the Perkins land, a 645.4 acre parcel of undeveloped land in Collin County, Texas, for the remainder of the purchase price. The Company simultaneously sold an 86.5 acre tract of the Rasor land for $3.8 million in cash, the Company receiving net cash proceeds of $3.5 million after the payment of various closing costs associated with the sale. The Company recognized a gain of $217,000 on the sale of the 86.5 acre tract. The Rasor land was added as additional collateral for the term loan.

Also in October 1997, the Company purchased the Piccadilly Inns, four hotels in Fresno, California, with a total of 697 rooms, for $33.0 million. The Company issued 1.6 million shares of its Series F Cumulative Convertible Preferred Stock for $16.0 million of the purchase price and obtained new mortgage financing of $19.8 million. See NOTE 13. "PREFERRED STOCK." The Company received net financing proceeds of $2.2 million after the payment of various closing costs associated with the financing. The mortgage bears interest at 8.40% per annum, requires monthly principal and interest payments of $158,000 and matures in November 2012.

Further in October 1997, a newly formed partnership, of which the Company is the general partner and Class B limited partner, purchased the Vineyards land, a
15.8 acre parcel of undeveloped land in Tarrant County, Texas, for $4.5 million. The partnership paid $800,000 in cash, assumed the existing mortgage of $2.5 million and issued the seller 1.1 million Class A limited partner units in the partnership as additional consideration. The Class A units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be exchanged for either shares of

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


the Company's Series G Preferred Stock on or after the second anniversary of the closing at the rate of one share of Series G Preferred Stock for each 100 Class A units exchanged, or on or after the third anniversary of the closing, the Class A units are also exchangeable for shares of the Company's Common Stock. The Class A units are exchangeable for shares of the Company's Common Stock at the rate of $1.00 per unit plus any outstanding preferred return divided by .9 times the simple average of the daily closing price of the Company's Common Stock for the 20 days preceding the date of conversion. The assumed mortgage bears interest at 12.95% per annum requires quarterly payments of interest only and matures in June 1998. See NOTE 13. "PREFERRED STOCK."

In October 1997, the Company purchased Dalho land, a 3.4 acre parcel of undeveloped land in Farmers Branch, Texas, for $300,000 in cash.

Also in October 1997, the Company sold a 11.6 acre tract of Valley Ranch land for $1.2 million in cash. The net cash proceeds of $990,000, after the payment of various closing costs associated with the sale, were deposited in a certificate of deposit for the benefit of the lender, in accordance with the term loan secured by such land. The certificate of deposit was released to the lender in December 1997, in conjunction with the payoff of the loan. The Company recognized a gain of $629,000 on the sale.

In November 1997, the Company sold two tracts of Valley Ranch land, totaling 8 acres, for $577,000 in cash. The net cash proceeds of $451,000, after the payment of various closing costs associated with the sale, were deposited in a certificate of deposit for the benefit of the lender, in accordance with the term loan secured by such land. The certificate of deposit was released to the lender in December 1997 in conjunction with the payoff of the loan. The Company recognized a gain of $216,000 on the sale.

Also in November 1997, the Company purchased Hollywood Casino land, a 51.7 acre parcel of undeveloped land in Farmers Branch, Texas, for $11.1 million. The Company paid $3.6 million in cash and obtained new mortgage financing of $7.5 million. The mortgage bears interest at 9.25% per annum, requires monthly payments of interest only and matures in December 1999.

In December 1997, the Company sold a 5.1 acre tract of the Valley Ranch land, for $430,000 in cash. The net cash proceeds of $353,000, after the payment of various closing costs associated with the sale, were deposited in a certificate of deposit for the benefit of the lender, in accordance with the term loan secured by such land. The certificate of deposit was released to the lender in December 1997 in conjunction with the payoff of the loan. The Company recognized a gain of $203,000 on the sale.

Also in December 1997, the Company purchased Valley Ranch III land, a 12.5 acre parcel of undeveloped land in Irving, Texas, for $2.1 million. The Company paid $527,000 in cash with the seller providing purchase money financing of the remaining $1.6 million of the purchase price. The financing bears interest at 10.0% per annum, requires the payment of principal and interest at maturity, and matures in December 1998.

Further in December 1997, the Company purchased Stagliano land, a 3.2 acre parcel of undeveloped land in Farmers Branch, Texas, for $500,000 in cash.

In December 1997, the Company sold a 32.0 acre tract of Parkfield land in Denver, Colorado, for $1.2 million in cash. In accordance with the provisions of the term loan secured by such parcel, the Company applied the net cash proceeds of $1.1 million to paydown the term loan in exchange for the lender's release of its collateral interest in such land. The Company recognized a gain of $372,000 on the sale.

Also in December 1997, the Company exchanged a 43.0 acre tract of Valley Ranch land for Preston Square, a 35,508 square foot shopping center in Dallas, Texas. In accordance with the provisions of the term loan securing the Valley Ranch land, the Company paid $2.8 million to the lender in exchange for the lender's release of its collateral interest in such land. Simultaneously, the Company obtained new mortgage financing of $2.5 million secured by the shopping center. The mortgage bears interest at 8.2% per annum, requires monthly payments of interest only and matures in December 1999. The Company recognized no gain or loss on the exchange.

Further in December 1997, the Company sold two parcels of Valley Ranch land, totaling 25.1 acres, for $3.3 million. The Company received net cash proceeds of $2.1 million and provided an additional $891,000 in purchase money financing. The

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

purchase money financing bore interest at 10.0% per annum and matured in January 1998. The Company received a $624,000 paydown on the purchase money financing in January with the remainder being deferred until a zoning issue is resolved. In accordance with the provisions of the term loan secured by such parcel, the Company applied the net cash proceeds of $2.1 million to payoff the term loan secured by such parcel, the lender releasing its collateral interest in the remaining Valley Ranch land. The Company recognized a gain of $1.8 million and deferred an additional $267,000 until the zoning issue is resolved.

In December 1997, the Company sold Park Plaza, a 105,507 square foot shopping center in Manitowoc, Wisconsin, for $4.9 million in cash. The Company received net cash of $1.6 million, after the payoff of $3.1 million in existing mortgage debt and the payment of various closing costs associated with the sale. The Company recognized a gain of $105,000 on the sale.

Also in December 1997, the Company sold Pin Oak land, a 567.6 acre parcel of undeveloped land in Houston, Texas, for $11.4 million. The Company received net cash proceeds of $3.5 million and provided an additional $6.9 million of short term purchase money financing that was paid in full in January 1998. On the payoff of the purchase money financing the Company received net cash of $1.5 million after the payoff of $5.2 million in underlying mortgage debt, and the payment of various closing costs associated with the sale. The Company recognized a gain of $3.7 million on the sale.

In November 1991, the Company transferred the Porticos Apartments to Income Opportunity Realty Investors, Inc. ("IORI"), an equity investee, in satisfaction, at the time, of the Company's $3.6 million obligation to IORI. The Company recorded a deferred gain of $3.0 million on the transfer. In June 1997, IORI sold the property, and accordingly the Company recognized such previously deferred gain. See NOTE 6. INVESTMENTS IN EQUITY INVESTEES."

In 1991, the Company purchased all of the capital stock of a corporation which owned 198 developed residential lots in Fort Worth, Texas. Through December 31, 1996, 188 of the residential lots had been sold. During 1997, 9 additional lots were sold for an aggregate gain of $17,000. At December 31, 1997, one lot remained to be sold.

In 1996, the Company sold a total of 39.1 acres of land in Las Colinas, Texas in four separate transactions for a total of $6.8 million. The Company applied the $6.5 million net cash proceeds to paydown the term loans secured by such land. The Company recognized gains totaling $3.7 million from such sales.

In 1996, the Company purchased a single family residence, a hotel and a total of 1,368.5 acres of land for a total of $57.5 million. In connection with these acquisitions, the Company obtained new or seller financing totaling $41.3 million. The mortgages bear interest at rates ranging from 9% to 15% per annum, required monthly payments of principal and interest totaling $491,479 and matured from June 1998 to December 1999.

NOTE 5.        ALLOWANCE FOR ESTIMATED LOSSES

Activity in the allowance for estimated losses was as follows:

                                     1997         1996         1995
                                    -------      -------      -------
     Balance January 1, .......     $ 3,926      $ 7,254      $ 8,201
     Amounts charged off ......      (1,528)          --         (947)
     Writedown of property ....          --       (3,328)          --
                                    -------      -------      -------

     Balance December 31, .....     $ 2,398      $ 3,926      $ 7,254
                                    =======      =======      =======

NOTE 6.        INVESTMENTS IN EQUITY INVESTEES

The Company's investment in equity investees at December 31, 1997, includes (i) equity securities of three publicly traded real estate investment trusts, Continental Mortgage and Equity Trust ("CMET"), IORI and Transcontinental Realty Investors, Inc. ("TCI") (collectively the "REITs"), (ii) units of limited partner interest of NRLP, (iii) a general partner interest in NRLP and NOLP, the operating partnership of NRLP, through its 96% limited partner interest in SAMLP and (iv) interests in real estate joint venture partnerships. Gene E. Phillips, the Chairman of the Board and a Director of the Company until November 16, 1992, is a general partner of SAMLP, the general partner of NRLP and NOLP and was a director and Chief Executive Officer of SAMI

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


until May 15, 1996. Randall M. Paulson, an Executive Vice President of the Company, serves as the sole director of SAMI and as President of the REITs, SAMI and Basic Capital Management, Inc. ("BCM"), the Company's advisor. In addition, BCM serves as advisor to the REITs, and performs certain administrative and management functions for NRLP and NOLP on behalf of SAMLP.

The Company accounts for its investment in the REITs, NRLP and the joint venture partnerships using the equity method as more fully described in NOTE 1. "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Investments in equity investees." The Company continues to account for its investment in NRLP under the equity method due to the pending resignation of SAMLP as general partner of NRLP. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P."

Substantially all of the Company's equity securities of the REITs and NRLP are pledged as collateral for borrowings. See NOTE 10. "MARGIN BORROWINGS."

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


The Company's investment in entity investees accounted for using the equity method, at December 31, 1997 was as follows:

                                                                                Equivalent
                            Percentage                 Carrying                  Investee
                          of the Company's             Value of                 Book Value              Market Value
                           Ownership at              Investment at                  at                of Investment at
   Investee              December 31, 1997         December 31, 1997         December 31, 1997        December 31, 1997
- ---------------          -----------------         -----------------         -----------------        -----------------
NRLP                            54.4%                 $  11,479                 $       *                $   83,018
CMET                            40.6                     14,939                   35,745                     25,733
IORI                            29.7                      3,511                    7,439                      5,176
TCI                             30.6                      8,378                   26,652                     20,664
                                                      ---------                                          ----------
                                                         38,307                                          $  134,591
                                                                                                         ==========
General partner
   interest in NRLP and NOLP                              6,230
Other                                                     1,314
                                                      $  45,851
                                                      =========


* At December 31, 1997, NRLP reported a deficit partners' capital. The Company's share of NRLP's revaluation equity, however, was $198.9 million. Revaluation equity is defined as the difference between the estimated current value of the partnership's real estate, adjusted to reflect the partnership's estimate of disposition costs, and the amount of the mortgage notes payable and accrued interest encumbering such property as reported in NRLP's Annual Report on Form 10-K for the year ended December 31, 1997.

The Company's investment in entity investees accounted for using the equity method, at December 31, 1996 was as follows:

                                                                                Equivalent
                            Percentage                 Carrying                  Investee
                          of the Company's             Value of                 Book Value              Market Value
                           Ownership at              Investment at                  at                of Investment at
   Investee              December 31, 1997         December 31, 1997         December 31, 1997        December 31, 1997
- ---------------          -----------------         -----------------         -----------------        -----------------
NRLP                            54.4%                   $ 14,421                  $   --  *                $  44,997
CMET                            40.6                      14,141                    32,148                    18,789
IORI                            29.6                       2,719                     6,625                     4,838
TCI                             30.5                       6,318                    24,204                    13,131
                                                        --------                                           ---------
                                                          37,599                                           $  81,755
                                                                                                           =========
General partner
   interest in NRLP and NOLP                               6,607
Other                                                     (2,234)
                                                        $ 41,972
                                                        ========


* At December 31, 1996, NRLP reported a deficit partners' capital. The Company's share of NRLP's revaluation equity, however, was $188.5 million. Revaluation equity is defined as the difference between the appraised value of the partnership's real estate, adjusted to reflect the partnership's estimate of disposition costs, and the amount of the mortgage notes payable and accrued interest encumbering such property as reported in NRLP's Annual Report on Form 10-K for the year ended December 31, 1996.

The Company's management continues to believe that the market value of each of the REITs and NRLP undervalues their assets and the Company has, therefore, continued to increase its ownership in these entities in 1997, as its liquidity has permitted.

In April 1996, the Company purchased a 28% general partner interest in Campbell Center Associates, Ltd. ("Campbell, Ltd."), which in turn has a 56.25% interest in Campbell Centre Joint Venture, which owns a 413,175 square foot office building in

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Dallas, Texas. The purchase price of the general partner interest was $550,000 in cash and a $500,000 note, which bears interest at 8% per annum, requires monthly payments of interest only and matures April 2000. In January 1997, the Company exercised its option to purchase an additional 28% general partner interest in Campbell, Ltd. The purchase price was $300,000 in cash and a $750,000 note, which bears interest at 8% per annum, requires monthly payments of interest only and matures in April 2000. In July 1997, the Company purchased an additional 9% general partner interest in Campbell, Ltd. for $868,000 in cash.

In June 1996, a newly formed limited partnership, of which the Company is the general partner, purchased 580 acres of undeveloped land in Collin County, Texas for $5.7 million in cash. The Company contributed $100,000 in cash to the partnership with the remaining $5.6 million being contributed by the limited partner. The partnership agreement designates the Company as the managing general partner. In September 1996, the partnership obtained financing of $2.8 million secured by the 580 acres of land and personal guarantee of the limited partner. The Partnership agreement also provides that the limited partner receive a 12% preferred cumulative return on his investment before any sharing of partnership profits occurs. In April 1997, the partnership sold a 35.0 acre tract for $1.3 million in cash. The net sales proceeds of $1.2 million were distributed to the limited partner in accordance with the partnership agreement. The partnership recognized a gain of $884,000 on the sale. In July 1997, the Partnership sold a 24.6 acre tract for $800,000 in cash. In accordance with the terms of the term loan secured by such property, $197,000 of the net sales proceeds were used to paydown such term loan. The remaining $545,000 was distributed to the limited partner in accordance with the partnership agreement. The partnership recognized a gain of $497,000 on the sale. In September 1997, the partnership sold a 77.2 acre tract for $1.5 million in cash. In accordance with the terms of the term loan secured by such property, the net sales proceeds were used to paydown such term loan. The partnership recognized a gain of $704,000 on the sale. In October 1997, the partnership sold a 96.5 acre tract for $1.7 million in cash. In accordance with the terms of the term loan secured by such property, $548,000 of the net sales proceeds were used to paydown such term loan and the remaining $1.1 million being distributed to the limited partner in accordance with the partnership agreement. The partnership recognized a gain of $691,000 on the sale. In December 1997, the partnership sold a 94.4 acre tract for $2.5 million in cash. Of the net sales proceeds, $1.8 million was distributed to the limited partner and $572,000 was distributed to the Company as general partner in accordance with the partnership agreement. The partnership recognized a gain of $1.4 million on the sale. In January 1998, the partnership sold a 155.4 acre tract for $2.9 million. The partnership received $721,000 in cash and provided purchase money financing of an additional $2.2 million. Of the net sales proceeds, $300,000 was distributed to the limited partner and $300,000 was distributed to the Company as general partner in accordance with the partnership agreement. The purchase money financing bears interest at 12% per annum, requires monthly payments of interest only and matures in July 1998. The partnership recognized a gain of $1.2 million on the sale.

In September 1997, a newly formed limited partnership, of which the Company is a 1% general partner and 21.5% limited partner, purchased a 422.4 acre parcel of undeveloped land in Denton County, Texas, for $16.0 million in cash. The Company contributed $3.6 million in cash to the partnership with the remaining $12.4 million being contributed by the other limited partners. The partnership agreement designates the Company as the managing general partner. In September 1997, the partnership obtained financing of $6.5 million secured by the 422.4 acres of land. The mortgage bears interest at 10% per annum, requires quarterly payments of interest only and matures in September 2001. The net financing proceeds were distributed to the partners, the Company receiving $2.9 million of its initial investment. The partnership agreement also provides that the limited partners receive a 12% preferred cumulative return on their investment before any sharing of partnership profits occurs. One of the limited partners in the partnership is also a limited partner in a partnership that owns approximately 15.6% of the Company's outstanding shares of Common Stock. See NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

In January 1992, the Company entered into a partnership agreement with an entity affiliated with a limited partner in a partnership that owns approximately 15.6% of the Company's outstanding shares of Common Stock, that acquired 287 developed residential lots adjacent to the Company's other residential lots in Fort Worth, Texas. The partnership agreement designates the Company as managing general partner. The partnership agreement also provides each of the partners with a guaranteed 10% return on their respective investments. Through December 31, 1996, 197 of the residential lots had been sold. During 1997, an additional 17 lots were sold with 73 lots remaining to be sold at December 31, 1997. During 1997, each partner received $21,000 in return of capital distributions and $12,000 in profit distributions.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Set forth below are summary financial data for equity investees owned over 50%:

                                                 1997            1996
                                               ---------      ---------
   Property and notes receivable, net ....     $ 236,367      $ 240,552
   Other assets ..........................        43,213         59,409
   Notes payable .........................      (339,102)      (352,441)
   Other liabilities .....................       (17,311)       (19,294)
                                               ---------      ---------
   Equity ................................     $ (76,833)     $ (71,774)
                                               =========      =========

                                                                     1997           1996           1995
                                                                  ---------      ---------      ---------
   Revenues .................................................     $ 124,521      $ 124,044      $ 110,892
   Depreciation .............................................       (10,418)       (11,148)       (10,268)
   Interest .................................................       (34,481)       (34,640)       (34,956)
   Operating expenses .......................................       (79,463)       (78,043)       (69,572)
                                                                  ---------      ---------      ---------

   Income (loss) before gains on sale of real estate and
     extraordinary gains ....................................           159            213         (3,904)

   Gains on sale of real estate .............................         8,356             61          7,701
                                                                  ---------      ---------      ---------
   Net income ...............................................     $   8,515      $     274      $   3,797
                                                                  =========      =========      =========

The difference between the carrying value of the Company's investment and the equivalent investee book value is being amortized over the life of the properties held by each investee.

The Company's equity share of:

                                                                    1997        1996        1995
                                                                  -------     -------     -------
Income (loss) before gains on sale of real estate ....            $   817     $   270     $(1,767)
Gains on sale of real estate .........................              3,022          --       1,884
                                                                  -------     -------     -------
Net income ...........................................            $ 3,839     $   270     $   117
                                                                  =======     =======     =======

Set forth below are summary financial data for equity investees owned less than 50%:

                                               1997           1996
                                            ---------      ---------
Property and notes receivable, net ....     $ 631,825      $ 501,097
Other assets ..........................        80,789         57,877
Notes payable .........................      (483,064)      (358,203)
Other liabilities .....................       (28,326)       (19,849)
                                            ---------      ---------
Equity ................................     $ 201,224      $ 180,922
                                            =========      =========

                                                           1997           1996           1995
                                                        ---------      ---------      ---------
Revenues ..........................................     $ 129,531      $ 101,246      $  94,730
Depreciation ......................................       (17,429)       (14,408)       (13,950)
Provision for losses ..............................        (1,337)           844           (541)
Interest ..........................................       (38,537)       (30,401)       (28,102)
Operating expenses ................................       (85,387)       (69,698)       (65,471)
                                                        ---------      ---------      ---------
(Loss) before gains on sale of real estate and
   extraordinary gains ............................       (13,159)       (12,417)       (13,334)
Gains on sale of real estate ......................        34,297         11,701          5,822
Extraordinary gains ...............................            --          1,068          1,437
                                                        ---------      ---------      ---------
Net income (loss) .................................     $  21,138      $     352      $  (6,075)
                                                        =========      =========      =========

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


The Company's equity share of:

                                                          1997          1996          1995
                                                        --------      --------      --------
(Loss) before gains on sale of real estate and
   extraordinary gains ............................     $ (3,703)     $ (2,911)     $ (3,356)
Gains on sale of real estate ......................        4,645         2,463
Extraordinary gains ...............................       10,524           381           783
                                                        --------      --------      --------
Net income (loss) .................................     $  6,821      $  2,115      $   (110)
                                                        ========      ========      ========

The Company's cash flow from the REITs and NRLP is dependent on the ability of each of the entities to make distributions. CMET and IORI have been making quarterly distributions since the first quarter of 1993, NRLP since the fourth quarter of 1993 and TCI since the fourth quarter of 1995. In 1997, the Company received distributions totaling $1.4 million from the REITs and $1.4 million from NRLP and accrued an additional $6.7 million in NRLP and TCI distributions that were not received until January 1998. In 1996, the Company received total distributions from the REITs of $2.1 million and $6.9 million from NRLP. At December 31, 1995, the Company accrued $3.3 million in NRLP distributions which were received January 2, 1996.

The Company's investments in the REITs and NRLP were initially acquired in 1989. In 1997, the Company purchased an additional $172,000 of equity securities of the REITs and NRLP.

NOTE 7.        ACQUISITION OF PIZZA WORLD SUPREME, INC.

In April 1996, a newly formed subsidiary of the Company purchased, for $10.7 million in cash, 80% of the common stock of Pizza World Supreme, Inc. ("PWSI"), which in turn had acquired 26 operating pizza parlors in various communities in California's San Joaquin Valley. Concurrent with the purchase, the Company granted to an individual an option to purchase 36.25% of the Company's subsidiary at any time for the Company's net investment in such subsidiary. Additionally, the Company held negotiations with underwriters to take such subsidiary public. The Company believed that such option would be exercised and further, that the subsidiary would become publicly held approximately one year from its date of acquisition. Accordingly, the Company believed its control of such subsidiary was temporary and therefore accounted for such subsidiary under the equity method through April 1997. In May 1997, the Company acquired the remaining 20% of PWSI for $5.0 million and discontinued equity accounting. The sellers provided purchase money financing in the form of two $2.5 million term loans. The term loans bear interest at 8% per annum, require quarterly payments of interest only and mature in May 2007.

NOTE 8.        MARKETABLE EQUITY SECURITIES - TRADING PORTFOLIO

In 1994, the Company began purchasing equity securities of entities other than those of the REITs and NRLP to diversify and increase the liquidity of its margin accounts. In 1997, the Company purchased $15.1 million and sold $10.6 million of such securities. These equity securities are considered a trading portfolio and are carried at market value. At December 31, 1997, the Company recognized an unrealized decline in the market value of the equity securities in its trading portfolio of $850,000. In 1997, the Company realized a net gain of $154,000 from the sale of trading portfolio securities and received $107,000 in dividends. At December 31, 1996, the Company recognized an unrealized decline in the market value of the equity securities in its trading portfolio of $486,000. In 1996, the Company realized a net gain of $29,000 from the sale of trading portfolio securities and received $163,000 in dividends. At December 31, 1995, the Company recognized an unrealized decline in the market value of the equity securities in its trading portfolio of $998,000. In 1995, the Company realized a net gain of $349,000 from the sale of trading portfolio securities and received $852,000 in dividends and $238,000 in return of capital distributions on such securities. Unrealized and realized gains and losses in the trading portfolio are included in other income in the accompanying Consolidated Statements of Operations.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE 9.        NOTES AND INTEREST PAYABLE

Notes and interest payable consisted of the following:

                                                          1997                        1996
                                                  ----------------------     -----------------------
                                                  Estimated                  Estimated
                                                    Fair         Book          Fair          Book
                                                    Value        Value         Value         Value
                                                  ---------    ---------     ---------     ---------
Notes payable
   Mortgage loans                                 $  84,050    $  96,654     $  40,680     $  68,385
   Borrowings from financial institutions           170,491      153,369        78,812        48,929
   Notes payable to affiliates                        7,342        4,570         1,658         4,176
                                                  ---------    ---------     ---------     ---------
                                                  $ 261,883      254,593     $ 121,150       121,490
                                                  =========                  =========
   Interest payable (including $4,836 in 1997
      and $4,798 in 1996 to affiliates)                            7,393                       6,373
                                                               ---------                   ---------
                                                               $ 261,986                   $ 127,863
                                                               =========                   =========

Scheduled principal payments on notes payable are due as follows:

   1998.....................................     $  89,049
   1999.....................................        28,400
   2000.....................................        17,771
   2001.....................................        29,564
   2002.....................................         8,083
   Thereafter...............................        81,726
                                                 ---------
                                                 $ 254,593

Stated interest rates on notes payable ranged from 6.0% to 15% at December 31, 1997, and mature in varying installments between 1998 and 2007. At December 31, 1997, notes payable were collateralized by mortgage notes receivable with a net carrying value of $22.7 million and by deeds of trust on real estate with a net carrying value of $302.3 million. Excluded from interest expense in the accompanying Consolidated Statement of Operations is capitalized interest of $68,000 in 1997.

In May 1997, the Company financed a previously unencumbered 10.6 acre tract of BP Las Colinas land for $3.1 million. The mortgage bears interest at 9.5% per annum, requires monthly payments of interest only and matures in December 1999.

In May 1997, the Company obtained a second lien mortgage of $3.0 million secured by the Pin Oak land. The mortgage bears interest at 12.5% per annum compounded monthly, and matures in February 1999. In January 1998, the Palm Dessert land was substituted for the Pin Oak land as collateral for the loan. See NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

In June 1997, the Company obtained a second lien mortgage of $3.0 million secured by the Lewisville land. The mortgage bears interest at 12.5% per annum, compounded monthly and matures in February 1999. See NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

In June 1997, the Company refinanced the Valwood land for $15.8 million. The mortgage bears interest at the prime rate plus 4.5%, currently 13% per annum, requires monthly payments of interest only and matures in June 1998. The Company received net cash of $4.9 million, after the payoff of $6.2 million in existing mortgage debt secured by the property, an additional $3.0 million being applied to payoff the Jefferies land loan and $1.4 million being applied to paydown the Las Colinas I land term loan.

In July 1997, the Company obtained a third lien mortgage of $2.0 million secured by the Pin Oak land. The mortgage bore interest at 12.5% per annum, compounded monthly and matured in February 1998. The mortgage was paid in full in January 1998. See NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


In September 1997, the Company refinanced the Las Colinas I land Double O tract for $7.3 million. The Company received net refinancing proceeds of $2.1 million, after the payoff of $5.0 million in existing mortgage debt. The mortgage bears interest at the prime rate plus 4.5%, currently 13% per annum, requires monthly payments of interest only and matures in October 1998.

In October 1997, the Company refinanced the Oaktree Village Shopping Center for $1.5 million. The Company received no net refinancing proceeds after the payoff of $1.4 million in existing mortgage debt and the payment of various closing costs associated with the financing. The note bears interest of 8.48% per annum, requires monthly payments of principal and interest of $13,000 and matures in November 2007.

Also in October 1997, the Company refinanced the Denver Merchandise Mart for $25.0 million. The Company received net refinancing proceeds of $10.2 million, after the payoff of $14.8 million in existing mortgage debt and the payment of various closing costs associated with the financing. The note bears interest at 8.3% per annum, requires monthly payments of principal and interest and matures in October 2012.

In November 1997, the Company obtained mortgage financing of $5.4 million secured by 33.9 acres of previously unencumbered Valwood land, Lacy Longhorn land, Thompson land, and Tomlin land. The Company received net financing proceeds of $4.8 million after the payment of various closing costs associated with the financing. The mortgage bears interest at 13.5% per annum, requires monthly payments of interest only and matures in November 1998.

In December 1997, the Company refinanced the Inn at the Mart in Denver, Colorado, for $4.0 million. The Company received net refinancing proceeds of $1.4 million, after the payoff of $2.0 million in existing mortgage debt. The mortgage bears interest at 7.85% per annum, requires monthly payments of principal and interest of $35,000 and matures in January 2013.

In 1996, the Company purchased a single family residence, a hotel and a total of 1,368.5 acres of land for a total of $57.5 million. In connection with these acquisitions, the Company obtained new or seller financing totaling $41.3 million. The mortgages bear interest at rates ranging from 9% to 15% per annum, require monthly payments of principal and interest totaling $491,479 and mature from June 1998 to December 1999.

Also in 1996, the Company refinanced the mortgage debt secured by a wraparound mortgage note receivable, the Denver Merchandise Mart and an office building and obtained mortgage financing for two previously unencumbered hotels, in the total amount of $39.8 million. The Company received net cash of $23.0 million after the payoff of $10.4 million in existing mortgage debt and the payment of various costs associated with the financings. The mortgages bore interest rates from 9.5% to 16.5% per annum, required monthly payments of principal and interest totaling $404,500 and matured October 1997 to September 2001.

Notes payable to affiliates at December 31, 1997 and 1996 include a $4.2 million note due to NRLP as payment for SAMLP's general partner interest in NRLP. The note bears interest at 10% per annum compounded semi-annually and is due at the earlier of September 2007, the liquidation of NRLP or the withdrawal of SAMLP as general partner of NRLP. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P."

NOTE 10.       MARGIN BORROWINGS

The Company has margin arrangements with various brokerage firms which provide for borrowings of up to 50% of the market value of the Company's marketable equity securities. The borrowings under such margin arrangements are secured by equity securities of the REITs, NRLP and the Company's trading portfolio and bear interest rates ranging from 7.0% to 11.0%. Margin borrowings were $53.3 million at December 31, 1997, and $40.0 million at December 31, 1996, 39.7% and 34.5%, respectively, of the market values of such equity securities at such dates.

In August 1996, the Company consolidated its existing NRLP margin debt held by various brokerage firms into a single loan of $20.3 million. In July 1997, the lender advanced an additional $3.7 million, increasing the loan balance to $24.0 million. The loan is secured by the Company's NRLP units with a market value of at least 50% of the principal balance of the loan. As of December 31, 1997, 3,349,169 NRLP units with a market value of $80.8 million were pledged as security for such loan.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 11.       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 1996, the Company obtained a $2.0 million loan from a financial institution secured by a pledge of equity securities of the REITs owned by the Company and Common Stock of the Company owned by BCM, with a market value at the time of $4.0 million. The Company received $2.0 million in net cash after the payment of closing costs associated with the loan. The loan was paid in full by the proceeds of a new $4.0 million loan from another financial institution secured by a pledge of equity securities of the REITs owned by the Company and Common Stock of the Company owned by BCM with a market value at the time of $10.4 million. The Company received $2.0 million in net cash after the payoff of the $2.0 million loan.

In September 1996, the August 1996 lender made a second $2.0 million loan. The second loan is also secured by a pledge of equity securities of the REITs owned by the Company and Common Stock of the Company owned by BCM with a market value of $9.1 million. The Company received $2.0 million in net cash after the payment of closing costs associated with the loan. The loan matures in July 1998.

In January 1998, the December 1997 lender made a second $2.0 million loan. This loan is secured by a pledge of Common Stock in the Company owned by BCM with a market value at the time of $4.7 million. The Company received $2.0 million in net cash.

In May, June and July 1997, the Company obtained a total of $8.0 million in mortgage loans from entities and trusts affiliated with the limited partner in a partnership that owns approximately 15.6% of the Company's outstanding shares of Common Stock. See NOTE 9. "NOTES AND INTEREST PAYABLE." In January 1998, one of the loans in the amount of $2.0 million was paid in full. In September 1997, the limited partner also became a 22.5% limited partner in a newly formed limited partnership of which the Company is a 1% general partner and a 21.5% limited partner. See NOTE 6. "INVESTMENTS IN EQUITY INVESTEES," NOTE 3. "NOTES AND INTEREST PAYABLE" and NOTE 4. "REAL ESTATE."

NOTE 12.       DIVIDENDS

In June 1996, the Company's Board of Directors resumed the payment of dividends on the Company's Common Stock. The Company paid common dividends totaling $2.0 million or $.20 per share in 1997 and dividends totaling $1.5 million or $.15 per share in 1996. The Company reported to the Internal Revenue Service that 100% of the dividends paid in 1997 represented ordinary income and 100% of the dividends paid in 1996 represented a return of capital.

NOTE 13.       PREFERRED STOCK

The Company's Series B 10% Cumulative Convertible Preferred Stock consists of a maximum of 4,000 shares with a par value of $2.00 per share and a liquidation preference of $100.00 per share. Dividends are payable at the rate of $10.00 per year or $2.50 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Company's Board of Directors. The Series B Preferred Stock is convertible between May 8, 1998 and June 8, 1998, into Common Stock of the Company at 90% of the average closing price of the Company's Common Stock on the prior 30 trading days. At December 31, 1997, 4,000 shares of Series B Preferred Stock were issued and outstanding.

The Company's Series C 10% Cumulative Convertible Preferred Stock consists of a maximum of 16,681 shares with a par value of $2.00 per share and a liquidation preference of $100.00 per share. Dividends are payable at the rate of $10.00 per year or $2.50 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Company's Board of Directors. The Series C Preferred Stock is convertible between November 25, 1998 and February 23, 1999, into Common Stock of the Company at 90% of the average closing price of the Company's Common Stock on the prior 30 trading days. At December 31, 1997, 16,681 shares of Series C Preferred Stock were issued and outstanding.

The Company's Series D 9.50% Cumulative Preferred Stock consists of a maximum of 91,000 shares with a par value of $2.00 per share and a liquidation preference of $20.00 per share. Dividends are payable at the rate of $1.90 per year of $.475 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Company's Board of Directors. The Class A limited partner units of Ocean Beach Partners, L.P. may be exchanged for Series D Preferred Stock at the rate of 20 Class A units for each share of Series D Preferred Stock. No more than one-third of the Class

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


A units held may be exchanged prior to May 31, 2001. Between June 1, 2001 and May 31, 2006 all unexchanged Class A units are exchangeable. At December 31, 1997, none of the Series D Preferred Stock was issued.

The Company's Series E 10% Cumulative Convertible Preferred Stock consists of a maximum of 80,000 shares with a par value of $2.00 per share and a liquidation preference of $100.00 per share. Dividends are payable at the rate of 10.00 per year or $2.50 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Company's Board of Directors for periods prior to November 4, 1999 and $11.00 per year, $2.75 per quarter thereafter. The Series E Preferred Stock is reserved for the conversion of the Class A limited partner units of Valley Ranch, L.P. Such Class A units may be exchanged for Series E Preferred Stock at the rate of 100 Class A units for each share of Series E Preferred Stock. Beginning November 4, 1998, the Series E Preferred Stock may be converted into Common Stock of the Company at 80% of the average closing price of the Company's Common Stock on the prior 20 trading days. Up to 37.50% of the Series E Preferred Stock may be converted between November 4, 1998 and November 3, 1999. Between November 4, 1999 and November 3, 2001 an additional 12.50% of the original Series E Preferred Stock may be converted, and the remainder may be converted on or after November 4, 2001. At December 31, 1997, none of the Series E Preferred Stock was issued.

The Company's Series F 10% Cumulative Convertible Preferred Stock consists of a maximum of 7,500,000 shares with a par value of $2.00 per share and a liquidation preference of $10.00 per share. Dividends are payable at the rate of $1.00 per year or $.25 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Company's Board of Directors accruing cumulatively from August 16, 1998 and commencing on October 15, 1998. The Series F Preferred Stock may be converted, after August 15, 2003, into Common Stock of the Company at 90% of the market value of the Company's Common Stock for the 20 trading days prior to conversion. At December 31, 1997, 2,000,000 shares of Series F Preferred Stock were issued and outstanding.

The Company's Series G 10% Cumulative Convertible Preferred Stock consists of a maximum of 11,000 shares with a par value of $2.00 per share, and a liquidation preference of $100.00 per share. Dividends are payable at the rate of $10.00 per year or $2.50 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Company's Board of Directors. The Series G Preferred Stock is reserved for the conversion of the Class A limited partner units of Grapevine American, L.P. The Class A units may be exchanged for Series G Preferred Stock at the rate of 100 Class A units for each share of Series G Preferred Stock, on or after October 6, 1999. The Series G Preferred Stock may be converted, after October 6, 2000, into Common Stock of the Company at 90% of the market value of the Company's Common Stock for the twenty trading days prior to conversion. At December 31, 1997, none of the Series G Preferred Stock was issued.

NOTE 14.       ADVISORY AGREEMENT

Although the Company's Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations of the Company are performed by BCM, a contractual advisor under the supervision of the Company's Board of Directors. The duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage loan investment and sales opportunities as well as financing and refinancing sources for the Company. BCM as advisor also serves as a consultant in connection with the Company's business plan and investment policy decisions made by the Company's Board of Directors.

BCM has been providing advisory services to the Company since February 6, 1989. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips served as Chairman of the Board and as a Director of the Company until November 16, 1992. Mr. Phillips also served as a director of BCM until December 22, 1989, and as Chief Executive Officer of BCM until September 1, 1992. Mr. Phillips serves as a representative of the trust for the benefit of his children that owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company. Ryan T. Phillips, a Director of the Company until June 6, 1996, is a director of BCM and a trustee of the trust that owns BCM. Karl L. Blaha, President and Director of the Company serves as Executive Vice President Commercial Asset Management of BCM. Oscar W. Cashwell, a Director of the Company, served as Executive Vice President of BCM until January 10, 1997.

The Advisory Agreement provides that BCM shall receive base compensation at the rate of 0.125% per month (1.5% on an annualized basis) of the Company's Average Invested Assets. On October 23, 1991, based on the recommendation of BCM, the

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Company's advisor, the Company's Board of Directors approved a reduction in BCM's base advisory fee by 50% effective October 1, 1991. This reduction remains in effect until the Company's earnings for the four preceding quarters equals or exceeds $.50 per share.

In addition to base compensation, the Advisory Agreement provides that BCM, or an affiliate of BCM, receive an acquisition fee for locating, leasing or purchasing real estate for the Company; a disposition fee for the sale of each equity investment in real estate; a loan arrangement fee; an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any; and a mortgage placement fee, on mortgage loans originated or purchased.

The Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees not directly identifiable to the Company's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance by BCM of its duties under the Advisory Agreement.

If and to the extent that the Company shall request BCM, or any director, officer, partner or employee of BCM, to render services to the Company other than those required to be rendered by BCM under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and the Company from time to time. The Company has requested that BCM perform loan administration functions, and the Company and BCM have entered into a separate agreement, as described below.

The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. The Company's management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties.

Since October 4, 1989, BCM has acted as loan administration/servicing agent for the Company, under an agreement terminable by either party upon thirty days' notice, under which BCM services the Company's mortgage notes and receives as compensation a monthly fee of .125% of the month-end outstanding principal balances of the mortgage notes serviced.

NOTE 15.       PROPERTY MANAGEMENT

Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently, Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides property management services for a fee of 5% or less of the monthly gross rents collected on the properties under its management. Carmel, Ltd. subcontracts with other entities for the property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) First Equity Properties, Inc. ("First Equity"), which is 50% owned by BCM, (ii) Gene E. Phillips and (iii) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management of the Company's hotels, shopping centers, its office building and the Denver Merchandise Mart to Carmel Realty, Inc. ("Carmel Realty"), which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 16.       ADVISORY FEES, PROPERTY MANAGEMENT FEES, ETC.

Fees and cost reimbursements to BCM and its affiliates were as follows:


                                                           1997        1996        1995
                                                          -------     -------     -------
Fees
   Advisory and mortgage servicing ..................     $ 2,657     $ 1,539     $ 1,195
   Loan arrangement .................................         592         806          95
Brokerage commissions ...............................       7,586       1,889         905
Property and construction management and leasing
   commissions* .....................................         865         892       1,200
                                                          -------     -------     -------
                                                          $11,700     $ 5,126     $ 3,395
                                                          =======     =======     =======


   Cost reimbursements ..............................     $ 1,809     $   691     $   516
                                                          =======     =======     =======

- ----------------

* Net of property management fees paid to subcontractors, other than Carmel Realty.

NOTE 17.       INDUSTRY SEGMENTS

                                                                         Other
                                                                          Real          Pizza
 1997                                       Hotels        Estate         Parlor         Total
- --------                                   ---------     ---------      ---------     ---------
Revenues .............................     $  12,708     $  16,367      $  17,926     $  47,001
Income (loss) before income taxes ....           240        (4,247)         1,579        (2,428)
Identifiable assets ..................        49,371       360,629         23,799       433,799
Depreciation and amortization ........           779         1,873            686         3,338
Capital expenditures .................           905        10,088          6,693        17,686

NOTE 18.       INCOME TAXES

Financial statement income varies from taxable income, principally due to the accounting for income and losses of investees, gains and losses from asset sales, depreciation on owned properties, amortization of discounts on notes receivable and payable and the difference in the allowance for estimated losses. At December 31, 1997, the Company had a tax net operating loss carryforwards of $21.0 million expiring through 2011.

At December 31, 1997, the Company has a deferred tax benefit of $8.0 million due to tax deductions available to it in future years. However, due to, among other factors, the Company's inconsistent earnings history, the Company was unable to conclude that the future realization of such deferred tax benefit, which requires the generation of taxable income, was more likely than not. Accordingly, a valuation allowance for the entire amount of the deferred tax benefit has been recorded.

The components of tax expense are as follows:

                                     1997      1996      1995
                                   --------  --------  --------
Income tax provision
     Current................       $     --  $     --  $      2
                                   ========  ========  =========

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 19.       EXTRAORDINARY GAIN

In 1996, the Company recognized an extraordinary gain of $381,000 representing its equity share of TCI's extraordinary gain from the early payoff of debt and CMET's extraordinary gain from an insurance settlement.

In 1995, the Company recognized an extraordinary gain of $783,000 representing its equity share of TCI's extraordinary gain from early payoff of debt.

NOTE 20.       RENTS UNDER OPERATING LEASES

The Company's operations include the leasing of an office building, a merchandise mart and shopping centers. The leases thereon expire at various dates through 2006. The following is a schedule of minimum future rents under non-cancelable operating leases as of December 31, 1997:

          1998.....................        $  3,747
          1999.....................           3,427
          2000.....................           2,773
          2001.....................           2,231
          2002.....................           1,875
          Thereafter...............          10,746
                                           --------
                                           $ 24,799
                                           ========

PWSI conducts the majority of its operations from leased facilities which includes an office, warehouse, and sixty-one pizza parlor locations for which a lease was signed and the pizza parlor was either open at December 31, 1997 or scheduled to open thereafter. The leases expire over the next twelve years. PWSI also leases vehicles under operating leases. the following is a schedule of minimum future rent commitments under operating leases as of December 31, 1997:

          1998.....................            $  2,133
          1999.....................               2,176
          2000.....................               2,007
          2001.....................               1,806
          2002.....................               1,773
          Thereafter...............               9,387
                                               --------
                                               $ 19,282
                                               ========

Total facilities and automobile rent expense relating to these leases was $1.3 million in 1997.

NOTE 21.       COMMITMENTS AND CONTINGENCIES

The Company is involved in various lawsuits arising in the ordinary course of business. In the opinion of the Company's management the outcome of these lawsuits will not have a material impact on the Company's financial condition, results of operations or liquidity.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 22.       QUARTERLY RESULTS OF OPERATIONS

The following is a tabulation of the Company's quarterly results of operations for the years 1997 and 1996 (unaudited):


                                                          Three Months Ended
                                        -----------------------------------------------------
   1997                                  March 31,     June 30,   September 30,  December 31,
- ----------                              ----------    ----------  -------------  ------------
Revenue ............................     $  7,499      $  9,667      $ 15,039      $ 17,766
Expense ............................       11,795        15,960        24,296        31,304
                                         --------      --------      --------      --------

(Loss) from operations .............       (4,296)       (6,293)       (9,257)      (13,538)
Equity in income of investees ......          280         4,970          (145)        5,555
Gains on sale of real estate .......        4,287         3,863         3,205         8,941
Extraordinary gain .................           --            --            --            --
                                         --------      --------      --------      --------
Net income (loss) ..................          271         2,540        (6,197)          958

Preferred dividend requirement .....          (50)          (49)          (49)          (58)
                                         --------      --------      --------      --------
Net income (loss) applicable to
   common shares ...................     $    221      $  2,491      $ (6,246)     $    900
                                         ========      ========      ========      ========

Earnings per share
Net income (loss) ..................     $    .02      $    .21      $   (.52)     $    .07
                                         ========      ========      ========      ========



                                                                 Three Months Ended
                                                -----------------------------------------------------
   1996                                          March 31,     June 30,   September 30,  December 31,
- ----------                                      ----------    ----------  -------------  ------------
Revenue ....................................     $  6,790      $  5,346      $  7,306      $  7,537
Expense ....................................        8,255         8,555         9,279        12,488
                                                 --------      --------      --------      --------
(Loss) from operations .....................       (1,465)       (3,209)       (1,973)       (4,951)
Equity in income of investees ..............          678           271           661           394
Gains on sale of real estate ...............          559           547         1,961           592
Extraordinary gain .........................           13           247           121            --
                                                 --------      --------      --------      --------
Net income (loss) ..........................         (215)       (2,144)          770        (3,965)

Preferred dividend requirement .............           --           (17)          (48)          (48)
                                                 --------      --------      --------      --------
Net income (loss) applicable to
   common shares ...........................     $   (215)     $ (2,161)     $    722      $ (4,013)
                                                 ========      ========      ========      ========

Earnings per share
Income (loss) before extraordinary gain ....     $   (.02)     $   (.19)     $    .05      $   (.28)
Extraordinary gain .........................           --           .02           .01            --
                                                 --------      --------      --------      --------
Net income (loss) ..........................     $   (.02)     $   (.17)     $    .06      $   (.28)
                                                 ========      ========      ========      ========

NOTE 23.       SUBSEQUENT EVENTS

In January 1998, the Company purchased El Dorado Parkway land, a 8.5 acre parcel of undeveloped land in McKinney, Texas, for $952,000. The Company paid $307,000 in cash and assumed the existing mortgage of $164,000 with the seller providing purchase money financing of the remaining $481,000 of the purchase price. The assumed mortgage bears interest at 10% per annum, requires semiannual payments of principal and interest of $18,000 and matures in May 2005. The financing bears interest at 8% per annum, requires semiannual principal and interest payments of $67,000 and matures in January 2002.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Also in January 1998, the Company purchased Valley Ranch IV land, a 12.3 acre parcel of undeveloped land in Irving, Texas, for $2.0 million. The Company paid $500,000 in cash with the seller providing purchase money financing of the remaining $1.5 million of the purchase price. The financing bears interest at 10% per annum, requires quarterly payments of interest only and matures in December 2000.

Further in January 1998, the Company purchased JHL Connell land, a 7.7 acre parcel of undeveloped land in Carrollton, Texas, for $1.3 million in cash.

In February 1998, the Company purchased Scoggins land, a 314.5 acre parcel of undeveloped land in Tarrant County, Texas, for $3.0 million. The Company paid $1.5 million in cash and obtained new mortgage financing of $1.5 million. The mortgage bears interest at 14% per annum, requires quarterly payments of interest only, requires a principal paydown of $300,000 in May 1998, and matures in February 1999.

Also in February 1998, the Company purchased Bonneau land, a 8.4 acre parcel of undeveloped land in Dallas County, Texas, for $1.0 million. The Company obtained new mortgage financing of $1.0 million. The mortgage bears interest at 18.5% per annum with the principal and interest being due at maturity in February 1999.

Further in February 1998, the Company financed the previously unencumbered Kamperman land in the amount of $1.6 million. The Company received net financing proceeds of $1.5 million after the payment of various closing costs associated with the financing. The mortgage bears interest at 9.0%, requires monthly payments of interest only and matures in February 2000.

In February 1998, the Company refinanced the Vineyards land in the amount of $3.4 million. The Company received net refinancing proceeds of $2.9 million, after the payoff of existing mortgage debt of $540,000. The note bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

Also in February 1998, the Company financed the unencumbered Valley Ranch land in the amount of $4.3 million. The Company received net financing proceeds of $4.1 million after the payment of various closing costs associated with the financing. The mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

In November 1994, the Company and an affiliate of BCM, sold five apartment complexes to a newly formed limited partnership in exchange for $3.2 million in cash, a 27% limited partner interest in the partnership and two mortgage notes receivable, secured by one of the properties sold. The Company had the option to reacquire the properties at any time after September 1997 for their original sales prices, after the buyer received a 12% return on its investment. Accordingly, the Company recorded a deferred gain of $5.6 million which was offset against the Company's investment in the partnership. In February 1998, the Company reacquired three of the properties for $7.7 million. The Company paid $4.0 million in cash and assumed the existing mortgage of $3.7 million. Simultaneously the Company refinanced the three properties for a total of $7.8 million, the Company receiving net cash of $3.9 million after the payoff of $3.7 million in existing mortgage debt and the payment of various costs associated with the financing. The new mortgages bear interest at 9.5% per annum, require monthly principal and interest payments of a total of $66,000 and mature in February 2008. In addition, the Company received a refund of $230,000 from Carmel Realty, representing the commission the Company had paid on the sale of the properties in 1994.

In March 1998, the Company financed the previously unencumbered Stagliano and Dalho land in the amount of $800,000 with the lender on the Bonneau land, described above. The Company received net financing proceeds of $790,000 after the payment of various closing costs associated with the financing. The mortgage bears interest at 18.5% per annum with principal and interest due at maturity in February 1999. The Company's JHL Connell land is also pledged as additional collateral for this loan.

                           AMERICAN REALTY TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                           September 30,  December 31,
                                                               1998           1997
                                                           -------------  ------------
                                                             (dollars in thousands)
                     Assets

Notes and interest receivable
   Performing ..........................................     $     466      $   9,300
   Nonperforming .......................................           499         18,624
                                                             ---------      ---------
                                                                   965         27,924

Less - allowance for estimated losses ..................          (667)        (2,398)
                                                             ---------      ---------
                                                                   298         25,526

Real estate held for sale, net of accumulated
   depreciation ($5,098 in 1997) .......................       255,836        178,938


Real estate held for investment, net of accumulated
   depreciation ($9,199 in 1998 and $5,380 in 1997) ....       216,141        123,515

Pizza parlor equipment, net of accumulated
   depreciation ($1,439 in 1998 and $905 in 1997) ......         7,401          6,693

Marketable equity securities, at market value ..........         7,734          6,205
Cash and cash equivalents ..............................         2,021          5,347
Investments in equity investees ........................        66,097         45,851
Intangibles, net of accumulated amortization
   ($1,049 in 1998 and $704 in 1997) ...................        15,020         15,230
Other assets ...........................................        25,864         26,494
                                                             ---------      ---------

                                                             $ 596,412      $ 433,799
                                                             =========      =========





The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                     CONSOLIDATED BALANCE SHEETS - CONTINUED



                                                                 September 30,           December 31,
                                                                     1998                    1997
                                                                 -------------           ------------
                                                                 (dollars in thousands, except per share)
Liabilities and Stockholders' Equity

Liabilities
Notes and interest payable ($12,200 in 1998 and
     $11,400 in 1997 to affiliates) ..........................     $ 384,096             $ 261,986
Margin borrowings ............................................        42,212                53,376
Accounts payable and other liabilities (including
     $38,209 in 1998 and $22,825 in 1997 to
     affiliate) ..............................................        51,615                34,442
                                                                   ---------             ---------

                                                                     477,923               349,804

Minority interest ............................................        52,268                20,542

Redeemable Preferred Stock
     Series C, 16,681 shares in 1998 (at liquidation
     preference) .............................................         1,668                    --

Commitments and contingencies

Stockholders' equity
Preferred Stock, $2.00 par value, authorized
     20,000,000 shares, issued and outstanding
         Series B, 4,000 shares in 1997 ......................            --                    8
         Series C, 16,681 shares in 1997 .....................            --                   33
         Series F, 3,350,000 shares in 1998 and 2,000,000
               in 1997 (liquidation preference $33,500) ......         6,100                4,000
         Series G, 1,000 shares in 1998)
               (liquidation preference $100) .................             2                   --
Common stock, $.01 par value; authorized
     100,000,000 shares, issued 13,492,800 shares
     in 1998 and 13,479,348 in 1997 ..........................           135                  135
Paid-in capital ..............................................        84,185               84,943
Accumulated (deficit) ........................................       (25,841)             (25,638)
Treasury stock at cost, 2,737,216 shares in 1998
     and 2,767,427 shares in 1997 ............................           (28)                 (28)
                                                                   ---------            ---------

                                                                      64,553               63,453
                                                                   ---------            ---------

                                                                   $ 596,412            $ 433,799
                                                                   =========            =========



The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                               For the Three Months               For the Nine Months
                                               Ended September 30,                Ended September 30,
                                         ------------------------------      ------------------------------
                                             1998              1997              1998              1997
                                         ------------      ------------      ------------      ------------
                                                 (dollars in thousands, except per share)
Revenues
   Sales ...........................     $      7,259      $      8,647      $     21,344      $     10,828
   Rents ...........................           15,531             7,804            45,098            18,725
   Interest ........................               15               471               169             2,769
   Other ...........................              486            (1,883)             (454)             (117)
                                         ------------      ------------      ------------      ------------
                                               23,291            15,039            66,157            32,205
                                         ------------      ------------      ------------      ------------

Expenses
   Cost of sales ...................            6,324             6,984            18,329             8,672
   Property operations .............           12,032             5,030            34,192            13,501
   Interest ........................           12,396             8,351            35,676            20,425
   Advisory and servicing fees
      to affiliate .................            1,058               630             2,767             1,639
   Incentive compensation to
      affiliate ....................               --                --                --               299
   General and administrative ......            1,712             2,303             5,939             4,654
   Depreciation and
      amortization .................            1,496               755             4,683             1,902
   Provision for loss ..............            3,000                --             3,000                --
   Minority interest ...............              658               243             1,591               959
                                         ------------      ------------      ------------      ------------
                                               38,676            24,296           106,177            52,051
                                         ------------      ------------      ------------      ------------

(Loss) from operations .............          (15,385)           (9,257)          (40,020)          (19,846)

Equity in income (losses)
   of investees ....................            6,099              (145)           27,429             5,106
Gains on sale of real estate .......            5,718             3,205            14,692            11,354
                                         ------------      ------------      ------------      ------------

Net income (loss) ..................           (3,568)           (6,197)            2,101            (3,386)

Preferred dividend requirement .....             (502)              (49)             (595)             (151)
                                         ------------      ------------      ------------      ------------

Net income (loss) applicable
   to Common shares ................     $     (4,070)     $     (6,246)     $      1,506      $     (3,537)
                                         ============      ============      ============      ============

Earnings per share

   Net income (loss) applicable
      to Common Shares .............     $       (.38)     $       (.21)     $        .14      $       (.29)
                                         ============      ============      ============      ============

Weighted average Common shares
   used in computing earnings
   per share .......................       10,755,584        11,975,921        10,741,137        12,041,252
                                         ============      ============      ============      ============

The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)

                                  Series B    Series C    Series F    Series G
                                  Preferred   Preferred  Preferred   Preferred   Common    Treasury
                                    Stock       Stock      Stock        Stock    Stock       Stock
                                  ---------   ---------  ---------   ---------   ------    --------
                                                  (dollars in thousands, except per share)
Balance, January 1,
      1998 ...................     $    8      $   33      $4,000     $   --     $  135     $  (28)

Dividends
      Common Stock ($.15
         per share) ..........         --          --          --         --         --         --
      Series B Preferred
         Stock ($2.50 per
         share) ..............         --          --          --         --         --         --
      Series C Preferred
         Stock ($7.50 per
         share) ..............         --          --          --         --         --         --
      Series F Preferred
         Stock ($.50 per
         share) ..............         --          --          --         --         --         --
      Series G Preferred
         Stock ($5.00 per
         share) ..............         --          --          --         --         --         --
Issuance of Series G
      Preferred Stock ........         --          --          --          2         --         --
Issuance of Series F
      Preferred Stock ........         --          --       2,100         --         --         --
Sale of Common Stock
      under dividend
      reinvestment plan ......         --          --          --         --         --         --
Conversion of Series B
      Preferred Stock to
      Common Stock ...........         (8)         --          --         --         --         --
Preferred Stock called
      for redemption .........         --         (33)         --         --         --         --

Net income ...................         --          --          --         --         --         --
                                   ------      ------      ------     ------     ------     ------

Balance, September 30,
      1998 ...................     $   --      $   --      $6,100     $    2     $  135     $  (28)
                                   ======      ======      ======     ======     ======     ======



                                   Paid-in      Accumulated  Stockholders'
                                   Capital       (Deficit)      Equity
                                   --------     -----------  -------------
                                  (dollars in thousands, except per share)

Balance, January 1,
      1998 ...................     $ 84,943      $(25,638)     $ 63,453

Dividends
      Common Stock ($.15
         per share) ..........           --        (1,710)       (1,710)
      Series B Preferred
         Stock ($2.50 per
         share) ..............           --           (54)          (54)
      Series C Preferred
         Stock ($7.50 per
         share) ..............           --          (125)         (125)
      Series F Preferred
         Stock ($.50 per
         share) ..............           --          (411)         (411)
      Series G Preferred
         Stock ($5.00 per
         share) ..............           --            (5)           (5)
Issuance of Series G
      Preferred Stock ........           98            --           100
Issuance of Series F
      Preferred Stock ........          529            --         2,629
Sale of Common Stock
      under dividend
      reinvestment plan ......          197            --           197
Conversion of Series B
      Preferred Stock to
      Common Stock ...........           53             1            46
Preferred Stock called
      for redemption .........       (1,635)           --        (1,668)

Net income ...................           --         2,101         2,101
                                   --------      --------      --------

Balance, September 30,
      1998 ...................     $ 84,185      $(25,841)     $ 64,553
                                   ========      ========      ========


The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                           For the Nine Months
                                                             Ended September 30,
                                                          ------------------------
                                                            1998           1997
                                                          ---------      ---------
Cash Flows from Operating Activities                       (dollars in thousands)
  Pizza parlor sales collected ......................     $  21,252      $  10,828
  Rents collected ...................................        44,350         16,972
  Interest collected ................................           381          2,624
  Distributions from equity investees' operating
    cash flow .......................................         9,246          1,905
  Payments for pizza parlor operations ..............       (20,045)        (8,672)
  Payments for property operations ..................       (31,325)        (9,025)
  Interest paid .....................................       (23,928)       (12,723)
  Advisory and servicing fees paid to affiliate .....        (2,767)        (1,938)
  General and administrative expenses paid ..........        (5,856)        (4,765)
  Other .............................................        (3,071)          (717)
                                                          ---------      ---------
    Net cash (used in) operating activities .........       (11,763)        (5,511)

Cash Flows From Investing Activities
  Collections on notes receivable ...................         7,901          3,062
  Funding of notes receivable .......................          (381)        (3,688)
  Proceeds from sale of real estate .................        44,140         18,567
  Proceeds from sale of marketable equity
    securities ......................................         4,570          6,019
  Proceeds from sale of notes receivable ............            --         18,342
  Purchases of marketable equity securities .........        (7,605)       (11,779)
  Investment in real estate entities ................        (5,034)        (3,523)
  Distributions from equity investees' investing
     activities .....................................        16,427             --
  Acquisition of real estate ........................       (91,308)       (67,620)
  Earnest money deposits ............................           565        (12,277)
  Real estate improvements ..........................        (7,267)        (5,505)
  Fixed assets purchased ............................          (787)        (5,809)
                                                          ---------      ---------
  Net cash (used in) investing activities ...........       (38,779)       (64,211)

Cash Flows From Financing Activities
  Proceeds from notes payable .......................       135,696         91,141
  Payments on notes payable .........................       (77,077)       (47,150)
  Deferred borrowing costs ..........................        (8,214)        (3,294)
  Net advances from affiliates ......................        15,330         23,632
  Margin borrowings, net ............................       (14,998)         8,890
  Common dividends paid .............................        (1,710)        (1,520)
  Preferred dividends paid ..........................          (418)           (72)
  Distributions to minority interest holders ........        (1,590)        (1,128)
  Sale of Common Stock under dividend
     reinvestment plan ..............................           197             --
                                                          ---------      ---------
    Net cash provided by financing activities .......        47,216         70,499

    Net increase (decrease) in cash and cash
     equivalents ....................................     $  (3,326)     $     777
Cash and cash equivalents, beginning of period ......         5,347          1,254
                                                          ---------      ---------

Cash and cash equivalents, end of period ............     $   2,021      $   2,031
                                                          =========      =========

The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
          CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) - CONTINUED



                                                                      For the Nine Months
                                                                      Ended September 30,
                                                                     ----------------------
                                                                       1998          1997
                                                                     --------      --------
                                                                     (dollars in thousands)
Reconciliation of net income (loss) to net cash
     (used in) operating activities
     Net income (loss) .........................................     $  2,101      $ (3,386)
     Adjustments to reconcile net income (loss) to net cash
         (used in) operating activities
         Depreciation and amortization .........................        4,683         1,570
         Amortization of deferred borrowing cost ...............        5,471           332
         Provision for loss ....................................        3,000            --
         Gain on sale of real estate ...........................      (14,692)      (11,354)
         Distributions from equity investees' operating
              cash flow ........................................        9,246         1,905
         Equity in (income) losses of investees ................      (27,430)       (5,106)
         (Increase) decrease in marketable equity
              securities .......................................       (1,529)          470
         Decrease in interest receivable .......................          333             3
         Decrease in other assets ..............................        3,336         9,681
         Increase in accrued interest payable ..................        1,179           520
         Increase (decrease) in accounts payable and
              other liabilities ................................        1,760          (205)
         Other .................................................          779            59
                                                                     --------      --------

           Net cash (used in) operating activities .............     $(11,763)     $ (5,511)
                                                                     ========      ========



Schedule of noncash investing and financing activities

     Stock dividends on Series C Preferred Stock ...............     $     --      $     82
     Notes payable from acquisition of real estate .............       17,119        33,746
     Notes payable from acquisition of minority
         interest ..............................................           --         5,000
     Notes receivable canceled on reacquisition of
         property ..............................................        1,300            --
     Note receivable from sale of real estate ..................           --           800
     Issuance of Series F Preferred Stock ......................        2,100            --
     Dividend obligation on conversion of Series F
         Preferred Stock .......................................          134            --
     Current value of properties acquired through
         foreclosure on notes receivable with a carrying
         value of $22,715 in 1998 and $14,485 in 1997 ..........       22,715        20,226
     Notes payable from property acquired through
         foreclosure ...........................................       11,867
     Issuance of Series G Preferred Stock ......................          100            --
     Investment in properties reacquired .......................        5,270            --
     Dividend obligation discharged on conversion of
         Series B Preferred Stock ..............................           44            --


The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
          CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) - CONTINUED



                                                            For the Nine Months
                                                            Ended September 30,
                                                           ----------------------
                                                             1998          1997
                                                           --------      --------
                                                           (dollars in thousands)
Acquisition of Pizza World Supreme, Inc.

     Carrying value of intangibles ...................     $     --      $ 15,641
     Carrying value of pizza parlor equipment ........           --         3,998
     Carrying value of note receivable retired .......           --        13,387
     Carrying value of accounts payable and other
         liabilities .................................           --         1,314


Acquisition of IGI Properties

     Carrying value of mortgages assumed .............       43,421            --
     Issuance of Class A partnership units ...........        6,568            --
     Carrying value of other assets ..................         (441)           --
     Carrying value of accounts payable and other
         liabilities .................................          292            --
     Investment in partnerships ......................        1,980            --




The accompanying notes are an integral part of these Consolidated Financial Statements.

                           AMERICAN REALTY TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)



NOTE 1.        BASIS OF PRESENTATION

The accompanying Consolidated Financial Statements of American Realty Trust, Inc. and consolidated entities (the "Company") have been prepared in conformity with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Operating results for the nine month period ended September 30, 1998, are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. For further information, refer to the Consolidated Financial Statements and Notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Form 10-K").

Certain balances for 1997 have been reclassified to conform to the 1998 presentation.

NOTE 2.        SYNTEK ASSET MANAGEMENT, L.P.

The Company owns a 96% limited partner interest in Syntek Asset Management, L.P. ("SAMLP"). SAMLP is the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP"), the operating partnership of NRLP. Gene E. Phillips, a Director and Chairman of the Board of the Company until November 16, 1992, is also a general partner of SAMLP. As of September 30, 1998, the Company owned approximately 54.4% of the outstanding limited partner units of NRLP.

NRLP, SAMLP and Mr. Phillips were among the defendants in a class action lawsuit arising from the formation of NRLP. An agreement settling such lawsuit (the "Settlement Agreement") for the above mentioned defendants became effective on July 5, 1990. The Settlement Agreement provided for, among other things, the appointment of an NRLP oversight committee and the establishment of specified annually increasing targets for five years relating to the price of NRLP's units of limited partner interest.

The Settlement Agreement provides for the resignation and replacement of SAMLP as general partner if the unit price targets are not met for two consecutive anniversary dates. NRLP did not meet the unit price targets for the first and second anniversary dates. On July 8, 1992, SAMLP notified the NRLP oversight committee of the failure of NRLP to meet the unit price targets for two successive years and that it expects to resign as general partner of NRLP and NOLP.

The withdrawal of SAMLP as general partner would require NRLP to purchase SAMLP's general partner interest (the "Redeemable General Partner Interest") at its then fair value, and to pay certain fees and other compensation as provided in the partnership agreement. Syntek Asset Management, Inc. ("SAMI"), the managing general partner of SAMLP, has calculated the fair value of such Redeemable General Partner Interest to be $49.6 million at September 30, 1998, before reduction for the principal balance ($4.2 million at September 30, 1998) and accrued interest ($8.1 million at September 30, 1998) on the note receivable from SAMLP for its original capital contribution to the partnership.

On December 15, 1997, NRLP, SAMLP, the NRLP oversight committee, Joseph B. Moorman, Invenex and the Counsel for the plaintiff class members executed an Agreement for Establishment of a Class Distribution Fund and Election of Successor General Partner (the "Resolution Agreement")which provided for the nomination of an entity affiliated with SAMLP to be the successor general partner of NRLP and NOLP, for the establishment of a fund for the benefit of the plaintiff class members consisting of cash and properties owned by NOLP and for the resolution of all related matters under the Settlement Agreement.

The Resolution Agreement was submitted to the Judge appointed to supervise the class action settlement (the "Supervising Judge") and on February 11, 1998, the Supervising Judge entered an order granting preliminary approval of the Resolution Agreement. On July 15, 1998, NRLP, SAMLP and the NRLP oversight committee executed an Agreement for Cash Distribution and Election of Successor General Partner (the "Cash Distribution Agreement") which provides for the nomination of an entity affiliated with SAMLP to be the successor general partner of NRLP, for the distribution of $11.4 million to the plaintiff class members and for the resolution of all related matters under the Settlement Agreement. The Cash Distribution Agreement was submitted to the Supervising Judge on July 23, 1998,
                                      F-41

                           AMERICAN REALTY TRUST, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED


as an alternative to the Resolution Agreement. On July 27, 1998, Invenex withdrew the proposal for approval of the Resolution Agreement. On August 4, 1998, the Supervising Judge entered an order granting preliminary approval of the Cash Distribution Agreement. On September 9, 1998, a notice was mailed to the plaintiff class members describing the Cash Distribution Agreement. On October 16, 1998, a hearing was held to consider any objections to the Cash Distribution Agreement. On October 23, 1998, the Supervising Judge entered an order granting final approval of the Cash Distribution Agreement. The Supervising Judge also entered orders requiring NRLP to pay $404,000 in attorney's fees to Joseph B. Moorman's legal counsel, $30,000 to Joseph B. Moorman and $404,000 in attorney's fees to Robert A. McNeil's legal counsel.

Pursuant to the order $11.4 million will be deposited by NRLP into an escrow account. The actual distribution of the cash to the plaintiff class members will occur immediately following the election and taking office of the successor general partner. The distribution of the cash shall be made to the plaintiff class members pro rata based upon the formation of NRLP in 1987. The distribution of cash will be under the control of an independent settlement administrator.

The proposal to elect the successor general partner will be submitted to the unitholders of NRLP for a vote. All units of NRLP owned by affiliates of SAMLP (approximately 61.5% of the outstanding units of NRLP as of October 30, 1998) will be voted pro rata with the vote of the other limited partners.

Upon approval by the NRLP unitholders, SAMLP shall withdraw as general partner and the successor general partner shall take office. If the required approvals are obtained, it is anticipated that the successor general partner will be elected and take office during the first quarter of 1999. Upon the election and taking office of the successor general partner and the distribution of the cash to the plaintiff class members, the Settlement Agreement and the NRLP oversight committee shall be terminated.

Under the Cash Distribution Agreement, SAMLP has agreed to waive its right under the Settlement Agreement to receive any payment from NRLP for its Redeemable General Partner Interest upon its resignation and the election of a successor general partner. In addition, pursuant to the Cash Distribution Agreement, the NRLP partnership agreement will be amended to provide that, upon voluntary resignation of the general partner, the resigning general partner shall not be entitled to the repurchase of its general partner interest under Paragraph 17.9 of the NRLP partnership agreement.

Under the Cash Distribution Agreement, the successor general partner will assume liability for the note from SAMLP for its capital contribution to NRLP. In addition, the successor general partner will assume liability for a note which will require the repayment to NRLP of the $11.4 million paid by NRLP under the Cash Distribution Agreement plus the $808,000 in court ordered attorney's fees and the $30,000 paid to Joseph B. Moorman. This note will require repayment over a ten-year period, bear interest and be guaranteed by the Company, which (as of September 30, 1998) is the owner of a 96% limited partner interest in SAMLP and approximately 54.4% of the outstanding units of NRLP.

NRLP Management Corp., a wholly-owned subsidiary of the Company, is to be nominated as successor general partner. If elected, in addition to assuming the above liabilities it will incur a charge against its earnings for the monies paid by NRLP under the Supervising Judge's orders. As the units of NRLP owned by affiliates of SAMLP will be voted pro rata with the vote of the unaffiliated limited partners there is no assurance that NRLP Management Corp. will be elected the successor general partner. In the event that the Cash Distribution Agreement does not become effective, then the parties shall be restored to their positions of December 14, 1997, and the Settlement Agreement shall remain in full force and effect.

NOTE 3.        NOTES AND INTEREST RECEIVABLE

In December 1997, the Company sold the Pin Oak land, a 567.6 acre parcel of undeveloped land in Houston, Texas, for $11.4 million. The Company received net cash of $3.5 million, and provided an additional $6.9 million in short term seller financing that was paid in full in January 1998. On the payoff of the seller financing the Company received net cash of $1.5 million after paying off $5.2 million in underlying mortgage debt and the payment of various closing costs.

                           AMERICAN REALTY TRUST, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED



In August 1990, the Company obtained the Continental Hotel and Casino in Las Vegas, Nevada, through foreclosure subject to first and second lien mortgages totaling $10.0 million. In June 1992, the Company sold the hotel and casino for, among other consideration, a $22.0 million wraparound mortgage note receivable. In March 1997, the wraparound note was modified and extended in exchange for, among other things, the borrower's commitment to invest $2.0 million in improvements to the hotel and casino within four months of the March 1997 modification and an additional $2.0 million prior to December 1997. The borrower stopped making mortgage payments in April 1997, and did not make the required improvements. In December 1997, the borrower filed for bankruptcy protection. In February 1998, a hearing was held to allow the Company to foreclose on the hotel and casino. At the hearing, the court ruled that the borrower had 90 days to submit a reorganization plan and beginning March 2, 1998, required the borrower to make monthly payments of $175,000 to the Company. The Company received only the first such payment. The Company's wraparound mortgage note receivable had a principal balance of $22.7 million at March 31, 1998. In April 1998, the bankruptcy court allowed the Company to foreclose on its mortgage note receivable. The Company did not incur a loss on foreclosure as the fair value of the property exceeded the carrying value of the Company's mortgage note receivable. Not having a Nevada gaming license, the Company has hired a licensed operator to run the hotel and casino. The property has yet to breakeven.

NOTE 4.        REAL ESTATE

In January 1998, the Company purchased the El Dorado Parkway land, a 8.5 acre parcel of undeveloped land in McKinney, Texas, for $952,000. The Company paid $307,000 in cash, assumed the existing mortgage of $164,000 and obtained seller financing of the remaining $481,000 of the purchase price. The mortgage bears interest at 10% per annum, requires semiannual payments of principal and interest of $18,000 and matures in May 2005. The seller financing bears interest at 8% per annum, requires semiannual payments of principal and interest of $67,000 and matures in January 2002. The Company paid a real estate brokerage commission of $57,000 to Carmel Realty, Inc. ("Carmel Realty"), an affiliate of Basic Capital Management, Inc. ("BCM"), the Company's advisor.

Also in January 1998, the Company purchased the Valley Ranch IV land, a 12.3 acre parcel of undeveloped land in Irving, Texas, for $2.0 million. The Company paid $500,000 in cash and obtained seller financing of the remaining $1.5 million of the purchase price. The seller financing bears interest at 10% per annum, requires quarterly payments of interest only and matures in December 2000. The Company paid a real estate brokerage commission of $123,000 to Carmel Realty.

Further in January 1998, the Company purchased the JHL Connell land, a 7.7 acre parcel of undeveloped land in Carrollton, Texas, for $1.3 million in cash. The Company paid a real estate brokerage commission of $39,000 to Carmel Realty.

In February 1998, the Company purchased the Scoggins land, a 314.5 acre parcel of undeveloped land in Tarrant County, Texas, for $3.0 million. The Company paid $1.5 million in cash and obtained new mortgage financing of $1.5 million. The mortgage bears interest at 14% per annum, requires quarterly payments of interest only, required a principal reduction payment of $300,000 in May 1998, and matures in February 1999. The Company paid a real estate brokerage commission of $91,000 to Carmel Realty.

Also in February 1998, the Company purchased the Bonneau land, a 8.4 acre parcel of undeveloped land in Dallas County, Texas, for $1.0 million. The Company obtained new mortgage financing of $1.0 million. The mortgage bears interest at 18.5% per annum with principal and interest due at maturity in February 1999. The Company's JHL Connell land is pledged as additional collateral for this loan. The Company paid a real estate brokerage commission of $30,000 to Carmel Realty.

Further in February 1998, the Company financed its unencumbered Kamperman land in the amount of $1.6 million. The Company received net cash of $1.5 million after the payment of various closing costs. The mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000. The Company paid a mortgage brokerage and equity refinancing fee of $16,000 to BCM.

                           AMERICAN REALTY TRUST, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED



In February 1998, the Company refinanced the Vineyards land in the amount of $3.4 million. The Company received net cash of $2.9 million, after paying off existing mortgage debt of $540,000. The new mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000. The Company paid a mortgage brokerage and equity refinancing fee of $34,000 to BCM.

Also in February 1998, the Company financed its unencumbered Valley Ranch land in the amount of $4.3 million. The Company received net cash of $4.1 million after the payment of various closing costs. The mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000. The Company paid a mortgage brokerage and equity refinancing fee of $43,000 to BCM.

In November 1994, the Company and an affiliate of BCM, sold five apartment complexes to a newly formed limited partnership in exchange for $3.2 million in cash, a 27% limited partner interest in the acquiring partnership and two mortgage notes receivable, secured by one of the properties sold. The Company had the option to reacquire the properties at any time after September 1997 for their original sales prices, after the buyer received a 12% return on its investment. Accordingly, the Company recorded a deferred gain on the sale of $5.6 million which was offset against the Company's investment in the partnership. In February 1998, the Company reacquired three of the properties, one of which was security for the notes receivable, for $7.7 million. The Company paid $4.0 million in cash and assumed the mortgages totaling $3.7 million. Simultaneously the Company refinanced the three properties for a total of $7.8 million, the Company receiving net cash of $3.9 million after paying off the $3.7 million of mortgage debt and the payment of various closing costs. The new mortgages bear interest at 9.5% per annum, require monthly principal and interest payments of a total of $66,000 and mature in February 2008. In conjunction with reacquiring the properties, the Company received from Carmel Realty a refund of the $230,000 in real estate commissions the Company had paid on the sale of the three properties. In June 1998, the Company reacquired the remaining two properties for $8.6 million. The Company paid $2.1 million in cash and assumed the existing mortgages totaling $6.6 million. The mortgages bear interest at 8.73% per annum, require monthly principal and interest payments of a total of $57,000 and mature in January 2019. The Company also received from Carmel Realty a refund of the $323,000 real estate commission the Company had paid on the sale of these properties.

In March 1998, the Company financed its unencumbered Stagliano and Dalho land in the amount of $800,000 with the lender on the Bonneau land, described above. The mortgage bears interest at 18.5% per annum with principal and interest due at maturity in February 1999. The Company's JHL Connell land is also pledged as additional collateral for this loan. The Company paid a mortgage brokerage and equity refinancing fee of $8,000 to BCM.

Also in March 1998, the Company purchased the Desert Wells land, a 420 acre parcel of undeveloped land in Palm Desert, California, for $12.0 million. The Company paid $400,000 in cash, obtained new mortgage financing of $10.0 million and obtained seller financing of the remaining $1.6 million of the purchase price. The mortgage bears interest at a variable rate, currently 14% per annum, requires monthly payments of interest only and matures in March 1999. The seller financing bore interest at 10% per annum, required monthly payments of interest only and matured in July 1998. The seller financing was paid in full at maturity. The Company paid a real estate brokerage commission of $720,000 to Carmel Realty.

Further in March 1998, the Company refinanced the mortgage debt secured by its McKinney Corners and Dowdy land in the amount of $20.7 million. The Company received net cash of $5.9 million after paying off $2.5 million in existing mortgage debt, the paydown of $10.2 million on the Las Colinas I term loan and the payment of various closing costs. The Company also pledged 800,000 shares of its Series F Cumulative Convertible Preferred Stock as additional security for the loan. The new mortgage bears interest at 12% per annum, requires monthly payments of interest only and matures in March 1999. BCM has guaranteed repayment of the loan. The Company paid a mortgage brokerage and equity refinancing fee of $207,000 to BCM.

On September 3, 1998, the lender notified the Company of certain events, of a non-monetary nature, that in the lender's opinion, constitute events of default under debt agreement. The lender required that the Company correct such non-monetary defaults to its satisfaction with in 10 days. On November 4, 1998, the Company was served with the complaint filed by the lender, against the Company and BCM as guarantor in Superior Court of New Jersey, Law

                           AMERICAN REALTY TRUST, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED


Division - Morris County. Among other things the complaint demands repayment of the loan. The Company has held negotiations with the lender in an effort to resolve this dispute and reinstate the loan. To date, such negotiations have not been successful. If the negotiations continue to be unsuccessful, the Company expects to be able to either refinance the loan or sell the collateral property and pay off the loan. Currently, a sufficient amount of the collateral property is under contract to pay off the loan prior to December 31, 1998. There is, however, no assurance that such sales contracts will close.

In April 1998, the Company purchased the Yorktown land, a 325.8 acre parcel of undeveloped land in Harris County, Texas, for $7.4 million. The Company paid $3.0 million in cash and obtained seller financing of the remaining $4.4 million of the purchase price. The seller financing bears interest at 8.5% per annum, requires monthly payments of interest only and matures in November 1998. At maturity, the Company made a $450,000 principal paydown and the lender extended the loan's maturity to February 2, 1999. All other terms of the loan remained unchanged. The Company paid a real estate brokerage commission of $223,000 to Carmel Realty.

Also in April 1998, the Company sold a 77.7 acre tract of its Lewisville land parcel, for $6.8 million in cash. The Company received net cash of $358,000 after paying off first and second lien mortgages totaling $5.9 million and the payment of various closing costs. The Company paid a real estate brokerage commission of $203,000 to Carmel Realty. The Company recognized a gain of $2.0 million on the sale. See NOTE 10. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

Further in April 1998, the Company obtained a second lien mortgage of $2.0 million secured by its BP Las Colinas land from the limited partner in a partnership that owns approximately 15.6% of the outstanding shares of the Company's Common Stock. The second lien mortgage which was paid at maturity, bore interest at 12% per annum, with principal and interest due at maturity in October 1998. See NOTE 10. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

In April 1998, the Company refinanced the mortgage debt secured by its Parkfield land in the amount of $7.3 million. The Company received net cash of $1.2 million after paying off $5.0 million in existing mortgage debt and the payment of various closing costs. The new mortgage bears interest at 9.5% per annum, requires monthly payments of interest only and matures in April 2000. The Company paid a mortgage brokerage and equity refinancing fee of $73,000 to BCM.

In May 1998, but effective April 1, 1998, the Company completed the purchase, in a single transaction, of 29 apartment complexes (collectively, the "IGI Properties") totaling 2,441 units in Florida and Georgia for $55.8 million. The Company acquired the properties through three newly-formed Texas limited partnerships. The partnerships paid a total of $6.1 million in cash, assumed $43.4 million in existing mortgage debt and issued a total of $6.6 million in Class A limited partner units in the acquiring entities, having the Company as the Class B Limited Partner and a newly-formed wholly-owned subsidiary of the Company, as the Managing General Partner. The Class A limited partners are entitled to an annual preferred return of $.08 per unit in 1998, $.09 per unit in 1999 and $.10 per unit in 2000 and thereafter. The units are exchangeable at anytime after April 1, 1999, into shares of the Company's Series F Cumulative Convertible Preferred Stock on the basis of ten units for one share of Preferred Stock. The mortgages bear interest at rates ranging between 7.86% and 11.22% per annum, require monthly principal and interest payments totaling $384,000 and mature between July 1, 2000 and September 1, 2017. The Company paid a real estate brokerage commission of $1.7 million to Carmel Realty.

Also in May 1998, the Company sold a 15.4 acre tract of its Valley Ranch land parcel, for $1.2 million in cash. The Company received net cash of $41,000 after paying down by $1.1 million the mortgage secured by such land parcel and the payment of various closing costs. The Company paid a real estate brokerage commission of $37,000 to Carmel Realty. The Company recognized a gain of $663,000 on the sale.

Further in May 1998, the Company purchased the FRWM Cummings land, a 6.4 acre parcel of undeveloped land in Farmers Branch, Texas, for $1.2 million in cash. The Company paid a real estate brokerage commission of $36,000 to Carmel Realty.

                           AMERICAN REALTY TRUST, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED


In May 1998, the Company sold a 21.3 acre tract of its Parkfield land parcel, for $1.3 million in cash. The Company received net cash of $40,000 after paying down by $1.1 million the mortgage secured by such land parcel and the payment of various closing costs. The Company paid a real estate brokerage commission of $38,000 to Carmel Realty.
The Company recognized a gain of $670,000 on the sale.

Also in May 1998, the Company refinanced the mortgage debt secured by its Scout and Scoggins land in the amount of $10.4 million under the Las Colinas I term loan. The Company received net cash of $6.6 million after paying off $1.4 million in mortgage debt on the Scout land and $1.5 million in mortgage debt on the Scoggins land, a pay down of $250,000 on the Keller land mortgage, and the payment of various closing costs. The Company also pledged 250,000 shares of its Common Stock and BCM, the Company's advisor, pledged 177,000 shares of the Company's Common Stock as additional collateral on the mortgage.

In June 1998, the Company sold a 21.6 acre tract of its Chase Oaks land parcel, for $3.3 million in cash. The Company received net cash of $517,000 after paying down by $2.0 million the mortgage secured by such land parcel and the payment of various closing costs. The Company paid a real estate brokerage commission of $99,000 to Carmel Realty.
The Company recognized a gain of $848,000 on the sale.

Also in June 1998, the Company sold a 150.0 acre tract of its Rasor land parcel, for $6.8 million in cash. The Company received net cash of $1.6 million after paying down by $5.0 million the mortgage secured by such land parcel and the payment of various closing costs. The Company paid a real estate brokerage commission of $203,000 to Carmel Realty.
The Company recognized a gain of $789,000 on the sale.

Further in June 1998, the Company sold its entire 315.2 acre Palm Desert land parcel, for $17.2 million in cash. The Company received net cash of $9.2 million after paying off $7.2 million in mortgage debt and the payment of various closing costs. The Company paid a real estate brokerage commission of $517,000 to Carmel Realty. The Company recognized a gain of $3.9 million on the sale.

In July 1998, the Company purchased the Thompson II land, a 3.5 acre parcel of undeveloped land in Dallas County, Texas, for $471,000 in cash. The Company paid a real estate brokerage commission of $14,000 to Carmel Realty.

Also in July 1998, the Company purchased the Katrina land, a 454.8 acre parcel of undeveloped land in Palm Desert, California, for $38.2 million. The purchase was made by a newly formed partnership of which a wholly-owned subsidiary of the Company is the general partner and Class B limited partner. The partnership issued $23.2 million Class A limited partnership units and obtained new mortgage financing of $15.0 million. The mortgage bears interest at 15.5% per annum, requires monthly payments of interest only and matures in July 1999. The Class A limited partners are entitled to an annual preferred return of $.07 per unit in 1998, $.08 per unit in 1999, $.09 per unit in 2000 and $.10 per unit in 2001 and thereafter. The Class A units may be converted into a total of 231,750 shares of the Company's Series H Preferred Stock anytime after July 13, 1999, on the basis of 100 Class A units for each share of Series H Cumulative Convertible Preferred Stock. A portion of the Preferred Stock may be converted into the Company's Common Stock using a 90% factor starting in December 2000. The Company paid a real estate brokerage commission of $1.1 million to Carmel Realty.

Further in July 1998, the Company purchased the Walker land, a 132.6 acre parcel of undeveloped land in Dallas County, Texas, for $12.5 million in cash. Also in July, the Company obtained mortgage financing of $13.3 million secured by the Walker land. The Company received net financing proceeds of $12.8 million after the payment of various closing costs associated with the financing. The mortgage bears interest at 15.5% per annum, requires monthly payments of interest only and matures July 1999. The mortgage is also secured by the FRWM Cummings land. The Company paid a real estate brokerage commission of $375,000 to Carmel Realty.

In July 1998, the Company sold a 2.5 acre tract of the Las Colinas I land, for $1.6 million in cash. The Company received net cash of $721,000 after paying down by $750,000 the Las Colinas I term loan secured by such land parcel and the payment of various closing costs. The Company paid a real estate brokerage commission of $48,000 to Carmel Realty. The Company recognized a gain of $869,000 on the sale.

                           AMERICAN REALTY TRUST, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED


In August 1998, the Company financed its unencumbered Keller land in the amount of $5.0 million under the Las Colinas I term loan. The Company received net financing proceeds of $4.9 million after the payment of various closing costs.

In September 1998, a newly formed limited partnership, in which the Company has a combined 95% general and limited partnership interest, purchased the Messick land, a 72.0 acre parcel of undeveloped land in Palm Springs, California, for $3.5 million. The Company paid $1.0 million in cash and obtained seller financing of the remaining $2.5 million of the purchase price. The seller financing bears interest at 8.5% per annum, requires quarterly payments of interest only, principal payments of $300,000 in July 1999 and July 2000, and matures in July 2001. The Company paid a real estate brokerage commission of $105,000 to Carmel Realty.

Also in September 1998, the Company sold a 60.0 acre tract of its Parkfield land parcel, for $1.5 million in cash. The Company received net cash of $21,000 after the payoff the $1.4 million mortgage secured by such land parcel and the payment of various closing costs. The Company paid a real estate brokerage commission of $45,000 to Carmel Realty.
The Company recognized a gain of $43,000 on the sale.

Further in September 1998, the Company purchased the HSM land, a 6.2 acre parcel of undeveloped land in Farmers Branch, Texas, for $2.2 million in cash. The Company paid a real estate brokerage commission of $95,000 to Carmel Realty.

In September 1998, the Company sold the remaining 10.5 acres of its BP Las Colinas land for $4.7 million in cash. The Company received net cash of $1.8 million after paying off $2.7 million in mortgage debt and the payment of various closing costs. The Company paid a real estate brokerage commission of $140,000 to Carmel Realty. The Company recognized a gain of $3.4 million on the sale.

Also in September 1998, the Company purchased the Vista Ridge land, a 160 acre parcel of undeveloped land in Lewisville, Texas, for $15.6 million. The Company paid $3.1 million in cash and obtained new mortgage financing of $12.5 million. The mortgage bears interest at 15.5% per annum, requires monthly interest only payments at a rate of 12.5% per annum and matures in July 1999. The Company paid a real estate brokerage commission of $235,000 to Carmel Realty.

Further in September 1998, the Company sold its entire 30.0 acre Kamperman land parcel for $2.4 million in cash. The Company received net cash of $584,000 after paying down by $1.6 million the Las Colinas I term loan secured by such parcel and the payment of various closing costs. The Company paid a real estate brokerage commission of $72,000 to Carmel Realty. The Company recognized a gain of $969,000 on the sale.

In September 1998, the Company sold a 1.1 acre tract of its Santa Clarita land parcel for $543,000 in cash. The Company received net cash of $146,000 after paying down by $350,000 the Las Colinas I term loan secured by such tract and the payment of various closing costs. The Company paid a real estate brokerage commission of $16,000 to Carmel Realty. The Company recognized a gain of $409,000 on the sale.

Also in September 1998, the Company purchased the Marine Creek land, a 54.2 acre parcel of undeveloped land in Fort Worth, Texas, for $2.2 million in cash. The Company paid a real estate brokerage commission of $134,000 to Carmel Realty.

Further in September 1998, the Company obtained second lien financing of $5.0 million secured by its Katy land from the limited partner in a partnership that owns approximately 15.6% of the outstanding shares of the Company's Common Stock. The second lien mortgage bears interest at 12.5% per annum, compounded monthly, with principal and interest due at maturity in January 1999. See NOTE
10. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

During the third quarter of 1998, the Company recorded a provision for loss of $3.0 million to write down its Valley Ranch land to its estimated realizable value less estimated costs of sale. Such write down was necessitated by an increase in the acreage designated as flood plain.

                           AMERICAN REALTY TRUST, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

NOTE 5.        INVESTMENT IN EQUITY INVESTEES

Real estate entities. The Company's investment in real estate entities at September 30, 1998, includes (1) equity securities of three publicly traded Real Estate Investment Trusts (collectively the "REITs"), Continental Mortgage and Equity Trust ("CMET"), Income Opportunity Realty Investors, Inc. ("IORI") and Transcontinental Realty Investors, Inc. ("TCI"), (2) units of limited partner interest of NRLP, (3) a general partnership interest in NRLP and NOLP, the operating partnership of NRLP, through the Company's 96% limited partner interest in SAMLP, (4) a general partnership interest in Garden Capital, L.P. ("GCLP") and its operating partnerships, and (5) interests in real estate joint venture partnerships. BCM, the Company's advisor, serves as advisor to the REITs, and performs certain administrative and management functions for NRLP, NOLP and GCLP.

Effective August 1998, a wholly-owned subsidiary of the Company, acquired the
 .7% managing general partner interest of Garden Capital, Inc. in GCLP and the 1% managing general partner interest of Garden Capital Incorporated in 50 single asset limited partnerships in which GCLP is the 99% limited partner. NOLP owns a 99.3% limited partner interest in GCLP. GCLP was formed in November 1992, to facilitate the refinancing of 52 of NOLP's apartment complexes. The Company issued 250,000 shares of its Series F Cumulative Convertible Preferred Stock in exchange for the partnership interests.

The Company accounts for its investment in the REITs, NRLP and the joint venture partnerships under the equity method. The Company continues to account for its investment in NRLP under the equity method due to the pending resignation of SAMLP as general partner of NRLP and NOLP. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P." Substantially all of the Company's equity securities of the REITs and NRLP are pledged as collateral for borrowings. See NOTE 8. "MARGIN BORROWINGS."

The Company's investment in real estate entities, accounted for using the equity method, at September 30, 1998, was as follows:


                                                                        Equivalent
               Percentage                   Carrying                     Investee
            of the Company's                Value of                    Book Value                Market Value
              Ownership at                Investment at                      at                   of Investment at
Investee   September 30, 1998           September 30, 1998           September 30, 1998          September 30, 1998
- --------   ------------------           ------------------           ------------------          ------------------
NRLP             54.4%                    $       23,239              $           *              $       70,114
CMET              41.0                            15,875                    35,713                       26,285
IORI              30.2                             3,261                     7,239                        3,744
TCI               31.2                            10,590                    28,849                       15,765
                                          --------------                                          -------------
                                                  52,965                                          $     115,908
                                                                                                  =============

General partner interest in
   NRLP, NOLP and GCLP                             7,676
Other equity investees                             5,456
                                          $       66,097

- --------------------


* At September 30, 1998, NRLP reported a deficit partners' capital. The Company's share of NRLP's revaluation equity at December 31, 1997, was $198.9 million. Revaluation equity is defined as the difference between the appraised value of the partnership's real estate, adjusted to reflect the partnership's estimate of disposition costs, and the amount of the mortgage notes payable and accrued interest encumbering such property as reported in NRLP's Annual Report on Form 10-K for the year ended December 31, 1997.

                           AMERICAN REALTY TRUST, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

The difference between the carrying value of the Company's investment and the equivalent investee book value is being amortized over the life of the properties held by each investee.

The Company's management continues to believe that the market value of each of the REITs and NRLP undervalues their assets and the Company may, therefore, continue to increase its ownership in these entities in 1998. Set forth below is summarized results of operations for the Company's equity investees for the nine months ended September 30, 1998:


Equity investees owned over 50%:

         Revenues....................................         $     85,661
         Property operating expenses.................               61,207
         Depreciation................................                7,136
         Interest expense............................               24,939
                                                              ------------
         (Loss) from operations......................               (7,621)

         Gain on sale of real estate.................               42,410
                                                              ------------
         Net income..................................         $     34,789
                                                              ============

The Company's share of over 50% owned equity investees' operations was a loss of $4.1 million for the nine months ended September 30, 1998. The Company's share of equity investees' gains on sale of real estate was $25.1 million for the nine months ended September 30, 1998.


Equity investees owned less than 50%:

         Revenues....................................         $    100,605
         Equity in income of partnerships............                  647
         Property operating expenses.................               68,391
         Depreciation................................               15,529
         Interest expense............................               37,529
         Provision for loss..........................                  154
                                                              ------------
         (Loss) from operations......................              (20,351)

         Gain on sale of real estate.................               18,085
                                                              ------------
         Net (loss)..................................         $     (2,266)
                                                              ============

The Company's share of less than 50% owned equity investees' loss from operations was $1.0 million for the nine months ended September 30, 1998. The Company's share of equity investees' gains on sale of real estate was $7.4 million for the nine months ended September 30, 1998.

The Company's cash flow from the REITs and NRLP is dependent on the ability of each of the entities to make distributions. CMET and IORI have paid regular quarterly distributions since the first quarter of 1993, NRLP since the fourth quarter of 1993 and TCI since the fourth quarter of 1995. In the first nine months of 1998, the Company received distributions totaling $9.2 million from the REITs and NRLP, including $6.7 million in distributions that were accrued at December 31, 1997.

In the first nine months of 1998, the Company purchased a total of $357,000 of equity securities of the REITs and NRLP.

In January 1992, the Company entered into a partnership agreement with an entity affiliated with the limited partner in a partnership that owns approximately 15.6% of the Company's outstanding shares of Common Stock, to acquire 287 developed residential lots adjacent to the Company's other residential lots in Fort Worth, Texas. The partnership agreement designates the Company as managing general partner. The partnership agreement also provides each of the partners with a guaranteed 10% return on their respective investments. Through December 31, 1997, 214 residential lots had been sold. In the first nine months of 1998, an additional 48 lots were sold. At September 30, 1998, 25 lots remained to be sold. In 1998, the partnership recorded a gain of $433,000 on such lot sales.

                           AMERICAN REALTY TRUST, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

In June 1996, a newly formed limited partnership, of which the Company is a 1% general partner, purchased 580 acres of undeveloped land in Collin County, Texas. In January 1998, the partnership sold a 155.4 acre tract of such land parcel for $2.9 million. The partnership received $721,000 in cash and provided seller financing of an additional $2.2 million. Of the net sales proceeds, $300,000 was distributed to the limited partner and $300,000 was distributed to the Company as general partner in accordance with the partnership agreement. The seller financing bore interest at 12% per annum, required monthly payments of interest only and matured in July 1998. The seller financing was paid off at maturity, with the net proceeds being distributed; $1.1 million to the limited partner and $1.1 million to the Company as general partner. The partnership recognized a gain of $1.2 million on the sale. In September 1998, the partnership sold the remaining 96.5 acres for $1.3 million in cash. Of the net proceeds, $587,000 was distributed to the limited partner and $587,000 was distributed to the Company as general partner. The partnership recognized a gain of $128,000 on the sale.

In April 1996, the Company purchased a 28% general partner interest in Campbell Center Associates, Ltd. ("Campbell Associates"), which in turn has a 56.25% interest in Campbell Centre Joint Venture, which owned at the time a 413,175 square foot office building in Dallas, Texas. The purchase price of the general partner interest was $550,000 in cash and a $500,000 note, which bears interest at 8% per annum, requires monthly payments of interest only and matures in April 2000. In January 1997, the Company exercised its option to purchase an additional 28% general partner interest in Campbell Associates. The purchase price was $300,000 in cash and a $750,000 note, which bears interest at 8% per annum, requires monthly payments of interest only and matures in April 2000. In July 1997, the Company purchased an additional 9% general partner interest in Campbell Associates for $868,000 in cash. In March 1998, Consolidated Equity Properties, Inc. acquired a 30% limited partner interest in Campbell Associates for $500,000 in cash. In June 1998, the Company purchased the remaining 5% general partner interest in Campbell Associates for $1.1 million.

In June 1998, Campbell Centre Joint Venture sold the office building for $32.1 million in cash. Campbell Associates, as a partner, received net cash of $13.2 million from the sales proceeds and escrowed an additional $190,000 for pending parking lot issues. Campbell Associates recognized a gain of $8.2 million on the sale.

In June 1995, the Company purchased a 1% general partner interest in a limited partnership which owned an apartment complex in each of the states of Florida, Illinois and Minnesota, with a total of 900 units. In August 1998, in conjunction with the sale of the apartment complexes, the Company sold its general partner interest for $903,000 in cash. The Company recognized a gain of $270,000 on the sale.

NOTE 6.        INDUSTRY SEGMENTS



                                                    Other
                                                     Real          Pizza
 1998                                Hotels         Estate         Parlor        Total
 ----                              ---------      ---------      ---------     ----------
Revenues ..................        $  24,541      $  20,272      $  21,344     $  66,157
(Loss) from operations ....             (331)       (39,702)            13       (40,020)
Identifiable assets .......           75,489        496,268         24,655       596,412
Depreciation and
   amortization ...........            1,597          2,346            740         4,683
Capital expenditures ......              959          6,308            787         8,054


NOTE 7.        MARKETABLE EQUITY SECURITIES - TRADING PORTFOLIO


In the first quarter of 1994, the Company began purchasing equity securities of entities other than those of the REITs and NRLP to diversify and increase the liquidity of its margin accounts. In the first nine months of 1998, the Company purchased $7.6 million and sold $4.1 million of such securities. These equity securities are considered a trading portfolio and are carried at market value. At September 30, 1998, the Company recognized an unrealized increase in the market value of its trading portfolio securities of $1.9 million. Also in the first nine months of 1998, the Company realized a net gain of $206,000 from the sale of trading portfolio securities and received $14,000 in dividends. Unrealized and realized gains and losses on trading portfolio securities are included in other income in the accompanying Consolidated Statements of Operations.

                           AMERICAN REALTY TRUST, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED


NOTE 8.        MARGIN BORROWINGS

The Company has margin arrangements with various brokerage firms which provide for borrowing of up to 50% of the market value of the Company's marketable equity securities. The borrowings under such margin arrangements are secured by equity securities of the REITs, NRLP and the Company's trading portfolio and bear interest rates ranging from 7% to 11%. Margin borrowing totaled $42.2 million at September 30, 1998.

In January 1998, the Company obtained a $2.0 million loan secured by a pledge of Common Stock of the Company owned by BCM, the Company's advisor, with a market value of $5.7 million at September 30, 1998. The Company received $2.0 million in net cash. In September 1998, the lender advanced the Company an additional $1.0 million.

In August 1996, the Company consolidated its existing NRLP margin debt held by various brokerage firms into a single margin loan. The Company has pledged 3,349,169 of its NRLP units as security for such margin loan which had a principal balance of $10.6 million at September 30, 1998. The margin loan is due and payable. Subsequent to September 30, 1998, the Company has paid down such loan by $5.0 million. The lender has not made a demand for payment of the remaining $5.6 million, nor has it declared an event of default.

NOTE 9.        INCOME TAXES

Financial statement income varies from taxable income principally due to the accounting for income and losses of investees, gains and losses from asset sales, depreciation on owned properties, amortization of discounts on notes receivable and payable and the difference in the allowance for estimated losses. The Company had no taxable income or provision for income taxes in the nine months ended September 30, 1998, due to operating loss carryforwards.

NOTE 10.       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In May, June and July 1997, the Company obtained a total of $8.0 million in mortgage loans from entities and trusts affiliated with the limited partner in a partnership that owns approximately 15.6% of the Company's outstanding shares of Common Stock. In January 1998, one of the loans in the amount of $2.0 million was paid in full and in April 1998, a second loan in the amount of $3.0 million was also paid in full. In April 1998, the Company obtained an additional $2.0 million mortgage loan from such entities. In July 1998, an additional $3.0 million loan was paid in full. In September 1998, the Company obtained an additional $5.0 million mortgage loan from such entities. In October 1998, the $2.0 million was paid in full. See NOTE 4. "REAL ESTATE."

NOTE 11.       COMMITMENTS AND CONTINGENCIES

Litigation. The Company is involved in various lawsuits arising in the ordinary course of business. In the opinion of the Company's management, the outcome of these lawsuits will not have a material impact on the Company's financial condition, results of operations or liquidity.

NOTE 12.       SUBSEQUENT EVENTS

In October 1998, the Company purchased the Vista Business Park land, a 41.8 acre parcel of undeveloped land in Travis County, Texas, for $3.0 million. The Company paid $730,000 in cash and obtained mortgage financing of $2.3 million. The mortgage bears interest at 8.9% per annum, requires monthly payments of interest only and matures in September 2000. The Company paid a real estate brokerage commission of $57,000 to Carmel Realty.

Also in October 1998, the Company purchased the Stone Meadows land, a 13.5 acre parcel of undeveloped land in Houston, Texas, for $1.6 million. The Company paid $491,000 in cash and obtained seller financing for the remaining $1.1 million of the purchase price. The seller financing bears interest at 10% per annum, requires quarterly principal and interest payments of $100,000 and matures in October 1999. The Company paid a real estate brokerage commission of $98,000 to Carmel Realty.

                           AMERICAN REALTY TRUST, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED


Further in October 1998, the Company financed its unencumbered Rasor land in the amount of $15.0 million, the Company receiving net cash of $13.5 million after the payment of various closing costs. Portions of the Company's Las Colinas and Valwood land parcels are included as additional collateral. The Company used the proceeds from this loan along with an additional $1.8 million to payoff the $15.8 million in mortgage debt secured by its Las Colinas and Valwood land parcels. 200.3 acres of the Company's Valwood land parcel are currently unencumbered. The Company paid BCM a mortgage brokerage and equity refinancing fee of $150,000.

INDEPENDENT AUDITORS' REPORT


Board of Trustees and Shareholders
EQK Realty Investors I:

We have audited the accompanying balance sheets of EQK Realty Investors I (a Massachusetts business trust) as of December 31, 1997 and 1996 and the related statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. Our audits also included the financial statement schedule appearing on page F-62. These financial statements and the financial statement schedule are the responsibility of the Trust's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of EQK Realty Investors I as of December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements, presents fairly, in all material respects, the information set forth therein.




/s/DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


Atlanta, Georgia
March 15, 1998

                             EQK REALTY INVESTORS I
                                 BALANCE SHEETS


                                                        December 31,               December 31,
                                                            1997                       1996
                                                     ---------------              ---------------
Assets:                                               (dollars in thousands, except share data)
Investment in Harrisburg East Mall, at cost.....     $        52,774              $        52,228
      Less accumulated depreciation.............              17,233                       15,338
                                                     ---------------              ---------------
                                                              35,541                       36,890
Cash and cash equivalents:
      Cash Management Agreement                                2,486                        2,667
      Other                                                      837                          994
Deferred leasing costs (net of accumulated
      amortization of $1,937 and $1,629
      respectively)............................                3,755                        4,041
Accounts receivable and other assets (net of
      allowance of $214 and $22,
      respectively)............................                2,448                        2,238
                                                     ---------------              ---------------
TOTAL ASSETS...................................      $        45,067              $        46,830
                                                     ===============              ===============

LIABILITIES AND DEFICIT IN SHAREHOLDERS' EQUITY:

Liabilities:
      Mortgage note payable                          $        43,794              $        43,794
      Term loan payable to bank                                1,585                        1,585
      Accounts payable and other liabilities
        including amounts due affiliates of
        $3,117 and $2,940, respectively).......                4,670                        4,472
                                                     ---------------              ---------------

Commitments and Contingencies (Notes 3.5 and 9)               50,049                       49,851
Deficit in Shareholders' Equity:

      Shares of beneficial interest, without par
        value: 10,055,555 shares authorized,
        9,264,344 shares issued
        and outstanding........................              135,875                      135,875
      Accumulated deficit                                   (140,857)                    (138,896)
                                                     ---------------              ---------------
                                                              (4,982)                      (3,021)
                                                     ---------------              ---------------
TOTAL LIABILITIES AND DEFICIT
      IN SHAREHOLDERS' EQUITY                        $        45,067              $        46,830
                                                     ===============              ===============

See accompanying Notes to Financial Statements.

                             EQK REALTY INVESTORS I
                             STATEMENT OF OPERATIONS


                                                                    Years ended December 31,
                                                             1997             1996             1995
                                                        ------------      ------------      ------------
                                                         (dollars in thousands, except per share amount)
Revenues from rental operations..................       $      6,158      $      6,174      $     15,761

Operating Expenses, net of tenant reimbursements
      (including property management
      fees earned by an affiliate of $307,
      $297 and $291, respectively)...............              1,083               887             5,403

Depreciation and amortization....................              2,532             2,391             4,848
Other income.....................................                 --              (268)             (400)
Write-down of investment in real estate..........                 --                --             3,200
                                                        ------------      ------------      ------------
Income from rental operations....................              2,543             3,164             2,710

Interest expense.................................              4,046             3,896             8,302

Other expenses, net of interest income
      (including portfolio management fees
      earned by an affiliate of $242,
      $250 and $403, respectively)...............                458               756               983
                                                        ------------      ------------      ------------

Loss before gain on sale of real estate                       (1,961)           (1,488)           (6,575)
Gain on sale of real estate......................                 --                --               229
                                                        ------------      ------------      ------------
Net loss.........................................       ($     1,961)     ($     1,488)     ($     6,346)
                                                        ============      ============      ============
Loss per share:
      Loss before gain on sale of real estate....       ($      0.21)     ($      0.16)     ($      0.71)
      Gain on sale of real estate................                 --                --      $       0.03
Net loss.........................................       ($      0.21)     ($      0.16)     ($      0.68)
                                                        ============      ============      ============

See accompanying Notes to Financial Statements

                             EQK REALTY INVESTORS I
                   STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)



                                Shares of
                                Beneficial      Accumulated
                                Interest          Deficit            Total
                               ------------     ------------      ------------
                                (dollars in thousands, except per share data)
- -------------------------------------------------------------------------------
Balance, December 31, 1994...  $    135,875     ($   131,062)     $      4,813

Net Loss.....................            --           (6,346)           (6,346)
                               ------------      ------------

Balance, December 31, 1995...       135,875         (137,408)           (1,533)
                               ------------     ------------      ------------

Net loss.....................            --           (1,488)           (1,488)

Balance, December 31, 1996...       135,875         (138,896)           (3,021)
                               ------------     ------------      ------------

Net Loss.....................            --           (1,961)           (1,961)

BALANCE, DECEMBER 31, 1997...  $    135,875     ($   140,857)     ($     4,982)
                               ============     ============      ============

See accompanying Notes to Financial Statements.


                             EQK REALTY INVESTORS I
                            STATEMENTS OF CASH FLOWS


                                                           For The Years Ended December 31,
                                                         1997            1996            1995
                                                      ----------      ----------      ----------
                                                                  (dollars in thousands) 1995
Cash Flows From Operating Activities
   Net loss......................................         (1,961)     ($   1,488)     ($   6,346)
Adjustments to reconcile net loss to net
   cash provided by operating activities:
       Write-down of investment in real estate...             --              --           3,200
       Depreciation and amoritzation.............          2,532           2,391           4,848
       Amortization of debt discount.............             --              --             460
       Imputed and deferred interest.............             --             302           1,494
       Gain on sale of real estate...............             --              --            (229)
       Changes in assets and liabilities:
       Decrease in accounts
           payable and other liabilities.........            198             140          (1,661)
       (Increase) decrease in accounts
           receivable and other assets...........           (561)           (128)           (643)
                                                      ----------      ----------      ----------
Net cash provided by operating activities........            208           1,217           1,123
                                                      ----------      ----------      ----------
Cash Flows from investing activities:
   Proceeds from sale of real estate.............             --              --          38,507
   Additions to real estate investments..........           (546)           (195)         (5,362)
                                                                                      ----------
Net cash provided by (used in)
   investing activities..........................           (546)           (195)         33,145
                                                      ----------      ----------      ----------
Cash flows from financing activities:
   Scheduled repayments of debt..................             --            (333)             (7)
   Repayments of debt due to sale of property....             --              --         (35,990)
                                                      ----------      ----------      ----------
Net cash used in financing activities............             --            (333)        (35,997)
                                                      ----------      ----------      ----------
Increase (decrease) in cash and cash equivalents.           (338)            689          (1,729)
Cash and cash equivalents
   beginning of year.............................          3,661           2,972           4,701
                                                      ----------      ----------      ----------
Cash and cash equivalents
   end of year...................................     $    3,323      $    3,661      $    2,972
                                                      ==========      ==========      ==========

See accompanying Notes to Financial Statements.

                             EQK REALTY INVESTORS I
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE 1:        DESCRIPTION OF BUSINESS

         EQK Realty Investors I, a Massachusetts business trust (the "Trust"), was formed pursuant to an Amended and Restated Declaration of Trust dated February 24, 1985, as amended on March 5, 1986, to acquire certain income-producing real estate investments. Commencing with the period beginning April 1, 1985, the Trust qualified for and elected real estate investment trust ("REIT") status under the provisions of the Internal Revenue Code.

         At December 31, 1997, the Trust's remaining real estate investment is Harrisburg East Mall, a regional shopping center in Harrisburg, Pennsylvania. On December 8, 1995, the Trust sold its remaining interest in Castleton Park ("Castleton"), an office park in Indianapolis, Indiana (see Note 4). The Trust sold office buildings comprising an office complex located in Atlanta, Georgia, formerly known as Peachtree-Dunwoody Pavilion or "Peachtree" during 1992 and 1993. In 1991, the Trust completed the sale of two office buildings at Castleton.

         The Declaration of Trust provides that the actual disposition of the remaining property, Harrisburg East Mall, may occur at any time prior to March 1999. The Declaration of Trust further provides that this date may be extended by up to two years upon the recommendation of the Trustees and the affirmative vote of a majority of its shareholders. Based on the finite-life provisions of the Declaration of Trust, Management has been pursuing the disposition of its remaining real estate investment or an alternative strategic transaction.

         Effective December 23, 1997, the Trust entered into an Agreement and Plan of Merger, pursuant to which an affiliate of American Realty Trust, Inc., a Georgia corporation ("ART"), is to merge with and into the Trust (the "Merger"), with the Trust being the surviving entity. The Merger contemplates, among other things, a 20-year extension of the life of the Trust. If the Merger is completed, Basic Capital Management, Inc. ("BCM"), an affiliate of ART, will serve as advisor to the Trust.

         As consideration for the Merger, each holder of record of the Trust's Shares, other than ART and its affiliates, ERE Yarmouth Portfolio Management, Inc., and Greenspring Fund, Incorporated ("Greenspring"), will be entitled to retain the Shares such holder holds and to receive for each Share owned by such holder a combination of ART Preferred Shares and cash. As its consideration for the Merger, ART will be entitled to receive newly-issued Shares of the Trust. Immediately prior to the Merger, ART will purchase from ERE Yarmouth Portfolio Management, Inc. and Greenspring all of their Shares pursuant to the terms of separate stock purchase agreements (collectively, the "Block Purchase"). Upon consummation of the Block Purchase and the Merger, ART would own approximately 49% of the issued and outstanding Shares of the Trust.

         The Merger is contingent upon, among other things, ART's registration statement relating to the ART Preferred Shares to be issued pursuant to the Block Purchase and the Merger being declared effective by the Securities Exchange Commission, and the affirmative vote of the holders of 75% of the outstanding Shares.

         The Trust, its trustees, and its Advisor have been named as defendants in a purported class action complaint filed in Massachusetts state court, seeking to enjoin the Merger. The complaint also seeks other relief including unspecified damages. The Trust believes the action to be without merit and intends to vigorously defend the action.

         Management anticipates that the Merger will close in mid-1998. However, no assurances can be given that the Merger will close during the anticipated time frame or at all. In the event the Merger is not completed, Management intends to pursue an immediate disposition of Harrisburg East Mall.

         As discussed in Note 3, Management is pursuing an extension of the maturity dates of the Trust's mortgage debt from June 15, 1998 to at least the end of the year. Based on preliminary discussions with the lenders, Management believes that it will be able to secure such extensions. However, the inability of the Trust to extend such maturity dates or secure alternative financing could have a negative impact on the Trust's ability to complete the Merger. In such an event, Management will pursue an immediate disposition of Harrisburg East Mall.

                             EQK REALTY INVESTORS I
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE 2:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CAPITALIZATION, DEPRECIATION AND AMORTIZATION:

         Property additions are recorded at cost. Costs directly associated with major renovations and improvements, including interest on funds borrowed to finance construction, are capitalized to the point of substantial completion.

         Depreciation of real estate investments is provided on a straight-line basis over the estimated useful lives of the related assets, ranging generally from 5 to 40 years. Tenant improvements are amortized over their estimated useful lives, which do not exceed the terms of the respective tenant leases. Intangible assets are amortized on a straight-line basis over their estimated useful lives.

VALUATION OF REAL ESTATE:

         Real estate investments are recorded at cost less accumulated depreciation. In accordance with SFAS 121, the Trust considers, on a quarterly basis, whether events or changes in circumstances indicate that the carrying amount of its real estate investments may not be recoverable based on estimates of future undiscounted cash flows without interest expense. In the event such projected undiscounted future cash flows are less than the depreciated cost of the property, the real estate investment is written down to its estimated fair market value. Real estate investments to be disposed of are recorded at the lower of net book value or estimated fair market value less cost to sell at the date management commits to a plan of disposal.

DEFERRED LEASING COSTS:

         Costs incurred in connection with the execution of a new lease including leasing commissions, costs associated with the acquisition or buyout of existing leases, and legal fees are deferred and amortized over the term of the new lease. Included in deferred leasing costs is the unamortized portion of a 1990 payment of $5,500,000 made to an anchor tenant at Harrisburg East Mall in exchange for the tenant relinquishing space that was subsequently converted into leasable area for mall shops.

REVENUE RECOGNITION:

         Minimum rents are recognized on a straight-line basis over the term of the related leases. Percentage rents are recognized on an accrual basis.

NET LOSS PER SHARE:

         The net loss per share calculation is based on the weighted average number of shares outstanding during the year, which was 9,264,344 for all years presented.

         Share warrants issued in connection with the Trust's 1992 debt restructuring (see Note 3) are considered common share equivalents. However, the warrants have not been included in the net loss per share calculation since the effect on such calculation would be anti-dilutive.

INCOME TAXES:

         The Trust has complied with all applicable provisions established by the Internal Revenue Code for maintaining its REIT status. Accordingly, no income tax provision or benefit has been recognized in the accompanying financial statements.

                             EQK REALTY INVESTORS I
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


STATEMENTS OF CASH FLOWS:

         Cash equivalents include short-term investments with an original maturity of three months or less. Included in the statements of cash flows are cash payments for interest of $4,022,000, $3,886,000, and $6,703,000 in 1997,
1996 and 1995, respectively. Such amounts are net of interest costs of $69,000 capitalized in 1995.

FAIR VALUES OF FINANCIAL INSTRUMENTS:

         The Trust values its financial instruments as required by SFAS 107, "Disclosures about Fair Values of Financial Instruments". Based on rates currently available to the Trust for comparable financial instruments, the Trust believes the carrying amounts of cash and cash equivalents, the Mortgage Note, and the Term Loan approximate fair value.

RECLASSIFICATIONS:

         Certain amounts in the prior year have been reclassified from previously issued financial statements to conform with the 1997 presentation.

MANAGEMENT ESTIMATES:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3:        MORTGAGE DEBT AND RESTRUCTURING ACTIVITIES

         On December 15, 1992, the Trust completed a restructuring of its existing mortgage debt through the issuance of a "Mortgage Note" and a "Term Loan", both due December 15, 1995, with original principal balances of $75,689,000 and $2,859,000, respectively. The Mortgage Note bore interest at an average rate of 9.79% per annum during its three year term, although interest was payable at 8.54% per annum. The Term Loan bore interest at 8.33% and was subject to the same pay rate of 8.54%. The differences between the accrual and pay rates of interest under both debt instruments were reflected in the principal balances due at maturity. Absent prepayments due to property dispositions, the scheduled amount of principal due under the Mortgage Note and the Term Loan on the original maturities date would have been $78,928,000 and $2,839,000, respectively. However, on December 8, 1995, the Trust completed the sale of Castleton Park (see Note 4) and used the net proceeds of $35,990,000 (reflecting reductions of $2,517,000 for customary prorations) to prepay such debt obligations in the amounts of $34,738,000 and $1,252,000, respectively. These debt instruments were subsequently extended for a period of one year to December 15, 1996, and again for a period of eighteen months to June 15, 1998 as described below.

         Pursuant to its Mortgage Note agreement, the Trust issued the lender warrants to purchase 367,868 of its shares of beneficial interest at $.0001 per share. As of December 31, 1997, all such warrants remain outstanding and exercisable.

         As part of the 1992 restructuring, the Trust entered into a Cash Management Agreement with the mortgage lender and assigned all lease and rent receipts to the lender as additional collateral. Pursuant to this agreement, a third-party escrow agent has been appointed to receive all rental payments from tenants and to fund monthly operating expenses in accordance with a budget approved by the lender. As of December 31, 1997, a balance of $634,000 was held by the third-party escrow agent in accordance with the Cash Management Agreement. The agreement also provides for the establishment of a capital reserve account, which is maintained by the escrow agent. Disbursements from this account, which is funded each month with any excess operating cash flow, are limited to capital expenditures approved by the lender. As of December 31, 1997 the balance of the capital reserve account was $1,852,000.

                             EQK REALTY INVESTORS I
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

EXTENSIONS OF DEBT

         The remaining principal balances outstanding under the Mortgage Note and the Term Loan at December 15, 1996, $43,794,000 and $1,585,000,
respectively, were extended for eighteen months through June 15, 1998, under terms substantially comparable from those previously in effect, except as described below. Previously, principal balances of $44,125,000 and $1,587,000, respectively, were extended from their original maturity date of December 15, 1995 to December 15, 1996. The Mortgage Note remains collateralized by a first mortgage lien on Harrisburg East Mall, an assignment of leases and rents, and certain cash balances. The Term Loan remains collateralized by a subordinate lien on Harrisburg East Mall. In addition, the Mortgage Note contains provisions restricting the payment of dividends.

         The Mortgage Note agreement has been amended to provide for monthly payments of interest only accruing at the rate of 8.88% per annum ($324,000 per month). Previously, in connection with the December 15, 1995 extension, the Mortgage Note agreement was amended to provide for monthly payments of principal (assuming a 30 year amortization) and interest (at an accrual rate equal to the former pay rate of 8.54%) in the aggregate amount of $341,000. The Term Loan agreement was amended to provide for an accrual rate that resets periodically and is computed at the Trust's discretion at either 2 5/8% above the Euro-Rate (as defined) or 1 1/8% above the Prime Rate (as defined). The accrual rate in effect as of March 16, 1998 was 8.25%.

         In consideration for the extension of the maturity date of the Mortgage Note agreement through June 15, 1998, the Trust paid an upfront application fee of $165,000 and agreed to pay a back end fee of $272,900, plus interest thereon at the contract rate of 8.88%, at the maturity date of June 15, 1998, or the date at which all or any part of the original principal amount is prepaid. As of December 31, 1997 and December 31, 1996, the $272,900 back end fee, along with accrued interest, is included in accounts payable and other liabilities on the balance sheet. In consideration for the extension of the maturity date of the Term Loan agreement through June 15, 1998, the Trust incurred an extension fee of $23,800. The majority of this fee was paid in 1997. As of December 31, 1997, $200 is included in accounts payable and other liabilities on the balance sheet representing the remaining amount due.

         In anticipation of the Mortgage Note and Term Loan maturities, Management is pursuing extensions of these facilities through at least the end of the year. Based on preliminary discussions with the respective lenders, Management believes that it will be able to secure such extensions. However, the inability of the Trust to extend such maturity dates or secure alternative financing could have a negative impact on the Trust's ability to complete the Merger. In such an event, Management will pursue an immediate disposition of Harrisburg East Mall.

NOTE 4:        SALES OF REAL ESTATE

         During 1995, Management recorded a write-down of its investment in Castleton of $3,200,000 in order to reflect its then current estimate of net realizable value. In December 1995, the Trust completed the sale of its remaining forty-four buildings at Castleton. The Trust received net sales proceeds of $38,507,000 before reduction for customary prorations of $2,517,000, and recognized a gain on sale of $229,000. The net proceeds were used to repay a portion of outstanding mortgage indebtedness (see Note 3).

NOTE 5:        LEASING ARRANGEMENTS

         The Trust leases shopping center space generally under noncancelable operating leases, some of which contain renewal options. The shopping center leases generally provide for minimum rentals, plus percentage rentals based upon the retail stores' sales volume. Percentage rentals amounted to $122,000, $179,000, and $270,000 for the years ended December 31, 1997, 1996, and 1995, respectively. In addition, the tenants pay certain utility charges to the Trust. In most leases, tenants reimburse their proportionate share of real estate taxes and common area expenses. Recoveries of common area and real estate tax expenses amounted to $2,299,000, $2,313,000, and $2,355,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

                             EQK REALTY INVESTORS I
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

         Future minimum rentals under existing, non-cancelable leases at December 31, 1997 are as follows:


     Years ending December 31,                 Amount
- ------------------------------              -----------
      1998                                    4,797,000
      1999                                    4,487,000
      2000                                    4,236,000
      2001                                    3,548,000
      2002                                    3,032,000
      Thereafter                             10,795,000
                                            -----------
                                            $30,895,000
                                            ===========

         The Limited Inc. operates seven stores at Harrisburg. Revenues from these tenants represented approximately 13% of Harrisburg East Mall's total revenues in 1997. No other individual tenant, or group of affiliated tenants, contributed more than 10% to the mall's total revenues in any of the three years in the period ended December 31, 1997.

         Due to the temporary closure of two of the department stores operating at Harrisburg East Mall, certain tenants exercised the right, as provided for under cotenancy provisions set forth in their respective leases, to pay percentage rent in lieu of fixed minimum rents which amounted to $228,000, $663,000, and $702,000, for the years ended December 31, 1997, 1996, and 1995, respectively. The rental payment obligations of substantially all of these tenants reverted back to fixed minimum rent upon the March 10, 1997 opening of a Lord & Taylor department store at Harrisburg East Mall.

NOTE 6:        INVESTMENTS IN REAL ESTATE

         The Trust's investments in real estate at December 31, 1997 and 1996 consisted of the following:


                                     1997                1996
                               ---------------     ---------------
Land                           $     4,700,000     $     4,700,000
Buildings and improvements          45,356,000          45,033,000
Tenant improvements                  2,555,000           2,332,000
Personal property                      163,000             163,000
                               ---------------     ---------------
                               $    52,774,000     $    52,228,000
                               ===============     ===============


         Additions to real estate investments in 1997 and 1996 consisted of minor building and tenant improvements to Harrisburg East Mall.

NOTE 7:        ADVISORY AND MANAGEMENT AGREEMENTS

ADVISORY AGREEMENT

         The Trust has entered into an agreement with ERE Yarmouth Portfolio Management, Inc. ("EYPM", formerly known as Equitable Realty Portfolio Management, Inc.), to act as its "Advisor". The Advisor is a wholly owned subsidiary of ERE Yarmouth, Inc., formerly known as Equitable Real Estate Investment Management, Inc. The Advisor makes recommendations to the Trust concerning investments, administration and day-to-day operations.

                             EQK REALTY INVESTORS I
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

         Under the terms of the advisory agreement, as amended in December 1989, the Advisor receives a management fee that is based upon the average daily per share price of the Trust's shares plus the average daily balance of outstanding mortgage indebtedness. Such fee is calculated using a factor of 42.5 basis points (0.425%) and generally has been payable monthly without subordination. Commencing with the December 1995 extension of debt and continuing with the December 1996 debt extension (see Note 3), the Mortgage Note lender has requested, and the Advisor has agreed to, a partial deferral of payment of its fee. Whereas the fee continues to be computed as described above, payments to the Advisor are limited to $37,500 per quarter. Accrued but unpaid amounts will be eligible for payment upon the repayment of the Mortgage Note. For the years ended December 31, 1997, 1996 and 1995, portfolio management fees were $242,000, $250,000, and $403,000, respectively. The balance of deferred advisory fees at December 31, 1997 was $217,000.

         As of December 31, 1989, portfolio management fees of $5,440,000 payable to the Advisor were deferred in accordance with subordination provisions contained in the original advisory agreement. Pursuant to the amended advisory agreement, the Advisor forgave one-half, or $2,720,000, of the deferred balance. The remaining deferred fees are to be paid upon the disposition of the Trust's properties. As of December 31, 1997, the liability for deferred management fees was $2,720,000. If the Merger described in Note 1 is completed, the Advisor will receive ART Preferred Shares from ART in lieu of such fees.

         Upon the sale of all or any portion of any real estate investment of the Trust, the Advisor will receive a disposition fee equal to 2% of the gross sale price (including outstanding indebtedness taken subject to or assumed by the buyer and any purchase money indebtedness taken back by the Trust). The disposition fee will be reduced by the amount of any brokerage commissions and legal expenses incurred by the Trust in connection with such sales. During 1995, disposition fees earned by the Advisor were $788,000.

         In connection with the December 15, 1996 extension of debt (see Note
3), the Advisor will receive a refinancing fee of $50,000, which will be paid upon the retirement of the debt.

PROPERTY MANAGEMENT AGREEMENTS

         The Trust has also entered into agreements for the on-site management of each of its properties. Harrisburg East Mall is managed by ERE Yarmouth Retail, Inc. (the "Property Manager", formerly Compass Retail, Inc.). Castleton Park was managed by an unaffiliated third-party management company up until the time of its sale.

         Management fees paid to the Property Manager are generally based upon a percentage of rents and certain other charges. The Trust believes that such fees are comparable to those charged by unaffiliated third-party management companies providing comparable services. For the years ended December 31, 1997, 1996 and 1995, management fees paid to the Property Manager were $307,000, $297,000, and $291,000, respectively.

         In connection with the redevelopment of Harrisburg East Mall's outparcel building, the Property Manager received a $150,000 development fee in 1995. The Trust renovated the outparcel building during 1995 to accommodate the relocation of Toys `R' Us, with a final project cost of approximately $3,440,000.

SHARE OWNERSHIP

         In connection with a debt restructuring in December 1992, the Trust issued 1,675,000 previously repurchased shares to its Advisor for $6,700,000, or $4.00 per share. In total, the Advisor owns 1,685,556 shares, or 18.2% of the total shares outstanding. The Advisor earned a $500,000 fee in connection with this refinancing, which was paid in 1993-1994.

NOTE 8:        RELATED PARTY TRANSACTIONS

         As a condition of the Term Loan issuance in December 1992 (Note 3), an escrow deposit of $300,000 was required as additional collateral. The Trust borrowed this amount from its Advisor. In connection with the December 15, 1995 extension of this debt, the escrow deposit was released and the Advisor was repaid in 1996.

                             EQK REALTY INVESTORS I
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE 9:        COMMITMENTS AND CONTINGENCIES

         The Trust, its trustees, and its Advisor have been named as defendants in a purported class action complaint filed in Massachusetts state court, seeking to enjoin the Merger. The complaint also seeks other relief including unspecified damages. The Trust believes the action to be without merit and intends to vigorously defend the action.


NOTE 10:       SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following is a summary of selected quarterly financial data for the years ended December 31, 1997 and 1996:


                                                 (in thousands, except per share amounts)
                                                              Quarter Ended
                                        -----------------------------------------------------------
1997                                     March 31         June 30        Sept. 30        Dec. 31
Revenues from rental operations         $    1,413      $    1,557      $    1,545      $    1,643
Income from rental operations                  628             727             625             563
Net loss                                      (478)           (375)           (565)           (543)
Net loss per share                            (.05)           (.04)           (.06)           (.06)

                                                 (in thousands, except per share amounts)
                                                              Quarter Ended
                                        -----------------------------------------------------------
1996                                     March 31         June 30        Sept. 30        Dec. 31
Revenues from rental operations         $    1,714      $    1,412      $    1,576      $    1,472
Income from rental operations                  968             695             868             633
Net loss                                      (193)           (475)           (261)           (559)
Net loss per share                            (.02)           (.05)           (.03)           (.06)



         During the first and second quarters of 1996, the Trust was notified by the Fulton County (Georgia) Tax Commissioner's office of a reduction in the assessed value of the real estate underlying Peachtree Dunwoody Pavilion for tax years prior to the Trust's sale of this property. Such reduction in assessed value resulted in a refund of previously paid real estate taxes in the amount of $268,000, which the Trust recognized as other income.

- -------------------------------------------------------------------------------
                          FINANCIAL STATEMENT SCHEDULE
                                DECEMBER 31, 1997
                                 (IN THOUSANDS)
- -------------------------------------------------------------------------------
              SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
- -------------------------------------------------------------------------------


                                                       Cost Capitalized              Gross Amount
                                  Initial Cost          Subsequent to              at which Carried
                                                         Acquisition              at Close of Period
                                  ------------         ----------------    ---------------------------------


                                             Bldg. &                                  Bldg. &
   Description       Encumbrance  Land       Improv.    Improvements       Land     Improvements     Total
=============================================================================================================
Harrisburg East Mall   $45,379(1) $4,700(2)   $31,287(2)  $16,787        $4,700(2)  $48,074(2)    $52,774
  Harrisburg, PA
- -------------------------------------------------------------------------------------------------------------
                       $45,379    $4,700     $31,287      $16,787        $4,700     $48,074       $52,774
=============================================================================================================


                                   Life on which
                                   Depreciation
                                    in Latest
  Accum.      Date of      Date    Income Stmt.
  Deprec.   Construction Acquired  is Computed
==================================================
    $17,233   1969(4)     3/13/85    30 yrs
- --------------------------------------------------
    $17,233
==================================================

(1) Encumbrance is a mortgage note payable constituting first lien on the Harrisburg real estate and a term loan payable to a bank constituting subordinated lien on the property.
(2) Initial cost is net of imputed interest of $5,280 at date of acquisition.
(3) The aggregate tax basis of the Trust's property is $53 million as of December 31, 1997.
(4) Renovation of Harrisburg was completed in 1993.



RECONCILIATION OF GROSS CARRYING AMOUNT OF REAL ESTATE:                     RECONCILATION OF ACCUMULATED DEPRECIATION:
Balance, December 31, 1994                      $ 109,525                   Balance, December 31, 1994                 $31,793

      Improvements and Additions                    2,823                       Depreciation expense                     4,016

      Deductions -- Sale of Castleton                                           Deductions -- Sale of Castleton

      Commercial Park                             (60,315)                      Commercial Park                        (22,363)
                                                ---------                                                              -------

Balance, December 31, 1995                         52,033                   Balance, December 31, 1995                  13,446

      Improvements and Additions                      195                       Depreciation Expense                     1,892
                                                ---------                                                              -------

Balance, December 31, 1996                         52,228                   Balance, December 31, 1996                  15,338

      Improvements and Additions                      546                       Depreciation Expense                     1,895
                                                ---------                                                              -------

Balance, December 31, 1997                      $  52,774                   Balance, December 31, 1997                 $17,233
                                                ---------                                                              =======

                             EQK REALTY INVESTORS I
                                 BALANCE SHEETS
                                   (UNAUDITED)


                                                                            September 30,                December 31,
                                                                                 1998                        1997
                                                                           ---------------              ---------------
                                                                             (Unaudited)
                        ASSETS                                               (dollars in thousands, except share data)
Investment in Harrisburg East Mall, at cost                                $            --              $        58,466

      Less accumulated depreciation and
      amortization                                                                      --                       19,170
                                                                           ---------------              ---------------
                                                                                        --                       39,296
Real estate held for sale (Notes 1 and 2)                                           39,264                           --
Cash and cash equivalents:
      Cash Management Agreement                                                      2,127                        2,486
      Other                                                                            612                          837
Accounts receivable and other assets (net of
      allowance of $213 and $214 respectively)                                       2,262                        2,448
                                                                           ---------------              ---------------
TOTAL ASSETS                                                               $        44,265              $        45,067
                                                                           ===============              ===============

                                LIABILITIES AND DEFICIT IN SHAREHOLDERS' EQUITY

Liabilities:
      Mortgage note payable                                                $        43,794              $        43,794
      Term loan payable to bank                                                      1,581                        1,585
      Accounts payable and other liabilities
      (including amounts due affiliates of
      $3,091 and $3,117, respectively)                                               4,070                        4,670
                                                                           ---------------              ---------------

                                                                                    49,445                       50,049
Commitments and Contingencies (Note 1 and 5)

Deficit in Shareholders' Equity:
      Shares of beneficial interest, without par
        value: 10,055,555 shares authorized;
        9,632,212 shares issued and outstanding                                    135,875                      135,875
      Accumulated deficit                                                         (141,055)                    (140,857)
                                                                           ---------------              ---------------
                                                                                    (5,180)                      (4,982)
                                                                           ---------------              ---------------
TOTAL LIABILITIES AND DEFICIT
      IN SHAREHOLDERS' EQUITY                                              $        44,265              $        45,067
                                                                           ===============              ===============

See accompanying Notes to Financial Statements.

                             EQK REALTY INVESTORS I
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                                              Three months ended              Nine months ended
                                                                 September 30,                   September 30,
                                                            -------------------------      --------------------------
                                                                         (in thousands, except per
                                                                                share amounts)
                                                               1998           1997            1998            1997
                                                            ----------     ----------      ----------      ----------
Revenues from rental operations .......................     $    1,619     $    1,545      $    4,509      $    4,515

Operating Expenses, net of tenant reimbursements
      (including property management
      fees earned by an affiliate of $82, $72, $228
      and $220, respectively) .........................            190            283             629             642

Depreciation and amortization .........................             --            637             548           1,630
                                                            ----------     ----------      ----------      ----------
Income from rental operations .........................          1,429            625           3,332           2,243

Interest expense ......................................          1,006          1,011           3,204           3,296

Other expenses, net of interest income
      (including portfolio management fees
      earned by an affiliate of $56, $59,
      $174 and $183, respectively) ....................            141            179             326             365
                                                            ----------     ----------      ----------      ----------

Net income (loss) .....................................     $      282     $    (565)      $     (198)     $   (1,418)
                                                            ==========     ==========      ==========      ==========
Net income (loss) per share: ..........................     $     0.03     $    (0.06)     $    (0.02)     $    (0.15)
                                                            ==========     ==========      ==========      ==========

See accompanying Notes to Financial Statements.

                             EQK REALTY INVESTORS I
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                     Nine months ended September 30,
                                                             (in thousands)
                                                         1998            1997
                                                      ----------      ----------
Cash Flows From Operating Activities
   Net loss .....................................     ($     198)     ($   1,418)
Adjustments to reconcile net loss to net
   cash used in operating activities:
       Depreciation and amoritzation ............            724           1,893
       Changes in assets and liabilities:
       Decrease in accounts
           payable and other liabilities ........           (600)           (277)
       (Increase) decrease in accounts receivable
           and other assets .....................             10            (349)
                                                      ----------      ----------

Net cash used in operating activities ...........            (64)           (151)
                                                      ----------      ----------
Cash flows from investing activities:
   Additions to real estate investments .........           (516)           (505)
                                                                      ----------
Net cash used in investing activities ...........           (516)           (505)
                                                                      ----------
Cash Flows from financing activities:
   Scheduled repayments of debt .................             (4)             --
                                                      ----------      ----------

Net cash used in financing activities ...........             (4)             --
                                                      ----------      ----------
Decrease in cash and cash equivalents ...........           (584)           (656)
Cash and Cash Equivalents
   Beginning of Period ..........................          3,323           3,661
                                                      ----------      ----------
Cash and Cash Equivalents
   End of Period ................................     $    2,739      $    3,005
                                                      ==========      ==========
Supplemental disclosure of cash flow information:
   Interest paid ................................     $    3,415      $    3,015
                                                      ==========      ==========

See accompanying Notes to Financial Statements.

                             EQK REALTY INVESTORS I

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1:        DESCRIPTION OF BUSINESS

EQK Realty Investors I ("EQK I" or "the Trust"), a Massachusetts business trust, was formed pursuant to an Amended and Restated Declaration of Trust dated February 24, 1985, as amended on March 5, 1986 to acquire certain income-producing real estate investments. Commencing with the period beginning April 1, 1985, the Trust qualified for and elected real estate investment trust ("REIT") status under the provisions of the Internal Revenue Code.

At September 30, 1998, the Trust's remaining real estate investment is Harrisburg East Mall ("the Mall"), a regional shopping center located in Harrisburg, Pennsylvania.

The Declaration of Trust currently provides that the actual disposition of the remaining property, Harrisburg East Mall, may occur at any time prior to March 1999. The Declaration of Trust further provides that this date may be extended by up to two years upon the recommendation of the Trustees and the affirmative vote of a majority of its shareholders. Based on the finite life provisions of the Declaration of Trust, Management has been pursuing the disposition of the Trust's remaining real estate investment and/or an alternative strategic transaction. Due to the impact of certain adverse market conditions described below, it may be necessary for the Trustees to recommend a formal extension of the Trust's life to facilitate the completion of the sale of the Mall.

Effective December 23, 1997, the Trust entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which an affiliate of American Realty Trust, Inc. ("ART") is to merge with and into the Trust (the "Merger"), with the Trust being the surviving entity. The Merger contemplates, among other things, a 20-year extension of the life of the Trust.

Delays in completing the Merger as originally proposed required certain revisions to the Merger Agreement, the most significant of which are the right of Management to dispose of Harrisburg East Mall and to distribute the proceeds of such sale to the Trust's shareholders prior to completing the Merger and a corresponding reduction in the Merger consideration to be paid to the Trust's shareholders. Management commenced marketing and sales activities during the second quarter of 1998 including the retention of an outside broker, and is currently proceeding towards negotiating a purchase and sale agreement, although no definitive agreement has been reached.

Since the commencement of sales activities, changing conditions in the capital markets have had an adverse effect on the market for real estate, and especially on the market for regional malls. This unfavorable environment has been characterized by a reduction in available sources of financing for real estate transactions and by reduced purchasing interest on the part of many traditional buyers, including many of the public real estate investment trusts.

Largely due to the conditions described above, it appears likely that completion of the sale of the Mall will occur subsequent to December 15, 1998, the date on which the current forbearance agreement with the primary lender of the Trust's mortgage indebtedness terminates. At this time, the Trust believes it may be necessary to extend the term of the forebearance agreement, as well as the term of the Trust's loan. As a result, Management has commenced discussions with both lenders regarding extension for a period of six months with a termination date of June 15, 1999. In consideration of the extension, it is probable that an extension fee will be imposed. Although Management believes the lender will agree to the extension on reasonable economic terms, no assurances can be made at this time.

On August 25, 1998 the Trust executed an Amended and Restated Agreement and Plan of Merger (the "Revised Merger Agreement"). According to the terms of the Revised Merger Agreement, upon completion of the sale of the Mall, and subject to shareholder approval, the Merger would be completed. Immediately prior to the closing of the Merger, ART is expected to convey one of its properties to EQK I. ART will provide 100% of the financing for this property contribution via a non-recourse note.

ART has agreed to permit EQK I to continue to solicit, or respond to, offers from third parties for EQK I . In the event EQK I accepts an offer from a party other than ART and elects not to proceed with the Merger, EQK I generally will be obligated to pay ART a "break-up" fee of $200,000 plus its share of transaction expenses (collectively, the "Break-Up Consideration").

                             EQK REALTY INVESTORS I

                          NOTES TO FINANCIAL STATEMENTS
                             (UNAUDITED) - CONTINUED

The Revised Merger Agreement may be terminated by EQK I if any of the following conditions exist: (i) the Merger has not been accomplished by December 15, 1998;
(ii) EQK I secures a more favorable offer from another party subject to the payment of the Break-Up Consideration; or (iii) if the Revised Merger Agreement in any way impairs or delays the sale of Harrisburg East Mall, or is likely to result in a material reduction in proceeds.

Proceeds from the sale of Harrisburg East Mall and, if applicable, the completion of the Merger, will be distributed to the shareholders of EQK I once the Trust's liabilities have been settled (including the retirement of its mortgage note and term loan) and related transaction costs have been paid.

The Merger is contingent upon, among other things, ART's registration statement relating to ART Preferred Shares to be issued pursuant to the Merger Agreement, as revised, being declared effective by the Securities Exchange Commission, and the affirmative vote of the holders of 75% of the outstanding shares of the Trust. The Trust, its trustees, and its Advisor have been named as defendants in a purported class action complaint filed in Massachusetts state court, which seeks to enjoin the Merger. The complaint also seeks other relief including unspecified damages. The Trust is vigorously pursuing its legal defenses and believes that the disposition of this matter will not have a material adverse affect on the financial position of the Trust.

Trading in EQK I's common shares on the New York Stock Exchange ("NYSE") terminated on May 4, 1998, as the Trust did not meet the NYSE's continued listing criteria. A market for the EQK I common shares has been created on the OTC Bulletin Board System.

NOTE 2:        BASIS OF PRESENTATION

The financial statements have been prepared by the Trust, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Trust believes that the disclosures are adequate to make the information presented not misleading. The financial statements should be read in conjunction with the audited financial statements and related notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 1997.

Certain amounts in the prior year have been reclassified from previously issued financial statements to conform with current presentation.

As discussed in Note 1, Management intends to dispose of Harrisburg East Mall and as such, its investment in real estate is presented on the balance sheet as held for sale. This asset includes deferred leasing costs, and is carried at the lower of cost or fair value less cost to sell. Depreciation and amortization of the investment ceased beginning April 1, 1998.

On March 19, 1998, The Prudential Insurance Company of America ("Prudential") exercised its warrants for 367,868 shares of the Trust's shares of beneficial interest at $.0001 per share. Such shares were issued to Prudential on May 7, 1998 thus bringing the total number of issued and outstanding shares of the Trust to 9,632,212. The net income and net loss per share, as reflected on the statements of operations, have been calculated using the weighted average of the number of shares outstanding during the periods presented.

In the opinion of the Trust, all other adjustments are normal recurring adjustments necessary to present fairly its financial position as of September 30, 1998, its results of operations for the three months and nine months ended September 30, 1998 and 1997 and its cash flows for the nine months ended September 30, 1998 and 1997.

NOTE 3:        CASH MANAGEMENT AGREEMENT

In connection with the Trust's mortgage agreement (as amended and extended), the Trust entered into a cash management agreement with the mortgage lender and assigned all lease and rent receipts to the lender as additional collateral. Pursuant to this agreement, a third-party escrow agent has been appointed to receive all rental payments from tenants and to fund monthly operating expenses in accordance with a budget approved by the lender. As of September 30, 1998, a balance of $701,000 was held by the third-party escrow agent in accordance with the cash management agreement. The agreement also provides for the establishment of a capital reserve account, which is maintained by the

                             EQK REALTY INVESTORS I

                          NOTES TO FINANCIAL STATEMENTS
                             (UNAUDITED) - CONTINUED


escrow agent. Disbursements from this account, which are funded each month with any excess operating cash flow, are limited to capital expenditures approved by the lender. As of September 30, 1998 the balance of the capital reserve account was $1,426,000.

NOTE 4:        ADVISORY AND MANAGEMENT AGREEMENTS

The Trust has entered into an agreement with Lend Lease Portfolio Management, Inc. (formerly known as ERE Yarmouth Portfolio Management, Inc.) to act as its "Advisor". The Advisor is a wholly owned subsidiary of Lend Lease Real Estate Investments, Inc., formerly known as ERE Yarmouth, Inc. The Advisor makes recommendations to the Trust concerning investments, administration, and day-to-day operations.

Under the terms of the advisory agreement, as amended in December 1989, the Advisor receives a management fee that is based upon the average daily per share price of the Trust's shares plus the average daily balance of outstanding mortgage indebtedness. Such fee is calculated using a factor of 42.5 basis points (0.425%) and generally has been payable monthly without subordination. However, given that the shares of the Trust are no longer traded on a market with readily available market values, the Trustees have agreed on a stipulated rate of $.75 per share to be used for purposes of calculating the management fee for the period subsequent to May 4, 1998.

Commencing with the December 1995 debt extension and continuing with the December 1996 debt extension, the Mortgage Note lender has requested, and the Advisor has agreed to, a partial deferral of payment of its fee. Whereas the fee will continue to be computed as described, payments to the Advisor will be limited to $37,500 per quarter. Deferred fees, which amounted to $279,000 as of September 30, 1998, will be eligible for payment upon the repayment of the Mortgage Note. Portfolio management fees amounted to $174,000 and $183,000 for the nine months ended September 30, 1998 and 1997, respectively.

As part of the 1989 amendment to the advisory agreement, the Advisor forgave one-half, or $2,720,000, of the total amount of fees previously deferred pursuant to subordination provisions of the original advisory agreement. The remaining deferred fees of $2,720,000 are to be paid upon the disposition of the Mall.

The Trust has also entered into an agreement with ERE Yarmouth Retail, Inc. (the "Manager"), formerly Compass Retail, Inc., for the on-site management of the Mall. ERE Yarmouth Retail, Inc. is a wholly owned subsidiary of Lend Lease Real Estate Investments, Inc. On September 30, 1998, Lend Lease Real Estate Investments, Inc. sold the Manger to LaSalle Partners Incorporated. An affiliate of Lasalle Partners, Incorporated will manage the Mall pursuant to the terms of the original management agreement.

Management fees paid to the property manager are generally based upon a percentage of rents and certain other charges. Such fees and commissions are comparable to those charged by unaffiliated third-party management companies providing comparable services. For the nine months ended September 30, 1998 and 1997, management fee expense attributable to services rendered by ERE Yarmouth Retail, Inc. were $228,000 and $220,000, respectively.

NOTE 5:        DEBT MATURITIES

The Trust's debt instruments (aggregate principal outstanding of $45,375,000) had scheduled maturity dates of June 15, 1998. While the mortgage note holder has refused to grant an extension of this maturity date, it has agreed to a forbearance arrangement wherein it will not exercise remedies for non-repayment of the outstanding principal due through December 15, 1998. The holder of the Trust's term loan has agreed to an extension of the maturity date, also through December 15, 1998. The forbearance and extension arrangements are conditioned upon, among other things, the Trust continuing to make timely debt service payments in monthly amounts equal to those amounts stipulated in the December 1996 debt extension agreements.

On June 15, 1998 the Trust paid deferred loan fees plus interest to the mortgage note holder in the amount of $309,200 and deferred loan fees to the term loan holder in the amount of $88,100.

As discussed in Note 1, the Trust has commenced efforts to sell the Mall. Management anticipates that a sale of the Mall will be completed subsequent to December 15, 1998, which is the date the current forbearance agreement with the

                             EQK REALTY INVESTORS I

                          NOTES TO FINANCIAL STATEMENTS
                             (UNAUDITED) - CONTINUED

primary lender of the Trust's mortgage indebtedness terminates. At this time, the Trust believes it may be necessary to extend the term of the forebearance agreement, as well as the term of the Trust's loan. As a result, Management has commenced discussions with both lenders regarding extension for a period of six months with a termination date of June 15, 1999. In consideration of the extension, it is probable that an extension fee will be imposed. Although Management believes the lender will agree to the extension on reasonable economic terms, no assurances can be made at this time.

Proceeds from the sale of the Mall and, if applicable, the completion of the Merger, will be distributed to the shareholders of EQK I once the Trust's liabilities have been settled (including the retirement of its mortgage note and term loan) and related transaction costs have been paid.

NOTE 6:        CHANGE IN ACCOUNTING PRINCIPLE

The Trust defers recognition of percentage rent until the tenants' sales exceed the contractual breakpoint in accordance with the Financial Accounting Standards Board's Emerging Issues Task Force EITF 98-9, "Accounting for Contingent Rent in Interim Financial Periods". The Trust adopted EITF 98-9 during the second quarter of 1998. The effect of the change in accounting principal had no material impact on quarterly interim financial information presented during 1998.

NOTE 7:        YEAR 2000

The inability of computers, software and other equipment to recognize and properly process data fields containing a two- digit year is commonly referred to as the Year 2000 compliance issue ("Y2K"). As the year 2000 approaches, such systems may be unable to accurately process certain date-based information.

Y2K exposures of the Trust and the Mall are currently being assessed. Potential critical exposures include reliance on third party vendors and building systems that are not Y2K compliant. The Trust has begun to communicate with its third party service vendors such as Lend Lease and LaSalle Partners in an effort to assess their Y2K compliance status and the adequacy of their Y2K efforts.

The Mall is being assessed in an effort to identify Y2K issues. Any required remediation strategy will depend on the outcome of the assessment and therefore will not be developed until the assessment is complete. Management expects the assessment to be completed and remediation efforts to be underway by the end of the first quarter of 1999.

Neither the Trust nor the Mall has incurred any material costs to date relating to Y2K. The total assessment cost is expected to total approximately $10,000. These costs were not incurred and therefore not accrued at September 30, 1998. Remediation costs cannot be reasonably estimated until the assessment is complete and a remediation strategy is determined.

The failure to adequately address the Year 2000 issue may result in the closure of the Mall. In order to reduce the potential impact on the operations of the Trust and the Mall, contingency plans are expected to be developed once Y2K exposures have been assessed.

A building contingency plan is expected to be developed once the assessment has been completed. A contingency plan may involve but not be limited to the engagement of additional security services, the disconnect of system interfacing (that does not significantly impact Mall operations) and the identification and engagement of alternative service vendors.

If the sale of the Mall and the Merger with ART occur as currently proposed, the current property manager and the Advisor will cease providing services to the Trust. If, subsequent to the sale of the Mall, the Merger is approved and the Trust continues as an operating entity, affiliates of ART will provide property management and advisory services on an ongoing basis. The Trust does not currently have knowledge of the status of ART's and its affiliates Y2K compliance. Accordingly, there can be no assurance that all business critical systems will be fully Y2K compliant, or that the consequences of any systems deficiencies will not have a material adverse effect on the Trust.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Thirteen of ART's Articles of Incorporation provides that, to the fullest extent permitted by Georgia law, as the same exists or may be hereafter be amended, no director of ART shall be personally liable to ART or the shareholders of ART for monetary damages for breach of the duty of care as a director, provided that Article Thirteen does not limit or eliminate liability for (i) a breach of duty involving an appropriation of a business opportunity of ART; (ii) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law; or (iii) a transaction from which the director derived an improper personal benefit. In addition, a director's liability will not be limited as to any payment of a dividend or approval of a stock repurchase that is illegal under Section 14-2-640 of the Georgia Business Corporation Code.

         Article Thirteen applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity. In addition, Article Thirteen does not reduce the exposure of directors to liability under Federal securities laws.

         The Bylaws of ART require ART to indemnify any person who, by reason of the fact that he is or was a director of ART, is made or is threatened to be made a party to an action, including an action brought by ART or its shareholders. The Bylaws provide that ART will indemnify such person against reasonably incurred expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees), and against any judgments, fines and amounts paid in settlement, provided that ART shall not indemnify such person under circumstances in which the Georgia Business Corporation Code, as in effect from time to time, would not allow indemnification.

         The Bylaws of ART give the ART Board the power to cause ART to provide to officers, employees, and agents of ART all or any part of the right to indemnification afforded to directors of ART as set forth in the Bylaws, subject to the conditions, limitations and obligations therein, upon a resolution to that effect identifying such officer, employee or agent and specifying the particular rights provided.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ART pursuant to the foregoing provisions, ART has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


   3.1    -- Articles of Incorporation (1)
   3.2    -- Amendment to Articles of Incorporation dated September 15, 1989 (1)
   3.3    -- Articles of Amendment setting forth Certificate of Designation of
             Series A Cumulative Participating Preferred Stock dated as of April
             11, 1990 (1)
   3.4    -- Articles of Amendment dated December 10, 1990 to Articles of
             Incorporation (1)
   3.5    -- Amended By-laws of American Realty Trust, Inc., dated December 11,
             1991 (1)
   3.6    -- Articles of Amendment of the Articles of Incorporation of American
             Realty Trust, Inc. setting forth the Certificate of Designations,
             Preferences and Relative Participating or Optional or Other Special
             Rights, and Qualifications, Limitations on Restrictions thereof of Special Stock of American Realty Trust, Inc. (Series B 10%
             Cumulative Preferred Stock) dated as of April 4, 1996 (1)
   3.7    -- Articles of Amendment of the Articles of Incorporation of American
             Realty Trust, Inc. setting forth the Certificate of Designations,
             Preferences and Relative Participating or Optional or Other Special
             Rights, and Qualifications, Limitations on Restrictions thereof of Special Stock of American Realty Trust, Inc. (Series C 10%
             Cumulative Preferred Stock) dated as of June 4, 1996 (1)



   3.8    -- Articles of Amendment of the Articles of Incorporation of American
             Realty Trust, Inc. setting forth the Certificate of Designations,
             Preferences and Relative Participating or Optional or Other Special
             Rights, and Qualifications, Limitations or Restrictions thereof of
             Series D Cumulative Preferred Stock of American Realty Trust, Inc.
             dated as of August 2, 1996 (1)
   3.9    -- Articles of Amendment of the Articles of Incorporation of American
             Realty Trust, Inc. setting forth the Certificate of Designations,
             Preferences and Relative Participating or Optional or Other Special
             Rights, and Qualifications, Limitations or Restrictions thereof of
             Series E Cumulative Convertible Preferred Stock of American Realty
             Trust, Inc. dated as of December 3, 1996 (1)
   3.10   -- Articles of Amendment of the Articles of Incorporation deleting
             Certificate of Designation of Series A Cumulative Participating
             Preferred Stock, dated as of February 28, 1997 (2)
   3.11   -- Articles of Amendment of the Articles of Incorporation of American
             Realty Trust, Inc. setting forth the Certificate of Designations,
             Preferences and Relative Participating or Optional or Other Special
             Rights, and Qualifications, Limitations or Restrictions thereof of
             Series G Cumulative Convertible Preferred Stock of American Realty
             Trust, Inc. dated as of September 18, 1997 (5)
   3.12   -- Articles of Amendment to the Articles of Incorporation of American
             Realty Trust, Inc. increasing the number of authorized shares of
             Common Stock to 100,000,000 shares, dated March 26, 1998 (6)
   3.13   -- Articles of Amendment to the Articles of Incorporation of American
             Realty Trust, Inc. reducing the number of authorized shares of
             Series B Preferred Stock to zero and eliminating such designation, dated May 27, 1998 (5)
   3.14   -- Articles of Amendment to the Articles of Incorporation of American
             Realty Trust, Inc. increasing the number of authorized shares of
             Series G Cumulative Convertible Preferred Stock from 11,000 to
             12,000, dated May 27, 1998 (5)
   3.15   -- Articles of Amendment of the Articles of Incorporation of American
             Realty Trust, Inc. setting forth the Certificate of Designations,
             Preferences and Relative Participating or Optional or Other Special
             Rights, and Qualifications, Limitations or Restrictions thereof of
             Series H Cumulative Convertible Preferred Stock of American Realty
             Trust, Inc. dated as of June 24, 1998 (8)
   3.16   -- Amended and Restated Articles of Amendment of the Articles of
             Incorporation of American Realty Trust, Inc. setting forth the
             Certificate of Designations, Preferences and Relative Participating
             or Optional or Other Special Rights, and Qualifications,
             Limitations or Restrictions thereof of Series F Cumulative
             Convertible Preferred Stock of American Realty Trust, Inc. dated as of October 23, 1998 (9)
   3.17   -- Articles of Amendment to the Articles of Incorporation Decreasing
             the Number of Authorized Shares of and Eliminating Series C
             Preferred Stock (10)
   4.1    -- Instruments defining the rights of security holders (included in
             Exhibit 3.16) (9)
   5.1    -- Opinion of Holt Ney Zatcoff & Wasserman, LLP as to the legality of the Preferred Stock being offered (3)
   8.1    -- Opinion of Andrews & Kurth L.L.P. regarding tax matters (5)
   11.1   -- Statement re: computation of per share earnings (4)
   12.1   -- Statement re: computation of ratios (4)
   15.1   -- Letter re: unaudited interim financial information (4)
   21.1   -- Subsidiaries of the registrant (1)
   23.1   -- Consent of BDO Seidman, LLP (American Realty Trust, Inc.) (10)
   23.2   -- Consent of BDO Seidman, LLP (Continental Mortgage and Equity Trust)
             (10)
   23.3   -- Consent of BDO Seidman, LLP (Income Opportunity Realty Investors,
             Inc.) (10)
   23.4   -- Consent of BDO Seidman, LLP (Transcontinental Realty Investors,
             Inc.) (10)
   23.5   -- Consent of BDO Seidman, LLP (National Realty, L.P.) (10)
   23.6   -- Consent of Holt Ney Zatcoff & Wasserman, LLP (5)
   23.7   -- Consent of Deloitte & Touche LLP (EQK Realty Investors I) (10)

   23.8   -- Consent of Blosser Appraisal (9) 23.9 -- Consent of Brown &
             Associates (9) 24.1 -- Power of Attorney (5) 29.1 -- Financial Data
             Schedule (7)
   99.1   -- Amended and Restated Agreement and Plan of Merger By and Among
             American Realty Trust, Inc., ART Newco LLC, Basic Capital
             Management, Inc., EQK Realty Investors I, and Lend Lease Portfolio
             Management, Inc. (8)

   99.2   -- Amended and Restated Stock Purchase Agreement by and between Lend
             Lease Portfolio Management,Inc. and American Realty Trust, Inc. (8)

   99.3   -- Stock Purchase Agreement by and between Summit Ventures, L.P. and
             American Realty Trust, Inc. (8)

   99.4   -- Stock Purchase Agreement by and between Sutter Opportunity Fund,
             LLC and American Realty Trust, Inc. (8)

   99.5 -- Second Amended and Restated Declaration of Trust of EQK (included as Exhibit "A" to Exhibit 99.1) (8)

   99.6   -- Advisory Agreement by and between EQK Realty Investors I and Basic
             Capital Management, Inc. (included as Exhibit "B" to Exhibit 99.1)
             (8)

   99.7   -- Form of Proxy Card (5)

- ----------


(1) Incorporated by reference to the Registrant's Registration Statement No. 333-21583 filed with the Commission on February 11, 1997.
(2) Incorporated by reference to Amendment No. 1. To the Registrant's Registration Statement No. 333-21583 filed with the Commission on April 29, 1997.
(3) Incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-21583 filed with the Commission on September 8, 1997.
(4) Not applicable.
(5) Filed as an Exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on January 6, 1998 and incorporated by reference therein.
(6) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Commission on March 31, 1998 and incorporated by reference therein.
(7) Filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, as filed with the Commission on November 16, 1998 and incorporated by reference therein.
(8) Filed as an Exhibit to the Registrant's Amendment No. 2 to Registration Statement on Form S-4 (No. 333- 43777), filed with the Commission on September 3, 1998 and incorporated by reference herein.
(9) Filed as an Exhibit to the Registrant's Amendment No. 3 to Registration Statement on Form S-4 (No. 333- 43777), filed with the Commission on December 2, 1998 and incorporated by reference herein.
(10) Filed herewith.


ITEM 22.       UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the charges in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(e) For the purpose of determining any liability under the 1933 Act, each post-effective-amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of January, 1999.

                                   AMERICAN REALTY TRUST, INC.


                                   By: /s/ Karl L. Blaha
                                      -----------------------------------------
                                       Karl L. Blaha
                                       President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                              Title                               Date

           /s/ Karl L. Blaha                  President (Principal                   January 29, 1999
  ------------------------------             Executive Officer) and
             Karl L. Blaha                          Director



                   *                                Director                         January 29, 1999
- ------------------------------
              Roy E. Bode


                                                    Director                         January 29, 1999
- ------------------------------
           Collene C. Currie


                   *                                Director                         January 29, 1999
- ------------------------------
              Al Gonzalez


                   *                                Director                         January 29, 1999
- ------------------------------
             Cliff Harris


                   *                      Executive Vice President and               January 29, 1999
- ------------------------------              Chief Financial Officer
           Thomas A. Holland                (Principal Financial and
                                              Accounting Officer)



    *By: /s/ Karl L. Blaha
        ----------------------
        Karl L. Blaha
        Attorney-in-Fact

                               INDEX TO EXHIBITS


   3.1    -- Articles of Incorporation (1)
   3.2    -- Amendment to Articles of Incorporation dated September 15, 1989 (1)
   3.3    -- Articles of Amendment setting forth Certificate of Designation of
             Series A Cumulative Participating Preferred Stock dated as of April
             11, 1990 (1)
   3.4    -- Articles of Amendment dated December 10, 1990 to Articles of
             Incorporation (1)
   3.5    -- Amended By-laws of American Realty Trust, Inc., dated December 11,
             1991 (1)
   3.6    -- Articles of Amendment of the Articles of Incorporation of American
             Realty Trust, Inc. setting forth the Certificate of Designations,
             Preferences and Relative Participating or Optional or Other Special
             Rights, and Qualifications, Limitations on Restrictions thereof of Special Stock of American Realty Trust, Inc. (Series B 10%
             Cumulative Preferred Stock) dated as of April 4, 1996 (1)
   3.7    -- Articles of Amendment of the Articles of Incorporation of American
             Realty Trust, Inc. setting forth the Certificate of Designations,
             Preferences and Relative Participating or Optional or Other Special
             Rights, and Qualifications, Limitations on Restrictions thereof of Special Stock of American Realty Trust, Inc. (Series C 10%
             Cumulative Preferred Stock) dated as of June 4, 1996 (1)


   3.8    -- Articles of Amendment of the Articles of Incorporation of American
             Realty Trust, Inc. setting forth the Certificate of Designations,
             Preferences and Relative Participating or Optional or Other Special
             Rights, and Qualifications, Limitations or Restrictions thereof of
             Series D Cumulative Preferred Stock of American Realty Trust, Inc.
             dated as of August 2, 1996 (1)
   3.9    -- Articles of Amendment of the Articles of Incorporation of American
             Realty Trust, Inc. setting forth the Certificate of Designations,
             Preferences and Relative Participating or Optional or Other Special
             Rights, and Qualifications, Limitations or Restrictions thereof of
             Series E Cumulative Convertible Preferred Stock of American Realty
             Trust, Inc. dated as of December 3, 1996 (1)
   3.10   -- Articles of Amendment of the Articles of Incorporation deleting
             Certificate of Designation of Series A Cumulative Participating
             Preferred Stock, dated as of February 28, 1997 (2)
   3.11   -- Articles of Amendment of the Articles of Incorporation of American
             Realty Trust, Inc. setting forth the Certificate of Designations,
             Preferences and Relative Participating or Optional or Other Special
             Rights, and Qualifications, Limitations or Restrictions thereof of
             Series G Cumulative Convertible Preferred Stock of American Realty
             Trust, Inc. dated as of September 18, 1997 (5)
   3.12   -- Articles of Amendment to the Articles of Incorporation of American
             Realty Trust, Inc. increasing the number of authorized shares of
             Common Stock to 100,000,000 shares, dated March 26, 1998 (6)
   3.13   -- Articles of Amendment to the Articles of Incorporation of American
             Realty Trust, Inc. reducing the number of authorized shares of
             Series B Preferred Stock to zero and eliminating such designation, dated May 27, 1998 (5)
   3.14   -- Articles of Amendment to the Articles of Incorporation of American
             Realty Trust, Inc. increasing the number of authorized shares of
             Series G Cumulative Convertible Preferred Stock from 11,000 to
             12,000, dated May 27, 1998 (5)
   3.15   -- Articles of Amendment of the Articles of Incorporation of American
             Realty Trust, Inc. setting forth the Certificate of Designations,
             Preferences and Relative Participating or Optional or Other Special
             Rights, and Qualifications, Limitations or Restrictions thereof of
             Series H Cumulative Convertible Preferred Stock of American Realty
             Trust, Inc. dated as of June 24, 1998 (8)
   3.16   -- Amended and Restated Articles of Amendment of the Articles of
             Incorporation of American Realty Trust, Inc. setting forth the
             Certificate of Designations, Preferences and Relative Participating
             or Optional or Other Special Rights, and Qualifications,
             Limitations or Restrictions thereof of Series F Cumulative
             Convertible Preferred Stock of American Realty Trust, Inc. dated as of October 23, 1998 (9)
   3.17   -- Articles of Amendment to the Articles of Incorporation Decreasing
             the Number of Authorized Shares of and Eliminating Series C
             Preferred Stock (10)
   4.1    -- Instruments defining the rights of security holders (included in
             Exhibit 3.16) (9)
   5.1    -- Opinion of Holt Ney Zatcoff & Wasserman, LLP as to the legality of the Preferred Stock being offered (3)
   8.1    -- Opinion of Andrews & Kurth L.L.P. regarding tax matters (5)
   11.1   -- Statement re: computation of per share earnings (4)
   12.1   -- Statement re: computation of ratios (4)
   15.1   -- Letter re: unaudited interim financial information (4)
   21.1   -- Subsidiaries of the registrant (1)
   23.1   -- Consent of BDO Seidman, LLP (American Realty Trust, Inc.) (10)
   23.2   -- Consent of BDO Seidman, LLP (Continental Mortgage and Equity Trust)
             (10)
   23.3   -- Consent of BDO Seidman, LLP (Income Opportunity Realty Investors,
             Inc.) (10)
   23.4   -- Consent of BDO Seidman, LLP (Transcontinental Realty Investors,
             Inc.) (10)
   23.5   -- Consent of BDO Seidman, LLP (National Realty, L.P.) (10)
   23.6   -- Consent of Holt Ney Zatcoff & Wasserman, LLP (5)
   23.7   -- Consent of Deloitte & Touche LLP (EQK Realty Investors I) (10)


   23.8   -- Consent of Blosser Appraisal (9) 23.9 -- Consent of Brown &
             Associates (9) 24.1 -- Power of Attorney (5) 29.1 -- Financial Data
             Schedule (7)
   99.1   -- Amended and Restated Agreement and Plan of Merger By and Among
             American Realty Trust, Inc., ART Newco LLC, Basic Capital
             Management, Inc., EQK Realty Investors I, and Lend Lease Portfolio
             Management, Inc. (8)

   99.2   -- Amended and Restated Stock Purchase Agreement by and between Lend
             Lease Portfolio Management,Inc. and American Realty Trust, Inc. (8)

   99.3   -- Stock Purchase Agreement by and between Summit Ventures, L.P. and
             American Realty Trust, Inc. (8)

   99.4   -- Stock Purchase Agreement by and between Sutter Opportunity Fund,
             LLC and American Realty Trust, Inc. (8)

   99.5 -- Second Amended and Restated Declaration of Trust of EQK (included as Exhibit "A" to Exhibit 99.1) (8)

   99.6   -- Advisory Agreement by and between EQK Realty Investors I and Basic
             Capital Management, Inc. (included as Exhibit "B" to Exhibit 99.1)
             (8)

   99.7   -- Form of Proxy Card (5)

- ----------


(1) Incorporated by reference to the Registrant's Registration Statement No. 333-21583 filed with the Commission on February 11, 1997.
(2) Incorporated by reference to Amendment No. 1. To the Registrant's Registration Statement No. 333-21583 filed with the Commission on April 29, 1997.
(3) Incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-21583 filed with the Commission on September 8, 1997.
(4)  Not applicable.
(5) Filed as an Exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-43777), filed with the Commission on January 6, 1998 and incorporated by reference therein.
(6) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Commission on March 31, 1998 and incorporated by reference therein.
(7) Filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, as filed with the Commission on November 16, 1998 and incorporated by reference therein.
(8) Filed as an Exhibit to the Registrant's Amendment No. 2 to Registration Statement on Form S-4 (No. 333- 43777), filed with the Commission on September 3, 1998 and incorporated by reference herein.
(9) Filed as an Exhibit to the Registrant's Amendment No. 3 to Registration Statement on Form S-4 (No. 333- 43777), filed with the Commission on December 2, 1998 and incorporated by reference herein.
(10) Filed herewith.